As filed with the U.S. Securities and Exchange Commission on January 6, 2023

Registration No. 333-264372

Amendment No. 5

to

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LA ROSA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	6531	87-1641189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

(321) 250-1799

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Joseph La Rosa

Chief Executive Officer

1420 Celebration Blvd., 2nd Floor

Celebration, FL 34747

(321) 250-1799

(Name, address, including zip code and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Ross D. Carmel, Esq. Carmel, Milazzo & Feil LLP 55 West 39th Street, 18th Floor New York, NY 10018 (646) 838-1310	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 6, 2023

PRELIMINARY PROSPECTUS

LA ROSA HOLDINGS CORP.

700,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

This is the initial public offering by La Rosa Holdings Corp., a Nevada corporation (the “Company”). We are offering: an assumed 700,000 units (the “Units” and each a “Unit”), with each Unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock at an assumed exercise price of $11.00 per share, or 110% of the price of each Unit sold (collectively, the “Securities”), in a firm commitment underwritten public offering (this “Offering”). The Warrants offered hereby may be exercised from time to time beginning on the date of issuance and will expire five years from the date of issuance. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our Common Stock and the Warrants comprising our Units are immediately separable and will be issued separately in this Offering.

We anticipate that the initial public offering price of our Units will be between $9.00 and $11.00 per share. The number of Units and the number of shares of Common Stock and Warrants offered in this prospectus and all other applicable information has been determined based on an assumed public offering price of $10.00 per Unit. The actual public offering price for the Units will be determined between the underwriters and the Company at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Warrants and the assumed number of Units may change accordingly.

We have also registered for public sale: (i) 42,000 shares of our Common Stock issuable to the representative of the underwriters (“Representative”) upon the exercise of a warrant to be issued to the Representative; and (ii) 1,018,593 shares of Common Stock held by 123 selling stockholders (the Representative and the selling stockholders referred to herein as the “Selling Stockholders”). We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, upon any exercise of the warrant held by the Representative (the “Representative’s Warrant”), we will receive cash proceeds per share equal to the exercise price of such warrant. The shares to be sold by the Selling Stockholders (the “Selling Stockholder Shares”) will not be purchased by the underwriters or otherwise included in the underwritten offering of our Units in this initial public offering. The Selling Stockholders may sell or otherwise dispose of their shares in a number of different ways and at varying prices, but will not sell any Selling Stockholder Shares until after the closing of this offering. See “Selling Stockholders—Plan of Distribution.” We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses, if any) relating to the registration of the Selling Stockholders’ shares of Common Stock with the Securities and Exchange Commission.

No public market currently exists for our Common Stock or our Warrants. We have applied to list the Common Stock on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LRHC” and to list the Warrants under the symbol “LRHCW.” We will not consummate the Offering until or unless we receive approval from Nasdaq to list our Common Stock.

Following the completion of this Offering, our Founder, Chairman of the board of directors and Chief Executive Officer, Mr. Joseph La Rosa, will control 88.7% of the total voting power of our voting capital stock with respect to director elections and all other matters. Although we are a “controlled company” under the rules of the Nasdaq Capital Market, our board of directors will be composed of a majority of independent directors, and we will not take advantage of the “controlled company” exemptions provided under such rules. Please see “Security Ownership of Certain Beneficial Owners and Management.”

Investing in our Units involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to Us (2)
Per Unit	$7,000,000	$490,000	$6,510,000
Total	$7,000,000	$490,000	$6,510,000

(1)

The underwriting discount is seven percent (7%) of the public offering price. We have agreed to reimburse the Representative for certain accountable expenses incurred relating to this Offering and to pay its non-accountable expenses in the amount equal to one percent (1%) of the public offering price we receive. In addition, we will issue to the Representative a warrant to purchase up to six percent (6%) of the number of shares of Common Stock issued in this Offering. See “Underwriting” for additional information regarding underwriting compensation.

(2)

The amount of offering proceeds to us presented in this table does not give effect to our cash offering expenses of approximately $1,476,000, which includes approximately $195,000 of accountable and non-accountable expenses due to the Representative, and any exercise of the: (i) over-allotment option we have granted to the underwriters as described below, (ii) the exercise of the Warrants being issued as a part of the Units, (iii) the exercise of the warrants being issued to the Representative in this Offering, or (v) the exercise of the warrants we have issued in private placements prior to this initial public offering as described in more detail in this prospectus. In addition, we will receive no proceeds from the sale of any Selling Stockholder Shares.

This Offering is being underwritten on a firm commitment basis. We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional fifteen percent (15%) of the shares of Common Stock and/or fifteen percent (15%) of the Warrants offered hereby at the public offering price per share of Common Stock equal to the public offering price per Unit minus $0.01 per share and $0.01 per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover overallotments, if any (the “Over-Allotment Option”).

The underwriters expect to deliver the Securities against payment to the investors in this Offering on or about [*], 2023.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is January 6, 2023.

Through and including [*], 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

Neither we, the Selling Stockholders nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus and any related free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for and can provide no assurances as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or in any applicable free writing prospectus related thereto is current only as of its date, regardless of its time of delivery or any sale of Units. Our business, financial condition, results of operations and future prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Stockholders nor any of the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States (“U.S.”). Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the Offering of the Securities and the distribution of this prospectus outside of the United States.

We are responsible for the information contained in this prospectus and in any free-writing prospectus we prepare or authorize. We have not, the Selling Stockholders have not, and the underwriters have not, authorized anyone to provide you with different information, and we take no, the Selling Stockholders take no, and the underwriters take no, responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the Selling Stockholders are not, and the underwriters are not, making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of La Rosa Holdings Corp. and its subsidiaries La Rosa Coaching, LLC, La Rosa CRE, LLC, La Rosa Franchising, LLC, La Rosa Property Management, LLC, and La Rosa Realty, LLC which are affiliated by virtue of common management and ownership. All intercompany transactions and accounts have been eliminated. Numerical figures included in this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. To our knowledge, certain third-party industry data that includes projections for future periods does not take into account the effects of the worldwide coronavirus pandemic. Accordingly, those third-party projections may be overstated and should not be given undue weight. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

The logos, and other trade names, trademarks, and service marks of La Rosa Holdings Corp. appearing in this prospectus are the property of La Rosa Holdings Corp. Other trade names, trademarks, and service marks appearing in this prospectus are the property of their respective holders. Trade names, trademarks, and service marks contained in this prospectus may appear without the “®” or “™” symbols. Such references are not intended to indicate, in any way, that we, or the applicable owner or licensor, will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable owner or licensor to those trade names, trademarks, and service marks.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company,” the “registrant,” “LRHC,” “we,” “our,” or “us” in this prospectus mean La Rosa Holdings Corp., a Nevada corporation, and its subsidiaries;

•	“year” or “fiscal year” mean the year ending December 31st;

•	all dollar or $ references when used in this prospectus refer to United States dollars;

•	all references to the Securities Act mean the Securities Act of 1933, as amended, and all references to the Exchange Act means the Securities Exchange Act of 1934, as amended;

•	all references to our Common Stock mean our authorized common stock, $0.0001 par value per share, and all references to our Series X Super Voting Preferred Stock means our authorized Series X Super Voting Preferred Stock, $0.0001 par value per share, that provides to the owner 10,000 votes per share and votes with the Common Stock; and

•	all share and per share data in this prospectus reflects a 10-for-1 reverse stock split of our Common Stock issued and outstanding (including adjustments for fractional shares), which was effective on March 21, 2022.

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PROSPECTUS SUMMARY

This summary highlights certain information about us and this Offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Units and should be read in conjunction with the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Units, you should carefully read the entire prospectus, including “Risk Factors” beginning on page 15, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” beginning on page 42 and the combined financial statements and related notes thereto included in this prospectus.

Concurrently with the closing of this Offering, we plan to acquire five limited liability companies and one corporation in separate acquisitions what will be closed simultaneously: (i) La Rosa Realty CW Properties, LLC, (ii) La Rosa Realty North Florida, LLC, (iii) La Rosa Realty the Elite LLC, (iv) La Rosa Realty Lakeland, LLC, (v) Horeb Kissimmee Realty LLC and (vi) La Rosa Realty Lake Nona, Inc. We collectively refer to these transactions as the “Combinations.”

Overview

We operate primarily in the United States residential real estate market, which, according to Zillow Research1, totaled $43.4 trillion in 2021 up by a record $6.9 trillion since 2020 and more than double the level from a decade ago.

We are the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. Our primary business, La Rosa Realty, LLC, has been listed in the “Top 75 Residential Real Estate Firms in the United States” by the National Association of Realtors (the “NAR”), the leading real estate industry trade association in the United States.

Our business was founded by Mr. Joseph La Rosa, a successful real estate developer, business and life coach, author, podcaster and public speaker. Mr. La Rosa’s self-help book “Do It Now” is a roadmap to personal success and well-being based on his transformative theories of family, passion, and growth. His philosophy, seminars and educational forums have attracted numerous successful realtors that have spurred the growth of our business.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own, and, to a lesser extent, under the trade name Better Homes Realty which we license. We have five La Rosa Realty corporate real estate brokerage offices located in Florida and 28 La Rosa Realty franchised real estate brokerage offices in five states in the United States and Puerto Rico. Our real estate brokerage offices, both corporate and franchised, are staffed with more than 2,370 licensed real estate brokers and sales associates.

We have built our business by providing the home buying public with well trained, knowledgeable realtors who have access to our proprietary and third-party in-house technology tools and quality education and training, and valuable marketing that attracts some of the best local realtors who provide value-added services to our home buyers and sellers that are attracted to our brands. We give our real estate brokers and sales agents who are seeking financial independence a turnkey solution and support them in growing their brokerages while they fund their own businesses. This enables us to maintain a low fixed-cost business with several recurring revenue streams, yielding relatively high margins and cash flow.

Our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

1 https://www.zillow.com/research/us-housing-market-total-value-2021-30615/

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We believe that our focus on the interaction between our in-person agents and their clients is a strong weapon against the internet-only commodity websites and the low touch discount brokerages who compete with us. By creating a custom solution offering a unique experience, our agents are able to guide their clients seamlessly through what may be the most expensive purchase of their lifetime.

Disruptions related to the COVID-19 pandemic resulted in a downturn in our local residential real estate market in 2020. However, our local real estate market rebounded significantly in 2021 and continues to be strong as the pandemic has caused what appears to be a large migration into our market areas from other states. Because nearly all our sales agents, who are independent contractors, were working remotely before the pandemic struck, and because Florida did not mandate stay-at-home orders like many other states, the manner in which our business is conducted during the pandemic has not changed significantly and did not affect the productivity of our sales agents in 2022 or in 2021.

In addition, a significant driver of our past, and we believe, our future growth is our ability to create revenue by referring or requiring that our agents and our franchisees’ agents use the business services that we provide. For example, all agents new to our Company are required to have a “coach” and to attend multi-day training sessions to learn the Company’s philosophy, technology and business practices. Concurrently, the agent works with his or her coach in obtaining listings, working with consumers and closing transactions. All these activities are run through our La Rosa Coaching, LLC subsidiary. We expanded our coaching offerings in the third quarter of 2021 to teach advanced techniques for team building, personal growth, and business development, which we believe will provide increased revenue at a nominal increase in cost to us. In addition, unlike other residential real estate brokerages, we encourage our sales agents to pursue commercial real estate transactions and require them to utilize the services of our commercial real estate company La Rosa CRE, LLC. We anticipate acquiring other complementary businesses, such as title and insurance agencies and a mortgage brokerage, after the closing of this Offering to enhance our gross revenues and profit margins.

We face competition from established residential real estate companies such as RE/MAX Holdings, Inc., Keller Williams Realty, Inc., HomeSmart, Realogy Holdings, Corp., which franchises the Coldwell Banker and Century 21 brands, as well as from internet-based real estate brokers including Realtor.com, Fathom Holdings Inc., Redfin.com, and Zillow.com, brokers offering deeply discounted commissions like SimpleShowing Holdings, Inc., Houwzer LLC and Real Estate Exchange, Inc. (Rexhomes.com), and “flat fee” brokers such as Homie Technology, Inc., Cottage Street Realty, LLC (FlatFeeGroup.com) and Trelora, Inc. These companies do not provide the same personalized brokerage services that we do and emphasize low commissions and a do-it-yourself philosophy. We believe that our highly trained agents who work one-on-one with their clients can successfully close residential real estate transactions with a high level of consumer satisfaction that redounds to us in future business and referrals.

Our Organization

La Rosa Holdings Corp. was incorporated in the State of Nevada on June 14, 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies of which Mr. La Rosa held or controlled a one hundred percent (100%) ownership interest: (i) La Rosa Coaching, LLC (“Coaching”); (ii) La Rosa CRE, LLC (“CRE”); (iii) La Rosa Franchising, LLC (“Franchising”); (iv) La Rosa Property Management, LLC (“Property Management”); and (v) La Rosa Realty, LLC (“Realty”). All of those limited liability companies are referred to collectively in this prospectus as the “LLCs.”

On August 4, 2021, we effected a corporate reorganization pursuant to a Reorganization Agreement and Plan of Share Exchange dated July 22, 2021 (the “Reorganization Agreement”) between La Rosa Holdings Corp. and each of the LLCs. Under the Reorganization Agreement, each LLC exchanged 100% of their limited liability company membership interests for one share of the Company’s Common Stock, which share was automatically redeemed for nominal consideration upon the closing of the transaction, resulting in each LLC becoming the direct, wholly owned subsidiary of the Company.

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The following chart illustrates the current corporate structure of our key operating entities:

The Company conducts its operations through its five subsidiaries:

•	La Rosa Coaching, LLC is engaged in the coaching, training and education of our real estate agents at every phase of the real estate business;

•	La Rosa CRE, LLC is a commercial real estate brokerage where we represent buyers and sellers in the sale of commercial real estate and train and support our residential agents who are interested in pursuing commercial real estate sales;

•	La Rosa Franchising, LLC is engaged in the sale, oversight, and provision of operating systems of independently owned and operated franchises of La Rosa Realty as well and the ongoing training and support for the franchise owners and staff;

•

La Rosa Property Management, LLC is engaged in providing training, compliance, support and accounting services for La Rosa Realty agents engaged in long-term residential rental property management; and

•	La Rosa Realty, LLC is engaged in the residential real estate brokerage business providing systems, accounting, marketing tools and compliance for our real estate agents who conduct residential real estate sales.

Selected Risks Associated with Our Business

Our business and prospects may be limited by several risks and uncertainties that we currently face, including the following:

•	The outbreak of the COVID-19 coronavirus pandemic had a material effect on our business in 2020, and, if there are significant future outbreaks, could continue to do so.

•	The residential real estate market is cyclical, and we can be negatively impacted by downturns in this market and general global economic conditions.

•	Our business is affected by mortgage interest rates, previously owned home sale prices, consumer sentiment and the general economy in the United States and in our local real estate markets, which cannot be predicted with any degree of certainty.

•	The ability of homebuyers to obtain financing in the U.S. residential real estate market at favorable rates and on favorable terms could have a material effect on our financial performance and results of operations.

•	Under the rules of the Nasdaq Capital Market, we will be a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Capital Market and, although we do not presently intend to rely on certain exemptions from the corporate governance requirements of those rules, we may do so in the future.

•	We may fail to successfully execute our strategies to grow our business, including acquiring a controlling interest in several our current franchisees and growing our agent count.

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•	Our business depends on a strong brand, and any failure to maintain, protect, and enhance our brand would hurt our ability to grow our business, particularly in new markets where we have limited brand recognition.

•	Loss of the services of our Founder, Joseph La Rosa, our Chief Executive Officer and our Chairman of the board of directors, and our other current executive officers could adversely affect our operations.

•	Competition in the residential real estate business is intense and may adversely affect our financial performance.

•	The failure to attract and retain highly qualified and successful agents and franchisees could compromise our ability to pursue our growth strategy.

•	Our financial results are affected directly by the operating results of our agents and franchisees, over whom we do not have direct control.

•	Our operating results are subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of consecutive quarters difficult.

•	Our business could be adversely affected if we are unable to expand, maintain, and improve the systems and technologies that we rely on to operate.

•	Our business, financial condition, and reputation may be substantially harmed by security breaches, cybersecurity incidents, and interruptions, delays and failures in our systems and operations.

•	We face significant risk to our brand and revenue if we fail to maintain compliance with the law and regulations of federal, state, foreign, and county governmental authorities, or private associations and governing boards.

•	Failure to protect our intellectual property rights could adversely affect our business.

•	We may evaluate entities in complementary or competitive businesses for acquisition in order to accelerate growth but might not succeed in identifying suitable candidates or may acquire businesses that negatively impact us or we may have trouble integrating businesses that we acquire.

•	We are subject to certain risks related to litigation filed by or against us, and adverse results may harm our business and financial condition.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition and results of operations. You should consider the risks discussed in “Risk Factors” starting on page 15 and elsewhere in this prospectus before investing in our Units.

Corporate Information

Our principal executive office is located at 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747. Our telephone number at our principal executive office is (321) 939-3748. Our corporate website is https:// www.larosarealty.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

Recent Developments

The following provides a summary of certain material developments that have occurred since the end of fiscal 2021. All information set forth herein is based on certain agreements and instruments by and between the Company and third parties and is qualified in its entirety by reference to such documents, many of which have been filed as exhibits to the registration statement of which this prospectus is a part.

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Issuance of Convertible Notes

In a private placement conducted from July 2021 through February 2022, we entered into Convertible Note Purchase Agreements pursuant to which we issued unsecured convertible promissory notes to certain “accredited investors” under an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of that Act and/or Rule 506(b) of Regulation D promulgated thereunder. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $516,000 that we used to pay the expenses of our organization and reorganization and for other general corporate purposes. Interest accrues on the principal amount of 14 of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum, and interest accrues on the principal amount of 7 of the convertible promissory notes at 18.0%, with a default interest rate of 20.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s Common Stock becomes listed for trading on a national securities exchange or the date indicated in each such note. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s Common Stock on the date of the closing of this Offering at a price per share equal to the product of the public offering price of the Units multiplied by 0.80. In December 2022, the Company repaid a 2.5% convertible note issued to one investor for a principal amount of $10,000 plus accrued interest. The holders of remaining convertible notes extended the maturity date of their notes and are Selling Stockholders in this Offering.

In private placements conducted in October 2022, we entered into Convertible Note Purchase Agreements pursuant to which we issued two unsecured convertible promissory notes to certain “accredited investors” under an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of that Act and/or Rule 506(b) of Regulation D promulgated thereunder. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $100,000 that we used for general corporate purposes. Interest accrues on the principal amount of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s Common Stock becomes listed for trading on a national securities exchange or the date indicated in each such note. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s Common Stock on the date of the closing of this Offering at a price per share equal to the product of the public offering price of the Units multiplied by 0.80. The holders of the convertible notes are Selling Stockholders in this Offering.

On November 14, 2022, the Company and Emmis Capital II, LLC, an affiliate of one of our consultants (“Emmis Capital”), entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. This note has an original issue discount of 10.0%, accrues interest at the rate of 10.0% per annum, with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. At our option, we may, upon not less than five business days’ written notice to the lead investor prior to the date on which interest is due, pay such interest (i) in kind or (ii) partly in cash and partly as interest paid in kind (“PIK Interest”). The PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the note. Amounts representing the PIK Interest will be treated as principal. The note holder has the right at any time, at the holder’s option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of our Common Stock at a price equal to the offering price of this Offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to the lenders warrants (the “Lender Warrants”) exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of the Company’s Common Stock equal to the number of shares that would be issued upon full conversion of this Note; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to the lenders: (i) upon the repayment of the loan, 15,000 shares of our Common Stock (based on an assumed offering price of $10.00 per share in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) (the “Lender Shares”) (or 30,000 shares if no subsequent offering is undertaken by the Company at the time of repayment), (ii) the right to participate in any future financings, (iii) additional “piggy back” registration rights, (iv) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (v) extensive and non-customary default provisions in the note, and (vi) certain other affirmative and negative covenants. On or before the date that is ninety days after this Offering, the Company is required to file a registration statement with the SEC to register the securities issued to the lenders and to have that registration statement declared effective by May 13, 2023. The loan will mature on the earlier of (i) six months from the date of issue or upon the completion of this Offering. The loan is senior in payment to all of our other debt and is secured by virtually all of the Company’s assets.

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On December 2, 2022, the Company issued to Joseph La Rosa a Convertible Original Issue Discount Promissory Note in the original principal amount of $491,530 for which he paid $449,500 that we used for our general corporate purposes. This note has an original issue discount of 8.55% with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. Mr. La Rosa has the right at any time, at his option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of the Company’s Common Stock at a price equal to the offering price of this Offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to Mr. La Rosa warrants (the “Note Warrants”) exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of this note; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to Mr. La Rosa: (i) upon the repayment of the loan, 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per share in this Offering (the midpoint of the offering price range set forth on the cover of this prospectus) (or 60,000 shares if no subsequent offering is undertaken by the Company at the time of repayment), (ii) the right to participate in any future financings, (iii) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (iv) extensive and non-customary default provisions in the note, and (v) certain other affirmative and negative covenants. The loan will mature on the earlier of (i) six months from the date of issue or upon the completion of this Offering. The loan is junior in payment to any senior debt and is unsecured.

Issuance of promissory notes

On July 15, 2021, the Company issued to ELP Global PLLC a promissory note in the principal amount of $40,000 (the “ELP Note”) that we used for our general corporate purposes. Interest accrues on the principal amount at 18.0% per annum. The maturity date of the note was extended to January 31, 2023. On December 1, 2022, Joseph La Rosa entered into an agreement with Mr. Carlos J. Bonilla, an attorney with the law firm of ELP Global PLLC that represents the Company, pursuant to which Mr. La Rosa sold to Mr. Bonilla 300,000 shares of his Common Stock in exchange for the assignment by Mr. Bonilla of the ELP Note plus accrued interest and the payment by Mr. Bonilla to Mr. La Rosa of cash in the amount of $449,500. The agreement provides to Mr. Bonilla reverse split and anti-dilution protection and an option to sell all such shares back to Mr. La Rosa at a price of $598,000 on or before August 23, 2023.

On February 25, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.4% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On April 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.87% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

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On May 17, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $50,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.51% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On June 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $350,000 of which $150,000 was funded on July 1, 2022 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.93% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On July 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $70,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.99% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On August 22, 2022, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note in the principal amount of $250,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 15% per annum with a default interest rate of 18% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. This note matures on the earlier of the consummation of this Offering or on January 31, 2023.

On October 3, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $95,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 3.43% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

Acquisitions of Franchisees

We have signed purchase agreements with six of our franchisees to acquire a majority or a one hundred percent (100%) interest in their real estate brokerage businesses immediately after the closing of this Offering on terms as follows:

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Name of Franchisee	Location	Percentage Interest To Be Purchased	Total Consideration	Cash Consideration	Stock Consideration(1)
Horeb Kissimmee Realty LLC	Kissimmee, Florida	51%	$3,068,133.50	$500,000.00	$2,568,133.50
La Rosa Realty Lake Nona, Inc.	Orlando, Florida	51%	$1,674,993.50	$50,000.00	$1,624,993.50
La Rosa Realty North Florida, LLC	Jacksonville, Florida	100%	$914,053.50	$300,000.00	$614,053.50
La Rosa Realty The Elite LLC	Wesley Chapel, Florida	51%	$618,984.50	$50,000.00	$568,984.50
La Rosa Realty Lakeland LLC	Lakeland, Florida	51%	$579,322.50	$50,000.00	$529,322.50
La Rosa CW Properties LLC	Longwood, Florida	100%	$1,200,000.00	$50,000.00	$1,150,000.00

(1) The stock consideration will be paid in unregistered, “restricted” shares of Company Common Stock valued at the initial public offering price of the Units.

Each of the sellers of the above franchisees have signed: (i) a Leak Out Agreement pursuant to which the sellers have agreed not to sell the shares of Common Stock received in the buyout transaction until the 181st day after the closing date of this Offering, and for the period ending one year from that date, to sell only one-twelfth of the shares received per calendar month, subject to applicable securities laws as such shares are “restricted securities” under the Securities Act; (ii) a Proxy Agreement which grants to Mr. Joseph La Rosa or his successor, in his capacity as the Chief Executive Officer (“CEO”), the seller’s irrevocable proxy to vote all of the shares of Common Stock received by the sellers in the acquisition transaction; and (iii) an employment agreement to serve as the president of such company commencing immediately after the closing of the acquisition, reporting to Mr. Joseph La Rosa, with a salary that can be adjusted if that company’s net profitability changes by more than 5% in any one month. The sellers have agreed to certain confidentiality, work product, non-competition, non-solicitation, and non-disparagement terms.

Status as a Controlled Company

Because of the voting control held by Mr. La Rosa, we are considered a “controlled company” within the meaning of the listing standards of Nasdaq. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement to have a board of directors that is composed of a majority of independent directors. We currently do not intend to take advantage of these exemptions but could do so at any time in the future provided that we continue to qualify as a “controlled company.”

Implications of Our Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last completed fiscal year, we qualify as an “emerging growth company” under the JOBS Act. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);

•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements, and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

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•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•	may present only two years of audited financial statements; and

•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC” or the “Commission”). For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related Management’s Discussion and Analysis disclosure.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current rules of the SEC, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

SUMMARY OF THE OFFERING

Issuer:	La Rosa Holdings Corp., a Nevada corporation.

Securities offered by us:	We are offering 700,000 Units (subject to adjustment as noted herein), each consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock. The actual number of Units we offer will be determined based on the actual public offering price of the Units such that we will offer and sell up to $7,000,000 of the Units hereby.

Common Stock offered by the Selling Stockholders:	Up to a maximum of 1,018,593 shares. See “Selling Stockholders” for a description of how we calculate the number of shares offered by the Selling Stockholders.

Offering price per Unit:	We will offer the Units in a price range of between $9.00 and $11.00 per Unit. The actual offering price of the Units will be determined between the underwriters and the Company at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed public offering price used throughout this prospectus of $10.00 per Unit (the midpoint of the price range for the Units) may not be indicative of the actual public offering price of the Units at the closing of this Offering.

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Description of the Warrant:	Each Unit Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. The exercise price of the Warrant is $11.00 per share (110% of the public offering price per Unit). A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The terms of the Warrant will be governed by a Warrant Agency Agreement, dated as of the effective date of this Offering, between us and Vstock Transfer LLC, as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of the Securities – Warrants Issued in This Offering” in this prospectus.

Over-allotment option:	We have granted the underwriters an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional 105,000 shares of Common Stock and/or up to an additional 105,000 Warrants, in any combination thereof, at the public offering price per share of Common Stock equal to the public offering price per Unit minus $0.01 and a price per Warrant of $0.01, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any (the “Over-Allotment Option”).

Shares of capital stock outstanding immediately before the Offering:

• 3,000,000 shares of Common Stock; and

• 2,000 shares of Series X Super Voting Preferred Stock having 10,000 votes per share when voting together with the Common Stock, all of which are owned by Mr. La Rosa.

Shares of capital stock outstanding immediately after the Offering (1):

• 6,441,640 shares of Common Stock issued and outstanding based on an assumed offering of 700,000 Units (or 6,546,640 shares of Common Stock issued and outstanding if the underwriters exercise their Over-Allotment Option assuming the sale of 700,000 Units at $10.00 per Unit (the midpoint of the price range of the Units offered hereby)); and

• 2,000 shares of Series X Super Voting Preferred Stock having 10,000 votes per share, when voting together with the Common Stock, all of which are owned by Mr. La Rosa.

Disparate voting rights:	Our Founder, Chief Executive Officer, President and Chairman, Joseph La Rosa, currently holds 90% of the outstanding Common Stock of the Company and all 2,000 shares of Series X Super Voting Preferred Stock having 10,000 votes per share when voting together with the Common Stock. Mr. La Rosa will maintain control of the Company after this Offering, including the election of our directors and the approval of any change in control transaction. See the sections titled, “Security Ownership of Certain Beneficial Owners and Management” and “Description of the Securities – Preferred Stock” for additional information.

Use of proceeds:	We estimate that we will receive net proceeds of approximately $5,034,000 from our sale of the Units in this Offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds we receive from this Offering for general corporate purposes, which may include financing our growth by acquiring more agents at a faster pace (10%), repayment of debt to persons other than Joseph La Rosa (5%), developing new services (10%), acquisitions of controlling interest in a number of our franchisees (20%), the acquisition of other independent real estate brokerages, title insurance agencies, mortgage brokerages and other complementary businesses (15%), general operating expenses (25%) and the purchase and acquisition of proprietary technology (15%). We will not receive any proceeds from the sale of the Selling Stockholder Shares by the Selling Stockholders, if any, except for the exercise price paid by the Representative upon exercise of the Representative’s Warrant. See “Use of Proceeds” for more information.

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Representative’s Warrants:	The registration statement of which this prospectus is a part also registers for sale the Common Stock exercisable pursuant to the warrants to purchase up to six percent (6.0%) of the shares of our Common Stock sold in this Offering to the Representative, Maxim Group LLC, as a portion of the underwriting compensation in connection with this Offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days from the first day of the sales of the public equity securities and expiring five years from the effective date of the Offering at an exercise price of $11.00 per share (110% of the assumed public offering price per Unit). Please see “Underwriting – Representative’s Warrants” on page 110 of this prospectus for a description of these Warrants.

Underwriter compensation:	In connection with this Offering, the underwriters will receive an underwriting discount equal to seven percent (7.0%) of the offering price of the Units in this Offering. In addition, we have agreed to: (i) reimburse certain accountable expenses of the Representative, (ii) pay the Representative a non-accountable expense allowance equal to one percent (1%) of the aggregate public offering price of the Units in this Offering, (iii) a right of first refusal to act as our underwriter in future offerings; and (iv) indemnify the underwriters for certain liabilities in connection with this Offering. See “Underwriting” starting on page 109 of this prospectus.

Proposed Nasdaq Capital Market listing:	We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “LRHC” and to have our Warrants listed under the symbol “LRHCW.” No assurance can be given that our Nasdaq listing application will be approved, or that a trading market will develop for our Common Stock and/or Warrants. We will not proceed with this Offering if our application to list our Common Stock on Nasdaq is not approved.

Lock-up agreements:

We have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company for a period of six months after the closing date of this Offering without the prior written consent of the Representative. Our directors, officers and holders of five percent (5%) or more of our Common Stock as of the effective date of the registration statement of which this prospectus is a part (and all holders of securities exercisable for or convertible into shares of Common Stock) have agreed, for a period of six months after the Offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without the Representative’s prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by the Representative, which restriction may be waived in the discretion of the Representative. See “Underwriting-Lock-Up Agreements” on page 111 of this prospectus.

Dividends:	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

Risk factors:	Investing in our Securities involves a high degree of risk and purchasers of our Securities may lose their entire investment. See “Risk Factors” starting on page 15 and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our Securities.

Transfer Agent and Warrant Agent:	Vstock Transfer, LLC.

The actual number of Units we will offer will be determined based on the actual public offering price.

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(1)	The number of shares of Common Stock to be outstanding immediately following this Offering excludes:

●	700,000 shares of Common Stock issuable upon the exercise of the Warrants offered and sold as a part of the Units in this Offering;

●	105,000 shares of Common Stock issuable upon the exercise of the Over-Allotment Option;

●	42,000 shares of Common Stock issuable upon the exercise of the Representative’s Warrants;

●	20,000 shares of Common Stock issuable upon the exercise of the warrants granted to Exchange Listing, LLC, a consultant to the Company (the “Consultant Warrants”);

●	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Emmis Capital, a lender to the Company (the “Lender Warrants”);

●	15,000 shares of Common Stock issuable upon the repayment of the loan to Emmis Capital, a lender to the Company (the “Lender Shares”);

●	40,000 shares of Common Stock underlying the stock options granted to directors;

●	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Joseph La Rosa (the “CEO Warrants”);

●	30,000 shares of Common Stock issuable upon the repayment of the loan to Joseph La Rosa (the “CEO Shares”); and

●	2,000 shares of Common Stock issuable to our Chief Technology Officer that will vest on February 1, 2023 (“Vesting Shares”).

All share and per share information referenced throughout this prospectus has been retroactively adjusted to reflect a 10-for-1 reverse stock split of our issued and outstanding Common Stock effected on March 21, 2022 (the “Reverse Stock Split”). Any fractional shares resulting from the Reverse Stock Split have been rounded up to the nearest whole share.

Except as otherwise indicated, all information in this prospectus assumes:

●	no exercise of any options under the Company’s 2022 Equity Incentive Plan;

●	no exercise of the Over-Allotment Option;

●	no exercise of the Representative’s Warrants;

●	no exercise of the Consultant Warrants;

●	no exercise of the Lender Warrants;

●	no issuance of the Lender Shares;

●	no exercise of the CEO Warrants;

●	no issuance of the CEO Shares;

●	no exercise of the stock options to be granted to directors; and

●	no issuance of the Vesting Shares.

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SUMMARY FINANCIAL DATA

You should read the following selected financial data together with our financial statements and the related notes thereto included elsewhere in this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” Section of this prospectus. We have derived the statement of operations data for the nine months ended September 30, 2022, and the balance sheet data as of September 30, 2022, from our unaudited financial statements included elsewhere in this prospectus. We have derived the statement of operations data for the years ended December 31, 2021, and 2020 from our audited financial statements included elsewhere in this prospectus. The share and per share amounts for all periods reflect the completion of the Reverse Stock Split, which was effective on March 21, 2022. Our historical results are not necessarily indicative of the results that should be expected in the future and the results for the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022, or any other future period.

Consolidated Summary of Operations

	Unaudited		Audited
	Periods ended September 30		Year ended December 31
	2022	2021	2021	2020
Net Revenue	$20,206,673	$21,904,285	$28,797,531	$24,127,871

Cost of revenue	17,998,181	18,841,579	25,283,775	21,051,729
Gross Profit	2,208,492	3,062,706	3,513,756	3,076,142
OPERATING EXPENSES
General and administrative	3,195,947	2,233,255	3,196,379	2,689,535
Sales and marketing	296,429	162,639	254,453	258,953
OPERATING INCOME (LOSS)	(1,283,884)	666,812	62,924	127,654

OTHER INCOME (EXPENSE)	(31,408)	61,361	185,274	6,707

Income tax expense	-	-	150,000	-

NET INCOME (LOSS)	$(1,315,292)	$728,173	$98,198	$134,361

Income (Loss) per common share – basic and diluted	$(0.42)	$0.24	$0.03	$0.04

Consolidated Balance Sheet

	Unaudited	Unaudited
	Actual	Pro Forma
	as of September 30, 2022	as of September 30, 2022
Cash	$66,961	$4,849,637
Working capital (deficit)	(2,227,538)	3,303,304
Restricted cash	1,295,500	1,295,500
Total assets	3,296,223	6,577,368
Total liabilities	6,125,061	5,125,988
Total stockholders’ equity (deficit) before non-controlling interest	(2,828,838)	1,451,379
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The pro forma column in the balance sheet data above gives effect to (1) the sale of Securities for cash in this Offering at the assumed public offering price of $10.00 per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us (the seven percent (7%) underwriters’ discount, one percent (1%) non-accountable expense, accountable expenses of $125,000 and $1,300,000 of estimated offering costs to be paid in cash of which approximately $1,100,000 was included in deferred offering costs as of September 30, 2022), in the total amount of $1,966,000, as if the sale of the Units had occurred on January 1, 2022, (2) the mandatory conversion of the convertible notes and accrued interest as of September 30, 2022 in the amount of $582,131 net of deferred financing fees of $5,245 and the elimination of the derivative liability of $166,035 due to the embedded conversion feature of the convertible notes, and (3) the repayment of Notes Payable and accrued interest that matures on the closing date of this offering in the amount of $250,907 as of September 30, 2022.

Each $1.00 increase in the assumed public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) would increase our stockholders’ equity, as adjusted, after this Offering by approximately $0.6 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 decrease in the assumed public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus), would decrease our stockholders’ equity, as adjusted, after this Offering by approximately $0.6 million, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of 100,000 Units in the number of Units offered by us at the assumed initial public offering price per share of $10.00 per Unit would increase the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.9 million. Each decrease of 100,000 Units in the number of Units offered by us at the assumed initial public offering price per share of $10.00 per Unit would decrease the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.9 million.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•	the effect of COVID-19 pandemic on our business operations;

•	our expectations regarding consumer trends in residential real estate transactions;

•	our expectations regarding overall economic and demographic trends, including the continued growth of the U.S. residential real estate market;

•	our ability to grow our business organically in the various local markets that we serve;

•	our ability to attract and retain additional qualified agents and other personnel;

•	our ability to expand our franchises in both new and existing markets;

•	our ability to increase the number of closed transactions sides and sides per agent;

•	our ability to cross-sell our services among our LLCs;

•	our ability to maintain compliance with the law and regulations of federal, state, foreign, county and local governmental authorities, or private associations and governing boards;

•	our ability to expand, maintain and improve the information technologies and systems that we rely upon to operate;

•	our ability to prevent security breaches, cybersecurity incidents and interruptions, delays and failures of our technology infrastructure;

•	our ability to retain our Founder and current executive officers and other key employees;

•	our ability to identify quality potential acquisition candidates in order to accelerate our growth;

•	our ability to manage our future growth and dependence on our agents;

•	our ability to maintain the strength of our brands;

•	our ability to maintain and increase our financial performance;

•	the market price for our Common Stock and Warrants may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and minimal profits, which could lead to wide fluctuations in our share and/or Warrant price;

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•	there have recently been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies, like ours, that have had relatively smaller public floats;

•	sales of our Common Stock by us or our stockholders, including the Selling Stockholders, which may result in increased volatility in our stock price; and

•	other factors discussed elsewhere in this prospectus.

We might not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors” starting on page 15 of this prospectus and the documents incorporated herein that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You also should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our Units, you should carefully consider the risk factors discussed in this prospectus.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our Common Stock and Warrants could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock and Warrants could decline, and investors in our Securities may lose all or part of their investment.

Risks Related to Our Business and Operations

The effects of the COVID-19 pandemic have caused and will likely continue to cause significant disruption to our real estate market, and the severity and duration of these impacts on future financial performance and results of operations remain uncertain.

The COVID-19 pandemic has spread across the globe and is impacting economic activity worldwide. The pandemic poses significant risks to our business and our employees, franchisees and agents. The COVID-19 pandemic negatively impacted our business and that of our franchisees in 2020. The pandemic poses the risk of an extended disruption to our business, that of our franchisees and other business partners, and the housing market generally, due to the impact of the disease itself, actions intended to limit or slow its spread, and other factors. These include government-imposed lockdowns, restrictions on travel or transportation, social distancing requirements, limitations on the size of gatherings, policies that ban or severely limit in-person showings of properties, closures of work facilities, schools, public buildings and businesses, cancellation of events, curtailing other activities and quarantines.

In the spring 2020, the pandemic resulted in a significant slowing of residential real estate listings and sales as the population in our market areas endured business shutdowns, work from home requirements, shortages of consumer staples and a general retreat from normal day-to-day social interactions. This slow down, however, reversed in mid-2020, resulting in a substantial increase in listings and sales, which has continued through the date of this prospectus due to a large migration of home buyers from other states.

We applied for and received Federal government grants (“Economic Injury Disaster Loan Advances”) totaling $12,000, Economic Injury Disaster Loans totaling $365,300, and received loans totaling $421,012 under the Federal Government’s Paycheck Protection Program. The Paycheck Protection Program loans have been forgiven by the U.S. Small Business Administration. None of those funds were provided to our sales agents or franchisees.

The duration and magnitude of the impact from the COVID-19 pandemic depends on future developments that cannot be predicted at this time. There remains significant uncertainty regarding the continuing impact of COVID-19 on our business and the overall economy as a whole in the United States and internationally where we plan to establish franchise operations. In particular, there is significant concern regarding the possibility of additional waves of COVID-19 variant cases that could cause state and local governments to reinstate more restrictive measures, which could impact our business and the housing markets. There is also uncertainty regarding viable treatment options or the efficacy of vaccines and public health mandates emanating from Federal, State and local governments that have at times, been confusing and contradictory.

Business disruptions due to the pandemic may continue, particularly if stringent mitigation actions by government authorities are put in place or remain in place for a significant amount of time. The future impact of the COVID-19 pandemic on our liquidity, financial condition and results of operations is unknown, and its impact may be variable over time as government regulations, market conditions and consumer behavior changes in response to developments with respect to the pandemic.

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The residential real estate market is cyclical, and we can be negatively impacted by downturns in this market and by general economic conditions.

The residential real estate market tends to be cyclical and typically is affected by changes in general economic conditions which are beyond our control. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets, levels of unemployment, consumer confidence and the general condition of the U.S. and the global economy. The residential real estate market also depends upon the strength of financial institutions, which are sensitive to changes in the general macroeconomic environment. Lack of available credit or lack of confidence in the financial sector could impact the residential real estate market, which in turn could materially and adversely affect our business, financial condition and results of operations. Due to the cyclicality of the real estate market, we cannot predict whether this several year period of sustained growth will continue, whether mortgage rates will remain at relatively low levels and whether home prices will continue to climb. The U.S. has experienced housing “bubbles” in the past which have burst, resulting in significant price declines, mortgage defaults and home foreclosures by lenders, the last one occurring in the early 2000’s.

Any of the following could be associated with cyclicality in the housing market by halting or limiting the current growth in the housing market, and have a material adverse effect on our business by causing periods of lower growth or a decline in the number of home sales and/or home prices which, in turn, could adversely affect our revenue and profitability:

•	a continued rise in inflation;

•	a period of slow economic growth or recessionary conditions;

•	a continued increase in mortgage interest rates;

•	a tightening of credit standards by financial institutions;

•	legislative, tax or regulatory changes that would adversely impact the residential real estate market, including but not limited to those relating to mortgage financing, restrictions imposed on mortgage originators as well as retention levels required to be maintained by sponsors to securitize certain mortgages, the elimination of the deductibility of certain mortgage interest expense, the application of the alternative minimum tax, and real property taxes and employee relocation expense;

•	insufficient home inventory levels in our markets;

•	a continued increase in the acquisition of single-family homes by corporate buyers for rental purposes;

•	a decrease in the affordability of homes;

•	a decrease in consumer confidence;

•	increase in the cost of premiums for home insurance due to recent hurricanes; and

•	natural disasters, such as hurricanes, earthquakes and other disasters that disrupt local or regional real estate markets.

The lack of financing for homebuyers in the U.S. residential real estate market at favorable rates and on favorable terms could have a material adverse effect on our financial performance and results of operations.

Our business is significantly impacted by the availability of financing at favorable rates or on favorable terms for homebuyers, which may be affected by government regulations and policies. Certain on-going governmental actions or inactions, such as the U.S. federal government’s conservatorship of Fannie Mae and Freddie Mac, capital standards imposed on banks by the Office of the Comptroller of the Currency, the monetary policy of the U.S. government, and any rising interest rate environment may adversely impact the housing industry, including homebuyers’ ability to finance and purchase homes.

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The monetary policy of the U.S. government, and particularly the Federal Reserve Board, which regulates the supply of money and credit in the U.S., significantly affects the availability of financing at favorable rates and on favorable terms, which in turn affects the domestic real estate market. Policies of the Federal Reserve Board can affect interest rates available to potential homebuyers. Further, we will be adversely affected by any rising interest rate environment. Changes in the Federal Reserve Board’s policies, the interest rate environment and mortgage market are beyond our control, are difficult to predict and could restrict the availability of financing on reasonable terms for homebuyers, which could have a material adverse effect on our business, results of operations and financial condition. We review all aspects of the current state of legislation, regulations and policies affecting the domestic real estate market and cannot predict whether or not such legislation, regulation and policies may result in increased down payment requirements, increased mortgage costs, and result in increased costs and potential litigation for housing market participants, any of which could have a material adverse effect on our financial condition and results of operations.

The U.S. Bureau of Labor Statistics (“BLS”) reported that the Consumer Price Index for All Urban Consumers (CPI-U), a broad-based measure of goods and services costs, rose 0.1 percent in November 2022  on a seasonally adjusted basis, after increasing 0.4% in October. The BLS noted that over the last 12 months, the all items index increased 7.1% before seasonal adjustment which was the smallest 12- month increase since the period ending December 2021. This increase was well above the Federal Reserve System’s (the “Fed”) targeted inflation rate of 2.0%, resulting in the Fed’s continuation of its course of raising the short-term federal funds interest rate to a target range of 4.25%-4.50%, the highest level since January 2008 at the December 2022 meeting of its Open Market Committee. Fed funds rates impact interest rates on government bonds that have a correlated effect on mortgage interest rates, which, as of January 6, 2023, the current average rate for a 30-year fixed rate mortgage reached 6.83% according to The Wall Street Journal, its highest level in 20 years. Higher mortgage interest rates have cooled the recent hot housing market, with total existing-home sales transactions that include single-family homes, townhomes, condominiums and co-ops, contracting by 7.7% in November 2022 to a seasonally adjusted annual rate of 4.09 million, the weakest rate since the Covid lock-down period in May 2020, according to the NAR. Year-over-year sales have faded by approximately 37% from their peak in January 2022. This slowdown of home sales transactions results from many would-be buyers being priced out of homeownership while many homeowners feel stuck in place, since selling would mean taking on a mortgage with a significantly higher interest rate. The decrease in the number of home sales in our market has had an adverse effect on our results of operations in the nine months ended September 30, 2022, and we expect it will continue to adversely affect our revenues for the rest of 2022 and into 2023. Any further increase in the Fed funds rate may push the U.S. economy into a recession which is likely to have a further negative effect on our operations, income and financial condition.

The housing market is currently in a cyclical downturn and the recent decrease in home sales will have an adverse effect on our financial performance and results of operations.

According to the Wall Street Journal, home prices have declined from their 2022 springtime peaks around the U.S., and prices in some markets have slipped below year-ago levels. But on a national basis, prices are still up from last year, largely because the supply of homes for sale remains lower than normal putting further pressure on the pace of home sales. As noted in the Risk Factor above, The median sale price on existing homes increased by 3.5% in November 2022 over the prior year to $370,700 but was less than the record price of $413,800 in June 2022. This combination of higher mortgage rates and higher sales prices has kept many sellers, who would have to relinquish a mortgage at 4.0% or less, from selling, and has pushed many prospective buyers, especially first-time home buyers, out of the market. This has increased the number of homes on the market, lengthening the time to sale from 21 to 24 days in November 2022. The housing-market slowdown is expected to persist in 2023 because home-buying affordability is near its lowest level in decades. Any decline in home sales directly affects the productivity and income of our agents who are paid only upon the closing of their clients’ home purchase or sale. A prolonged depression in home sales will force the least successful agents out of the industry and a decrease in the number of earning agents will have a negative impact on our financial performance and results of operations.

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We may fail to successfully execute our strategies to grow our business, including increasing our agent count, expanding the number of our franchisees and agents, or we may fail to manage our growth effectively, which could have a material adverse effect on our brand, our financial performance and results of operations.

We intend to pursue a number of different strategies to grow our revenue and earnings. However, we may not be able to successfully execute these strategies. We intend to pursue a strategy of increasing our agent count by increasing our recruiting efforts. Recent history has shown that a strong real estate market brings in more realtors, some of whom have worked in the industry on a part-time basis. As the market continues to grow, we believe that will enable us to sell more franchises and recruit and retain higher numbers of agents, increasing our revenue and profitability. However, competition for qualified and effective agents is intense, and we may be unable to recruit and retain enough qualified and effective agents to satisfy our growth strategies. This competition creates challenges that include:

•	our ability to discover and recruit independent brokerage firms in new markets and being able to acquire them;

•	our ability to increase our brand awareness in new markets in order to penetrate them with our brokerages;

•	our ability to effectively train and mentor a larger number of new agents and franchisees;

•	our ability to continually improve the performance, features and reliability of our technological developments in response to both evolving demands of the marketplace and competitive product offerings;

•	our ability to scale our business services and support quickly enough to meet the growing needs of our real estate agents by improving our internal systems, integrating with third-party systems, and maintaining infrastructure performance;

•	our ability to attract and retain senior management to operate and control the expansion of our business, organically and potentially, through acquisitions; and

•	our ability to enhance our financial reporting, internal control, human resources, legal and other administrative areas to effectively manage the growth of our Company.

If we do not effectively manage our growth, our brand could suffer. In order to successfully expand our business, we must effectively recruit, develop and motivate new franchisees and new agents and employees, and we must maintain the beneficial aspects of our “three pillars” philosophy. We may not be able to hire new agents or employees and our franchisees may not be able to recruit new agents necessary to manage our growth quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully develop our franchisees, our franchisee, agent and employee morale, productivity and retention could suffer, and our brand and results of operations could be harmed. These improvements could require significant capital expenditures and place increasing demands on our management. We may not be successful in managing or expanding our operations or in maintaining adequate financial and operating systems and controls. If we do not successfully manage these processes, our results of operations, financial condition and prospects could be adversely affected.

The failure to attract and retain highly qualified franchisees and to acquire and open new corporate offices could compromise our ability to pursue our growth strategy.

The success of our franchisees depends largely on the efforts and abilities of franchisees and their agents, which are subject to numerous factors, including the fees or sales commissions they receive, and our ability to train and oversee their operations to ensure that they provide the quality service promoted by our brands. If our franchisees do not continue to believe in the value proposition we offer with our brand, believe that we are overcharging them for the services we provide, or, for other reasons decide not to renew their franchise agreements with us, our business may be materially adversely affected. Additionally, if our franchisees are not successful, they will fail to attract and retain productive agents and will fail to generate the revenue necessary to pay the contractual fees and dues owed to us.

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In addition, if we are unable to organically increase the number of, and acquire new, corporate realty offices in the future, our growth will stagnate and we could lose high producing agents to other competing brokerages, all of which would have a material adverse effect on our results of operations, financial condition and prospects.

We might not be able to attract and retain additional qualified agents and other personnel.

In order to grow our business, we must attract and retain highly qualified agents and other personnel. In particular, we compete with both national and local real estate brokerages for qualified agents who manage our operations in each state and who are our on-the-ground representatives. With the evolving real estate brokerage market, we must find ways to attract and retain these people. And with the change in the way people work that has been accelerated by the Covid-19 pandemic, finding qualified agents and employees has become more difficult. We might have difficulty in finding, hiring and retaining highly skilled personnel with appropriate qualifications. Many of the companies with whom we compete for experienced personnel have greater resources than we do. In addition, in making decisions about where to work, in addition to cash compensation, people often consider the value of the stock options or other equity incentives they receive. We currently have an equity incentive plan to offer stock incentives to our employees and our agents that we believe is competitive with plans offered by other publicly traded real estate brokerage companies. However, if those plans fail to encourage new hires or to motivate our existing staff, we may fail to attract new personnel or fail to retain our current personnel which would severely harm our growth prospects.

Competition in the residential real estate franchising business is intense and may adversely affect our financial performance.

We compete against national and international real estate brokerage franchisors as well as smaller franchisors. Our products are the brands we sell and their reputation in the marketplace. Potential franchisees, when shopping for a brand, look to see the level of support that they can receive compared to the fees and dues that they will have to pay. This is our value proposition. While the national and international brands far exceed us in financial resources, geographic coverage, marketing ability and infrastructure, we believe that our “family-oriented” style of business, based on our “three pillars” philosophy, is a strong selling point. So, while competing franchisors may offer franchisees monthly ongoing fees that are lower than those we charge, or that are more attractive in particular market environments, we believe that our “high touch” approach is able to overcome many of the factors that competitors sell. Corporate-owned competitors compete primarily on the basis of commission payments to their agents. While we believe that we are competitive in that market, our brand is not as strong as competitors who have been in the market longer and have the financial wherewithal to promote themselves in the media. Our largest competitors in this industry in the U.S. include RE/MAX Holdings, Inc., Keller Williams Realty, Inc., HomeSmart, Realogy Holdings, Corp., which franchises the Coldwell Banker and Century 21 brands, Berkshire Hathaway Homes, among others. See “Prospectus Summary- Competition” and “Business – Competition.”

Our Company owned brokerage business is subject to competitive pressures.

Our Company owned brokerage business, like that of our franchisees, is generally subject to intense competition. We compete with other national and independent real estate organizations including our franchisees and those of other national real estate franchisors, franchisees of local and regional real estate franchisors, regional independent real estate organizations, discount brokerages, internet-based brokerages and smaller niche companies competing in local areas. Competition is particularly intense in the densely populated metropolitan areas in which we operate. In addition, in the real estate brokerage industry, new participants face minimal barriers to entry into the market. We also compete for the services of qualified licensed agents as well as franchisees. The ability of our Company owned brokerage offices to retain agents is generally subject to numerous factors, including the sales commissions, the training and coaching and technological support that they receive and their perception of our brand value. Our largest competitors in the corporate-owned space include Compass Holdings, Inc. and Fathom Holdings, Inc.

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Our financial results are affected directly by the operating results of franchisees and agents, over whom we do not have direct control.

Our real estate franchises generate revenue in the form of monthly ongoing royalties and fees, including monthly broker fees tied to gross commissions, training and technology fees charged to our franchisees. Our agents pay us dues out of their income from real estate transactions and new agents split their transaction-based commissions with us. Accordingly, our financial results depend upon the operational and financial success of our franchisees and their agents and our corporate agents, all of whom are independent contractors that we do not control. If industry trends or economic conditions are not sustained or do not continue to improve, our franchisees’ and our agents’ financial results could worsen, and our revenue may decline. We may also have to terminate franchisees more frequently in the future due to non-reporting and non-payment. Further, if franchisees fail to renew their franchise agreements our revenue from ongoing monthly fees may decrease, and profitability may be lower than in the past due to reduced ongoing monthly fees.

Our franchise operations are subject to additional business risks.

Our franchise business is exposed to other business risks which may impact our ability to collect recurring, contractual fees and dues from our franchisees, may harm the goodwill associated with our brand, and/or may materially and adversely impact our business, results of operations, financial condition and prospects. One such risk is that one of our franchisees could declare bankruptcy which could have a substantial negative impact on our ability to collect fees and dues owed under such franchisee’s franchise arrangements. In a franchisee bankruptcy, the bankruptcy trustee may reject its franchise contract pursuant to Section 365 under the U.S. Bankruptcy Code, in which case there would be no further payments for fees and dues from such franchisee. Other risks include the risk that our franchisees may be uninsured or underinsured against certain business hazards or that insurance may be unavailable, as was hurricane insurance in Florida for a number of years. Any casualty loss happening to our franchisees could put their entire business at risk and potentially result in its failure and the termination of our franchise agreement. Any such loss or delay in an insurance payment could have a material and adverse effect on a franchisee’s ability to satisfy its obligations under its franchise agreement with us, including its ability to make payments for contractual fees and dues or to indemnify us. Each franchise agreement is subject to termination by us in the event that the franchisee breaches its contract, generally after expiration of applicable cure periods, although under certain circumstances a franchise agreement may be terminated by us upon notice without an opportunity to cure. The default provisions under the franchise arrangements are drafted broadly and include, among other things, any failure to meet operating standards and actions that may threaten our brands. In addition, each franchise agreement eventually expires and upon expiration, we or the franchisee may or may not elect to renew the franchise arrangement. If our agreement is renewed, such renewal is generally contingent on the franchisee’s execution of the then-current form of franchise contract (which may include terms the franchisee deems to be more onerous than the prior franchise agreement), the satisfaction of certain conditions and the payment of a renewal fee. If a franchisee is unable or unwilling to satisfy any of the foregoing conditions, the expiring franchise agreement will terminate upon expiration of the term of the franchise arrangement.

Our operating results are subject to seasonality and vary significantly among quarters during each calendar year, making meaningful comparisons of successive quarters difficult.

The residential real estate industry is subject to seasonality. Sales activity is typically stronger in the spring and summer months when school is not in session compared to the fall and winter seasons. This is true even in the Southeastern U.S. where weather patterns do not change significantly with the seasons. However, extreme weather does affect our business by keeping people focused on matters other than home buying. We have historically experienced lower revenues during the fall and winter seasons, as well as during periods of unseasonable weather, which reduces our operating income, net income, operating margins and cash flow. Real estate listings precede sales, and a period of poor listings activity will negatively impact revenue. Our revenue and operating margins each quarter will remain subject to seasonal fluctuations, which may make it difficult to compare or analyze our financial performance effectively across successive quarters.

A significant increase in private sales of residential property, including through the internet, could have a material adverse effect on our business, prospects and results of operations.

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As of 2021, NAR estimated that nine in ten home sellers worked with a real estate agent to sell their home, which was consistent across all age groups(5) and 6.1 million existing homes were sold in in 2021, up from 5.6 million in 2020 according to Statista Research (February 22, 2022). Although the NAR survey indicates that the percentage of sales using agents has increased in recent years, a significant increase in the volume of private sales due to, for example, increased access to the internet and the proliferation of websites that facilitate such sales, and a corresponding decrease in the volume of sales through real estate agents could have a material adverse effect on our business, prospects and results of operations.

The real estate brokerage business is highly regulated and any failure to comply with such regulations or any changes in such regulations could adversely affect our business.

Our Company owned real estate brokerage business and our franchising business are highly regulated and must comply with Federal and state requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses and franchising in the jurisdictions in which we and they do business. These laws and regulations contain general standards for and prohibitions on the conduct of real estate brokers and agents, including those relating to licensing of brokers and agents, fiduciary and agency duties, administration of trust funds, collection of commissions, advertising and consumer and franchising disclosures. Under state law, the franchisees and our real estate brokers have certain duties to supervise and are responsible for the conduct of their brokerage business.

Our Company owned real estate brokerage business and our franchisees (excluding commercial brokerage transactions) must comply with the Real Estate Settlement Procedures Act (“RESPA”). RESPA and comparable state statutes, among other things, restrict payments which real estate brokers, agents and other settlement service providers may receive for the referral of business to other settlement service providers in connection with the closing of real estate transactions. Such laws may to some extent restrict preferred vendor arrangements involving our franchisees and our Company owned brokerage business. RESPA and similar state laws also require timely disclosure of certain relationships or financial interests that a broker has with providers of real estate settlement services. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd Frank Act”) contains the Mortgage Reform and Anti-Predatory Lending Act (the “Mortgage Act”), which imposes a number of additional requirements on lenders and servicers of residential mortgage loans, by amending certain existing provisions and adding new sections to RESPA and other federal laws.

We are also subject to various other rules and regulations such as:

•	the Gramm-Leach-Bliley Act which governs the disclosure and safeguarding of consumer financial information;

•	various state and federal privacy laws protecting consumer data;

•	the USA PATRIOT Act;

•	the sale of franchises is regulated by various state laws as well as by the Federal Trade Commission (the “FTC”) that generally require that franchisors make extensive disclosure to prospective franchisees and several states have “franchise relationship laws” or “business opportunity laws” that limit the ability of franchisors to terminate franchise agreements or to withhold consent to the renewal or transfer of these agreement;

•	restrictions on transactions with persons on the Specially Designated Nationals and Blocked Persons list promulgated by the Office of Foreign Assets Control of the Department of the Treasury;

•	the Fair Housing Act;

5 https://www.nar.realtor/sites/default/files/documents/2021-home-buyers-and-sellers-generational-trends-03-16-2021.pdf

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•	state and federal employment laws and regulations, including any changes that would require classification of independent contractors to employee status, and wage and hour regulations;

•	federal and state, “Do Not Call,” “Do Not Fax,” and “Do Not E-Mail” laws;

•	laws and regulations in jurisdictions outside the U.S. in which we do business; and

•	consumer fraud statutes that are broadly written.

Federal, state and local regulatory authorities also have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations. Accordingly, such regulatory authorities could prevent or temporarily suspend our Company owned brokerages or our franchisees from carrying on some or all of our activities or otherwise penalize them if their financial condition or our practices were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority. Our failure to comply with any of these requirements or interpretations could limit our ability to renew current franchisees or sign new franchisees or otherwise have a material adverse effect on our operations.

We might not be aware of all the laws, rules and regulations that govern our business, or be able to comply with all of them, given the rate of regulatory changes, ambiguities in regulations, contradictions in laws and regulations between jurisdictions, and the difficulties in achieving both Company-wide and region-specific knowledge and compliance. If we fail, or we have been alleged to have failed, to comply with any existing or future applicable laws, rules and regulations, we could be subject to lawsuits and administrative complaints and proceedings, as well as criminal proceedings. Our noncompliance could result in significant defense costs, settlement costs, damages and penalties.

We are dependent upon the truthfulness of our franchisees to provide accurate reports and accounting to us.

While we have significant insight into the business activity of our domestic and international regional franchisees and are able to observe their books and records in real time, the franchisees self-report their agent counts, agent commissions and fees due to us. Our tools to validate or verify these reports are not equipped to ferret out under or erroneous reporting, even if unintentional or intentional fraud. If any of those circumstances occur, we may not receive all of the annual agent dues or monthly ongoing fees due to us. In addition, to the extent that we are underpaid, we may not have a definitive method for determining such underpayment. If a material number of our franchisees were to under report or erroneously report their agent counts, agent commissions or fees due to us, it could have a material adverse effect on our financial performance and results of operations.

Climate change and environmental risks could increase our costs and subject us to liability.

Our operations are affected by Federal, state and/or local environmental laws in the countries in which we operate, and we may face liability with respect to environmental issues occurring at properties we manage or occupy. We may face costs or liabilities under these laws as a brokerage company if our agents violate applicable disclosure laws and regulations or as a result of our agents’ role as a property manager. The impact of climate change presents a significant risk. Damage to assets caused by extreme weather events linked to climate change is becoming more evident, highlighting the fragility of global infrastructure. We believe that the effects of climate change will increasingly impact our own operations and those of properties we manage, especially when they are in coastal cities. The impact includes the relative desirability of locations and the cost of operating and insuring acquired properties. Many countries outside the U.S. are enacting stricter regulations to protect the environment and preserve their natural resources. We also may face several layers of national and regional regulations. The risks may not be limited to fines and the costs of remediation. We continue to monitor the effects of climate change and the changes in law, regulation and policies of other companies, especially insurance companies and intend to adjust our business accordingly in the future.

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Our international operations are subject to risks of operating in foreign countries.

We had a franchisee located in Peru that recently closed and may franchise other international locations in the future. For the year ended December 31, 2021 and the period ended September 30, 2022, revenue from these operations represented less than one percent (1.0%) of our total revenue. Our international operations are subject to risks that are different from those of our U.S. operations that could result in losses against which we are not insured and therefore affect our profitability. Those international risks include:

•	fluctuations in foreign currency exchange rates and foreign exchange restrictions;

•	exposure to local economic conditions and local laws and regulations, including those relating to the agents of our franchisees;

•	foreign economic and credit markets;

•	potential adverse changes in the political stability of foreign countries or in their diplomatic relations with the U.S.;

•	restrictions on the withdrawal of foreign investment and earnings;

•	government policies against businesses owned by foreigners;

•	investment restrictions or requirements;

•	diminished ability to legally enforce our contractual rights in foreign countries;

•	difficulties in registering, protecting or preserving trade names and trademarks in foreign countries;

•	potential governmental and industry corruption;

•	restrictions on the ability to obtain or retain licenses required for operation; and

•	changes in foreign tax laws.

We depend substantially on our Founder, Joseph La Rosa, and the loss of any our senior management or other key employees or the inability to hire additional qualified personnel could adversely affect our operations, our brand and our financial performance.

Our future success is largely dependent on the efforts and abilities of our Founder, Chief Executive Officer, President and Chairman, Joseph La Rosa, our senior management and other key employees. The loss of the services of Mr. La Rosa and other senior management would have a significant detrimental effect on the Company as its brand is tied to his name, image and personality. We do not maintain key employee life insurance policies on Mr. La Rosa or our other senior management and therefore their loss could make it more difficult to successfully operate our business and achieve our business goals. As a result, we may not be able to cover the financial loss we may incur in losing the services of any of these individuals.

Our ability to retain our employees is generally subject to numerous factors, including the compensation and benefits we pay, the mix between the fixed and variable compensation we pay our employees and prevailing compensation rates. As such, we could suffer significant attrition among our current key employees. Competition for qualified employees in the real estate brokerage and franchising industry is intense. We may be unable to retain existing employees that are important to our business or hire additional qualified employees. The process of locating employees with the combination of skills and attributes required to carry out our goals is often lengthy. We cannot assure you that we will be successful in attracting and retaining qualified employees.

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Concentration of ownership of our voting stock by Mr. La Rosa will prevent new investors from influencing significant corporate decisions.

Based on our Common Stock outstanding as of January 6, 2023and including the shares to be sold in this Offering, upon the closing of this Offering, Mr. La Rosa will, in the aggregate, beneficially own approximately 54.0% of our outstanding Common Stock (assuming no exercise of the underwriters’ option to purchase additional shares of Common Stock) and 2,000 shares of our Series X Super Voting Preferred Stock that provides for 10,000 votes per share when voting with the Common Stock, representing 88.7% of the total voting power of our capital stock. Thus, Mr. La Rosa, our President and Chief Executive Officer, Chairman of the board, and majority stockholder, will be able to control all matters requiring stockholder approval, including the election and removal of directors and any merger or other significant corporate transactions. The interests of Mr. La Rosa may not coincide with the interests of other stockholders.

Mr. La Rosa may have interests different than yours and may vote in a way with which you disagree and that may be adverse to your interests. In addition, Mr. La Rosa’s concentration of ownership could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us, which could cause the market price of our Common Stock and/or Warrants to decline or prevent our stockholders from realizing a premium over the market price for their Common Stock. In addition, he may want the Company to pursue strategies that deviate from the interests of other stockholders. Investors should consider that the interests of the Mr. La Rosa may differ from their interests in material respects.

Mr. La Rosa will control all matters that come before the stockholders for a vote and thus we are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, the Company will qualify for exemptions from certain corporate governance requirements. If we take advantage of such exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

Following the completion of this Offering, Mr. Joseph La Rosa will have voting control with respect to director elections and all other matters. Subject to any fiduciary duties owed to other stockholders under Nevada law, Mr. La Rosa will be able to control all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, acquisition, consolidation or sale of all or substantially all of our assets. In addition, due to his significant ownership stake and his service as our Chairman of the board of directors and Chief Executive Officer, Mr. La Rosa controls the management of our business and affairs. Mr. La Rosa may have interests that are different than yours and may support proposals and actions with which you may disagree. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to our other stockholders and adversely affecting the market price of our Common Stock.

Because Mr. La Rosa will control 88.7% of the total voting power of our capital stock, we are considered a “controlled company” for the purposes of the listing requirements of the Nasdaq Capital Market. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee. Nevertheless, we have a majority of independent directors who will serve on our audit, compensation and nominating and corporate governance committees. However, although we have no current plans to do so, for as long as we remain a controlled company, we could take advantage of such exemptions in the future.

Infringement, misappropriation, or dilution of our intellectual property could harm our business.

We regard our La Rosa Realty trademark and the “LR” logo that we own, as well as the Better Homes trademark and logo that we license, as having significant value and as being important factors in the marketing of our brands. We believe that this and other intellectual property are valuable assets that are critical to our success. We rely on a combination of protections provided by contracts, as well as copyright, trademark, trade secret and other laws, to protect our intellectual property from infringement, misappropriation, or dilution. We have registered certain trademarks and service marks and have other trademark and service mark registration applications pending in the U.S. and foreign jurisdictions. However, not all trademarks or service marks that we currently use have been registered in all of the countries in which we may do business in the future, and they may never be registered in all of those countries. Although we monitor trademark portfolios internally and impose an obligation on franchisees to notify us upon learning of potential infringement, there can be no assurance that we will be able to adequately maintain, enforce and protect our trademarks or other intellectual property rights.

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We are not aware of any challenges to our right to use any of our brand names or trademarks. We are vigilant in enforcing our intellectual property and protecting our brands. Unauthorized uses or other infringement of our trademarks or service marks, including ones that are currently unknown to us, could diminish the value of our brands and may adversely affect our business. Effective intellectual property protection may not be available in every market in which we have franchised or intend to franchise. Failure to adequately protect our intellectual property rights could damage our brands and impair our ability to compete effectively. Even where we have effectively secured statutory protection for our trademarks and other intellectual property, our competitors may misappropriate our intellectual property. Defending or enforcing our trademark rights, branding practices and other intellectual property, and seeking an injunction and/or compensation for misappropriation of confidential information, could result in the expenditure of significant resources and divert the attention of management, which in turn may materially and adversely affect our business and operating results.

Although we monitor and restrict our franchisees’ activities through our franchise agreements, franchisees may refer to our brands improperly in writings or conversations, resulting in the dilution of our intellectual property. Franchisee noncompliance with the terms and conditions of our franchise agreements and our brand standards may reduce the overall goodwill of our brands, whether through the failure to meet the FTC guidelines or applicable state laws, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use our intellectual property to trade on the goodwill of our brand, resulting in consumer confusion or dilution. Any reduction of our brand’s goodwill, consumer confusion, or dilution is likely to impact sales, and could materially and adversely impact our business and operating results.

We are subject to certain risks related to litigation filed by or against us, and adverse results may harm our business and financial condition.

The real estate industry often involves litigation, ranging from individual lawsuits by brokerage clients, sales associates, employees and franchisees to large class actions and government investigations. We often are involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Such litigation and other proceedings has included, and may in the future include, but are not limited to, actions relating to sales agent commissions, intellectual property, commercial arrangements, negligence and fiduciary duty claims arising from our brokerage operations, fraud or failure to disclose matters in our franchise documents or agreements, standard brokerage disputes like the failure to disclose hidden defects in a property such as mold, vicarious liability based upon conduct of individuals or entities outside of our control, including our agents, third-party service or product providers, antitrust claims, general fraud claims, employment law claims, including claims challenging the classification of our agents as independent contractors and compliance with wage and hour regulations, and claims alleging violations of the Real Estate Settlement Procedures Act or state consumer fraud statutes.

Each lawsuit filed against or by us has factors that are unpredictable, including but not limited to, legal fees, insurance coverage, or the ultimate outcome of litigation and remedies or damage awards. Adverse results in such litigation and other proceedings may harm our business, our brands and our financial condition.

We have general liability and an errors and omissions insurance policy to help protect us against claims of inadequate work or negligent action. This insurance might not continue to be available to us on commercially reasonable terms or at all, or a claim otherwise covered by our insurance may exceed our coverage limits, or a claim might not be covered at all. We may be subject to errors or omissions claims that could have an adverse effect on us. Moreover, defending a suit, regardless of its merits, could entail substantial expense and require the time and attention of our senior management. Substantial financial judgments against us would have a material adverse effect on our business, brands, results of operations, financial condition and prospects.

Security breaches, interruptions, delays and failures in our systems and operations could materially harm our business.

The performance and reliability of our systems and operations and third-party applications are critical to our reputation and ability to attract franchisees and agents to join us. Our systems and operations, as well as the third-party applications that we license are vulnerable to security breaches, interruption or malfunction due to certain events beyond our control, including natural disasters, such as earthquakes, fire and flood, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. In addition, we rely on third-party vendors to provide the website platforms and additional systems and related support. If we cannot continue to retain these services on acceptable terms, our access to these systems and services could be interrupted. Any security breach, interruption, delay or failure in our systems and operations could substantially harm our franchisees and agents by interfering with their daily business routines, reducing their transaction volume, impairing the quality of the services we provide, increasing our costs, prompting litigation and other claims, and damaging our reputation, any of which could substantially harm our results of operations, financial condition and prospects.

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If we fail to protect the privacy of employees, independent contractors, or consumers or personal information that they share with us, our reputation and business could be significantly harmed.

Consumers, agents, independent contractors, and employees have shared personal information with us during the normal course of our business processing residential real estate transactions. This includes, but is not limited to, social security numbers, annual income amounts and sources, names, addresses, telephone and cell phone numbers, and email addresses.

The application, disclosure and safeguarding of this information is regulated by federal and state privacy laws. To comply with privacy laws, we invested resources and adopted a privacy policy outlining policies and procedures for the use of safeguarding personal information. This policy includes informing consumers, independent contractors and employees that we will not share their personal information with third parties without their consent unless required by law.

Privacy policies and compliance with federal and state privacy laws presents risk and we could incur legal liability for failing to maintain compliance. We might not become aware of all privacy laws, changes to privacy laws, or third- party privacy regulations governing the real estate business or be unable to comply with all of these regulations, given the rate of regulatory changes, ambiguities in regulations, contradictions in regulations between jurisdictions, and the difficulties in achieving both Company-wide and region-specific knowledge and compliance.

Our policy and safeguards could be deemed insufficient if third parties with whom we have shared personal information fail to protect the privacy of that information. Our legal liability could include significant defense costs, settlement costs, damages, and penalties, plus, damage our reputation with consumers, which could significantly damage our ability to attract and maintain customers. Any or all of these consequences would result in meaningful unfavorable impact on our brand, business model, revenue, expenses, income, and margins.

Cybersecurity incidents could disrupt our business operations, result in the loss of critical and confidential information, adversely impact our reputation and harm our business.

Cybersecurity threats and incidents directed at us could range from uncoordinated individual attempts to gain unauthorized access to information technology systems to sophisticated and targeted measures aimed at disrupting our business or gathering personal data of our customers. In the ordinary course of our business, we collect and store sensitive data, including proprietary business information and personal information about our customers. Our business, and particularly our cloud-based platform, is reliant on the uninterrupted functioning of our information technology systems. The secure processing, maintenance, and transmission of information are critical to our operations, especially the processing and closing of real estate transactions. Although we employ measures designed to prevent, detect, address, and mitigate these threats (including access controls, data encryption, vulnerability assessments, and maintenance of backup and protective systems), cybersecurity incidents, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption, or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including potentially sensitive personal information of our customers) and the disruption of business operations. Any such compromises to our security could cause harm to our reputation, which could cause customers to lose trust and confidence in us or could cause agents to stop working for us. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers and business partners. We may also be subject to legal claims, government investigation, and additional state and federal statutory requirements.

The potential consequences of a material cybersecurity incident include regulatory violations of applicable U.S. and international privacy and other laws, reputational damage, loss of market value, litigation with third parties (which could result in our exposure to material civil or criminal liability), diminution in the value of the services we provide to our customers, and increased cybersecurity protection and remediation costs (that may include liability for stolen assets or information), which in turn could have a material adverse effect on our competitiveness and results of operations.

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If we attempt to, or acquire other complementary businesses, we will face certain risks inherent with such activities.

Subsequent to the closing of this Offering, we may seek to acquire, and acquire, certain complementary businesses, including one or more of our affiliates. Any future growth through acquisitions will depend in part on the availability of suitable acquisition targets at favorable prices and with advantageous terms and conditions, which may not be available to us. In addition, we may take on debt to finance these acquisitions which will create new financial risks, or use our Common Stock as currency, which could dilute our then current stockholders. Acquisitions subject us to several significant risks, any of which may prevent us from realizing the anticipated benefits or synergies of the acquisition. The integration of companies is a complex and time-consuming process that could significantly disrupt our businesses and the business of the acquired company, including the diversion of management attention, failure to identify certain liabilities and issues during the due diligence process, the inability to retain personnel and clients of the acquired business and litigation. Any negative outcomes from acquisitions or attempted acquisitions could result in a material adverse effect on our financial condition, results of operations and prospects.

If we were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) as a result of our ownership of the LLCs, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if: (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in either of those sections of the 1940 Act and intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and prospects.

Risks Related to this Offering

Our management will have broad discretion over the use of any net proceeds from this Offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this Offering and could use them for purposes other than those contemplated at the time of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of our Units in this Offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

You will experience immediate and substantial dilution.

The initial public offering price will be substantially higher than the net tangible book value of each outstanding share of Common Stock immediately after this Offering. If you purchase Common Stock as part of the Units in this Offering, you will suffer immediate and substantial dilution. At an assumed initial public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) with net proceeds to us of  approximately $5,034,000, after deducting estimated underwriting discounts and commissions and estimated offering expenses, investors who purchase Units in this Offering will have contributed approximately 100% of the total amount of equity funding we have received to date, but will only hold less than 3.0% of the total voting rights (based on the number of shares of Common Stock purchased in the Units). The dilution will be $9.77 per share in the net tangible book value of the Common Stock from the assumed initial public offering price. In addition, if shares exercisable or convertible into our Common Stock are exercised and converted, and if options to purchase shares of our Common Stock under our 2022 Equity Incentive Plan are granted and exercised, there could be further dilution. For more information refer to “Dilution.”

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Future sales and issuances of our capital stock or rights to purchase our capital stock could result in additional dilution of the percentage ownership of our stockholders and could cause the price of our Common Stock to decline.

We may issue additional securities following the closing of this Offering. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell Common Stock, preferred stock, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time or we may use our Common Stock as currency in an acquisition or acquisitions. If we issue any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Stock.

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets after this offering (assuming no exercise of the underwriters’ Over-Allotment Option), including sales by the Selling Stockholders, could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock. Based upon the number of shares of Common Stock outstanding as of the date of this prospectus, up to 2,024,000 shares of Common Stock will be immediately eligible for sale in the public market. None of these additional shares include shares sold in this Offering, shares held by our directors and executive officers or shares subject to conversion pursuant to the terms of our convertible debt instruments or shares subject to exercise pursuant to the terms of our outstanding warrants, all of which may become eligible for sale at some time in the future. Moreover, shares of Common Stock that are either subject to employment agreements or reserved for future issuance under our existing equity compensation plan will also become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements, and Rule 144 and Rule 701 under the Securities Act. If these additional shares of Common Stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our Common Stock could decline.

After this Offering, other than the Selling Stockholders and Maxim Group, LLC (with respect to the Representative’s Warrant) who hold our Common Stock or securities convertible or exercisable for our Common Stock and that are being registered in the registration statement of which this prospectus is a part and except for Emmis Capital, no holders of our Common Stock or any securities convertible into or exercisable for our Common Stock have the right to have their shares registered under the Securities Act. Should any such shares be registered under the Securities Act, such registration would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by affiliates, as defined in Rule 144 under the Securities Act. Any sale of securities by such securityholders, the Selling Stockholders, Maxim Group, LLC or Emmis Capital, could have a material adverse effect on the trading price of our Common Stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. As of the date of this prospectus, no analysts cover our stock. If we do not obtain analyst coverage or if one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Relating to Ownership of Our Common Stock and Warrants

There is no active public trading market for our Common Stock or Warrants. While we are seeking to list our Common Stock and Warrants on Nasdaq, there is no assurance that our Common Stock and Warrants will be listed on Nasdaq.

In connection with this Offering, we have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “LRHC” and have applied to list our Warrants under the symbol “LRHCW.” If Nasdaq approves our listing application, we expect to list our Common Stock and Warrants upon consummation of the Offering, Nasdaq’s listing requirements for the Nasdaq Capital Market include, among other things, a stock price threshold. As a result, prior to effectiveness of our registration statement of which this prospectus is a part, we will need to take the necessary steps to meet Nasdaq’s listing requirements. If Nasdaq does not approve the listing of our Common Stock, we will not proceed with this Offering. There can be no assurance that our Common Stock and Warrants will be listed on Nasdaq.

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There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this Offering, the price of our Securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our Securities may never develop or, if developed, it may not be sustained. You may be unable to sell your Securities unless a market can be established and sustained.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our Common Stock or Warrants.

Even if our listing application is approved by Nasdaq, we must meet certain financial and liquidity criteria to maintain such listings. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Common Stock and Warrants and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock and Warrants. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

The market price for our Common Stock and Warrants may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and minimal profits, which could lead to wide fluctuations in our share and/or Warrant price.

The initial public offering price for the Units will be determined by negotiations between us and the underwriters and may not be indicative of prices for our Common Stock and Warrants that will prevail in the open market following this Offering. The market for our Common Stock will be characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share and Warrant prices will be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. First, as noted above, our Common Stock will, compared to the shares of such larger, more established companies, likely be sporadically and thinly traded. The price for our Common Stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our minimal profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock regardless of our operating performance.

In addition to being highly volatile, our Common Stock could be subject to rapid and substantial price volatility in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our Common Stock, other comparable companies or our industry generally;

●	market conditions in our industry and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

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●	announcements by the government relating to regulations that govern our industry;

●	sales of our Common Stock or other securities by us, by the Selling Shareholders or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

There have recently been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies, like ours, that have had relatively smaller public floats. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock and/or Warrants.

If, for example, the market for real estate related stocks or the stock market in general experiences loss of investor confidence, the trading price of our Common Stock and/or Warrants could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our Common Stock and/or Warrants.

Further, in the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

Our Warrants may not have any value.

Our Warrants are exercisable for five years from the date of initial issuance and currently have an exercise price of $11.00 per share (110% of the midpoint of the price range for the Units). There can be no assurance that the market price of our shares of Common Stock will equal or exceed the exercise price of the Warrants while the Warrants remain exercisable. In the event that the stock price of our shares of Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are held and exercisable, the Warrants may not have any value to their holders.

Holders of Warrants have no rights as stockholders until such holders exercise their Warrants and acquire shares of our Common Stock.

Until holders of our Warrants acquire shares of Common Stock upon exercise thereof, such holders will have no rights with respect to the shares of Common Stock underlying the Warrants. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the date they were entered in the register of Company stockholders.

The Warrant certificate governing our Warrants designates the state and federal courts of the State of New York sitting in the City of New York, Borough of Manhattan, as the exclusive forum for actions and proceedings with respect to all matters arising out of the Warrants, which could limit a Warrant holder’s ability to choose the judicial forum for disputes arising out of the warrants.

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The warrant certificate governing our Warrants provides that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrant certificate (whether brought against a party to the warrant certificate or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The warrant certificate further provides that we and the Warrant holders irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute under the warrant certificate or in connection with it or with any transaction contemplated by it or discussed in it, including under the Securities Act. Furthermore, we and the Warrant holders irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that we or they are not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Notwithstanding the foregoing, these provisions of the warrant certificate will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in any of our Warrants shall be deemed to have notice of and consented to the foregoing provisions. Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of the governing law in the types of lawsuits to which it applies, the exclusive forum provision may limit a Warrant holder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, other employees, stockholders, or others which may discourage lawsuits with respect to such claims. Our Warrant holders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of this exclusive forum provision. Further, in the event a court finds the exclusive forum provision contained in our warrant certificates to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our results of operations.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which could rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Securities.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred stock in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Securities must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return, if any, they may be able to achieve from an investment in our Securities.

We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.

Our articles of incorporation authorize us to issue up to 50,000,000 shares of blank check preferred stock of which 2,000 shares are currently authorized for issuance. Any preferred stock that we issue in the future may rank ahead of our other securities in terms of dividend priority or liquidation premiums and may have greater voting rights than our Common Stock. In addition, such preferred stock may contain provisions allowing those shares to be converted into shares of Common Stock, which could dilute the value of our Common Stock to current stockholders and could adversely affect the market price, if any, of our Common Stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company. We have issued 2,000 shares of our Series X Super Voting Preferred Stock to our Founder, Mr. Joseph La Rosa, that provides him with 10,000 votes per share when voting with the Common Stock. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future.

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If our securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our securities is less than $5.00, our securities could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore shareholders may have difficulty selling their Common Stock.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our shares held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second quarter, in which case we would no longer be an emerging growth company as of the following fiscal year end. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected to avail ourselves of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K promulgated by the SEC. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors, and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Rule 13a-15(f) of the Exchange Act, internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by our board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; and

•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and/or directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our Common Stock may be limited by Nevada state law or any financial covenants to which we are bound by our debt obligations. Accordingly, investors must rely on sales of their Common Stock or Warrants after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock or Warrants.

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Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.

As permitted by Section 78.7502 of Chapter 78 of the Nevada Revised Statutes (the “NRS”), our amended and restated articles of incorporation limit the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 78.7502 of the NRS, our amended and restated articles of incorporation and amended and restated bylaws provide that we shall indemnify, to the fullest extent authorized by the NRS, any person who is involved in any litigation or other proceeding because such person is or was a director or officer of ours or is or was serving as an officer or director of another entity at our request, against all expense, loss, or liability reasonably incurred or suffered in connection therewith. Our amended and restated articles of incorporation provide that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of us, by reason of the fact that the person is or was a director, officer, employee, or agent of ours, or is or was serving at our request as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person is not liable under Section 78.138 of the NRS, or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by our directors’ and officers’ insurance policy or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to provisions of Nevada law, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Anti-takeover provisions in our amended and restated articles of incorporation and bylaws, as well as provisions in Nevada law, might discourage, delay or prevent a change of control of our Company or changes in our management and, therefore, depress the trading price of our Securities.

Our amended and restated articles of incorporation, bylaws and Nevada law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

•	providing for a single class of directors where each member of the board shall serve for a one-year term and may be elected to successive terms;

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our Common Stock;

•	limiting the liability of, and providing indemnification to, our directors, including provisions that require the Company to advance payment for defending pending or threatened claims;

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•	limiting the ability of our stockholders to call and bring business before special meetings of stockholders;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board;

•	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings; and,

•	limiting the determination of the number of directors on our board and the filling of vacancies or newly created seats on the board to our board then in office.

These provisions, alone or together, could delay hostile takeovers and changes in control or changes in our management.

As a Nevada corporation, we are also subject to provisions of Nevada corporate law, including NRS Section 78.411, et seq., which prohibits a publicly-held Nevada corporation from engaging in a business combination with an interested stockholder, generally a person who together with its affiliates owns, or within the last two years has owned, 10% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that our stockholders could receive a premium for their Common Stock in an acquisition.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this Offering.

Participation in this Offering could result in various tax-related consequences for investors. All prospective purchasers of our Units are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR. YOU SHOULD NOTE THAT NONE OF THE INFORMATION RELATING TO TAX CONSEQUENCES IS MEANT TO BE “TAX ADVICE” FROM THE COMPANY.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS PROSPECTUS, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the Units offered by us will be approximately $5,034,000 based on an assumed initial public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) and after deducting estimated underwriting discounts and commissions and estimated offering expenses. If the underwriters’ option to purchase additional shares of Common Stock (but not Warrants) in this Offering is exercised in full, we estimate that our net proceeds will be approximately $5,998,000. We will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholders or the Representative with respect to the Common Stock issuable upon exercise of the Representative’s Warrant. However, upon any exercise of the Representative’s Warrant, we will receive cash proceeds per share equal to the exercise price of the Representative’s Warrant which is $11.00 (110% of the assumed public offering price per Unit). If all 42,000 shares of Common Stock exercisable under the Representative’s Warrant are exercised, the aggregate gross proceeds from the Representative’s Warrant exercise price would be approximately $462,000.

A $1.00 increase in the assumed initial public offering price of $10.00 per Unit would increase the net proceeds to us from this Offering by $0.6 million, assuming the number of Units offered by us, as indicated on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed initial public offering price of $10.00 per Unit would decrease the net proceeds to us from this Offering by $0.6 million, assuming the number of Units offered by us, as indicated on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this Offering for general corporate purposes, which may include financing our growth by acquiring more agents at a faster pace (10%), repayment of certain promissory notes issued by the Company (excluding those notes issued to Mr. Joseph La Rosa) (5%), developing new services (10%), acquisitions of controlling interest in a number of our franchisees (20%), the acquisition of other independent real estate brokerages, title insurance agencies, mortgage brokerages and other complementary businesses (15%), general operating expenses (25%) and the purchase and acquisition of proprietary technology (15%).

We have signed purchase agreements with six of our franchisees to acquire a majority or a one hundred percent interest in their real estate brokerage businesses immediately after the closing of this Offering on terms as follows:

Name of Franchisee	Location	Percentage Interest To Be Purchased	Total Consideration	Cash Consideration	Stock Consideration(1)
Horeb Kissimmee Realty LLC	Kissimmee, Florida	51%	$3,068,133.50	$500,000.00	$2,568,133.50
La Rosa Realty Lake Nona, Inc.	Orlando, Florida	51%	$1,674,993.50	$50,000.00	$1,624,993.50
La Rosa Realty North Florida, LLC	Jacksonville, Florida	100%	$914,053.50	$300,000.00	$614,053.50
La Rosa Realty The Elite LLC	Wesley Chapel, Florida	51%	$618,984.50	$50,000.00	$568,984.50
La Rosa Realty Lakeland LLC	Lakeland, Florida	51%	$579,322.50	$50,000.00	$529,322.50
La Rosa CW Properties LLC	Longwood, Florida	100%	$1,200,000.00	$50,000.00	$1,150,000.00

(1) The stock consideration will be paid in unregistered, “restricted” shares of Company Common Stock valued at the initial public offering price.

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Each of the sellers of the above franchisees have signed: (i) a Leak Out Agreement pursuant to which the sellers have agreed not to sell the shares of Common Stock received in the buyout transaction until the 181st day after the closing date of this Offering, and for the period ending one year from that date, to sell only one-twelfth of the shares received per calendar month, subject to applicable securities laws as such shares are “restricted securities” under the Securities Act; (ii) a Proxy Agreement which grants to Mr. Joseph La Rosa or his successor, in his capacity as the CEO, the seller’s irrevocable proxy to vote all of the shares of Common Stock received by the sellers in the acquisition transaction; and (iii) an employment agreement to serve as the president of such company commencing immediately after the closing of the acquisition, reporting to Mr. Joseph La Rosa, with a salary that can be adjusted if that company’s net profitability changes by more than 5% in any one month. The sellers have agreed to certain confidentiality, work product, non-competition, non-solicitation and non-disparagement terms.

This expected use of the net proceeds from this Offering represents our intentions based upon our current plans and prevailing business conditions, which could change in the future as such plans and conditions evolve. Predicting the costs to engage more agents, develop new services, and make acquisitions can be difficult, and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our expansion, any agreements that we may enter into with third parties, and any unforeseen cash needs. As a result, we will retain broad discretion over the allocation of the net proceeds from this Offering and the actual use of the net proceeds could vary substantially from the estimated uses set forth above.

Pending the uses described above, we intend to invest the net proceeds of this Offering in short-term, interest-bearing, investment-grade securities such as money market funds, certificates of deposit, commercial paper, and guaranteed obligations of the U.S. government. We cannot predict whether the proceeds will yield a favorable return.

Based on our current plans, we believe that our existing cash, together with the anticipated net proceeds from this Offering, will enable us to fund our operating expenses and capital expenditure requirements through 2023.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2022:

•	on an actual basis;

•

on a pro forma basis, to reflect the mandatory conversions of convertible notes as of September 30, 2022 (and does not include convertible notes issued thereafter) in the amount of $510,755, net of deferred financing fees of $5,245, plus accrued interest of $71,376 for 73,409 shares of Common Stock based on an assumed offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) and the elimination of the derivative liability of $166,035 valued at September 30, 2022 due to the embedded conversion feature of the convertible notes;

•	on a pro forma as adjusted basis, to give effect to our assumed sale of 700,000 Units in this Offering at an assumed initial public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) after deducting underwriting discounts and commissions and estimated offering expenses of approximately $1,966,000 payable by us and the repayment of a Note Payable with a principal balance plus accrued interest of $250,907 as September 30, 2022 that matures on the Offering date and not reflecting the exercise of the underwriters’ Over-Allotment Option or the exercise of the Warrants that are part of the Units or the exercise of the Representative’s Warrant.

The following information of our cash and capitalization following the completion of this Offering is illustrative only and will change based on the actual public offering price, the actual number of Units offered, and other terms of this Offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes appearing elsewhere in this prospectus.

	As of September 30, 2022
	Unaudited Actual	Unaudited Pro Forma	Unaudited Pro Forma As Adjusted
	(in thousands)
Cash	$66,961	$66,961	$4,849,637
Convertible debt, net of deferred financing fees of $5,245(1)	510,755	–	–
Derivative liability	166,035	–	–
Accrued expenses(1)(2)	350,282	278,905	277,998
Notes payable(2)	655,300	655,300	405,300
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 50,000,000 shares authorized, and 2,000 shares of Series X Super Voting Preferred Stock issued and outstanding, actual; 2,000 shares of Series X Super Voting Preferred Stock issued and outstanding pro forma and pro forma as adjusted	–	–	–
Common stock, $0.0001 par value per share, 250,000,000 shares authorized, 3,000,000 shares issued and outstanding, actual; 3,073,409 shares issued and outstanding, pro forma, and 6,441,640 shares pro forma as adjusted(3)	300	307	644
Additional paid-in capital(4)	425,316	1,173,474	4,705,189
Accumulated deficit	(3,254,454)	(3,254,454)	(3,254,454)
Total stockholders’ equity (deficit)	(2,828,838)	(2,080,673)	1,451,379
Total capitalization	$(1,496,749)	$(1,425,373)	$1,856,679

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(1) The convertible debt and accrued interest outstanding as of September 30, 2022, net of deferred financing fees of $5,245, is $582,131, which includes accrued interest of $71,376 classified as “Accrued expense” on the balance sheet. The value of the convertible debt plus accrued interest on the estimated Offering date of January 15, 2023 is excepted to be $700,951, with all deferred financing fees fully amortized, and is expected to convert into 87,605 shares at the assumed offering price of $10.00. The “Unaudited pro forma” column reflects the 73,409 shares that would be issued as of September 30, 2022 and the “Unaudited pro forma as adjusted” column reflects the 87,605 shares that are expected to be issued on the Offering date.

(2) A Note Payable matures on the closing date of this Offering. As of September 30, 2022, the Note has a principal balance of $250,000 and accrued interest of $907, which is classified as “Accrued expense” on the balance sheet.

(3) The number of shares of Common Stock increased by 73,409 from the “Unaudited actual” column to the “Unaudited pro forma” column to reflect the conversion of the convertible debt valued at September 30, 2022. The number of shares of Common Stock increased by 3,441,640 from the “Unaudited actual” column to the “Unaudited pro forma, as adjusted,” which includes the conversion of the convertible debt valued at the expected offering date of January 15, 2023 for 87,605 shares. The outstanding pro forma and pro forma as adjusted immediately following this Offering excludes:

●	700,000 shares of Common Stock issuable upon the exercise of the Warrants offered and sold as a part of the Units in this Offering;

●	105,000 shares of Common Stock issuable upon the exercise of the Over-Allotment Option;

●	42,000 shares of Common Stock issuable upon the exercise of the Representative’s Warrants;

●	20,000 shares of Common Stock issuable upon the exercise of the Consultant Warrants;

●	25,000 shares of Common Stock issuable upon the exercise of the the Lender Warrants;

●	15,000 shares of Common Stock issuable as the Lender Shares;

●	25,000 shares of Common Stock issuable upon the exercise of the CEO Warrants;

●	30,000 shares of Common Stock issuable as the CEO Shares;

●	40,000 shares of Common Stock underlying the stock options granted to directors; and

●	2,000 shares of Common Stock issuable to our Chief Technology Officer that will vest on February 1, 2023.

       (4) The increase in the “Unaudited actual” column to the “Unaudited pro forma” column reflects the conversion of the convertible debt and accrued interest valued at September 30, 2022 of $582,131 and the derivative liability of $166,035, less the par value of the shares issued in Common Stock. The increase in the “Unaudited pro forma” column to “Unaudited pro forma, as adjusted” reflects the net proceeds from the offering of $5,034,000 less the elimination of cash and non-cash deferred offering costs of $1,076,000 and $426,000, respectively, less the par value of the shares issue in Common Stock.

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Each $1.00 increase in the assumed initial public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) would increase the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each $1.00 decrease in the assumed initial public offering price of $10.00 per Unit (the midpoint of the price range set forth on the cover page of this prospectus) would decrease the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase of 100,000 Units in the number of Units offered by us at the assumed initial public offering price per share of $10.00 per Unit would increase the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.9 million. Each decrease of 100,000 Units in the number of Units offered by us at the assumed initial public offering price per share of $10.00 per Unit would decrease the pro forma as adjusted amount of each of cash and cash equivalents, additional paid in capital, total stockholders’ equity and total capitalization by approximately $0.9 million.

The share and per share amounts for all periods set forth in this prospectus reflect the completion of the Reverse Stock Split, which was effective on March 21, 2022. The number of shares of our Common Stock outstanding in the table above excludes 2,500,000 shares of Common Stock available for future issuance under our 2022 Equity Incentive Plan as of the date of this prospectus.

DILUTION

If you invest in our Units in this Offering, your interest in our Common Stock will be diluted to the extent of the difference between the initial public offering price per share of our Common Stock (calculated for purposes of this discussion to be the initial public offering price of the Unit) and the pro forma as adjusted net tangible book value per share of our Common Stock after this Offering. We calculate net tangible book value per share by dividing the net tangible book value (tangible assets less total liabilities) by the number of outstanding shares of our Common Stock.

Our historical net tangible book value (deficit) as of September 30, 2022, is ($4,330,370) or ($1.44) per share of Common Stock, based on 3,000,000 shares of our Common Stock outstanding.

After giving effect to (1) our sale of 700,000 shares of our Common Stock by us in this Unit Offering at an assumed initial public offering price of $10.00 per share (the midpoint of the price range set forth on the cover page of this prospectus), less the estimated underwriting discounts and commissions and the estimated offering expenses, and (2) the mandatory conversion of convertible notes and accrued interest in the amount of $582,131, net of deferred financing fees of $5,245, and the elimination of the derivative liability of $166,035 due to the embedded conversion feature of the convertible notes, our pro forma as adjusted net tangible book value as of September 30, 2022 would be $1,451,379 or $0.23 per share, based on 6,441,640 shares of our Common Stock outstanding. This represents an immediate increase in the pro forma as adjusted net tangible book value of $1.67 per share to existing stockholders and an immediate dilution of $9.77 per share to investors purchasing shares in this Offering.

The following table illustrates the per share dilution (1):

Assumed initial public offering price		$10.00
Historical net tangible book value per share as of September 30, 2022	$(1.44)
Increase in net tangible book value per share attributable to new investors	$1.67
Pro forma as adjusted net tangible book value per share after the Offering		$0.23
Dilution per share to new investors		$9.77

(1)	The per share dilution calculation excludes the following:

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●	700,000 shares of Common Stock issuable upon the exercise of the Warrants offered and sold as a part of the Units in this Offering;

●	105,000 shares of Common Stock issuable upon the exercise of the Over-Allotment Option;

●	42,000 shares of Common Stock issuable upon the exercise of the Representative’s Warrants;

●	20,000 shares of Common Stock issuable upon the exercise of the Consultant Warrants;

●	25,000 shares of Common Stock issuable upon the exercise of the Lender Warrants;

●	15,000 shares of Common Stock issuable as the Lender Shares;

●	25,000 shares of Common Stock issuable upon the exercise of the CEO Warrants;

●	30,000 shares of Common Stock issuable as the CEO Shares;

●	40,000 shares of Common Stock underlying the stock options granted to directors; and

●	2,000 shares of Common Stock issuable to our Chief Technology Officer that will vest on February 1, 2023.

The share and per share amounts for all periods reflect the completion of the 10-for-1 Reverse Stock Split, which was effective on March 21, 2022.

If the underwriters exercise their option in full, the pro forma as adjusted net tangible book value per share as of September 30, 2022, after giving effect to this Offering would be $0.37 per share, and the dilution in net tangible book value per share to investors in this Offering would be $9.63 per share.

The following table shows, as of September 30, 2022, the difference between the number of shares of Common Stock purchased from us (as a part of the Units in the public offering), the total consideration paid to us for the Units, and the average price paid per share by existing stockholders and by investors purchasing our Units in this Offering:

	Shares Purchased		Total Consideration
	Number	Percentage	Amount	Percentage	Average Price per Share
Existing stockholders	3,000,000	81%	$425,616	6%	$0.14
New investors	700,000	19%	7,000,000	94%	10.00
Total	3,700,000	100%	$7,425,616	100%	$2.01

Assuming the underwriters’ option is exercised in full, sales by us in this Offering will reduce the percentage of shares held by existing stockholders to 79% and will increase the number of shares held by new investors to 21%.

Each $1.00 increase (decrease) in the assumed public offering price per Unit would increase (decrease) the pro forma as adjusted net tangible book value by $0.10 per share (assuming no exercise of the underwriters’ option to purchase additional shares) and the net tangible book value dilution to investors in this Offering by $0.90 per share, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same.

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DIVIDEND POLICY

In 2020, we paid dividends to the members of the LLCs in the amount of $559,928.

In 2021, we paid dividends to the members of the LLCs until our reorganization in August 2021 and then to the stockholders of the Company in the amount of $610,379.

For the period ended September 30, 2022, we paid dividends to the stockholders of the Company in the amount of $200,027.

After the closing of this Offering, our board of directors intends to retain all earnings, if any, for use in our operations and not pay dividends to our stockholders for the foreseeable future. We are organized under the Nevada Revised Statutes, which prohibits the payment of a dividend if, after giving it effect, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved, to satisfy the preferential rights upon dissolution of any preferred stockholders. Any determination by our board to pay dividends in the future to stockholders will be dependent upon our operational results, financial condition, capital requirements, business projections, general business conditions, any debt related financial covenants, statutory and regulatory restrictions and any other factors deemed appropriate by our board.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this Offering, our Common Stock has not been listed on any stock exchange or quoted on any over-the-counter market or quotation system and there has been no public market for our Common Stock or our Warrants. We have applied to have our Common Stock listed on the Nasdaq Capital Market under the symbol “LRHC” and our Warrants listed under the symbol “LRHCW” which listing is a condition to this Offering. For more information see the section “Risk Factors.”

As of January 6, 2023, 3,000,000 shares of Common Stock were issued and outstanding and held by two stockholders of record.

We also have outstanding 2,000 shares of Series X Super Voting Preferred Stock held by Mr. La Rosa, our principal executive officer, that provides to Mr. La Rosa 10,000 votes per share when voting with the Common Stock.

Securities Authorized for Issuance under Equity Incentive Plan

We intend to adopt the 2022 Equity Incentive Plan (the “2022 Plan”), which will be effective the day prior to the listing of our Common Stock on Nasdaq. The 2022 Plan allows the compensation committee to make equity-based and cash-based incentive awards to our officers, employees, directors and other key persons (including consultants). The types of awards permitted under the Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards.

We have reserved 2,500,000 shares of Common Stock issuable under the 2022 Plan as adjusted for the 10-for-1 Reverse Stock Split on March 21, 2022. This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization.

The board of directors has the power to amend, suspend or terminate the 2022 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year.

The shares underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without any issuance of shares, expire or are otherwise terminated (other than by exercise) under the 2022 Plan will be added back to the shares available for issuance under the 2022 Plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our “Selected Consolidated Financial Data” and our consolidated financial statements, the accompanying notes, and other financial information included elsewhere in this prospectus. The share and per share amounts for all periods reflect the completion of the Reverse Stock Split, which was effective on March 21, 2022. This discussion contains forward-looking statements that involve risks and uncertainties, such as our plans, estimates, and beliefs. Our actual results could differ materially from those forward-looking statements below. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed under “Risk Factors” included elsewhere in this prospectus.

Overview

We are the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. Our primary business, La Rosa Realty, LLC, has been listed in the “Top 75 Residential Real Estate Firms in the United States” from 2016 through 2020 by the National Association of Realtors, the leading real estate industry trade association in the United States.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own, and, to a lesser extent, under the trade name Better Homes Realty which we license. We have five La Rosa Realty corporate real estate brokerage offices located in Florida, 28 La Rosa Realty franchised real estate brokerage offices in five states in the United States and Puerto Rico. Our real estate brokerage offices, both corporate and franchised, are staffed with more than 2,370 licensed real estate brokers and sales associates.

La Rosa Holdings Corp. was organized in June 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies in which Mr. La Rosa held or controlled a one hundred percent ownership interest: (i) La Rosa Coaching, LLC; (ii) La Rosa CRE, LLC; (iii) La Rosa Franchising, LLC; (iv) La Rosa Property Management, LLC; and (v) La Rosa Realty, LLC. The LLCs became direct, wholly owned subsidiaries of the Company as a result of the closing of the Reorganization Agreement and Plan of Share Exchange, dated July 22, 2021, a copy of which is included as an exhibit to the registration statement of which this prospectus is a part.

As part of the reorganization, we amended and restated our Articles of Incorporation on July 29, 2021, such that: (i) we increased our total authorized capital stock to 300,000,000 shares, of which 50,000,000 shares were designated preferred stock and 250,000,000 shares were designated Common Stock; and (ii) authorized 2,000 shares of Series X Super Voting Preferred Stock that has 10,000 votes per share and votes together as a class with our Common Stock. At that time, we issued 3,000,000 shares of our Common Stock and all 2,000 shares of the Series X Super Voting Preferred Stock to Mr. La Rosa in consideration of his past services to the combined entities. We refer to this reorganization as the Exchange Transactions. The Exchange Transactions did not affect our operations, which we continue to conduct through our operating subsidiaries.

Prior to and through the date of the Exchange Transactions, Mr. La Rosa was the majority member in each of the LLCs. Therefore, the Exchange Transactions have been accounted for as acquisitions under common control and due to the similar nature of the entities, business, the financial statements for the years ended December 31, 2021, and 2020 and interim periods ending September 30, 2022 and 2021 have been presented on a consolidated basis.

Historical results are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. The data presented should be read in conjunction with, and are qualified in their entirety by reference to, “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” and our consolidated financial statements and the notes thereto included elsewhere in this prospectus. The Risk Factors and Special Note Regarding Forward-Looking Statements describes the circumstances that management believes could impact market conditions, future earnings, and cash flows.

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High demand, low housing inventory and low interest rates created a strong sellers’ market leading to escalating home sale prices during 2021. Home prices continued to climb through the remainder of 2022 as the demand for housing continued to be stronger than usual. Rising mortgage rates have begun to negatively impact existing home sales. In 2022, the 30 year fixed mortgage rate doubled from 2021. Housing starts declined as a result of the rising mortgage interest rates and affordability fell for the average home owner. Despite mortgage rate increases according to data from Florida Realtors, the statewide median sale price for single-family homes in November 2022 was $400,000, up 9.6% from the prior year and median price for condo-townhouse units was $307,00 up 12.3% over the year-ago figure. The median is the midpoint; half the homes sold for more, half for less. While real estate appreciation has slowed nationally, real estate appreciation in Florida remains among the highest rates in the country. However, the housing market in Florida is experiencing a slow down like the rest of the country. Closed sales of single-family homes statewide in November 2022 totaled 17,009, down 38.2% year-over-year, while existing condo-townhouse sales totaled7,084, also down 38.9% from November 2021. Statewide Florida inventory was higher in November 2022 than a year ago for both existing single-family homes, increasing by 105.2%, and for condo-townhouse units, up 47.4%. The supply of single-family existing homes increased to a 2.8-months’ supply while existing condo-townhouse properties were at a 2.7-months’ supply in November 2022.

As we have during similar historical market environments, we expect to experience a substantial agent migration to our 100% commission model as agents look to maximize revenue and cut their expenses. While transactions per agent may decrease, we expect to see a proportional increase in agent count which could assist the Company to capitalize on growth and expansion goals.

We have expanded training and education specific to this trending market shift to better prepare existing and incoming agents to maximize their revenue in the anticipated near term market. Additionally, the Company’s property management segment could experience growth as rental rates and percentages increase due to the homeownership affordability challenges in the market. We have also automated and systematized many of our transactional and educational processes with the development of our own proprietary software suite in anticipation of the agent growth and training needs.

We continue to evaluate opportunities to drive our near-term and long-term growth. We are currently in the process of developing and deploying our own proprietary technology which will further decrease our overall expenses as we eliminate the need for outside technology services.

Description of Our Revenues

Our financial results are driven by the total number of sales agents in our Company, the number of sales agents closing residential real estate transactions, the number of sales agents utilizing our coaching services, and the number of agents who work with our franchisees. We grew our total agent count from our founding in 2004 to approximately 2,370 agents as of the date of this prospectus.

The majority of our revenue is derived from a stable set of fees paid by our brokers, franchisees and consumers. We have multiple revenue streams, with the majority of our revenue derived from commissions paid by consumers who transact business with our and our franchisee’s agents, royalties paid by our franchisees, dues and technology fees paid by our sales agents and our franchisees and our franchisees’ agents. Our major revenue streams come from such sources as: (i) residential real estate brokerage revenue, (ii) revenue from our property management services, (iii) franchise royalty fees, (iv) fees from the sale or renewal of franchises and other franchise revenue, (v) coaching, training and assistance fees, (vi) brokerage revenue generated transactionally on commercial real estate, and (vii) fees from our events and forums.

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Our major revenue streams are illustrated in the following table:

REVENUE STREAM	DESCRIPTION	PERCENT OF TOTAL 2021 REVENUE	PERCENT OF TOTAL 2020 REVENUE	PERCENT OF TOTAL REVENUE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 (Unaudited)
Brokerage Revenue	Percentage fees paid on agent-generated residential real estate transactions. Other revenues earned upon occurrence (annual and monthly dues charged to our agents).	67%	65%	64%
Property Management Revenue	Management fees paid by the sales agents from fees earned from property owners, rental fees and rents.	26%	29%	29%
Franchise Sales and Other Franchise Revenues	One-time fee payable upon signing of the franchise agreement. Other revenues earned upon occurrence (annual membership, technology, interest, late fees, renewal, transfer, successor, audit, other related fees). Per agent per closed transaction; payable monthly.	4%	4%	4%
Coaching/Training/Assistance Revenue	Based on real estate commissions earned by the sales agent. Event fees and break-out sessions.	3%	2%	3%
Commercial Real Estate Revenue	10% of every real estate commission earned by the sales agent.	*	*	*
TOTAL		100%	100%	100%

*Less than 1%

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Various factors affected our results for the periods presented in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The majority of our revenue is derived from fees and dues based on the number of agents working under the La Rosa Realty brand. Due to the low fixed cost structure of both our Company and franchise models, the addition of new sales agents generally requires little incremental investment in capital or infrastructure. Accordingly, the number of commissions producing sales agents in our Company and our franchisees is the most important factor affecting our results of operations and the addition of new agents can favorably impact our revenue and our earnings before interest, taxes, depreciation and amortization (“EBITDA”). Historically, the number of agents in the residential real estate industry has been highly correlated with overall home sale transaction activity. We believe that the number of agents and those that produce commissions in our network is the primary statistic that drives our revenue. Another major factor is the cyclicality of the real estate industry that has peaks and valleys depending on macroeconomic conditions that we cannot control. And finally, our revenues fluctuate based on the changes in the aggregate fee revenue per sales agent as a significant portion of our revenue is tied to various fees that are ultimately tied to the number of agents, including annual dues, continuing franchise fees and certain transaction or service-based fees. Our revenue per agent also increases in other ways including when transaction sides and transaction sizes increase since a portion of our revenue comes from fees tied to the number and size of real estate transactions closed by our agents. Given the low fixed cost structure of our franchise model, modest increases in revenue per sales agent can have a significant impact on our profitability. Our annual fee revenue per sales agent was $100 for the years ended December 31, 2021 and 2020 and was $100 for the nine months ended September 30, 2022.

Description of Our Expenses

Operating Expenses

Operating expenses include cost of revenue, selling, operating and administrative expenses, depreciation and amortization and the gains and losses on sales of assets. Set forth below is a brief discussion of some of the key operating expenses that impact our results of operations:

•	Cost of revenue. Cost of revenue primarily consists of commissions paid to selling agents and agent related expenses.

•	Selling, operating and administrative expenses. Selling, operating and administrative expenses primarily consists of salaries, benefits and other compensation expenses paid to our personnel as well as certain marketing and production costs, including travel and entertainment costs, costs associated with our annual convention and other events, rent expense and professional fee expenses.

In connection with the completion of this Offering, we may recognize certain compensation expenses including compensation expense of approximately $10,150,000 related the granting of restricted stock awards with respect to 1,015,000 shares of our Common Stock to our senior executive officers, as described in “Security Ownership Of Certain Beneficial Owners And Management”. In addition, we expect to grant restricted stock units representing shares of our Common Stock to our employees, contractors, and directors in connection with the completion of this Offering under our 2022 Equity Incentive Plan and will incur a charge of $1,984,250 related to stock-based compensation in 2023. We will incur additional charges in the future related to additional equity grants under our 2022 Equity Incentive Plan. We also expect our selling, operating and administrative expenses to increase in the near-term as we add additional personnel and incur additional expenses that we did not incur as a private company, including costs related to becoming a public company and compliance with related governance and disclosure requirements.

More specifically, we expect our selling, operating and administrative expenses to increase related to obligations associated with becoming a public company including compliance with the Sarbanes-Oxley Act, as well as legal, accounting, tax and other expenses that we did not incur as a private company.

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Other Income (Expenses), Net

Other income (expenses), net includes interest expense, interest income, amortization of deferred financing fees, gains on the forgiveness of debt, and changes in the fair value of derivatives.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our Company. The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

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Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. Revenue from real estate brokerage services (residential) mainly consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfilment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools and compliance services. The annual and monthly dues are recognized each month as services are provided.

Franchising Services

The Company’s franchise agreements offer the following benefits to the franchisee: common use and promotion of the La Rosa Realty trademark; distinctive sales and promotional materials; access to technology and training; and recommended procedures for operation of La Rosa Realty franchises. The Company concluded that these benefits are highly related and part of one performance obligation for each franchise agreement, a license of symbolic intellectual property that is billed through a variety of fees including (i) initial franchise fees, (ii) annual dues and (iii) royalty fees. Initial franchise fees consist of a fixed fee payable upon signing the franchise agreement. Annual dues are calculated at a fixed fee per agent (prorated for any partial year) payable annually before the 10th day of January or within 10 days after each agent commences their association with the franchise. Royalty fees are calculated as the greater of: (a) fixed percentage of gross commission income for the period which is made up of all commissions, transaction fees, property management fees, and monthly fees collected or receivable by the franchisee and the franchisee’s independent sales associates, agents, representatives, contractors, employees, partners, directors, officers, owners, or affiliates, regardless of whether or not such individuals or affiliates are entitled to retain all or part of such gross commission income, or (b) a fixed monthly fee. Royalty fees are payable monthly on or before the 10th of each month. Revenue is recognized over the period of the annual dues or the duration of the franchisee agreement.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned on these transactions payable upon the closing of the transaction. Coaches also provide optional special education services throughout the year to agents. Revenue is recognized as each event occurs.

Property Management

We provide property management services on a contractual basis for owners of and investors in residential, office, industrial and retail properties. These services include managing daily operations of the property, tenant background screening, overseeing the tenant application process, and accounting services. We are compensated for our services through a flat monthly management fee. We are also sometimes reimbursed for our repair costs directly attributable to the properties under management. These costs are not included in the transaction price as the customer is the party receiving these services. Property management services represent a series of distinct daily services rendered over time. Consistent with the transfer of control for distinct, daily services to the customer, revenue is recognized at the end of each period for the fees associated with the services performed. The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. We generally do not control third-party services delivered to property management clients. As such, we generally report revenues net of third-party reimbursements.

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The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. This is evidenced by our obligation for their performance and our ability to direct and redirect their work, as well as negotiate the value of such services. The amount of revenue recognized related to certain project management arrangements is presented gross (with offsetting expense recorded in cost of revenue) for reimbursements of costs of third-party services because we control those services that are delivered to the client. In the instances where we do not control third-party services delivered to the client, we report revenues net of the third-party reimbursements.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfilment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. The Company also charges customers a fixed monthly membership fee.

Recently Adopted Accounting Standards

In January 2021 the FASB issued ASU 2021-02, Franchisors — Revenue from Contracts with Customers (Subtopic 952-606). This ASU modifies the guidance applicable to franchisors under the revenue recognition standards by adding a practical expedient that allows non-public business entity franchisors to account for pre-opening services provided to a franchisee as a distinct performance obligation that is separate from the franchise license. To qualify for the new practical expedient, the pre-opening services need to be consistent with the predefined list within the standards. The ASU also allows franchisors the ability to recognize the pre-opening services as a single performance obligation. ASU 2021-02 is effective for the Company for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted under certain conditions. The adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company has assessed the impact of ASU 2019-12 and has determined it does not have a material impact on the Company’s consolidated financial statements.

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Recently Issued Accounting Standards

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Company for fiscal years beginning after December 15, 2021 and for interim periods after the year of adoption. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard for the year ended December 31, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard on January 1, 2023.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of the EPS guidance. As the Company expects to qualify for the smaller reporting company determination, the effective date for this ASU is for our fiscal year beginning after December 15, 2023, and the Company has not determined the impact of possible early adoption.

JOBS Act Transition Period

Section 107 of the JOBS Act, which was enacted in April 2012, provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourself of the extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements under the JOBS Act. Subject to certain conditions, as an emerging growth company, we may rely on certain of these exemptions, including without limitation, from the requirements of:  (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and (ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an emerging growth company until the earlier to occur of : (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of this registration statement, (b) in which we have total annual gross revenues of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior December 31st, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

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Results of Operations

Nine months ended September 30, 2022 compared to the nine months ended September 30, 2021

Our unaudited statements of operations for the nine months ended September 30, 2022 and 2021 as discussed herein are presented below.

	Unaudited
	Nine Months ended
	September 30,
	2022	2021	Change
Revenue	$20,206,673	$21,904,285	$(1,697,612)
Cost of revenue	17,998,181	18,841,579	(843,398)
Gross Profit	2,208,492	3,062,706	(854,214)
Selling, general and administrative	3,195,947	2,233,255	962,692
Sales and marketing	296,429	162,639	133,790
Income (loss) from operations	(1,283,884)	666,812	(1,950,696)
Other income (expense)	(31,408)	61,361	(92,769)
Net income (loss)	$(1,315,292)	$728,173	$(2,043,465)
Net income per share, basic and diluted	$(0.42)	$0.24
Shares used in computing net income per share attributable to Common Stockholders, basic and diluted	3,110,769	3,000,000

Fiscal year ended December 31, 2021 compared to the fiscal year ended December 31, 2020

Our statements of operations for the year ended December 31, 2021 and 2020 as discussed herein are presented below.

	Year Ended
	December 31,
	2021	2020	Change
Revenue	$28,797,531	$24,127,871	$4,669,660
Cost of revenue	25,283,775	21,051,729	4,232,046
Gross Profit	3,513,756	3,076,142	437,614
Selling, general and administrative	3,196,379	2,689,535	506,844
Sales and marketing	254,453	258,953	(4,500)
Income from operations	62,924	127,654	(64,730)
Other income (expense)	35,274	6,707	(28,567)
Net income	$98,198	$134,361	$(36,163)
Net income per share, basic and diluted	$0.03	$0.04
Shares used in computing net income per share attributable to Common Stockholders, basic	3,000,000	3,000,000

Revenue – Periods ended September 30, 2022 and 2021

Revenues totaled $20.2 million and $21.9 million for the nine months ended September 30, 2022 and 2021, respectively. The following table details our revenue by operating segment:

	Unaudited Nine Months ended September 30,
	2022	2021	Change	%
Revenue
Real Estate Brokerage Services (Residential)	$12,896,795	$14,927,306	$(2,030,511)	(14)%
Franchising Services	822,410	813,581	8,829	1%
Coaching Services	512,553	612,798	(100,245)	(16)%
Property Management	5,897,105	5,460,130	436,975	8%
Real Estate Brokerage Services (Commercial)	77,810	90,470	(12,660)	(14)%
Revenue	$20,206,673	$21,904,285	$(1,697,612)	(8)%

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Revenue

Total Revenue decreased $1.7 million (8%) in the period ending September 30, 2022 versus the comparative period in 2021. The decrease in residential brokerage services was attributable to a rise in interest rates which decreased transaction volume. The decrease in coaching services was due to a reduction in total agents in the current year compared with the prior year. The increase in Property Management revenue corresponded to a rise in new customers for the Company’s services from the comparative period.

Revenue – Years ended December 31, 2021 and 2020

Revenues totaled $28.8 million and $24.1 million for the years ended December 31, 2021 and 2020, respectively. The following table details our revenue by operating segment:

	2021	2020	Change	%
Revenue
Real Estate Brokerage Services (Residential)	$19,426,032	$15,699,121	$3,726,911	24%
Franchising Services	1,048,238	853,968	194,270	23%
Coaching Services	811,059	475,668	335,391	71%
Property Management	7,364,837	6,991,444	373,393	5%
Real Estate Brokerage Services (Commercial)	147,365	107,670	39,695	37%
Revenue	$28,797,531	$24,127,871	$4,669,660	19%

Revenue

Real Estate Brokerage Services (Residential)

Revenue from residential real estate services increased $3.7 million (24%) from $15.7 million in 2020 to $19.4 million in 2021. This increase was primarily attributable to an increase in transaction volume and to an increase in average revenue per transaction due to rising home prices. During the year ended December 31, 2021, transaction volume increased by 42% to approximately 11,370 transactions compared to approximately 9,420 transactions for the year ended December 31, 2020. Our transaction volume increased primarily due to the organic growth in the number of agents contracted with us in 2021.

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Franchising Services

Revenue from franchising increased $0.2 million (23%) from $0.9 million in 2020 to $1.1 million in 2021. Our franchisees saw a similar increase in volume and increase in transaction prices related to the same market conditions in our residential services. Our franchise charges are directly related to franchise income, number of agents as well as other price and volume related fees.

Coaching Services

Revenue from coaching increased $0.3 million (71%) from $0.5 million in 2020 to $0.8 million in 2021. The increase was primarily the result of the favorable market conditions, the number of new agents and fees charged for company-wide training to enhance core competencies. Coaching income is transactional based and as a result of increased transactions post pandemic and increased sales volume, coaching income, which is commission based, also increased.

Property Management

Revenue from property management increased $0.4 million (5%) from $7.0 million in 2020 to $7.4 million in 2021. The primary drivers in the increase were an increase in rents consistent with the increase in the national average and a proportional increase in commissions and management fees.

Real Estate Brokerage Services (Commercial)

Revenue from commercial real estate increased $0.04 million (37%) from $0.1 million in 2020 to $0.14 million in 2021. Commercial real estate has historically not been a segment in which the Company has significant operations, though it saw higher volume and increased agent licensing in 2021 compared to 2020.

Cost of revenue for the nine months ended September 30, 2022 and 2021

Cost of revenue totaled $18.0 million and $18.8 million for the nine months ended September 30, 2022 and 2021, respectively. The following table details our major categories of expenses:

	Unaudited Nine Months ended September 30,
	2022	2021	Change	%

Real Estate Brokerage Services (Residential)	$12,024,450	$13,383,519	$(1,359,069)	(10)%
Franchising Services	3,091	3,257	(166)	(5)%
Coaching Services	249,778	301,669	(51,891)	(17)%
Property Management	5,720,862	5,150,129	570,733	11%
Real Estate Brokerage Services (Commercial)	–	3,005	(3,005)	(100)%
Cost of revenue	$17,998,181	$18,841,579	$(843,398)	(5)%

Costs related to residential real estate brokerage services decreased $1.4 million (10%) from $13.4 million in the period ending September 30, 2021 to $12.0 million in the period ending September 30, 2022 due to the related decrease in revenue. Costs related to property management had an increase over the prior period of $0.6 million (11%) due to an increase in property management volume. The Company does not have significant costs related to its franchising and commercial real estate segments.

Cost of revenue for the years ended December 31, 2021 and 2020

Cost of revenue totaled $25.3 million and $21.1 million for the years ended December 31, 2021 and 2020, respectively. The following table details our major categories of expenses:

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	2021	2020	Change	%

Real Estate Brokerage Services (Residential)	$17,854,136	$14,142,452	$3,711,684	26%
Franchising Services	4,474	9,126	(4,652)	(51)%
Coaching Services	399,813	231,525	168,288	73%
Property Management	7,022,346	6,668,626	353,720	5%
Real Estate Brokerage Services (Commercial)	3,005	-	3,005	N/A
Cost of revenue	$25,283,775	$21,051,729	$4,232,046	20%

Costs related to residential real estate brokerage services increased $3.7 million (26%) from $14.2 million in 2020 to $17.9 million in 2021. The costs are proportional to the increase in sales for the same segment due to the increase in payments made to agents for commissions. Similarly, costs related to coaching increased $0.2 million (73%) from $0.2 million in 2020 to $0.4 million in 2021. The increase is attributable to the increase in new agents and commissions resulting from the increase in transaction volume. Property management costs increased $0.3 million (5%) from $6.7 million to $7.0 million. The increase is directly proportionate to the increase in revenue and results primarily from higher commissions. The Company does not have significant costs related to its franchising and commercial real estate segments. These costs, other than commissions, are considered immaterial to the segment and are absorbed by the residential segment.

Selling, general and administrative expenses for the nine months ended September 30, 2022 and 2021

Selling, general and administrative expenses totaled $3.4 million and $2.4 million for the nine months ended September 30, 2022 and 2021, respectively. The following table summarizes the changes in our selling, general and administrative expenses:

	Unaudited Nine Months ended September 30,
	2022	2021	Change	%
Payroll and benefits	$1,509,285	$1,037,978	$471,307	45%
Rent and occupancy	148,740	150,554	(1,814)	(1)%
Professional	446,079	376,992	69,087	18%
Office	180,652	73,843	106,809	145%
Technology	548,470	420,289	128,181	31%
Insurance and other	362,721	173,599	189,122	109%
Sales and marketing	296,429	162,639	133,790	82%
Selling, general and administrative	$3,492,376	$2,395,894	$1,096,482	46%

Payroll and benefits increased primarily due to new management hires and raises. Professional, office expenses, technology, and insurance and other increased due to costs related to the Company’s efforts to file a registration statement for an initial public offering. Sales and marketing costs increased due to an increase in industry marketing events.

Selling, general and administrative expenses for the years ended December 31, 2021 and 2020

Selling, general and administrative expenses totaled $3.5 million and $3.0 million for the years ended December 31, 2021 and 2020, respectively. The following table summarizes the changes in our selling, general and administrative expenses:

	2021	2020	Change	%
Payroll and benefits	$1,543,210	$1,423,711	$119,499	8%
Rent and occupancy	201,774	262,645	(60,870)	(23)%
Professional	679,073	233,600	445,473	191%
Office	198,204	178,639	19,565	11%
Technology	574,117	590,940	(16,823)	(3)%
Sales and marketing	254,453	258,953	(4,500)	(2)%
Selling, general and administrative	$3,450,831	$2,948,488	$502,343	17%

Though headcount remained consistent, payroll and benefits increased primarily due to raises and increased health insurance costs. Rent and occupancy decreased as a result of the Company closing several corporate owned offices that were considered unnecessary in an effort to improve the efficiency of our corporate spending. Professional fees increased due to legal, consulting and accounting costs related to the Company’s efforts to file a registration statement for an initial public offering. Office expenses, technology and sales and marketing expenses remained largely unchanged as there was no significant change in corporate spending in these areas.

Income (loss) from operations for the nine months ended September 30, 2022 and 2021

Loss from operations was $1.3 million for the nine months ended September 30, 2022, as compared to Income from operations of $0.7 million for the nine months ended September 30, 2021, primarily due to increased costs related to the Offering and the reduction in gross profit discussed above.

Income from operations for the years ended December 31, 2021 and 2020

Income from operations was $63 thousand for the years ended December 31, 2021, as compared to $128 thousand for the year ended December 31, 2020.

Other income (expense) for the nine months ended September 30, 2022 and 2021

Other expense was $31 thousand for the nine months ended September 30, 2022, as compared to income of $61 thousand in the comparative period of 2021. The increase in cost was due to costs related to the convertible debt issued in the fourth quarter of 2021, namely, amortization of finance fees, fair market value adjustments of the derivative liability related to the convertible notes, and interest expense on the convertible notes. These additional costs were partially offset by an increase in the forgiveness of debt of $149 thousand for the nine months ended September 30, 2022 as compared to $60 thousand in the comparative period in 2021.

Other income (expense) for the years ended December 31, 2021 and 2020

Other income (expense) was $35 thousand for the year ended December 31, 2021, as compared to $7 thousand for the year ended December 31, 2020. The decrease is primarily the result of debt forgiveness of $271 thousand and a favorable change in the fair market value of derivatives of $32 thousand offset by an increase interest of $23 thousand from additional debt incurred during the year, $95 thousand of amortization of debt discounts and our corporate tax provision of $150 thousand in 2021. Other income from 2020 included $5 thousand of interest net of $12 thousand in other income.

Net loss for the nine months ended September 30, 2022 and 2021

Net loss for the period ended September 30, 2022 was $1.3 million, as compared to net income of $0.7 million for the comparative period in 2021.

Net income for the years ended December 31, 2021 and 2020

As a result of the foregoing, net income was $98 thousand for the year ended December 31, 2021, as compared to $134 thousand for the year ended December 31, 2020.

Liquidity and Capital Resources

On September 30, 2022 and December 31, 2021, we had cash of $0.07 million (unaudited) and $0.53 million, respectively, available to fund our ongoing business activities. Additional information concerning our financial condition and results of operations is provided in the financial statements presented in this prospectus.

Subsequent to September 30, 2022, we issued Convertible Notes and Notes Payable of approximately $0.9 million.

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This Offering is expected to generate net proceeds of approximately $5,034,000. We intend to use such proceeds as described in the section of this prospectus titled “Use of Proceeds.”

We believe that the net proceeds from this Offering combined with our existing cash resources will be sufficient to fund our projected operating requirements for at least 12 months subsequent to the closing of this Offering. We anticipate that our expenses will increase substantially as we:

●	incur costs with being a reporting company under the Exchange Act;

●	incur costs with being a public company on a national exchange;

●	continue to grow our Company by the addition of employees, consultants and advisors; and

●	implement our business strategy through either growing organically or acquiring other entities.

If needed, we may finance future cash needs through public or private equity offerings, debt financings or corporate collaborations and licensing arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants. To the extent that we raise additional funds through collaborations and licensing arrangements, it may be necessary to relinquish some rights to our technologies or applications or grant licenses on terms that may not be favorable to us. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Management believes that its cash availability and access to financing is sufficient for operations for at least 12 months from the date of the filing of the registration statement of which this prospectus is a part.

Cash Flows

Operating Activities for the nine months ended September 30, 2022

During the nine months ended September 30, 2022, cash used in operating activities was $0.6 million, which was primarily attributable to the net loss of $1.3 million, which was partially offset by a decrease in accounts receivable of $0.2 million and an increase in accrued expenses and security deposits payable of $0.5 million.

During the nine months ended September 30, 2021, operating activities contributed $1.1 million to the Company’s cash which was primarily attributable to net income of $0.7 million and an increase in accounts payable and security deposits of $0.5 million, partially offset by an increase in accounts receivable of $0.1 million.

Operating Activities for the years ended December 31, 2021 and 2020

During the year ended December 31, 2021, the Company provided cash of $0.4 million in operating activities, which was primarily attributable to an increase in accounts payable, accrued expenses, landlord deposits and income taxes payable totaling $1.1 million plus our net income of $0.1 million reduced by debt forgiveness, change in fair market value of derivative and increases in accounts receivable and prepaid expenses of $0.8 million.

During the year ended December 31, 2020, the Company used cash of $0.3 million in operating activities which was primarily attributable to the receipt of landlord deposits of $0.7 million plus our net income of $0.1 million reduced by payments of accounts payable and accrued expenses totaling $0.5 million.

Financing Activities for the nine months ended September 30, 2022

During the nine months ended September 30, 2022, the Company generated cash of $0.4 million in financing activities, which was attributable to proceeds from notes payable and note payables from related parties of $0.9 million, partially offset by deferred operating costs paid of $0.4 million and distributions paid of $0.2 million.

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During the nine months ended September 30, 2021, the Company used cash of $0.5 million in financing activities primarily attributable to distributions paid of $0.5 million.

Financing Activities for the years ended December 31, 2021 and 2020

During the year ended December 31, 2021, the Company provided cash of $0.1 million from financing activities, primarily the result of net proceeds from convertible debt and notes payable totaling $0.7 million, reduced by distribution payments of $0.6 million.

During the year ended December 31, 2020, the Company was provided cash of $0.2 million from financing activities, primarily the result of net debt proceeds, line of credit borrowings and related party advances totaling $0.8 million reduced by distribution payments of $0.6 million.

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UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Introduction to Unaudited Pro Forma Condensed Financial Information

The following unaudited pro forma condensed combined financial statements of La Rosa Holdings Corp. gives effect to the following planned transactions (the “Transactions”):

•	The estimated net proceeds from our assumed initial public offering and application of the estimated proceeds contemplated in this prospectus.

•	The planned acquisition of 100% membership interest in La Rosa Realty CW Properties, LLC (“CW”).

•	The planned acquisition of 100% membership interest in La Rosa Realty North Florida, LLC (“North Florida”).

•	The planned acquisition of 51% membership interest in La Rosa Realty the Elite LLC (“Elite”).

•	The planned acquisition of 51% membership interest in Horeb Kissimmee Realty LLC (“Kissimmee”).

•	The planned acquisition of 51% membership interest in La Rosa Realty Lake Nona, Inc. (“Lake Nona”).

•	The planned acquisition of 51% membership interest in La Rosa Realty Lakeland, LLC (“Lakeland”).

•	Certain other agreements entered into in anticipation of the assumed initial public offering or are contingent upon the completion of the initial public offering.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information (“Article 11”), and are being provided pursuant to Rule 3-05 of Regulation S-X because the proposed transactions constitute probable significant acquisitions that have not yet been consummated.

Initial Public Offering of Company Units

In July 2021, we entered into an agreement with Maxim Group LLC, related to the Offering of an assumed 700,000 Units, with each Unit consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock at an assumed public offering price of $10.00 per Unit (the midpoint of the price range of the Units offered hereby). The Units are expected to be offered and sold by us pursuant to a registration statement on Form S-1, as amended, which was filed with the Securities and Exchange Commission and is yet to be declared effective. We expect to receive net proceeds of approximately $5,034,000 from the sale of the assumed number of Units at the assumed offering price per Unit. The pro forma information assumes we will use a portion of the net proceeds to fund the planned acquisitions referred to above. The pro forma information assumes no exercise by the underwriters of the option to purchase up to an additional 15% of the number of Units sold in the Offering.

Additionally, immediately before our initial public offering the Selling Shareholders will receive 1,018,593 shares, resulting from:

•	all of our automatically convertible debt will be converted into 87,605 shares of our Common Stock, calculated as of the expected Offering date of January 15, 2023, which is priced at a 20% discount to the per Unit offering price;

•	accounts payable in the amount of $200,779 will be converted into 274,897 shares of our Common Stock;

•	we will issue 198,425 restricted stock units to our agents as compensation; and

•	we will issue 457,666 shares of our Common Stock to consultants, counsel and accountants.

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The Offering takes into account the prior Reverse Stock Split of our Common Stock on a 10-for-1 basis pursuant to which every 10 shares of outstanding Common Stock was decreased to 1 share as of March 21, 2022.

CW Acquisition

On January 7, 2022, the Company and CW entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 100% of the membership interests in CW in exchange for $50,000 and $1,150,000 in shares of our Common Stock. The number of shares to be issued will be equal to the quotient of $1,150,000 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 115,000 shares. The closing of the CW acquisition is expected to occur within five days after the closing of this Offering.

North Florida Acquisition

On January 11, 2022, the Company and North Florida entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 100% of the membership interests in North Florida in exchange for $300,000 and $614,053.50 in shares of our Common Stock. The number of shares to be issued will be equal to the quotient of $614,053.50 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 61,405 shares. The closing of the North Florida acquisition is expected to occur within five days after the closing of this Offering.

Elite Acquisition

On January 5, 2022, the Company and Elite entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Elite in exchange for $50,000 and $568,984.50 in shares of our Common Stock. The number of shares to be issued will be equal to the quotient of $568,984.50 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 56,898 shares. The closing of the Elite acquisition is expected to occur within five days after the closing of this Offering.

Kissimmee Acquisition

On January 31, 2022, the Company and Kissimmee entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Kissimmee in exchange for $500,000 and $2,568,133.50 in shares of our Common Stock. The number of shares to be issued will be equal to the quotient of $2,568,133.50 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 256,813 shares. The closing of the Kissimmee acquisition is expected to occur within five days after the closing of this Offering.

Lake Nona Acquisition

On January 10, 2022, the Company and Lake Nona entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Lake Nona in exchange for $50,000 and $1,624,993.50 in shares of our Common Stock. The number of shares issued will be equal to the quotient of $1,624,993.50 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 162,499 shares. The closing of the Lake Nona acquisition is expected to occur within five days after the closing of this Offering.

Lakeland Acquisition

On January 6, 2022, the Company and Lakeland entered into a Membership Interest Purchase Agreement, which was amended on September 15, 2022, whereby we agreed to acquire 51% of the membership interests in Lakeland in exchange for $50,000 and $529,322.50 in shares of our Common Stock. The number of shares issued will be equal to the quotient of $529,322.50 divided by the initial public offering price of the Units in the underwritten initial public offering, which is estimated to be 52,932 shares. The closing of the Lakeland acquisition is expected to occur within five days after the closing of this Offering.

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Pro forma Information

The following unaudited pro forma condensed combined financial information is based on the historical combined financial statements of the Company and the historical financial statements of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland to reflect the planned acquisitions of these entities by us and the expected effects of the initial public offering and related transactions described above. The transaction accounting adjustments have been described below and within the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Transactions as if they have occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 gives effect to the Transactions as if they occurred on January 1, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 gives effect to the Transactions as if they occurred on January 1, 2021. The historical information for the unaudited pro forma condensed combined balance sheet as of September 30, 2022 is based on the unaudited interim consolidated balance sheet of La Rosa Holdings Corp and the interim unaudited balance sheets of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland. The historical information for the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 is based on La Rosa Holdings Corp.’s audited consolidated financial statements and the audited financial statements of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland for the year ended December 31, 2021. The historical information for the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 is based on La Rosa Holdings Corp’s unaudited interim consolidated financial statements and the unaudited interim financial statements of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland for the nine months ended September 30, 2022.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of: (i) net proceeds in the initial public offering, (ii) purchase price consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the acquisitions, with the remaining estimated purchase consideration recorded as goodwill, and (iii) fair value of the noncontrolling interests.

The unaudited pro forma condensed combined financial information is for information purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the combined company would have reported had the planned acquisitions and initial public offering completed as of the dates set forth in these unaudited pro forma condensed combined financial statements.

Considerations regarding Pro Forma Financial Information

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro form condensed combined financial statements. The pro forma financial information has been prepared using, and should be read in conjunction with:

•	La Rosa Holdings Corp.’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	La Rosa Holdings Corp.’s historical audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020;

•	CW’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	CW’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020;

•	North Florida’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	North Florida’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020;

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•	Elite’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	Elite’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020;

•	Kissimmee’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	Kissimmee’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020;

•	Lake Nona’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021;

•	Lake Nona’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020;

•	Lakeland’s historical unaudited financial statements as of and for the nine months ended September 30, 2022 and 2021; and

•	Lakeland’s historical audited financial statements as of and for the years ended December 31, 2021 and 2020.

The above historical financial statements are included in this prospectus. The pro forma financial information should also be read in conjunction with the risk factors described in the section entitled “Risk Factors” elsewhere in this prospectus.

We have not finalized the purchase accounting for the acquisitions of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland. As such, the adjustments included in the pro forma financial information are preliminary and subject to change. The final fair value calculations and purchase price allocations, and associated amortization of acquired intangible assets and other effects, may be materially different than that reflected in the pro forma information presented herein. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial results and actual results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the Transactions. The unaudited pro form condensed combined financial information described above has been derived from the historical financial statements of La Rosa Holdings Corp. and the entities in the planned acquisitions and the related notes included elsewhere in this filing. The unaudited pro forma condensed combined financial information is based the Company’s accounting policies. Further review may identify additional differences between the accounting policies of the Company and the planned acquisition entities. The unaudited pro forma transaction accounting adjustments and the pro forma condensed combined financial information do not reflect synergies or post combination management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the Transactions taken place on the dates noted, or of the Company’s future financial position or operating results.

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La Rosa Holdings Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2022

								Transaction
	LHC	CW	Kissimmee	Lake Nona	North Florida	Elite	Lakeland	Adjustments	Notes	Pro Forma
Assets
Current Assets
Cash	$66,961	$112,617	$175,925	$130,204	$32,986	$84,066	$39,428	5,033,584	a	$4,424,846

								(1,000,018)	b
								(250,907)	h
Restricted cash	1,295,500	-	-	-	-	-	-			1,295,500
Accounts receivable, net	319,708	29,777	57,734	193,351	63,710	94,482	52,643	(49,443)	c	761,962
Other current assets	-	-	-	-	-	-	-			-
Due from related party	41,308	-	-	-	-	-	-			41,308
Total Current Assets	1,723,477	142,394	233,659	323,555	96,696	178,548	92,071	3,733,216		6,523,616

Excess purchase price to be allocated	-	-	-	-	-	-	-	13,754,286	b	13,754,286
Other assets	1,551,476	-		-	-	-	-	(1,501,532)	a	49,944

Security deposits	21,270	-	-	-	-	-	6,060			27,330
Fixed assets, net of accumulated depreciation	-	-	13,125	-	-	-	-			13,125
Total Assets	$3,296,223	$142,394	$246,784	$323,555	$96,696	$178,548	$98,131	15,985,970		$20,368,301

Liabilities and Stockholder’s Equity (Deficit)
Liabilities
Current Liabilities
Line of credit	$151,070	$-	$-	$-	$-	$-	$-			$151,070
Accounts payable	1,514,062	100,206	102,638	315,189	51,169	120,728	59,412	(49,443)	c	2,013,183

								(200,779)	g
Accrued Expenses	350,282	-	11,250	-	-	-	18,378	(71,376)	d	307,626
								(907)	h
Income taxes payable	150,000	-	-	-	-	-	-			150,000
Due to related party	818,811	-	-	-	-	-	-	-		818,811
Derivative liability	166,035	-	-	-	-	-	-	(166,035)	d	-
Convertible notes payable, net	510,755	-	-	-	-	-	-	(510,755)	d	-
Notes payable, current	290,000	309	4,670	11,919	-	-	-	(250,000)	h	56,898
Total Current Liabilities	3,951,015	100,515	118,558	327,108	51,169	120,728	77,790	(1,249,294)		3,497,589

Notes payable, net of current	365,300	32,691	144,330	101,081	-	-	-			643,402
Due to related party, net of current	521,111									521,111
Security deposits payable	1,287,635	-	-	2,500	-	-	-			1,290,135
Total Liabilities	6,125,061	133,206	262,888	430,689	51,169	120,728	77,790	(1,950,028)		5,251,503

Commitments and contingencies
Stockholder’s Equity (Deficit)
Preferred stock, Series X	-	-	-	-	-	-	-			-
Common stock	300	-	-	-	-	-	-	70	a	644
								71	b
								9	d
								121	e
								46	f
								27	g

Additional paid-in capital	425,316	-	-	-	-	-	-	5,033,514	a	26,643,879
								(1,501,532)	a
								7,055,399	b
								748,157	d
								12,134,129	e
								4,601,614	f
								(4,601,660)	f
								2,748,943	g

Retained Earnings (Accumulated deficit)	(3,254,454)	9,188	(16,104)	(107,134)	45,527	57,820	20,341	(9,638)	b	(17,936,896)

								(12,134,250)	e
								(2,548,191)	g
Equity (Deficit) of La Rosa Holdings Inc.	(2,828,838)	9,188	(16,104)	(107,134)	45,527	57,820	20,341	11,526,828		8,707,628
Noncontrolling interest	-	-	-	-	-	-	-	5,708,437	b	5,708,437
Total Equity	(2,828,838)	9,188	(16,104)	(107,134)	45,527	57,820	20,341	17,235,265		14,416,064
Total Liabilities and Equity (Deficit)	$3,296,223	$142,394	$246,784	$323,555	$96,696	$178,548	$98,131	15,985,970		$20,368,301

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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La Rosa Holdings Corp.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the nine months ended September 30, 2022

								Transaction
	LHC	CW	Kissimmee	Lake Nona	North Florida	Elite	Lakeland	Adjustments	Notes	Pro Forma
Revenue	$20,206,673	$2,901,441	$8,645,425	$7,659,096	$2,870,028	$3,620,097	$3,812,924	$(445,048)	a	$49,270,636
Cost of revenue	17,998,181	2,639,078	7,950,605	6,972,116	2,690,955	3,360,120	3,513,582			45,124,637

Gross Profit	2,208,492	262,363	694,820	686,980	179,073	259,977	299,342	(445,048)		4,145,999

Operating Expenses
General and administrative expenses	3,195,947	219,313	460,297	520,645	195,695	235,152	264,541	2,254,250	c	6,900,792
								(445,048)	a
Sales and marketing expenses	296,429	5,269	40,899	52,318	8,866	8,118	10,257			422,156
Total Operating Expenses	3,492,376	224,582	501,196	572,963	204,561	243,270	274,798	1,809,202		7,322,948

Income (Loss) From Operations	(1,283,884)	37,781	193,624	114,017	(25,488)	16,707	24,544	(2,254,250)		(3,176,949)

Other Income (Expense)
Forgiveness of debt	149,312	-	-	20,069	-	-	-			169,381
Amortization of financing fees	(100,123)	-	-	-	-	-	-	100,123	b	-
Other Income	27,786	11,567	3,013	(1)	-	4,404	3,630			50,399
Change in fair market value of derivative liability	(24,363)	-	-	-	-	-	-	24,363	b	-
Interest expense	(84,020)	(309)	(2,813)	(2,119)	-	-	-	47,310	b	(41,044)
								907	b
Other Income (Expense)	(31,408)	11,258	200	17,949	-	4,404	3,630	172,703		178,736

Income Before Income Taxes	(1,315,292)	49,039	193,824	131,966	(25,488)	21,111	28,174	(2,081,547)		(2,998,213)

Provision for income taxes	-	-	-	-	-	-	-			-

Income Before Controlling Interest	(1,315,292)	49,039	193,824	131,966	(25,488)	21,111	28,174	(2,081,547)		(2,998,213)

Noncontrolling interest in subsidiaries	-	-	94,974	64,663	-	10,344	13,805			183,787

Net Income Attributable to La Rosa Holdings Corp.	(1,315,292)	49,039	98,850	67,303	(25,488)	10,767	14,369	(2,081,547)		(3,182,000)

Earnings per share, basic	$(0.42)									$(0.49)
Earnings per share, diluted	$(0.42)									$(0.49)
Weighted average shares outstanding, basic	3,110,769							3,441,640	d	6,552,409
Weighted average shares outstanding, diluted	3,110,769							3,441,640	d	6,552,409

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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La Rosa Holdings Corp.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2021

								Transaction
	LHC	CW	Kissimmee	Lake Nona	North Florida	Elite	Lakeland	Adjustments	Notes	Pro Forma
Revenue	$28,797,531	$4,559,702	$11,744,940	$10,478,475	$3,753,527	$4,465,425	$3,981,931	$(500,580)	a	$67,280,951
Cost of revenue	25,283,775	4,175,070	10,693,293	9,480,249	3,500,054	4,143,581	3,643,256			60,919,278

Gross Profit	3,513,756	384,632	1,051,647	998,226	253,473	321,844	338,675	(500,580)		6,361,673

Operating Expenses
General and administrative expenses	3,196,379	305,612	524,157	582,576	184,511	314,362	226,744	15,027,250	c	19,861,011
								(500,580)	a
Sales and marketing expenses	254,453	7,419	43,386	47,547	19,918	9,758	15,381			397,862
Total Operating Expenses	3,450,832	313,031	567,543	630,123	204,429	324,120	242,125	14,526,670		20,258,873

Income (Loss) From Operations	62,924	71,601	484,104	368,103	49,044	(2,276)	96,550	(15,027,250)		(13,897,200)

Other Income (Expense)
Forgiveness of debt	271,700	3,852	25,692	11,700	-	-	-			312,944
Amortization of financing fees	(94,481)	-	-	-	-	-	-	94,481	b	-
Other Income	4,268	(942)	11,027	(785)	-	5,425	3,281			22,274
Change in fair market value of derivative liability	31,985	-	-	-	-	-	-	(31,985)	b	-
Interest expense	(28,198)				(475)	-	-	24,066	b	(4,607)
Loss on settlement	-	-	-	-	-	-	-	(2,548,191)	d	(2,548,191)
Other Income (Expense)	185,274	2,910	36,719	10,915	(475)	5,425	3,281	(2,461,629)		(2,217,580)

Income Before Income Taxes	248,198	74,511	520,823	379,018	48,569	3,149	99,831	(17,488,879)		(16,114,780)

Provision for income taxes	150,000	-	-	-	-	-	-			150,000

Income Before Controlling Interest	98,198	74,511	520,823	379,018	48,569	3,149	99,831	(17,488,879)		(16,264,780)

Noncontrolling interest in subsidiaries	-	-	255,203	185,719	-	1,543	48,917			491,382

Net Income Attributable to La Rosa Holdings Corp.	98,198	74,511	265,620	193,299	48,569	1,606	50,914	(17,488,879)		(16,756,162)

Earnings per share, basic	$0.03									$(2.60)
Earnings per share, diluted	$0.03									$(2.60)
Weighted average shares outstanding, basic	3,000,000							3,441,640	e	6,441,640
Weighted average shares outstanding, diluted	3,000,000							3,441,640	e	6,441,640

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the financial statements of La Rosa Holdings Corp. and the planned acquisitions of CW, North Florida, Elite, Kissimmee, Lake Nona and Lakeland. The unaudited pro forma condensed combined financial information is presented as if the Transactions had been completed on January 1, 2021 with respect to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022 and on September 30, 2022 with respect to the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Transactions and Offering occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Transactions and the Offering.

We have accounted for the Transactions in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we used our best estimates and assumptions to assign fair values to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. The excess purchase price to be allocated is measured as the excess of the purchase consideration over the fair value of the net tangible assets acquired.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022.

The following pro forma adjustments give effect to the Transactions.

a

Reflects the expected proceeds of the La Rosa Holdings Corp. initial public offering transaction. The adjustment is comprised of the net proceeds from the issuance of 700,000 Units of La Rosa Holdings Corp. at the assumed offering price $10.00 per Unit. The Company estimates that, in addition to underwriting fees of $490,000, the Company has and will incur a total of $1.476 million of direct cash offering related costs, which has and is expected to be paid in cash and will be reflected as a reduction of the Offering proceeds. The net proceeds to the Company are estimated to be $5.034 million. These direct cash offering costs exclude the fair value of the 457,666 shares to be issued to consultants for consulting services related to the initial public offering, with an approximate fair value of $4.577 million, described in footnote f below, which will be directly charged to equity with an offset to capital stock at the time of the Offering. The Company has also incurred $1.1 million and $0.4 million of cash and non-cash deferred offering costs, respectively, as of September 30, 2022, the total of which is $1.5 million. Of the cash deferred offering costs, $0.4 million have been paid in cash and $0.7 million have been recorded in Accounts Payable.

b

Reflects the purchase consideration and the preliminary allocation of the assets acquired and liabilities assumed based on their fair values on the acquisition date. The purchase consideration constitutes the following: the payment of $1.0 million of cash and CIL of fractional shares and the issuance of 705,547 shares of La Rosa Holdings Corp.’s Common Stock with an aggregate value of $8.1 million (the “Purchase Consideration”) in exchange for 100 percent of the equity interests in CW and North Florida and 51 percent of the equity interests in Elite, Kissimmee, Lake Nona, and Lakeland. The total enterprise value of the six entities is estimated to be $13.8 million and the non-controlling interest is estimated to be $5.7 million.

The following table sets for the preliminary allocation of the estimated purchase consideration to the identifiable tangible net assets of the planned acquisitions with the excess recorded as excess purchase price to allocated:

66

	CW	North Florida	Elite	Kissimmee	Lake Nona	Lakeland
Estimated Consideration:
Fair value of share consideration	$1,150,000	614,054	568,985	2,568,134	1,624,994	529,323
Cash consideration	50,000	300,000	50,000	500,000	50,000	50,000
Total estimated consideration	1,200,000	914,054	618,985	3,068,134	1,674,994	579,323

Allocation of consideration paid:
Cash acquired	112,617	32,986	84,066	175,925	130,204	39,428
Accounts receivable	29,777	63,710	94,482	57,734	193,351	52,643
Other assets	–	-	–	13,125	–	6,060
Assumed liabilities	(133,206)	(51,169)	(120,728)	(262,888)	(430,689)	(77,790)
Total net assets acquired	9,188	45,527	57,820	(16,104)	(107,134)	20,341
Excess purchase price of net tangible assets acquired	$1,190,812	$868,527	$1,155,875	$6,032,052	$3,391,435	$1,115,585
Noncontrolling interest	$-	$-	$594,711	$2,947,185	$1,609,308	$556,604

c	To eliminate intercompany accounts receivable and accounts payables between La Rosa Holdings Corp. and the planned acquisition entities.

d	Reflects conversion of $510,755 of La Rosa Holdings Corp. convertible notes, net of deferred financing fees of $5,245, and $71,376 accrued interest to La Rosa Holdings Corp.’s Common Shares at a conversion price of $8.00 per share (the assumed $10.00 Offering price less a 20% discount). Also reflects the elimination of a $166,035 derivative liability due to the embedded conversion feature of the convertible notes. Interest will continue to accrue on the convertible notes through the date of the conversion which is expected to be immediately prior to the initial public offering, increasing the aggregate notes payable obligation for which La Rosa Holdings Corp.’s Common Shares will be exchanged. At the estimated Offering date of January 15, 2023, the principal balance plus accrued interest on the convertible notes is expected to be $700,951, which would convert to 87,605 shares.

e	Reflects 198,425 restricted stock unit grants issued to our real estate agents immediately prior to the initial public offering and 1,015,000 Common Stock grants to be paid to certain officers of the Company upon a successful initial public offering.

f

Reflects 457,666 shares of our Common Stock to consultants for consulting services related to the initial public offering with an approximate fair value of $4.577 million, which will be directly charged to equity with an offset to capital stock at the time of the Offering, and 2,500 shares to be issued to a holder of a Note Payable.

g	Reflects the conversion of $200,779 of accounts payable into 274,897 shares of the Company’s Common Stock immediately prior to the initial public offering resulting in a loss on settlement of $2,548,191.

h	Reflects the repayment of a Note Payable with a principal balance of $250,000 and accrued interest of $907 as of September 30, 2022 that matures on the Offering date.

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2022.

The following pro forma adjustments give effect to the Transactions.

a	To eliminate intercompany revenue and general and administrative expenses between La Rosa Holdings Corp. and the planned acquisition entities.

b	To eliminate interest expense, amortization of debt discount and change in fair market value of derivative associated with convertible debt that was converted immediately prior to the initial public offering.

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c	Reflects recognition of executive officers and directors’ compensation under the new employment agreements for the period after the planned Transactions.

d	Basic and diluted weighted average shares outstanding as a result of the pro forma transaction accounting adjustments.

Note 4. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ending December 31, 2021.

The following pro forma adjustments give effect to the Transactions.

a	To eliminate intercompany revenue and general and administrative expenses between La Rosa Holdings Corp. and the planned acquisition entities.

b	To eliminate interest expense, amortization of debt discount and change in fair market value of derivative associated with convertible debt that was converted immediately prior to the initial public offering.

c

Reflects 198,425 restricted stock unit grants issued to our real estate agents immediately prior to the initial public offering and 1,015,000 Common Stock grants to be paid to certain officers of the Company upon a successful initial public offering and the recognition of executive officers and directors’ compensation under the new employment agreements for the period after the planned Transactions.

d	Reflects the conversion of $200,779 of accounts payable into 274,897 shares of the Company’s Common Stock immediately prior to the initial public offering resulting in a loss on settlement of $2,548,191.

e	Basic and diluted weighted average shares outstanding as a result of the pro forma transaction accounting adjustments.

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BUSINESS

Overview

We operate primarily in the U.S. residential real estate market, which, according to Zillow Research2, totalled $43.4 trillion in December 2021.

We are the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. Our primary business, La Rosa Realty, LLC, has been listed in the “Top 75 Residential Real Estate Firms in the United States” from 2016 through 2020 by the National Association of Realtors, the leading real estate industry trade association in the United States.

Our business was founded by Mr. Joseph La Rosa, a successful real estate developer, business and life coach, author, podcaster and public speaker. Mr. La Rosa’s self-help book “Do It Now” is a roadmap to personal success and well-being based on his transformative theories of family, passion and growth. His philosophy, seminars and educational forums have attracted numerous successful realtors that have spurred the growth of our business.

In addition to providing person-to-person residential and commercial real estate brokerage services to the public, we cross sell ancillary technology-based products and services primarily to our sales agents and the sales agents associated with our franchisees. Our business is organized based on the services we provide internally to our agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. Our real estate brokerage business operates primarily under the trade name La Rosa Realty, which we own, and, to a lesser extent, under the trade name Better Homes Realty which we license. We have five La Rosa Realty corporate real estate brokerage offices located in Florida, 28 La Rosa Realty franchised real estate brokerage offices in five states in the United States and Puerto Rico. Our real estate brokerage offices, both corporate and franchised, are staffed with more than 2,370 licensed real estate brokers and sales associates.

Our franchised offices are currently:

Name	Location
La Rosa Premier LLC	Waterford Lakes, Florida
La Rosa Orlando, LLC	Orlando, Florida
La Rosa Winter Garden LLC	Winter Garden, Florida
La Rosa Realty International LLC	Celebration, Florida
La Rosa Realty Horizons LLC	Clermont, Florida
La Rosa Realty Central Florida LLC	Davenport, Florida
La Rosa Realty Downtown Orlando LLC	Orlando, Florida
La Rosa Realty St. Petersburg LLC	St. Petersburg, Florida
La Rosa Realm Premier, LLC	Orlando, Florida
Baxpi Holdings LLC	Ft Lauderdale, Florida
La Rosa Realty CW Properties Puerto Rico	Carolina, Puerto Rico
La Rosa Realty	Bayamón, Puerto Rico

We have built our business by providing the home buying public with well trained, knowledgeable realtors who have access to our proprietary and third-party in-house technology tools and quality education and training, and valuable marketing that attracts some of the best local realtors who provide value-added services to our home buyers and sellers that are attracted to our brands. We give our real estate brokers and sales agents who are seeking financial independence a turnkey solution and support them in growing their brokerages while they fund their own businesses. This enables us to maintain a low fixed-cost business with several recurring revenue streams, yielding relatively high margins and cash flow.

Our agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. We believe that agents that join our Company from the major real estate brokerage firms have increased their income by an average of approximately forty percent (40%). They can then use this additional income for reinvesting in their business or as take home profit. This is a strong incentive for them to compete against the discount, flat fee and internet brokerages that have sprung up in the past several years. Instead our taking a greater share of their income, our agents pay what we believe to be reduced rates for training and mentorship and our proprietary technology. Our franchise model has a similar pricing methodology, permitting the franchise owner the freedom to operate his or her business with minimal control and lower expense than other franchise offerings.

2 https://www.zillow.com/research/us-housing-market-total-value-2021-30615

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Moreover, we believe that our proprietary technology, training, and the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

Our business stands on three pillars: Family, Passion and Growth. We believe that our support and philosophy has attracted and will continue to attract and retain the highest producing realtors in our local markets. We believe that our focus on the interaction between our human agents and his or her clients is a strong weapon against the internet-only commodity websites and the low touch discount brokerages. Our agent count continues to grow organically which can be attributed the positive culture created in our Company. By creating a custom solution and a unique experience, our agents are able to guide their clients seamlessly through what may be their most expensive lifetime purchase.

Disruptions related to the COVID-19 pandemic resulted in a downturn in our local residential real estate market in 2020. However, our local real estate market rebounded significantly in 2021 and continues to be strong as the pandemic has caused what appears to be a large migration into our market areas from other states. Because nearly all of our sales agents, who are independent contractors, were working remotely before the pandemic struck, and because Florida did not mandate stay-at-home orders like many other states, the manner in which our business is conducted during the pandemic has not changed significantly and has not affected the productivity of our sales agents in 2021 or in 2022.

In addition, a significant driver of our past growth was, and we believe, of our future growth is, our ability to create revenue by referring or requiring that our agents and our franchisee’s agents use the different business services that we provide. For example, all agents new to our Company are required to have a “coach” and to attend multi-day training sessions to learn the Company’s philosophy, technology and business practices. Concurrently, the agent works with his or her coach in obtaining listings, working with consumers and closing transactions. All of these activities are run through our La Rosa Coaching, LLC subsidiary. We expanded our coaching offerings in the third quarter of 2021 to teach advanced techniques for team building, personal growth and business development, which we believe will provide increased revenue at a nominal increase in cost to us. In addition, unlike other residential real estate brokerages, we encourage our sales agents to pursue commercial real estate transactions and require them to utilize the services of our commercial real estate company. We anticipate acquiring other complementary businesses, such as title and insurance agencies and a mortgage brokerage, after the closing of this Offering to enhance our gross revenues and profit margins.

We intend to grow our business organically and by acquisition. In that regard, we have signed purchase agreements with six of our franchisees to acquire a majority or a one hundred percent (100%) interest in their real estate brokerage businesses immediately after the closing of this Offering on terms as follows:

Name of Franchisee	Location	Percentage Interest To Be Purchased	Total Consideration	Cash Consideration	Stock Consideration(1)
Horeb Kissimmee Realty LLC	Kissimmee, Florida	51%	$3,068,133.50	$500,000.00	$2,568,133.50
La Rosa Realty Lake Nona, Inc.	Orlando, Florida	51%	$1,674,993.50	$50,000.00	$1,624,993.50
La Rosa Realty North Florida, LLC	Jacksonville, Florida	100%	$914,053.50	$300,000.00	$614,053.50
La Rosa Realty The Elite LLC	Wesley Chapel, Florida	51%	$618,984.50	$50,000.00	$568,984.50
La Rosa Realty Lakeland LLC	Lakeland, Florida	51%	$579,322.50	$50,000.00	$529,322.50
La Rosa CW Properties LLC	Longwood, Florida	100%	$1,200,000.00	$50,000.00	$1,150,000.00

(1) The stock consideration will be paid in unregistered, “restricted” shares of Company Common Stock valued at the initial public offering price of the Units.

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Each of the sellers of the above franchisees have signed: (i) a Leak Out Agreement pursuant to which the sellers have agreed not to sell the shares of Common Stock received in the buyout transaction until the 181st day after the closing date of this Offering, and for the period ending one year from that date, to sell only one-twelfth of the shares received per calendar month, subject to applicable securities laws as such shares are “restricted securities” under the Securities Act; (ii) a Proxy Agreement which grants to Mr. Joseph La Rosa or his successor, in his capacity as the Chief Executive Officer, the seller’s irrevocable proxy to vote all of the shares of Common Stock received by the sellers in the acquisition transaction; and (iii) an employment agreement to serve as the president of such company commencing immediately after the closing of the acquisition, reporting to Mr. Joseph La Rosa, with a salary that can be adjusted if that company’s net profitability changes by more than 5% in any one month. The sellers have agreed to certain confidentiality, work product, non-competition, non-solicitation and non-disparagement terms.

Our Organization

La Rosa Holdings Corp. was incorporated in the State of Nevada on June 14, 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies in which Mr. La Rosa held or controlled a one hundred percent ownership interest: (i) La Rosa Coaching, LLC; (ii) La Rosa CRE, LLC; (iii) La Rosa Franchising, LLC; (iv) La Rosa Property Management, LLC; and (v) La Rosa Realty, LLC. All of those limited liability companies are referred to collectively in this prospectus as the LLCs. The LLCs became direct, wholly owned subsidiaries of the Company as a result of the closing of the Reorganization Agreement and Plan of Share Exchange dated July 22, 2021 which was effective on August 4, 2021. Pursuant to the Reorganization Agreement, each LLC exchanged 100% of their limited liability company membership interests for one share of Company’s Common Stock, which share was automatically redeemed for nominal consideration upon the closing of the transaction, resulting each LLC becoming the direct, wholly owned subsidiary of the Company.

The following chart illustrates the current corporate structure of our key operating entities:

The Company conducts its operations through its five subsidiaries:

•	La Rosa Coaching, LLC is engaged in the delivery of coaching services to our brokers and franchisee’s brokers;

•	La Rosa CRE, LLC is engaged in the brokering of the sale of commercial real estate;

•	La Rosa Franchising, LLC is engaged in the franchising of real estate brokerage agencies;

•	La Rosa Property Management, LLC is engaged in the training of our sales agents to provide residential property management services to owners of single family residential properties; and

•	La Rosa Realty, LLC is engaged in the real estate brokerage business.

Prior to the filing of the registration statement of which this prospectus is a part, the Company filed its Amended and Restated Articles of Incorporation with the Secretary of State of Nevada that increased the Company’s authorized capital stock and provided for authorized preferred stock, including 2,000 shares of Series X Super Voting Preferred Stock that provides for 10,000 votes per share when voting together with the Common Stock. The Company issued all of those shares to Mr. La Rosa in recognition of his prior services and for no additional cash consideration.

Following the completion of this Offering, we will be a “controlled company” as defined under the corporate governance rules of Nasdaq because our Founder, Mr. Joseph La Rosa, will control approximately 88.7% of the total voting power of our Common Stock based on his ownership of Common Stock and the 20,000,000 votes provided by his Series X Super Voting Preferred Stock that votes with the Common Stock, with respect to director elections and other matters (or approximately 88.4% of the total voting power of our Common Stock with respect to director elections if the underwriters exercise in full their option to purchase additional shares of our Common Stock). Please read “Management – Our Controlled Company Status.”

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Our Business

We operate primarily in the U.S. residential real estate market, which, according to Zillow Research3, totaled $43.4 trillion in December 2021. The full U.S. housing stock gained about $6.9 trillion in value in 2021, more than double the level from a decade ago as the market fully recovered, and then some, from its immediate, post-Great Recession lows. However, the latest trend reflects a slow down in the existing home sale market due to the increase in mortgage interest rates, among other factors. The S&P CoreLogic Case-Shiller U.S. National Home Price Index, which measures average home sale prices in major metropolitan areas across the nation, reported an 9.2% year-over-year gain as of October 2022 down from 10.7% in September, the fourth straight month-over-month decline. Annual growth was slower in October than September in both the 20-city index (to 8.6% from 10.4%) and 10-city index (to 8.0% from 9.6%).4

The Company is the holding company for its direct, wholly owned subsidiaries, the LLCs, and has no other operations.

Realty was a traditional residential real estate brokerage firm that was founded in 2004 by Mr. La Rosa to serve the Florida market. In 2011, La Rosa Realty shifted to an agent-centric real estate brokerage format, offering more tools and value to agents, while also offering experienced agents a 100% commission split. Newly licensed and agents still in training operate on a 70% to agent / 30% to Realty commission split (10% to La Rosa Coaching, 10% to the La Rosa Coach and 10% to the specific brokerage office). Realty has expanded its geographic footprint over the years by integrating technology into its operations and creating a brokerage that provides its agents with the tools to handle their transactions, accounting, marketing, social media and customer relations. Realty’s full service, high touch engagement with its clients assists them with navigating the complexity of the home purchase/sale transaction by their intimate knowledge of the local market, guiding them on the right pricing for their sale or purchase, assisting in the negotiation of the sales contract, overseeing the home inspections and possible repairs, reviewing the financial details of the transaction to assure that there are no errors and attending the closing of the sale to ensure that there are no last minute surprises. Realty believes that its services build referrals and repeat clients who appreciate the expertise and personal relationships that they develop with our agents.

In 2018, Mr. La Rosa organized Franchising to study the potential to expand nationally by means of creating a franchise model that would be easily duplicable. Franchising began franchising real estate brokerage businesses based on its Franchise Disclosure Document filed with the Federal Trade Commission in 2019 and converted several of its largest offices in Florida to “La Rosa Realty” franchises. Better Homes Realty, Inc., a national real estate franchise founded in 1964, with offices located from coast to coast in the United States, licensed Franchising to sell Better Homes Realty franchises throughout the United States, Canada and elsewhere. Franchising also oversees and administers the offices that it sells, no matter their brand. Franchising uses the typical model for licensing the use of our two brands together with our proprietary business methodology, technology, tools, and training. Our franchisees own their own brokerage businesses and are solely responsible for its operation and its risks and are able to retain the substantial upside of their business if they are profitable. Our franchisees use our successful and well-known brands, our systems and technology, training and personal assistance and guidance to help run their businesses more efficiently and, we believe, more successfully than other branded real estate franchisees. Our franchisees pay us an initial licensing fee, a royalty fee based on their gross commissions, an annual membership fee, a coaching fee payable to Coaching for coaching services, a commercial royalty fee payable to La Rosa CRE for all commercial real estate transactions, a training fee for its administrative personnel and a fee to use our proprietary software. Because our franchise “product” has been developed over the years and is delivered in a “package” format, our fixed costs are low and our franchising gross margins are relatively higher than our more labor intensive businesses. While we intend to continue to sell franchises, we will, in the future, concentrate on opening corporate offices that produce higher revenue and increased margins.

Coaching grew out of Mr. La Rosa’s life and business coaching seminars and was organized in 2019 to provide education and mentoring to new real estate agents who join Realty in any of our offices. Each agent in coaching is assigned an experienced real estate agent / coach who assists and advises the new agent for, at a minimum, their first three sales transactions and the successful completion of our exclusive core competency courses and examinations. Brokers compensate us for the courses and mentoring by splitting their commissions with us when they are involved in the sale and purchase of a property for which we receive thirty percent (30%) of their share of the real estate brokerage commission. Our franchisee brokers also take the in-house course and ongoing coaching that cover topics, including but not limited to, local real estate brokerage law, lead generation, recruiting, business management, industry trends, and leadership. We added a second tier of coaching in 2021 that we believe will provide business and personal growth and advanced real estate courses to our and our franchisees’ agents for various fees based on the subject matter and length of the course.

3 September 2022 Case-Shiller Results & Forecast: Holding Tight - Zillow Research

4 https://www.wsj.com/articles/home-prices-fell-in-october-for-fourth-straight-month-11672150911

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Unlike most other residential real estate brokerage companies, we encourage our sales agents to seek out property management business. Property Management, which was organized in 2014, trains our sales agents to provide residential property management services to owners of single family residential properties and provides our agents with the tools to service those property owners. These tools include management, marketing, accounting and financial services. Our agents generally charge the homeowners between eight to twelve percent (8-12%) of the monthly rental. Our agents pay Property Management to be the point of contact for the property owner and their tenants and to handle all tenant screenings, applications, contracts, forms and documents, and to deal with attorneys if necessary to enforce the agreements. We collect the rents and disburse payments to vendors, service providers, the agents and the property owners, while retaining $44.00 per agent per property per month. As of December 2022, we had provided property management services for 537 properties in Florida, including single family residences, condominiums, townhouses and other types of real estate. Consistent with industry custom, management contract terms typically range from one to three years, although some contracts can be terminated at will at any time following a short notice period, usually 30 to 120 days, as is typical in the industry. Property Management has recently added a division to directly manage properties in Florida and to expand those services to our other offices in other states in the future.

Unlike like many other real estate brokerages, we encourage our sales agents to seek out commercial real estate business. CRE was organized in 2014 originally to provide “residential-commercial” real estate advisory services such as helping sales agents’ customers lease office space. CRE now assists agents who have customers who wish to purchase multifamily, office, storage, mixed use and apartment properties. We provide, on a fee basis, training to sales agents who wish to work in the commercial real estate space, and advise customers with respect to office leasing, multi-family property sales and leasing, and land and subdivision development. Our customers come primarily from referrals from our Realty brokers who are asked by their clients to assist them in with various commercial real estate property transactions.

We also have a number of affiliated companies that are wholly, or majority owned by Mr. La Rosa that we refer to in this prospectus as our affiliates. While our affiliates are not owned by us, some do use our services and contribute to our revenue stream. Our affiliates operate insurance brokerage and real estate title and full commercial real estate brokerage businesses.

Our Focus

Our Mission Statement is that “we are here to support, empower and elevate those who we serve with integrity.” We are committed to excellence in all we do and are respectful, compassionate, trustworthy, responsible, joyful, inspiring and adaptive. At La Rosa, we inculcate these core values to our sales agents and employees and strive to live by them every day.

We believe home buyers and sellers choose the agent because of their individual marketing prowess, professionalism, and personality. To capitalize on this, we focus on helping our agents improve professionally and increase their financial ability to invest in their personal marketing, and therefore capture a greater percentage of customers.

We have built our business on what we know to be our customer’s needs. The purchase of a home is likely the most expensive purchase a consumer will make in his or her lifetime. Many first-time home buyers are young and require knowledgeable, experienced guidance from our agents and our franchisor’s agents. Home sellers need the market ken and potential buyer reach that our agents and our franchisee’s agents provide. Our agents and our franchisee’s agents build lasting relationships with their clients that result in repeat business and referral business. Notwithstanding claims of the internet-only brokerages that homes are a commodity that can be bought and sold like a can of beans, this consumer need is borne out in Realty. Current research from the NAR5 shows that:

•	88% of buyers recently purchased their home through a real estate agent or broker;

•	having an agent to help them find the right home was what buyers wanted most when choosing an agent at 51%;

5 https://www.nar.realtor/sites/default/files/documents/2021-home-buyers-and-sellers-generational-trends-03-16-2021.pdf

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•	73% of buyers interviewed only one real estate agent during their home search; and

•	76% of buyers would use their agent again or recommend their agent to others, and 22% of sellers recommended their agent four or more times since selling their home.

•	89% of all sellers used an agent or broker to sell their home;

•	41% of all sellers used an agent referred by a family member or friend; and 26% used an agent that they had used previously to buy or sell a home;

•	77% of all sellers contacted only one agent to assist with the sale of their home; and

•	54% of all sellers used the same agent for their home purchase.

Our agent’s training, knowledge of the market, access to public and non-public data related to transactions, and experience with past transactions gives them a unique insight to provide our home buyer clients with invaluable advice and judgement. Their ability to reach potential buyers and our relationships with other brokers, both within our Company and franchisors and without, helps our seller clients achieve the maximum possible price for their properties.

Only 7% of recent home sales were for sale by owner (“FSBO”) sales in 2021. As NAR research proves, homes FSBO typically sell for less than the selling price of other homes. In 2021, FSBO homes sold at a median price of $260,000, significantly lower than the median price of agent-assisted home sale at $318,000, although FSBO homes sold faster than agent-listed homes, primarily because 57% of the sellers knew the buyer of the home.6

Our Company works in the present but has its eye on the future. We understand that the housing market will change over time and are focusing on how to prepare for that change. The following chart is a projection of the past and future of home ownership rates based on age groups, with the projections noting either slow or fast change.7

As the market slows slightly in out years, we intend to increase our use of our technology tools to make our agents and franchisor’s agent more efficient and more productive.

Our People

Our people are our most important asset. We spend significant time and effort in attracting and retaining talented people for our businesses. Many agents contact us after hearing of or experiencing Mr. La Rosa’s personal and business growth seminars, his book or his podcasts. They are attracted to the Company because they desire to work in a diverse, inclusive, welcoming and learning environment that allows the agents to attain their individual potential. The financial attraction is our ability to offer competitive salaries for our employees, a 100% commission “split” with our experienced realtors and a 70% / 30% commission split with our new and inexperienced agents and low monthly dues. Our agents can also receive advanced commissions through an affiliated commission advance company that charges a percentage fee to the agent. Our agents are also eligible to participate in different types of compensation plans including New Agent Commission Plan, Premier Plan, Blue Plan, Ultimate Plan, which provides for 90% / 10% commission split. In the Ultimate Plan, an agent can participate in the Company’s Revenue Share Plan rewarding an agent for recruitment of other agents and for the agents these recruited agents are recruiting. And, after the closing of this Offering, we intend to commence an Agent Incentive Plan by which agents can earn restricted shares of our Common Stock through their outstanding performance. But, most important, we believe, is the training, education and ongoing support that we provide giving our agents the edge in a very competitive and crowded real estate brokerage marketplace.

6 https://www.nar.realtor/research-and-statistics/research-reports/highlights-from-the-profile-of-home-buyers-and-sellers

7 https://www.urban.org/sites/default/files/publication/103501/the-future-of-headship-and-homeownership.pdf

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Our businesses emphasize diversity and inclusion in the workplace and the value of home ownership. We strive to create a workplace that is inclusive of everyone, where every person can be authentic, and where that authenticity is celebrated as a strength. Management works diligently to make the Company a desirable place to work by creating learning experiences, programs, compensation, and benefits that attract, develop, train, engage, motivate, reward, and retain the best talent. With a focus on teamwork, collaboration, and diversity and inclusion, we aspire to be a company where the best people want to work and are engaged every day. Outside the office, our agents comply and observe non-discrimination laws and policies and work with all clients to ensure that they are able to acquire the home of their dreams.

Our Technology

We provide our agents and employees with cloud-based real estate brokerage services by utilizing our consumer-facing websites, including our corporate website https://www.larosarealty.com and our proprietary technology that provides brokerage operations management tools. When an agent is on-boarded, he or she is required to take our monthly Foundations Series which covers the use of our proprietary applications. Through our websites, we provide buyers, sellers, landlords, and tenants with access to all of the available properties for sale or lease on the multiple listing service (“MLS”), in each of the markets in which we operate. We provide each of our Company franchisees and their agents their own personal website that they can modify to match their personal branding. Our website also gives consumers access to our network of professional real estate agents and vendors. Additionally, the websites we provide use Artificial Intelligence (“AI”) integrated Client Relationship Management (“CRM”) software to enhance the consumers internet experience and assist our agents with lead generation and lead capture through the AI features. For example, our CRM software, which is integrated into our websites, uses artificial intelligence to generate marketing leads for our agents by sending marketing materials to a potential buyers and sellers automatically without any agent involvement. Our technology platform also provides unique automated blogging and comprehensive social media marketing campaigns for our agents to create top of mind public awareness of our brand.

Our proprietary technology and third-party services and platforms provide our agents and franchisees with commission management and accounting systems, an internal agent “intranet” application, customer relationship management applications, a transaction management solution, and automated marketing and social media applications and privacy and identity protections. The combination of our brands, proprietary technology, services, data, lead generation, and marketing tools give our agents the power to offer best-in-class service to their clients.

Internally, we use our technology to provide our Company agents, employees and franchisees with the means to find and develop new business, manage their relationships both externally with their clients and internally with the Company or their franchisor, develop better skills and knowledge in their areas of endeavor and, we believe, enhance their earning potential. While no one can predict the ups and downs of the real estate market, we believe that the “weapons” we provide to our Company agents, employees and franchisees help them fight the adverse economic conditions, a volatile market and the competition.

While our offices and our franchisor’s offices act as their “home base,” most agents use our offices primarily for real estate closings and training. We monetize our technology by charging our agents and our franchisor’s agents what we believe to be a reasonable a monthly fee for the use of our suite of tools.

Our Intellectual Property

It is important that we protect our technology and intellectual property. We rely upon a combination of trademarks, trade secrets, copyrights, patents, confidentiality procedures, contractual commitments, domain names, and other legal rights to establish and protect our intellectual property. We generally enter into confidentiality agreements and invention or work product assignment agreements with our officers, employees, agents, contractors, and business partners to control access to, and clarify ownership of, our proprietary information.

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As of September 30, 2022, we had trademark and service mark registrations and applications in the United States, including registrations for “La Rosa” and the La Rosa logo. We also had trademark and service mark registrations and applications in certain foreign jurisdictions. Additionally, we are the registered holder of a number of domain names, including “larosarealty.com.”

We continually review our development efforts to assess the existence and patentability of new intellectual property. We intend to continue to evaluate the benefit of patent protection with respect to our technology and will file additional applications when we believe it will be beneficial.

Our Markets

Our primary market is in the United States. We have five La Rosa Realty corporate-owned real estate brokerage offices located in Florida, and 26 La Rosa Realty franchised real estate brokerage offices in five states (California, Florida, Georgia, New York, and South Carolina) and two offices in Puerto Rico. Shortly after the closing of this Offering, we intend to acquire a controlling interest in six of our current franchisees whose offices are in Florida.

Our Revenue Streams

Our financial results are driven by the total number of sales agents in our Company, the number of sales agents closing commercial real estate transactions, the number of sales agents utilizing our coaching services, and the number of agents who work with our franchisees. We grew our total agent count from our founding in 2004 to approximately 2,370 agents as of the date of this prospectus.

The majority of our revenue is derived from a stable set of fees paid by our brokers, franchisees and consumers. We have multiple revenue streams, with the majority of our revenue derived from commissions paid by consumers who transact business with our and our franchisee’s agents, royalties paid by our franchisees, dues and technology fees paid by our sales agents, our franchisees and our franchisees’ agents. Our major revenue streams come from such sources as: (i) residential real estate brokerage revenue, (ii) revenue from our property management services, (iii) franchise royalty fees, (iv) fees from the sale or renewal of franchises and other franchise revenue, (v) coaching, training and assistance fees, (vi) brokerage revenue generated transactionally on commercial real estate, and (vii) fees from our events and forums. Our revenue streams are illustrated in the following chart:

REVENUE STREAM	DESCRIPTION	PERCENT OF TOTAL 2021 REVENUE	PERCENT OF TOTAL 2020 REVENUE	PERCENT OF TOTAL REVENUE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022
Brokerage Revenue	Percentage fees paid on agent-generated residential real estate transactions. Other revenues earned upon occurrence (annual and monthly dues charged to our agents).	67%	65%	64%
Property Management Revenue	Management fees paid by the sales agents from fees earned from property owners, rental fees and rents.	26%	29%	29%
Franchise Sales and Other Franchise Revenues	One-time fee payable upon signing of the franchise agreement. Other revenues earned upon occurrence (annual membership, technology, interest, late fees, renewal, transfer, successor, audit, other related fees). Per agent per closed transaction; payable monthly.	4%	4%	4%
Coaching/Training/Assistance Revenue	Based on real estate commissions earned by the sales agent. Event fees and break-out sessions.	3%	2%	3%
Commercial Real Estate Revenue	10% of every real estate commission earned by the sales agent.	*	*	*%
TOTAL		100%	100%	100%

*Less than 1%.

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Our Industry

The residential real estate industry is cyclical in nature but has shown strong long-term growth. We believe that long-term demand for housing in the U.S. is primarily driven by the economic health of the domestic economy relatively low interest rates, and local factors such as demand relative to supply, and that the residential real estate market in the U.S. will also benefit over the long term from the following fundamental factors:

•	an improving economy and job market as the United States recovers from the Covid-19 pandemic;

•	pent up demand for affordable housing in the Millennial and Gen Z generations that are seeking to acquire single family homes;

•	an increase in existing home stock as the Boomer generation downsizes due to retirement, illness and death; and

•	not enough housing starts or resales to accommodate the demand.

Our brokers deal primarily in sales of existing homes, rather than the sales of new homes that are typically sold by builders. The recent cycle of the growth of the real estate market hit headwinds in the second half of 2022. The National Association of Realtors reported that for September 2022 (the seasonally adjusted annual rate) there were 4.72 million existing home sales, reflecting a month-over-month decrease of 1.5% and a year-over-year decrease of 23.8%. This number is down from a peak of 6.73 million sales in October 2020. Existing for sale inventory in September 2022 was 3.2 months, up from the record-low supply in January of 1.6 months and up from 2.4 months in September 2021. The median sales price has jumped to $384,800, up 8.4% from September 2021 ($355,100), marking 127 consecutive months of year-over-year increases, the longest-running streak on record. It was the third month in a row, however, that the median sales price faded after reaching a record high of $413,800 in June, the usual seasonal trend of prices trailing off after peaking in the early summer.7

Realtors continue to be an integral part of the home buying process. According to NAR:9

•	86% of buyers recently purchased their home through a real estate agent or broker, and 10% purchased directly through the previous owner;

•	Having an agent to help them find the right home was what buyers wanted most when choosing an agent at 49%;

•	38% of buyers used an agent that was referred to them by a friend, neighbor, or relative, 12% used an agent that they had worked with in the past to buy or sell a home, and 10%found their agent when inquiring about a specific property found online;

•	67% of buyers interviewed only one real estate agent during their home search; and

•	89% of buyers would use their agent again or recommend their agent to others.

The NAR has noted on its website:8

•	There are 106,548 real estate brokerage firms and over 3 million active real estate licensees operating in the United States;

•	87% of all realtors are independent contractors; 5% are employees and 8% are “other;”

•	53% of real estate agents were affiliated with an independent company;

•	The median tenure for realtors with their current firm was five years, up from a median of four years in the 2020 NAR survey; and

7 https://www.nar.realtor/newsroom/existing-home-sales-decreased-1-5-in-september

8 https://www.nar.realtor/research-and-statistics/research-reports/highlights-from-the-profile-of-home-buyers-and-sellers#homebuyers

9 https://www.nar.realtor/research-and-statistics/quick-real-estate-statistics

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•	70% of broker/broker associates and 69% of sales agents have a website, 74% of realtors use Facebook and 56% use LinkedIn for professional purposes, and 20% of all realtor members of the NAR get 1-5% of their business from social media, and 10% get 6-10%.

Seasonality

Our business is affected by the seasons and weather. The spring and summer seasons, when school is out, have typically resulted in higher sales volumes compared to fall and winter seasons. With the slowdown in the later months, we have experienced slower listing activity, fewer transaction closings and lower revenues and have seen more agent turnover as well. Bad weather or natural disasters also negatively impact listings and sales which reduces our operating income, net income, operating margins and cash flow. While this pattern is fairly predictable, there can be no assurance that it will continue. Moreover, with the impact of climate change, we expect more business disruptions in the coming years, many of which could be unpredictable and extreme.

Our revenues and operating margins will fluctuate in successive quarters due to a wide variety of factors, including seasonality, weather, the Covid-19 pandemic and its off-shoots, other health exigencies, holidays, national or international emergencies, the school year calendar’s impact on timing of family relocations, and changes in mortgage interest rates. This fluctuation may make it difficult to compare or analyze our financial performance effectively across successive quarters.

In addition, the residential real estate market and the real estate industry in general is cyclical, characterized by “bubbles” that reflect faster-than-usual housing price increases, heavy demand for single family homes, interest rate fluctuations, easy credit standards and lax government housing policies on the one hand, and protracted periods of depressed home values, lower buyer demand, inflated rates of foreclosure and often changing regulatory or underwriting standards applicable to mortgages on the other hand. It is unclear as to whether the U.S. is experiencing a “bubble” at the present time due to the unusual pent-up demand and move to remote work created by the Covid-19 pandemic. The best example of the bubble bursting was the significant downturn in the U.S. residential real estate market between 2005 and 2011. While we believe we are well-positioned to compete during a downturn, our business is affected by these cycles in the residential real estate market, which can make it difficult to compare or analyze our financial performance effectively across successive periods.

Competition

The real estate brokerage business is highly competitive. We primarily compete against other independent real estate brokerage agencies in our local markets as well as the international and national real estate brokerage franchisors seeking to grow their franchise system. We compete against other brokerages to attract transactional clients based on our personalized service with experienced brokers who know the local market, the number and quality of listings, our brand and reputation and our marketing efforts. We also compete to attract real estate professionals based on our brand and reputation, the quality of our training and coaching, our marketing efforts, our generous 100% commission “split” for experienced brokers and our technology tools that make the brokers more efficient and productive.

Our largest national franchise competitors in the U.S. include RE/MAX, Realogy Holdings Corp. (which operates several brands including Century 21 and Coldwell Banker), Berkshire Hathaway Home Services, HomeSmart, and Keller Williams Realty, Inc. We believe that competition in the real estate brokerage franchise business is based principally upon the reputational strength of the brand, the quality of the services offered to franchisees, and the amount of franchise-related fees to be paid by franchisees.

We also face competition from internet-based real estate brokers including Realtor.com, Fathom Holdings Inc., Redfin.com, and Zillow.com, brokers offering deeply discounted commissions like SimpleShowing Holdings, Inc., Houwzer LLC and Real Estate Exchange, Inc. (Rexhomes.com) and “flat fee” brokers such as Homie Technology, Inc., Cottage Street Realty, LLC (FlatFeeGroup.com) and Trelora, Inc. These companies do not provide the same personalized brokerage services that we do and emphasize low price and a do-it-yourself philosophy.

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In the property management arena, we compete against independent local property management companies and the major national and international commercial real estate property managers such as Jones Lang LaSalle and Cushman & Wakefield plc. While most of our property management business comes from referrals in our local market, we compete on price and our ability to be on the ground and available to handle day to day matters for our clients.

Our real estate coaching business competes against other in-house training services operated by independent real estate brokerage agencies and the international and national franchisors named above, as well as online providers including The Mike Ferry Organization, Keller Williams Mega Agent Production Systems, Buffini and Co., Tony Robbins Coaching, Craig Proctor Coaching, and Tom Ferry Coaching. We compete on the basis of personalized instruction, our mentorship program that provides a neophyte agent with an experienced coach to guide her and answer questions on an on-going basis after the classroom instruction has ended.

Many of our existing and potential competitors have substantial competitive advantages, including a larger national and international footprint and more recognizable brand, greater financial resources, longer operating histories, a greater breadth of marketing coverage, more extensive relationships in the residential and commercial real estate industry with brokers, agents, service providers and advertisers, stronger relationships with third party data providers such as multiple listing services and listing aggregators, maintain their own in-house software development, have access to larger user bases and greater intellectual property portfolios.

Government Regulation

Overview

The residential real estate industry is regulated by federal, state and local authorities as well as private associations or state sponsored associations or organizations. We must comply with federal, state, and local laws, as well as private governing bodies’ regulations, which, when combined, results in a highly regulated industry.

We are also subject to federal and state regulations relating to employment, contractor, and compensation practices. Except for our employed Company agents, all agents in our brokerage operations have been retained as independent contractors, either directly or indirectly through our franchisors. With respect to these independent contractors, like most brokerage firms, we are subject to the Internal Revenue Service regulations and applicable state law guidelines regarding independent contractor classification. These regulations and guidelines are subject to judicial and agency interpretation.

Federal Regulation

The Real Estate Settlement Procedures Act of 1974, as amended, became effective on June 20, 1975. RESPA requires lenders, mortgage agents, or servicers of home loans to provide borrowers with pertinent and timely disclosures regarding the nature and costs of the real estate settlement process. RESPA also protects borrowers against certain abusive practices, such as kickbacks, and places limitations upon the use of escrow accounts. RESPA also requires detailed disclosures concerning the transfer, sale, or assignment of mortgage servicing, as well as disclosures for mortgage escrow accounts. RESPA is administered and enforced by Consumer Financial Protection Bureau (the “CFPB”). We are also subject to the Fair Housing Act of 1968 (the “FHA”) which prohibits discrimination in the purchase or sale of homes and applies to real estate brokers and agents, among others. The FHA prohibits expressing any preference or discrimination based on race, religion, sex, handicap, and certain other protected characteristics, and applies broadly to many forms of advertising and communications. Other federal laws and regulations applicable to our business include (i) the Federal Truth in Lending Act of 1969; (ii) the Federal Equal Credit Opportunity Act; (iii) the Federal Fair Credit Reporting Act; (iv) the Home Mortgage Disclosure Act; (v) the Gramm-Leach-Bliley Act; (vi) the Consumer Financial Protection Act; (vii) the Fair and Accurate Credit Transactions Act; and (viii) the Do Not Call/Do Not Fax Act and other federal and state laws pertaining to the privacy rights of consumers, our collection, use, and disclosure of data collected from our website and mobile users, and the manner and circumstances under which we or third parties may market and advertise our services to consumer which affects our opportunities to solicit new clients.

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State and Local Regulation

We are subject to state real estate and brokerage licensing laws and requirements that vary from state to state. In general, all individuals and entities lawfully conducting businesses as real estate agents or sales associates must be licensed in the state in which they carry on business and must at all times be in compliance.

Real estate brokers are required to be employed by the brokerage firm or as an independent contractor and the broker may work for another broker conducting business on behalf of the sponsoring broker. Generally, attorneys may act as brokers in some states without being separately licensed.

States may require a person licensed as a real estate agent, sales associate or salesperson, to be affiliated with a broker, as either an employee or an independent contractor, in order to engage in licensed real estate brokerage activities or allow the agent, sales associate or salesperson to work for another agent, sales associate or salesperson conducting business on behalf of the sponsoring agent, sales associate or salesperson.

Engaging in the real estate brokerage business requires obtaining a real estate broker license (although in some states the licenses are personal to individual agents). In order to obtain this license, most jurisdictions require that a member or manager be licensed individually as a real estate broker in that jurisdiction. If applicable, this member or manager is responsible for supervising the licensees and the entity’s real estate brokerage activities within the state.

Real estate licensees, whether they are salespersons, individuals, agents or entities, must follow the state’s real estate licensing laws and regulations. These laws and regulations generally specify minimum duties and obligations of these licensees to their clients and the public, as well as standards for the conduct of business, including contract and disclosure requirements, record keeping requirements, requirements for local offices, escrow trust fund management, agency representation, advertising regulations and fair housing requirements. Our Company’s management and our franchisors provide oversight with respect to the observance of the statutes and regulations set forth in each state where we or our franchisors, respectively, operate.

Many jurisdictions have local county or city regulations that govern the conduct of the real estate brokerage business. Local regulations generally require additional disclosures by the parties to a real estate transaction or their agents, or the receipt of reports or certifications, often from the local governmental authority, prior to the closing or settlement of a real estate transaction as well as prescribed review and approval periods for documentation and broker conditions for review and approval.

Other regulation

We are also subject to rules established by private real estate groups and/or trade organizations, including, among others, the NAR, state and local associations of realtors, local Multiple Listing Services and homeowners’ associations that have rules governing the sale of properties within their neighborhoods. Each third-party organization generally has prescribed policies, bylaws, codes of ethics or conduct, and fees and rules governing the actions of members in dealings with other members, clients and the public, as well as how the third-party organization’s brand and services may or might not be deployed or displayed.

Employees

As of September 30, 2022, we had 21 full-time employees and 5 part time employees in our Company and our wholly owned subsidiaries, and approximately 2,370 real estate agents that are independent contractors with Realty. Our operations are overseen directly by our management. Our management functions cover corporate administration, training, agent relations, business development, technology, and research. We intend to expand our current management to retain skilled employees with experience relevant to our business. Our management’s relationships with our agents and technology team are good. We do not have any collective bargaining agreements and our employees are not represented by a union.

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Our Properties

We own our principal executive office, which is located in the La Rosa Building at 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747. All of our LLC’s use this office as their principal executive offices. Our total office space at the principal executive office is approximately 5,500 square feet consisting of an open agent bullpen and technology and print resource area, private and group offices for staff, storage, a conference room, and several multi-purpose spaces including a media set, Zoom room, and a training / large conference room. We believe our office space is adequate for at least the next 12 months.

We also lease 360 square feet of office space located at 3388 Magic Oak Lane, Sarasota, Florida, 34232, approximately 1,200 square feet of office space at the shopping center Crosscreek Village, St. Cloud, Florida 34772, and approximately 662 square feet of office space at 377-381 N. Krome Avenue, Homestead, Florida 33030. The leases expire in January 2023 for our Sarasota office, July 2023 for our St. Cloud office, and June 30, 2023 for our Homestead office. We primarily use these offices to house Realty and Coaching.

Legal Proceedings

We may become, involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that in the opinion of our management, if determined adversely to us, would individually or taken together have a material adverse effect on our business, financial condition or results of operations. We have become aware that two former employees have engaged counsel with respect to the termination of their employment. Counsel for Mr. Epstein has claimed that Mr. Epstein is entitled to wages in the amount of $60,000. Mr. Gracy’s counsel has notified the Company of a potential claim but has not asserted any amount. The Company believes that both claims are without merit and will vigorously defend any action that may be filed in the future. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of our executive officers, threatened against or affecting our Company or our officers or directors in their capacities as such.

MANAGEMENT

The following are our executive officers, our directors and their respective ages and positions as of the date of this Prospectus.

Name	Age	Position	Director Since
Joseph La Rosa	45	President, Chief Executive Officer, and Chairman of the board of directors (Principal Executive Officer)	2021
Kent Metzroth	48	Executive Vice President and Chief Financial Officer(1) (Principal Financial and Accounting)	—
Michael A. La Rosa	40	Director	2022
Jodi R. White	47	Independent Director	2022
Ned L. Siegel	71	Independent Director	2022
Thomas Stringer	47	Independent Director	2022

(1)	On July 16, 2022, Douglas Hein succeeded Brad Wolfe who served from February 14, 2022 to June 15, 2022 when he voluntarily resigned from his position as the Company’s Chief Financial Officer. On November 1, 2022, Mr. Metzroth succeeded Mr. Hein who served from July 16, 2022 to October 15, 2022 when his agreement with the Company expired.

Joseph La Rosa is our Founder and has been serving as the Company’s President, Chief Executive Officer and the Chairman of the board of directors since its inception in 2004. A former police officer in Orlando, Florida, Mr. La Rosa entered his family’s commercial and residential real estate development business in 2001 and became President of La Rosa Development, LLC, a position he holds today. From 2008 to 2010, as President of the Casa Latino group of companies, he co-developed the first Latino real estate franchise throughout the United States, which in 2010 was ranked by the National Association of Realtors as one of the Fastest Growing Real Estate Franchises in the U.S. In 2004, Mr. La Rosa founded La Rosa Realty, LLC and is responsible for its past and current growth into a customer-oriented agent-centric model of real estate brokerage powered by AI based technology tools. In addition to being home to over 2,000 real estate professionals and being one of the top three brokerages in the State of Florida and in the top 20 brokerages in the National Association of Realtors, La Rosa Realty has continued its growth and expansion into supporting auxiliary services such as La Rosa Property Management, La Rosa CRE (commercial), La Rosa Coaching and La Rosa Franchising. Mr. La Rosa graduated from Florida International University with a Bachelor of Science degree in criminal justice. We believe that Mr. La Rosa’s entrepreneurial, real estate, investment and leadership experience makes him well qualified to serve as Chairman of our board of directors.

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Kent C. Metzroth joined the Company in November 2022 as our Executive Vice President and Chief Financial Officer. As CFO, he oversees the holding company’s accounting and controllership, financial planning, analysis and reporting, tax, internal audit, investor relations and treasury. Prior to joining La Rosa Holdings Corp., from 2019 to 2022, Mr. Metzroth served in various senior level finance roles, including as Senior Vice President Finance, Treasury, Tax and Investor Relations, at Finastra International Limited, a global leader in fintech software that is headquartered in the United Kingdom. From 2013 to 2019, Mr. Metzroth was the Vice President of Finance at Veeco Instruments Inc., a global semiconductor capital equipment manufacturing company. Mr. Metzroth also spent 13 years at CA Technologies, where he held positions of increasing responsibility in finance. Mr. Metzroth began his career as an auditor for a regional accounting firm in New York, moving to KPMG LLP nine months later where he was an auditor working with SEC reporting companies. Mr. Metzroth received a BS in Accounting from SUNY Geneseo and an MBA in Finance and Accounting from New York University.

Michael A. La Rosa is currently serving a four-year term as a Governor-appointed member of the Florida Public Service Commission which is responsible for regulating the state’s telecommunications, electrical, gas, water, and transport companies. In addition, he has been a realtor with La Rosa Realty, LLC since 2004. Mr. La Rosa was elected in 2012 to the Florida House of Representatives and served until November 2020. During his tenure he was Vice Chairman of Energy and Utilities Subcommittee (2013-2014), Republican Caucus Deputy Whip (2014), Regulatory Affairs Committee Vice Chairman (2015-2016), Gaming Control and Tourism Subcommittee Chairman (2017-2018) and Chairman of Commerce Committee (2019-2020) where he oversaw energy, regulatory and business-related policies. Mr. La Rosa holds a Bachelor of Science from the University of Central Florida. Mr. La Rosa is the brother of our Chairman and Chief Executive Officer Joseph La Rosa. We believe that Mr. La Rosa’s real estate, investment and government service experience makes him well qualified to serve on our board of directors and as a member of the board’s committees.

Jodi R. White has been the Senior Leader, Learning Strategy and Leadership Development at The Walt Disney Company (NYSE: DIS), Orlando, Florida, since February 2019. From November 2016 to January 2019, she was the Operations Strategy and Client Engagement Director for FanHero LLC, a white label, all-in-one live streaming and OTT solution. Prior thereto, from September 2014 to October 2016, she was the Senior Manager, Client Relations for Paylocity Holding Corp. (Nasdaq: PCTY) and previously worked for 12 years in various roles, the most recent of which was Senior Manager of Operations, at The Walt Disney Company. Ms. White attended the University of Pittsburgh and Webster University, majoring in Business Administration. We believe that Ms. White’s operations, client engagement, project management and leadership development experience make her well qualified to serve on our board of directors and as an independent member of the board’s committees.

Ambassador Ned L. Siegel is the President of The Siegel Group, a multi-disciplined international business management advisory firm he founded in 1997 in Boca Raton, Florida, specializing in real estate, energy, utilities, infrastructure, financial services, oil and gas and cyber and secure technology. Ambassador Siegel has served since 2013 as Of Counsel to the law firm of Wildes & Weinberg, P.C. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. Prior to his Ambassadorship, in 2006, he served with Ambassador John R. Bolton at the United Nations in New York, as the Senior Advisor to the U.S. Mission and as the United States Representative to the 61st Session of the United Nations General Assembly. From 2003 to 2007, Ambassador Siegel served on the Board of Directors of the Overseas Private Investment Corporation (“OPIC”), which was established to help U.S. businesses invest overseas, fostering economic development in new and emerging markets, complementing the private sector in managing the risk associated with foreign direct investment and supporting U.S. foreign policy. Appointed by Governor Jeb Bush, Ambassador Siegel served as a Member of the Board of Directors of Enterprise Florida, Inc. (“EFI”) from 1999-2004. EFI is the state of Florida’s primary organization promoting state wide economic development through its public-private partnership Ambassador Siegel presently serves on the Board of Directors of the following companies: CIM City, U.S. Medical Glove Company, Global Supply Team, Moveo, LLC and the Caribbean Israel Leadership Coalition, Caribbean Israel Venture Services, Inc. He also presently serves on the following Advisory Boards: Usecrypt, Brand Labs International, Elminda Ltd., Findings, and Sol Chip Ltd and Maridose, LLC. Ambassador Siegel received a B.A. from the University of Connecticut in 1973 and a J.D. from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina. We believe that Ambassador Siegel’s vast professional experience, education, and professional credentials qualify him to serve as a member of the Company’s board directors, and as an independent member of the board’s committees.

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Thomas Stringer is the National Site Selection and Incentives Service leader at the consulting firm BDO USA, LLP and has been with that firm from July 2015 to the present. Prior thereto, from November 2010 to July 2015, he was the Principal and Practice Leader for Credits and Incentives, Site Selection and Economic Development Services with a national tax consulting firm. From February 2007 to November 2010, Mr. Stringer was the Director of Site Selection and Business Incentives with Duff & Phelps (now owned by Kroll Inc.) and from August 2004 to January 2007 he was the Senior Manager, Business Incentives and Site Selection for BDO USA, LLP. Prior thereto, he was a Senior Associate at the international accounting firm of KPMG International Limited. Mr. Stringer has a Juris Doctor degree from St. John’s University School of Law and a Bachelor of Science degree in Economics from Villanova University. Mr. Stringer is a member of the Bar of the State of New York and a licensed realtor in that State. We believe that Mr. Stringer’s real estate, accounting and legal experience makes him well qualified to serve on our board of directors and as an independent member of the board’s committees.

Our Controlled Company Status

Because Mr. La Rosa will own 3,465,000 shares of our Common Stock and 2,000 shares of our Series X Super Voting Preferred Stock which has 10,000 votes per share when voting together with the Common Stock, which will represent in the aggregate 23,465,000 votes, he will be able to elect all of our directors and decide all other matters immediately after the closing of this Offering. Accordingly, we expect to be a “controlled company” as of the completion of this Offering under the Nasdaq rules. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee.

However, we intend to have a majority of independent directors on our board of directors and do not currently intend to utilize the exemptions provided by the Nasdaq rules. Nevertheless, for as long as we remain a “controlled company,” we could take advantage of these exemptions at any time. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Rules. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the Nasdaq Rules.

Director Independence

Our board of directors has three independent directors.

Nasdaq Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the Company;

•	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);

•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);

•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

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In determination the independence of our directors, our board of directors applied the standards set forth in the Nasdaq Rules and in Rule 10A-3 under the Exchange Act. Under such definitions, our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board has determined that Mr. Stringer, Mr. Siegel and Ms. White are all independent directors of the Company. Under such rules, Mr. Joseph La Rosa is not independent due to his position as our Chief Executive Officer. Also, as the brother of Joseph La Rosa, Michael A. La Rosa not deemed to be independent.

Committees of the Board of Directors

Our board of directors will establish an audit committee, a compensation committee and a nominating and corporate governance committee upon the closing of this Offering. Each of our audit, compensation and nominating and corporate governance committees will be composed entirely of independent directors. The composition and responsibilities of each of the committees of our board of directors are as set forth below. Members will serve on these committees until their resignation or removal or until otherwise determined by our board of directors.

Audit Committee

Our audit committee will consist of Mr. Stringer, Mr. Siegel and Ms. White. Mr. Stringer will be the Chairman of the audit committee. The responsibilities of the audit committee are included in a written charter. The audit committee will act on behalf of our board of directors in fulfilling our board of directors’ oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports and also will assist our board of directors in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the audit committee will perform several functions. The audit committee’s responsibilities will include, among others, the following:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual disclosure report;

•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditor;

•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related-party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•	appointing or replacing the independent auditor;

•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Under applicable Nasdaq Rules and SEC rules and regulations for companies completing their initial public offering, we are permitted to phase in our compliance with the audit committee independence requirements as follows: (i) one independent member at the time of listing; (ii) a majority of independent members within 90 days of listing; and (iii) all independent members within one year of listing. Currently, all members of our audit committee meet the applicable independence requirements under Nasdaq Rules and Rule 10A-3 of the Exchange Act. However, in the event of a change in the composition of our audit committee following this Offering, it may become necessary for us to rely on the foregoing phase-in rules.

The audit committee will review, discuss and assess its own performance and composition at least annually. The audit committee will also periodically review and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our board of directors for its consideration and approval.

Financial Expert on Audit Committee

The audit committee will have at all times at least one “independent director” who is “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Stringer qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

Nasdaq requires that listed companies have a compensation committee of their board of directors, consisting of at least two directors, each of whom qualify as an independent director. Upon the closing of this Offering, we will establish a compensation committee of the board of directors, consisting consist of Mr. Stringer, Mr. Siegel and Ms. White, with Ms. White serving as the Chairman of the committee. All three members of the compensation committee qualify as independent directors under the Nasdaq and SEC standards.

The compensation committee will act on behalf of our board of directors to fulfill our board of directors’ responsibilities in overseeing our compensation policies, plans and programs; and in reviewing and determining the compensation to be paid to our executive officers and non-employee directors. The responsibilities of the compensation committee are included in its written charter. The compensation committee’s responsibilities will include, among others:

•	reviewing, modifying and approving and making recommendations to our board of directors regarding our overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determining and approving (or, if it deems appropriate, recommending to our board of directors for determination and approval) the compensation and terms of employment of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Chief Executive Officer’s compensation;

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•	determining and approving (or, if it deems appropriate, recommending to our board of directors for determination and approval) the compensation and terms of employment of our executive officers and other members of senior management;

•	reviewing and approving (or, if it deems appropriate, making recommendations to our board of directors regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and other senior management;

•	conducting periodic reviews of the base compensation levels of all of our employees generally;

•	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;

•	reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans; and

•	reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

In addition, once we cease to be an “emerging growth company,” as defined in the JOBS Act, the responsibilities of the compensation committee will also include:

•	reviewing and recommending to our board of directors for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and

•	reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements; and

•	reviewing and discussing with management our Compensation Discussion and Analysis and recommending to our board of directors that the Compensation Discussion and Analysis be approved for inclusion in our annual reports on Form 10-K, registration statements and our annual meeting proxy statements.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate. The compensation committee will review, discuss and assess its own performance and composition at least annually. The compensation committee will also periodically review and assess the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our board of directors for its consideration and approval.

Nominating and Corporate Governance Committee

Upon the closing of this Offering, we will establish a nominating and corporate governance committee that will consist of Mr. Stringer, Mr. Siegel and Ms. White, each of whom is an independent director. Mr. Siegel will serve the Chairman of the committee. Our nominating and corporate governance committee will be composed entirely of independent directors. The responsibilities of the nominating and corporate governance committee are included in its written charter. The nominating and corporate governance committee will act on behalf of our board of directors to fulfill our board of directors’ responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the nominating and corporate governance committee include, among others:

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•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by our board of directors);

•	determining the minimum qualifications for service on our board of directors;

•	reviewing and evaluating incumbent directors;

•	instituting and overseeing director orientation and director continuing education programs;

•	serving as a focal point for communication between candidates, non-committee directors and our management;

•	recommending to our board of directors for selection candidates to serve as nominees for director for the annual meeting of stockholders;

•	making other recommendations to our board of directors regarding matters relating to the directors;

•	reviewing succession plans for our Chief Executive Officer and our other executive officers;

•	reviewing and overseeing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to our business of environmental, social, and governance issues, and our public reporting on these topics; and

•	considering any recommendations for nominees and proposals submitted by stockholders.

The nominating and corporate governance committee will periodically review, discuss and assess the performance of our board of directors and the committees of our board of directors. In fulfilling this responsibility, the nominating and corporate governance committee will seek input from senior management, our board of directors and others. In assessing our board of directors, the nominating and corporate governance committee will evaluate the overall composition of our board of directors, our board of directors’ contribution as a whole and its effectiveness in serving our best interests and the best interests of our stockholders. The nominating and corporate governance committee will review, discuss and assess its own performance and composition at least annually. The nominating and corporate governance committee will also periodically review and assess the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our board of directors for its consideration and approval.

Board Leadership Structure

Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our amended and restated bylaws and corporate governance guidelines will provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer. Our board of directors currently believes that our existing leadership structure, under which Mr. La Rosa serves as our Chief Executive Officer and as Chairman of the board of directors, is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our stockholders.

Role of Board in the Risk Oversight Process

Our board of directors is responsible for overseeing our overall risk management process. The responsibility for managing risk rests with executive management while the committees of our board of directors and our board of directors as a whole participate in the oversight process. Our board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance and financial reporting and internal controls with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

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Family Relationships

Except for our director, Mr. Michael A. La Rosa, who is the brother of our Chairman and Chief Executive Officer Joseph La Rosa, there are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

None of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Observer

In conjunction with the loan from Emmis Capital and other investors, for as long as such investors own at least 25% of the securities sold in that private placement, if Emmis notifies the Company that it wishes to attend meetings of our Board of Directors, we are required to invite a designated representative of Emmis to attend all such Board meetings in a nonvoting observer capacity and to provide to Emmis copies of all notices, minutes, consents, and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors except for any information that the Company believes could adversely affect its attorney-client relationship or which the Board believes are trade secrets or which would result in a conflict of interest with such investors. Emmis will maintain the confidentiality of all information so provided.

Executive Officers

Our executive officers are elected by, and serve at the discretion of, our board of directors, subject to the terms of any employment or other agreements.

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Code of Business Conduct and Ethics

We plan to adopt a code of business conduct and ethics, which will become effective immediately prior to the closing of this Offering and will apply to all of our employees, officers and directors, including those officers responsible for financial reporting. Following its completion, the code of business conduct and ethics will be available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

EXECUTIVE AND DIRECTOR COMPENSATION

The following discussion of compensation arrangements should be read with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs, see “Special Note Regarding Forward-Looking Statements.” Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion.

The discussion below includes a review of our compensation decisions with respect to the last two completed fiscal years for our “named executive officers” (the “NEOs”), namely our principal executive officer and our two other most highly compensated executive officers. The Company was organized in 2021. Our NEOs for fiscal year 2021 were Mr. La Rosa and Mr. Mark Gracy. Both were NEOs prior to the Reorganization. Our NEO’s for fiscal year 2022 were Mr. La Rosa, Mr. Gracy, and Mr. Metzroth.

We compensated our NEOs through base salary, as described below. Our officers are also eligible for the standard benefits programs we offer all employees.

Summary Compensation Table

				Stock	Option	All other
	Fiscal	Salary	Bonus	awards	awards	compensation	Total
Name and principal position	Year	($)(1)	($)	($)	($)	($)	($)

Joseph La Rosa, Founder, President and	2022	$461,538	$0	$0	$0	$0	$461,538
Chief Executive Officer(2)	2021	$338,462	$0	$0	$0	$0	$338,462

Mark Gracy, Chief	2022	$186,958	$0	$0	$0	$2,100	$189,058
Operating Officer(3)	2021	$125,000	$2,604	$0	$0	$4,200	$131,804

Kent Metzroth, Executive Vice President	2022	$55,000	$2,000	$0	$	$0	$57,000
and Chief Financial Officer(4)	2021	$0	$0	$0	$	$0	$0

Alex Santos, Chief Technology Officer(5)	2022	$141,023	$6,391	$0	$0	$0	$147,414
	2021	$0	0	0	0	0	0

(1) Reflects base salary earned during the fiscal year covered.

(2) Does not include dividends received by Mr. La Rosa in 2022 and 2021 respectively.

(3) Mr. Gracy’s employment was terminated on November 15, 2022.

(4) Mr. Metzroth commenced his employment on November 1, 2022.

(5) Mr. Santos is not an NEO.

Outstanding Equity Awards as of December 31, 2022 and 2021

There were no outstanding equity awards held by our NEOs as of December 31, 2022 and as of December 31, 2021.

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Employment Agreements; Severance Payments

Joseph La Rosa

We have entered into employment agreement with Mr. Joseph La Rosa to act as our Chief Executive Officer. In addition, he serves as a director and Chairman of the board, and the board will, during the term, of his agreement, nominate and recommend him for election as a director but he will not receive any additional compensation in respect of his appointment as a director or Chairman of Company. The employment agreement of Mr. La Rosa is for an initial term of one year starting January 1, 2022, and will renew automatically for successive one-year periods thereafter unless prior to 90 days before the anniversary date, either party notices the other that it will not extend the agreement for another year. The Company will pay Mr. La Rosa an annual base salary of $500,000 during the term of the agreement, and he is eligible to receive a “Target Bonus” at the rate of 100% of his base salary and stock options for 1.0% of the total outstanding shares of Company Common Stock which will be payable to the extent the applicable performance goals are achieved which goals and payment matrices will be set by the compensation committee of the board. Mr. La Rosa will also be entitled to receive: (i) annual long term equity awards of at least 1.0% of the outstanding shares of the Company’s Common Stock as determined by the compensation committee of the board inside or outside of any established equity plan, (ii) milestone equity awards in the total amount of 1,700,000 shares of the Company’s Common Stock to be granted in the form of the Common Stock or options with cashless exercise provision (at the discretion of Mr. La Rosa) from time to time upon achievement by Mr. La Rosa of milestones described in the employment agreement, including 850,000 shares of Common Stock to be issued upon the closing of this Offering, and other benefits on terms and conditions similar to those applicable to other executive officers of the Company generally. The amount and terms of the long-term incentive awards awarded to him will be set by the compensation committee. He is also entitled to receive perquisites including a corporate automobile, cellular telephone, health and disability insurance and participation in the Company’s 401(k) plan. Mr. La Rosa will be entitled to 40 days of annual vacation plus Company observed holidays per calendar year and will be reimbursed for his business travel expenses. Any amounts payable under the employment agreement are subject to any policy established by the Company providing for claw back or recovery of amounts that were paid to Mr. La Rosa. The Company will make any determination for claw back or recovery in its sole discretion and in accordance with any applicable law or regulation.

Mr. La Rosa’s employment may be terminated by him or the Company at any time and for any or no reason with least 90 days advance written notice from the terminating party. If Mr. La Rosa’s employment is terminated by his failure to renew his agreement, by the Company for “cause” (as defined in the agreement) or by Mr. La Rosa without “good reason” (as defined in the agreement), then he will be entitled to receive: (i) any accrued but unpaid Base Salary and accrued but unused paid time off; (ii) reimbursement for unreimbursed business expenses properly incurred; and (iii) such employee benefits (including equity compensation), if any, to which he may be entitled under the Company’s employee benefit plans as of the date of termination (“Accrued Amounts”), but he shall not be entitled to any severance or termination payment.

If Mr. La Rosa’s employment is terminated by his death or disability, the Company will pay him or his estate an amount equal to the sum of: (i) the Accrued Amounts; and (ii) a payment equal to the product of (i) the Target Bonus and (ii) a fraction, the numerator of which is the number of days the he was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro Rata Bonus”). If Mr. La Rosa’s employment is terminated other than for cause, non-renewal of his employment agreement by the Company or if he terminates the agreement for good reason, he will receive from the Company: (i) a lump sum payment of $2,500,000; (ii) the Accrued Amount; (iii) Company reimbursement health insurance continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) until the earliest of: (a) the eighteen month anniversary of the date of his termination of employment; (b) the date that he is no longer eligible to receive COBRA continuation coverage; and (c) the date on which he receives substantially similar coverage from another employer or other source; and (iv) the treatment of any outstanding equity awards shall be determined in accordance with the terms of the 2022 Equity Incentive Plan.

The Company has agreed to indemnify Mr. La Rosa to the fullest extent permitted by applicable law and the Company’s bylaws. As a condition of his employment with the Company, he has agreed to enter into and abide by the Company’s employee non-compete agreement.

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Kent Metzroth

On November 1, 2022, we entered into an employment agreement with Mr. Kent Metzroth to act as our Chief Financial Officer as of the effective date of his agreement. The employment agreement is for an initial term of two years and will renew for another one-year period thereafter if the parties consent thereto in writing prior to the second anniversary date of the agreement unless it is sooner terminated.

Mr. Metzroth will receive a base salary of $330,000 per year (the “Salary”). In addition, Mr. Metzroth will be eligible, following the end of each calendar year beginning with the 2022 calendar year, to receive an annual targeted performance bonus of up to 50% of the his Salary based upon periodic assessments of his performance as well as the achievement of specific individual and corporate objectives determined by the board of directors or the compensation committee after consultation with Mr. Metzroth and provided to him in writing no later than the end of the first calendar quarter of the applicable bonus year (except for the year ended December 31, 2022, in which case the target bonus will be determined in the sole discretion of the board of directors). The target bonus must be approved by the audit and compensation committee. No amount of annual bonus is guaranteed, and Mr. Metzroth must be an employee on December 31 of the applicable bonus year in order to be eligible for any annual bonus for such year.

Effective as of the closing date of this Offering, the compensation committee will grant to Mr. Metzroth a 165,000 “restricted” shares of the Company’s Common Stock. These shares shall be subject to an annual vesting schedule and vest evenly over a twenty four (24) month period, the first tranche to vest on the last day of the month after the month of the closing date of this Offering with the balance of such shares vesting monthly in 23 equal installments of 6,875 shares on the last day of each successive month. No portion of the equity awards shall be vested on the date of the agreement. Any equity awards granted by the Company to Mr. Metzroth that have not vested will terminate on the expiration or termination of the agreement for any reason.

Mr. Metzroth will also be entitled to receive other benefits generally available to other Company employees (which may include, among other things, a Company’s sponsored retirement plan) and he will be reimbursed for his documented and approved expenses related to the business of the Company. Mr. Metzroth will be entitled to 5 weeks vacation per year.

The employment agreement contains covenants of Mr. Metzroth concerning: (i) the confidentiality of Company information; (ii) the assignment of his work product to the Company; (iii) his non-solicitation of Company clients or employees during his term of employment and for two years thereafter; and (iv) his non-disparagement of the Company or its directors, officers and employees. If his employment is terminated under any circumstances other than a termination by the Company without cause or a termination by him for good reason (including a voluntary termination by Mr. Metzroth without good reason or a termination by the Company for cause or due to Mr. Metzroth’s death or disability), the Company’s obligations under the employment agreement will immediately cease and Mr. Metzroth will only be entitled to receive: (i) the Salary that has accrued and is unpaid and to which Mr. Metzroth is entitled as of the effective date of such termination and to the extent consistent with general Company policy; (ii) unreimbursed business expenses; (iii) any bonus earned and approved by the board but not yet paid; (iv) any amounts or benefits to which he is then entitled under the terms of the benefit plans then-sponsored by the Company; and (v) compensation for all accrued but unpaid and untaken vacation days. If Mr. Metzroth’s employment is terminated by the Company without cause or by him for good reason, the Company will: (i) continue to pay his Salary for a period of six months, and (ii) pay him, in a single lump sum an amount in cash equal to the pro-rated amount of any annual bonus for the number of days from the last anniversary date of the agreement to the date of termination.

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Mark Gracy

On November 18, 2021, we entered into an employment agreement with Mr. Mark Gracy to act as our Chief Operating Officer as of the effective date of this Offering. The employment agreement was amended on June 9, 2022 and on October 18, 2022. The employment agreement, as amended, will be for an initial term of three years and will renew automatically for one-year periods thereafter unless prior to 90 days before the anniversary date, either party notices the other that it will not extend the agreement for another year. Mr. Gracy will receive a base salary of $249,000 per year (the “Salary”). Mr. Gracy’s Salary may increase further (i) by written notice of the Chief Executive Officer, from time to time without the need for approval of the Board of Directors or the compensation committee of the Board, in order to adjust the Salary so that Mr. Gracy’s Salary is always the third highest base salary after the base salary of the Chief Executive Officer and of the Chief Financial Officer of the Company; and (ii) as approved by the board of directors or the compensation committee (if such committee has the power to set salaries without the need for board approval) on the second anniversary of the effective date of the agreement and on each subsequent anniversary, without the need for action by either party hereto. In addition, Mr. Gracy will be eligible, following the end of each calendar year beginning with the 2022 calendar year, to receive an annual performance bonus targeted of up to 50% of the his Salary based upon periodic assessments of his performance as well as the achievement of specific individual and corporate objectives determined by the board of directors or the compensation committee thereof after consultation with Mr. Gracy and provided to him in writing no later than the end of the first calendar quarter of the applicable bonus year. The target bonus must be approved by the audit and compensation committee. No amount of annual bonus is guaranteed, and Mr. Gracy must be an employee on December 31 of the applicable bonus year in order to be eligible for any annual bonus for such year. In addition, the Company has agreed to grant Mr. Gracy an incentive bonus of $50,000 to be paid upon achievement of a successful initial public offering of the Company.

Effective as of the closing date of this Offering, the board or a committee thereof will grant to Mr. Gracy: (x) a number of “restricted” shares of the Company’s Common Stock equal to two percent (2%) of the total outstanding shares of the Company’s Common Stock, and (y) an option to purchase shares of Common Stock of the Company equal to two percent (2%) of the total outstanding shares of the Company, both calculated at the closing date of this Offering with the options exercisable at a per share exercise price equal to the public offering price. Both of these equity awards will be subject to a monthly vesting schedule and vest evenly over a 24-month period commencing on the date of the Offering (“Equity Awards”). Mr. Gracy will also be entitled to receive other benefits generally available to other Company employees and will be reimbursed for his documented and approved expenses related to the business of the Company.

The employment agreement contains covenants of Mr. Gracy concerning: (i) the confidentiality of Company information; (ii) the assignment of his work product to the Company; (iii) his non-solicitation of Company clients or employees during his term of employment and for three years thereafter; and (iv) his non-disparagement of the Company or its directors, officers and employees. If his employment is terminated under any circumstances other than a termination by the Company without cause or a termination by him for good reason (including a voluntary termination by Mr. Gracy without good reason or a termination by the Company for cause or due to Mr. Gracy’s death or disability), the Company’s obligations under the employment agreement will immediately cease and Mr. Gracy will only be entitled to receive: (i) the Salary that has accrued and is unpaid and to which Mr. Gracy is entitled as of the effective date of such termination and to the extent consistent with general Company policy; (ii) unreimbursed business expenses; (iii) any bonus earned and approved by the board but not yet paid; (iv) any amounts or benefits to which he is then entitled under the terms of the benefit plans then-sponsored by the Company. In addition, in the event of the Mr. Gracy’s death, disability (as defined in the agreement) or change of control of the Company (as defined in the agreement), any then outstanding and unvested portion of Equity Awards shall vest on the date of such event. The Equity Awards shall be issued at a per share price equal to the fair market value on the date of issue and will be subject to the terms and conditions of the 2022 Equity Incentive Plan effective as of the date of the agreement. If Mr. Gracy’s employment is terminated by the Company without cause or by him for good reason, the Company will: (i) continue to pay his Salary for a period of twelve months, and (ii) pay him, in a single lump sum an amount in cash equal to the pro-rated amount of any annual bonus for the number of days from the last anniversary date of the agreement to the date of termination.

Mr. Gracy’s employment was terminated on November 15, 2022. All future equity awards have been forfeited.

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2022 Equity Incentive Plan

We have adopted the 2022 Equity Incentive Plan (the “2022 Plan”), which will be effective the day prior to the listing of our Common Stock on Nasdaq. The following is a summary of the material features of the 2022 Plan which is qualified in its entirety by reference to the 2022 Plan which was filed as an exhibit to the registration statement of which this prospectus is a part.

Purpose. The Plan is intended to secure for the Company the benefits arising from ownership of the Company’s Common Stock by the employees, officers, directors, and consultants of the Company, all of whom are responsible for the Company’s future growth. The Plan is designed to attract and retain qualified personnel, reward employees, officers, directors, and consultants for their services to the Company, and motivate such individuals through added incentives to further contribute to the Company’s success.

Eligibility. The Plan will provide an opportunity for any employee, officer, director, or consultant of the Company (which may include agents of the Company), subject to any limitations provided by federal or state securities laws, to receive incentive stock options (to eligible employees only), non-qualified stock options, restricted stock awards, other stock awards, or any combination of the foregoing. In making such determinations, the compensation committee may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the compensation committee in its discretion shall deem relevant. Incentive stock options granted under the 2022 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Non-qualified (non-statutory stock options) granted under the 2022 Plan are not intended to qualify as incentive stock options under the Code. No awards can be issued to any person in consideration for services rendered where such services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities.

No incentive stock option may be granted under the 2022 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our Company or any affiliate of our Company unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant.

Administration. The Plan will be administered by the compensation committee of the board of directors. The compensation committee will have the exclusive right to interpret and construe the 2022 Plan, to select the eligible persons who shall receive an award, and to act in all matters pertaining to the grant of an award and the determination and interpretation of the provisions of the related award agreement, including, without limitation, the determination of the number of shares subject to stock options and the option period(s) and option price(s) thereof, the number of shares of restricted stock or shares subject to stock awards or performance shares subject to an award, the vesting periods (if any) and the form, terms, conditions and duration of each award, and any amendment thereof consistent with the provisions of the 2022 Plan.

Shares Subject to the 2022 Plan. Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of Common Stock, or a reorganization or reclassification of the Company’s Common Stock, the maximum aggregate number of shares of Common Stock which may be issued pursuant to awards under the 2022 Plan is 2,500,000 shares as adjusted for the 10-for-1 Reverse Stock Split on March 21, 2022. Such shares of Common Stock will be made available from the authorized and unissued shares of the Company.

If shares of Common Stock subject to an option or performance award granted under the 2022 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares will become available again for grants under the 2022 Plan. If shares of restricted stock awarded under the 2022 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall not again be available under the 2022 Plan. Similarly, any shares cancelled in cashless exercises are not available for re-issuance under the 2022 Plan.

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The Company cannot determine the amounts of awards that will be granted or allocated under the 2022 Plan or the benefits of any awards to the executive officers and directors of the Company or employees who are not executive officers as a group. Under the terms of the 2022 Plan, the number of awards to be granted is within the discretion of the compensation committee. The compensation committee may issue options, shares of restricted stock, restricted stock units or other awards under the 2022 Plan for such consideration as determined in their sole discretion, subject to applicable law. Since the date it was approved by the board of directors and the sole stockholder, we have issued 198,425 restricted stock units to certain of our agents.

Pricing; Vesting; Expiration. The compensation committee, in its sole discretion, will determine the exercise price of any options granted under the 2022 Plan which exercise price will be outlined in an agreement evidencing the option, provided, however, that at no time will the exercise price be less than the par value per share of the Company’s Common Stock. Also, the exercise price of incentive stock options may not be less than the fair market value of the Common Stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of non-statutory options may not be less than the Common Stock’s fair market value on the grant date. The exercise price of options granted under the 2022 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Compensation Committee: (i) by delivery of already-owned shares of our Common Stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the SEC.

Options and other Awards granted under the 2022 Plan may be exercisable in cumulative increments, or “vest,” as determined by the compensation committee. The compensation committee has the power to accelerate the time as of which an option may vest or be exercised. Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by the compensation committee. In the event a recipient’s employment or service with our Company terminates, any or all of the shares of Common Stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to our Company in accordance with such restricted stock agreement.

The compensation committee will determine the expiration date of options and other awards granted under the 2022 Plan. The maximum term of options and performance shares under the 2022 Plan is ten years, except that the maximum term is five years in certain cases.

Adjustments. Upon the occurrence of: (i) the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the board of directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or (iii) in the absence of a prior expression of approval by the board of directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Exchange Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company); and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options will become immediately exercisable in full, subject to any appropriate adjustments, and will remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed will be paid out as soon as practicable, and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed will be deemed vested, and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Common Stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such stock option shall then be so exercised.

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Modification of Awards. The compensation committee may reprice any stock option without the approval of the stockholders of the Company. For this purpose, “reprice” means: (i) any of the following or any other action that has the same effect: (A) lowering the exercise price of a stock option after it is granted, (B) any other action that is treated as a repricing under U.S. generally accepted accounting principles, or (C) cancelling a stock option at a time when its exercise price exceeds the fair market value of the underlying Common Stock, in exchange for another stock option, restricted stock or other equity, unless the cancelation and exchange occur in connection with a merger, acquisition, spin-off or other similar corporate transaction; and (ii) any other action that is considered to be a repricing under formal or informal guidance issued by the exchange or market on which the Company’s Common Stock then trades or is quoted. In addition to, and without limiting the above, the compensation committee may permit the voluntary surrender of all or a portion of any stock option granted under the 2022 Plan to be conditioned upon the granting to the participant of a new stock option for the same or a different number of shares of Common Stock as the stock option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new stock option to such participant. Subject to the provisions of the 2022 Plan, such new stock option will be exercisable at such option price, during such option period and on such other terms and conditions as are specified by the compensation committee at the time the new stock option is granted. Upon surrender, the stock options surrendered will be cancelled, and the shares of Common Stock previously subject to them will be available for the grant of other stock options.

Termination of Employment or Consulting. The incentive stock options will lapse and cease to be exercisable upon the termination of service of an employee or director as defined in the 2022 Plan, or within such period following termination of service as determined by the compensation committee and set forth in the related award agreement; provided, further, that such period will not exceed the period of time ending on the date three (3) months following termination of service. Non-incentive stock options are governed by the related award agreements.

Tax Withholding. To the extent provided by the terms of an option or other award, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, or award by a cash payment upon exercise, or in the discretion of the compensation committee, by authorizing our Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our Common Stock or by a combination of these means.

Federal Tax Consequences. The following is a summary of the principal United States federal income tax consequences to the recipient and our Company with respect to participation in the 2022 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

Incentive Stock Options. There will be no federal income tax consequences to either the recipient upon the grant of an incentive stock option or us. Upon exercise of the option, the excess of the stock’s fair market value over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the stock sale before the expiration of two years from the date of grant and one year from the date of exercise. If the shares of Common Stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of Common Stock after the specified periods, the gain or loss on the shares’ sale will be long-term capital gain or loss and will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards. Non-statutory stock options and restricted stock awards granted under the 2022 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us because of the grant. Upon acquiring the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Internal Revenue Code of 1986 (the “Code”)), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such an election is not made, the recipient will generally recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the stock’s fair market value on such a future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

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With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term, depending on whether the stock has been held for more than one year.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of our Company (referred to as a covered employee) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from our Company, may cause this limitation to be exceeded in any particular year.

Modification; Amendment; Termination. The compensation committee may adopt, establish, amend and rescind such rules, regulations, and procedures as it may deem appropriate for the proper administration of the 2022 Plan, make all other determinations which are, in the compensation committee’s judgment, necessary or desirable for the proper administration of the 2022 Plan, amend the 2022 Plan or a stock award as provided under the 2022 Plan, or terminate or suspend the 2022 Plan as provided therein. The compensation committee may also amend the 2022 Plan at any time and from time to time. However, except for adjustments upon changes in Common Stock, no amendment will be effective unless approved by our stockholders to the extent that stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. The compensation committee may submit any other amendment to the 2022 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Unless sooner terminated, the 2022 Plan will terminate ten years from the date of its adoption by our board of directors.

Agent Incentive Program

We have adopted, as an adjunct to the 2022 Plan, our Agent Incentive Program. The Agent Incentive Program which is a voluntary compensation plan for our agents who wish to participate in it. The Agent Incentive Program includes the following components:

•	Participants in the Agent Incentive Program who perform more than 20 sale transactions or make more than $6,000,000 gross sales volume in verified listing or buy side transactions with La Rosa Realty LLC in a given fiscal year, will receive a number of shares of restricted Common Stock (“RCS”) which would be equivalent to $2,000 based on the prior 30 day volume weighted average closing price of the Company’s Common Stock on the Nasdaq Stock Market as of the last trading day of such calendar year. Such RCS will vest equally over the 24 months period starting in the month after the award is granted and RCS are issued and will be held in escrow by the Company through the Transfer Agent and released as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month of termination.

•	A participant in the Agent Incentive Program will receive a number of shares of RCS which would be equal to $200 based on the prior 30 day volume weighted average closing of the Company’s Common Stock on the Nasdaq Stock Market as of the last trading day of such calendar year for recruitment of every agent who becomes an agent of the Company and remains agent of the Company for at least 12 consecutive months.

•	If a participant recruits ten (10) or more agents who become agents of the Company and remain agents of the Company for at least 12 consecutive months, that participant will receive a number of shares of RCS that will have a value of $10,000 based on the prior 30 day volume weighted average closing price of the Company’s Common Stock on the Nasdaq Stock Market as of the last trading day prior to the date of the grant by the board of directors or the compensation committee. The Company will grant the awards of RCS to the qualifying participants not later than February 15th of the next succeeding calendar year. All RCS granted under the Agent Incentive Program the prior and this section will vest 1/36th per month starting in the month after the award is granted and will be held in escrow by the Company through the Transfer Agent and released as such shares vest. Participants who terminate their relationship with the Company during the vesting period will forfeit any unvested shares of RCS as of the month of termination.

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Director Compensation

Our directors who are employed by us do not receive any additional compensation for serving on our board.

Each non-employee director will receive an annual retainer of $12,000 per quarter in cash compensation, as well as a one-time grant of 10,000 stock options with an exercise price equal to the initial public offering price of the Units offered hereby. In addition, we will pay the audit committee chairman a quarterly cash fee of $3,750 and will pay the chairman of the nominating and corporate governance committee and chairman of the compensation committee a quarterly cash fee of $3,000 for each quarter they serve in such position. No cash director fees were paid to any director in fiscal 2022, but such fees have been accrued and will be paid in fiscal 2023. Pursuant to the Board of Director Agreements, the options have a twelve-month vesting schedule and were granted as of February 15, 2022, but not issued. The Company and the directors did not reach a mutual understanding regarding the option award’s key terms and conditions, including the expiration date of the award, the number of shares under option, and the method of exercise until the option agreements were executed in December 2022.

We will also pay the transportation, room and meal expenses for board members to attend in-person regular and special board meetings.

The Company has also executed an Indemnification Agreement with each non-employee director pursuant to which the Company has agreed to indemnify and hold harmless each director to the fullest extent permitted by law if he or she was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that the director believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that the director is or was or may be deemed a director (or performed duties in another capacity) of the Company, or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director (or performing duties in another capacity) of another entity, or by reason of any action or inaction by such director while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against the director and arising out of or related to any round of financing of the Company, or made by a third party against the director based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, acting as a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company) of such Claim and any federal, state, local or foreign taxes imposed on the director as a result of the actual or deemed receipt of any payments under the indemnity agreement. If such indemnification is not permitted, then the Company may contribute to the above expenses as described in the agreement and the Company will advance such expenses incurred. Notwithstanding the above, the Company will not ultimately indemnify a director for: (i) successful Claims that he or she violated Section 16(b) of the Exchange Act; (ii) any reimbursement to the Company for accounting restatements; (ii) the payment to the Company of profits arising from the purchase and sale by the director of securities in violation of Section 306 of the Sarbanes-Oxley Act; (iii) claims brought by the director (except to enforce the indemnity agreement); (iv) for Claims determined by a final court decision that the indemnification is unlawful; (v) Claims determined by a final court decision that the director committed fraud; or (vi) where insurance has covered the director’s expenses.

TRANSACTIONS WITH RELATED PERSONS

Set forth below is a description of certain relationships and related person transactions since January 1, 2019, between us or our subsidiaries, and our directors, executive officers and holders of more than 5% of our voting securities that involve the lower of $120,000 or 1% of the average of total assets in the last two fiscal years. We believe that all of the following transactions were entered into with terms as favorable as could have been obtained from unaffiliated third parties.

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Prior to the filing of the registration statement of which this prospectus is a part, we effected a corporate reorganization, where, according to the Reorganization Agreement, all of the LLCs that were either owned by Franchising (Coaching, CRE, Property Management) or Franchising and Mr. La Rosa (Realty) or by Mr. La Rosa (Franchising), over which Mr. La Rosa exerted control, agreed to exchange all of their limited liability company membership interests for one share of Company Common Stock, which share was automatically redeemed upon the closing of the transaction, resulting in the Company becoming the one hundred percent owner of each of the LLCs.

Certain companies owned by Mr. La Rosa have from time-to-time loaned money to one or more of the Company’s subsidiaries, affiliates or franchisees with balances that, in the aggregate, were less than $120,000 or 1% of the Company’s average of total assets at December 31, 2021 and 2020.

Mr. La Rosa’s mother made a loan to La Rosa Realty LLC which is interest free and due on demand and was used for working capital purposes. That loan had an outstanding balance at December 31, 2021 and 2020 of $48,000.

On March 18, 2016, Celebration Office Condos LLC, a company owned by Mr. La Rosa, loaned funds to La Rosa Realty LLC to be used as working capital. That loan is interest free and has no fixed payment terms. The outstanding balance was $556,268 as of December 31, 2021 and 2020.

Celebration Office Condos LLC also leases a corporate office to La Rosa Realty, LLC. The rent expense was $109,410 and $143,800 for the years ended December 31, 2021 and 2020, respectively. There is no written agreement, and the rent is determined on month-to-month basis. There are no future minimum rental payments, and the lease may be cancelled at any time by Celebration Office Condos LLC.

Mr. La Rosa provided an interest free, due on demand, non-documented advance to La Rosa Realty, LLC for the general operations of the company. The outstanding balance was $49,336 and $52,729, as of December 31, 2021 and 2020, respectively.

Next Generation Advanced Commissions LLC, a company owned by Mr. Joseph La Rosa, loaned funds to La Rosa Realty, LLC for the general operations of the Company. The outstanding balance was $40,654 and $41,655 as of December 31, 2021 and 2020.

La Rosa Realty, LLC has provided an interest free, due on demand non-documented advance to La Rosa Insurance LLC, a company owned by Mr. La Rosa, for the general operations of that company. The outstanding balance was $32,508 as of December 31, 2021 and 2020.

On February 25, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.4% per annum with a default interest rate is 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company will make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On April 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.87% per annum with a default interest rate is 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company shall make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

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On May 17, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $50,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.51% per annum with a default interest rate is 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company shall make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On June 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $350,000 of which $150,000 was funded on July 1, 2022 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.93% per annum with a default interest rate of 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company shall make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On July 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $70,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.99% per annum with a default interest rate of 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company shall make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

On October 3, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $95,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 3.43% per annum with a default interest rate of 3.0% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. The note will be due and payable on the third anniversary of the issue date. The Company shall make monthly amortization payments to Joseph La Rosa on the then outstanding principal balance and interest starting on the last day of the month following the month in which the closing of this Offering occurs, and on the last day of each month thereafter until the maturity date. All principal and interest payments will be funded from the Company’s operations and not from the proceeds of this Offering.

In 2020, we paid dividends in the amount of $559,928 to members of the LLCs, of which Mr. La Rosa was one.

In 2021, we paid dividends in the amount of $610,379 to members of the LLCs, of which Mr. La Rosa was one, until our Reorganization in August 2021, and to the stockholders of the Company which included Mr. La Rosa.

For the period ended September 30, 2022, we paid $200,027 cash dividends to Joseph La Rosa who was the sole stockholder of the Company during such period.

On December 1, 2022, Joseph La Rosa entered into an agreement with Mr. Carlos J. Bonilla, an attorney with the law firm of ELP Global PLLC that represents the Company, pursuant to which Mr. La Rosa sold to Mr. Bonilla 300,000 shares of his Common Stock in exchange for the assignment by Mr. Bonilla of the ELP Note and the payment by Mr. Bonilla of $449,500 in cash. The agreement provides to Mr. Bonilla reverse split and anti-dilution protection and an option to sell all such shares back to Mr. La Rosa at a price of $598,000 on or before August 23, 2023.

On December 2, 2022, the Company issued to Joseph La Rosa a Convertible Original Issue Discount Promissory Note in the original principal amount of $491,530 for which he paid $449,500 that we used for our general corporate purposes. This note has an original issued discount of 8.55% with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. Mr. La Rosa has the right at any time, at his option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of the Company’s Common Stock at a price equal to the offering price of this Offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to Mr. La Rosa warrants (the “Note Warrants”) exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of this note; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to Mr. La Rosa: (i) upon the repayment of the loan, 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per share in this Offering (the midpoint of the offering price range set forth on the cover of this prospectus) (or 60,000 shares if no subsequent offering is undertaken by the Company at the time of repayment), (ii) the right to participate in any future financings, (iii) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (iv) extensive and non-customary default provisions in the note, and (v) certain other affirmative and negative covenants. The loan will mature on the earlier of (i) six months from the date of issue or upon the completion of this Offering. The loan is junior in payment to any senior debt and is unsecured.

In 2020, we paid dividends in the amount of $559,928 to members of the LLCs, of which Mr. La Rosa was one.

In 2021, we paid dividends in the amount of $610,379 to members of the LLCs, of which Mr. La Rosa was one, until our Reorganization in August 2021, and to the stockholders of the Company which included Mr. La Rosa.

For the period ended September 30, 2022, we paid $200,027 cash dividends to Joseph La Rosa who was the sole stockholder of the Company during such period.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 6, 2023, with respect to the holdings of: (i) each person who is the beneficial owner of more than 5% of Company voting stock, (ii) each of our directors, (iii) each executive officer, and (iv) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days. Applicable percentage ownership in the following table is based on 3,000,000 shares of Common Stock issued and outstanding on January 6, 2023 and 6,441,640 shares of Common Stock after the Offering assuming an offering of 700,000 Units that would consist of 700,000 shares of Common Stock (excluding 700,000 shares which may be issued upon the exercise of the Warrants issued with the Units, 105,000 shares which may be issued upon exercise of the underwriters’ Over-Allotment Option, 42,000 shares of Common Stock issuable upon the exercise of Representative Warrants, 20,000 shares of Common Stock issuable upon the exercise of Consultant Warrants, 25,000 shares of Common Stock issuable upon the exercise of Lender Warrants, 15,000 shares which could be issuable to Emmis Capital upon the closing of this offering, 25,000 shares issuable to Mr. La Rosa upon the exercise of his warrant, 25,000 shares of Common Stock issuable upon the exercise of the CEO Warrants, 30,000 shares which could be issuable to Joseph La Rosa as the CEO Shares, and the issuance of the 2,000 Vesting Shares).

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner(1)	Beneficial Ownership Before Offering	Percentage Before Offering (2)	Beneficial Ownership After Offering		Percentage After Offering (3)
Officers and Directors
Joseph La Rosa (President, CEO, and Chairman)	2,725,000	90.1%	3,490,000	(5)	54.0%
Kent Metzroth (Chief Financial Officer)(6)	0	0%	165,000		2.6%
Michael A. La Rosa(4) (Director)	10,000	0.3%	10,000		0.2%
Ned L. Siegel(4) (Director)	10,000	0.3%	10,000		0.2%
Thomas Stringer(4) (Director)	10,000	0.3%	10,000		0.2%
Jodi R. White(4) (Director)	10,000	0.3%	10,000		0.2%
All Officers and Directors as a group (7 persons)	2,740,000	91.3%	3,670,000		57.0%

5% Stockholders
Joseph La Rosa	2,700,000	90.0%	3,465,000	(5)	54.0%

** Less than 0.1%

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(1) Unless otherwise indicated, the principal address of the executive officers, directors and 5% stockholders of the Company is c/o 1420 Celebration Boulevard, 2nd Floor, Celebration, Florida 34747.

(2) Based on 3,000,000 shares of Common Stock issued and outstanding and all shares of Common Stock the beneficial owner has the right to acquire within 60 days.

(3) Based on 6,441,640 shares of Common Stock issued and outstanding upon the closing of this Offering as described above.

(4) Each Director received options to purchase 10,000 shares, with an exercise price per share equal to the initial offering price of one Unit, that vest equally in tranches of 833.33 shares per month over the course of twelve months with the first tranche of options vesting thirty (30) days after the effective date of the registration statement of which this prospectus is a part.

(5) Includes 25,000 shares that may be exercised pursuant to his warrant. Under the terms of Mr. La Rosa’s employment agreement, Mr. La Rosa will receive 850,000 shares of our Common Stock within 60 days after the closing of this Offering, of which 85,000 will be immediately transferred to Mr. Bonilla pursuant to their Stock Purchase Agreement. See “Prospectus Summary-Recent Developments-Issuance of Promissory Notes.” Mr. La Rosa also owns 2,000 shares of Series X Super Voting Preferred Stock that has 10,000 votes per share and votes together as a class with our Common Stock.

(6) Effective as of the closing date of this Offering, Mr. Metzroth will receive 165,000 “restricted” shares of the Company’s Common Stock, which will vest evenly over a two-year period.

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SELLING STOCKHOLDERS

Selling Stockholder Sales

This prospectus covers the possible resale by the Selling Stockholders identified in the table below of up to 1,060,593 shares of our Common Stock. The Selling Stockholder Shares include: (i) 1,018,593 shares of Common Stock issued to 123 Selling Stockholders; and (ii) 42,000 shares of Common Stock issuable upon exercise of the Representative’s Warrant, at an assumed exercise price of $11.00 per share. Certain Selling Stockholders acquired the Selling Stockholder Shares pursuant to a private placement of securities. See “DESCRIPTION OF THE SECURITIES—Private Placements” for a more detailed description of the private placement. The Representative will be issued the Representative’s Warrant at the closing of this Offering in connection with acting as the representative of the underwriters in this Offering.

The Selling Stockholders may sell some, all or none of their Selling Stockholder Shares. We do not know whether or when the Representative will exercise the Representative’s Warrant, and upon such exercise, how long the Representative will hold the Selling Stockholder Shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Selling Stockholder Shares. Notwithstanding the foregoing, the Representative is subject to restrictions with respect to the Representative’s Warrant, which is described in “Underwriting — Representative’s Warrant.” Unless otherwise indicated in the footnotes to the below table, other than the Representative who is the representative of the underwriters in this Offering, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as an agent with our Company or one of our franchisees, a consultant, accountant, counsel or as a securityholder of our company.

We have prepared the following table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the Selling Stockholder Shares in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (i) other than the Representative, none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, and (ii) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Selling Stockholder Shares. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time.

The following table presents information regarding the Selling Stockholders and the Selling Stockholder Shares that each may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders and reflects their respective holdings as of January 6, 2023, unless otherwise noted in the footnotes to the table. Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned. Notwithstanding the foregoing, the Representative’s Warrant is not, pursuant to the rules of the Financial Industry Regulatory Authority (“FINRA”), exercisable for a period of 180 days after the commencement of the sale of the Units in this Offering. As a result, the below table assumes that the Representative’s Warrant is not immediately exercisable or exercisable within 60 days after January 6, 2023 for purposes of determining the beneficial ownership before the Offering. The percentage of shares beneficially owned before the Offering is based on 3,000,000 shares of our Common Stock issued and outstanding on January 6, 2023, and 6,441,640 shares to be issued and outstanding after the Offering.

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Selling Stockholder		Number of shares of Common Stock owned by Selling Stockholder	Number of shares being registered	Number of shares owned after the Offering(31)	Percentage owned after the Offering(31)
1	CGB -TRUST-1001-01-13-22(1)	128,833	128,833	0	0.0%
2	ELG-TRUST-1004-09-01-13(2)	128,833	128,833	0	0.0%
3	Exchange Listing, LLC(3)	226,474	226,474	0	0.0%
4	Carmel, Milazzo & Feil LLP(4)	200,000	200,000	0	0.0%
5	Linda Joy Jesse(5)	1,659	1,659	0	0.0%
6	Moire Christine Mckibbin(5)	1,659	1,659	0	0.0%
7	Yanet Pelegri(5)	1,659	1,659	0	0.0%
8	Zhe Ming Ni(5)	1,659	1,659	0	0.0%
9	Russell Brooke(5)	1,659	1,659	0	0.0%
10	Amanda Owens(5)	1,659	1,659	0	0.0%
11	Michael Chen(5)	1,659	1,659	0	0.0%
12	Lou Clementine Corda(5)	1,659	1,659	0	0.0%
13	Angel Rivera(5)	1,659	1,659	0	0.0%
14	Irena Aistrop(5)	1,659	1,659	0	0.0%
15	Bernardo Reynoso(5)	1,659	1,659	0	0.0%
16	Alessandro Minato(5)	1,659	1,659	0	0.0%
17	Terry Romero(5)	1,659	1,659	0	0.0%
18	Juan Delgado(5)	1,659	1,659	0	0.0%
19	Wanda Lugo(5)	1,659	1,659	0	0.0%
20	Chao Pei Chen(5)	1,659	1,659	0	0.0%
21	Abdelaziz Elbrak(5)	1,659	1,659	0	0.0%
22	Maria Knapp(5)	1,659	1,659	0	0.0%
23	Catherine Starkweather(5)	1,659	1,659	0	0.0%
24	Ann Maureen Fertic(5)	1,659	1,659	0	0.0%
25	Maurizio Pinto(5)	1,659	1,659	0	0.0%
26	Vishal Sitlapersad(5)	1,659	1,659	0	0.0%
27	Jorge A Barcelo(5)	1,659	1,659	0	0.0%
28	Veronica Cristina Caceres(5)	1,659	1,659	0	0.0%
29	Patricia S Rojas Garcia(5)	1,659	1,659	0	0.0%
30	Hannah White(5)	1,659	1,659	0	0.0%
31	Felix Clarke Mercado(5)	1,659	1,659	0	0.0%
32	Brahim Abouhi(5)	1,659	1,659	0	0.0%
33	Kimberly Bass(5)	1,659	1,659	0	0.0%
34	Leticia Cruz(5)	1,659	1,659	0	0.0%
35	William Miranda(5)	1,659	1,659	0	0.0%
36	Lynda Smith Rippolone(5)	1,659	1,659	0	0.0%
37	Humberto Cuevas(5)	1,659	1,659	0	0.0%
38	Shazeena Hamid(5)	1,659	1,659	0	0.0%
39	Rosalina Martinez(5)	1,659	1,659	0	0.0%
40	Jannette Figueroa-Torres(5)	1,659	1,659	0	0.0%
41	Emily Cruz(5)	1,659	1,659	0	0.0%
42	Tavis Peeks(5)	1,659	1,659	0	0.0%
43	Oneida Marti(5)	1,659	1,659	0	0.0%
44	Bernardo Robles(5)	1,659	1,659	0	0.0%
45	Sara Varn(5)	1,659	1,659	0	0.0%
46	Victor Valentin(5)	1,659	1,659	0	0.0%
47	Lynda R Cologero(5)	1,659	1,659	0	0.0%
48	Nancy Restrepo(5)	1,659	1,659	0	0.0%
49	Jessica Gardner(5)	1,659	1,659	0	0.0%
50	Rosa Aroyo(5)	4,659	4,659	0	0.0%
51	Teresa Santos(5)	4,659	4,659	0	0.0%
52	Laverne Grajales(5)	22,659	22,659	0	0.0%
53	Jessica Rivera(5)	4,659	4,659	0	0.0%
54	Caroline Marte(5)	4,659	4,659	0	0.0%
55	Caleb Carpenter(5)	1,659	1,659	0	0.0%
56	Debbie Greenlees(5)	4,659	4,659	0	0.0%
57	Wendell Philp(5)	4,659	4,659	0	0.0%
58	Mark Peters(5)	4,659	4,659	0	0.0%
59	Gemma Aurora Pressinger(5)	1,659	1,659	0	0.0%
60	Victor Mallo (5)	4,659	4,659	0	0.0%
61	Federico Berrios(5)	1,549	1,549	0	0.0%
62	Monique A. Gottardi Morgan(5)	1,549	1,549	0	0.0%
63	Annette Rodriguez Torres(5)	1,549	1,549	0	0.0%
64	Francis Alvarez Lopez(5)	1,549	1,549	0	0.0%
65	Anthony Vargas(5)	1,549	1,549	0	0.0%
66	Detilia Ferrer(5)	1,549	1,549	0	0.0%
67	Milton Lloyd Thompson(5)	1,549	1,549	0	0.0%
68	Sandra Schmidt(5)	1,549	1,549	0	0.0%
69	Lester Rodriguez(5)	1,549	1,549	0	0.0%
70	Henelys Castillo(5)	1,549	1,549	0	0.0%
71	Matthew Montalvo(5)	1,549	1,549	0	0.0%
72	Yamile Garrido Crespo(5)	1,549	1.549	0	0.0%
73	Michael Hall(5)	1,549	1,549	0	0.0%
74	Matthew Wein(5)	1,549	1,549	0	0.0%
75	Phil Holloway(5)	1,549	1,549	0	0.0%
76	Laquasha Harris(5)	1,549	1,549	0	0.0%
77	Amesary Valdez(5)	1,549	1,549	0	0.0%
78	Aide Portocarrero (5)	1,549	1,549	0	0.0%
79	Michelle Butler(5)	1,549	1,549	0	0.0%
80	Sylvia Santos(5)	1,549	1,549	0	0.0%
81	Laura Perez Buitrago(5)	1,549	1,549	0	0.0%
82	Vanessa Gomez(5)	1,549	1,549	0	0.0%
83	Jaime Griffith(5)	1,549	1,549	0	0.0%
84	Alejandro Rodriguez(5)	1,549	1,549	0	0.0%
85	Delip Ramgadoo(5)	1,549	1,549	0	0.0%
86	Bret Dunn(5)	1,549	1,549	0	0.0%
87	Mabel Vega-Negron(5)	1,549	1,549	0	0.0%
88	Gerardo Vazquez Rivera(5)	1,549	1,549	0	0.0%
89	Lesley Moore(5)	1,549	1,549	0	0.0%
90	Amarilis Lugo Torres(5)	1,549	1,549	0	0.0%
91	Maricruz Hernandez(5)	1,549	1,549	0	0.0%
92	Karie Susan Rebeyka(5)	1,549	1,549	0	0.0%
93	Priscilla Rodriguez(5)	1,549	1,549	0	0.0%
94	Mihaela Ioana Curtu(5)	1,549	1,549	0	0.0%
95	Brittanie Jarvis(5)	1,549	1,549	0	0.0%
96	Maria Van Elderen(5)	1,549	1,549	0	0.0%
97	Asmaa Filali(5)	1,549	1,549	0	0.0%
98	Lilly Diaz(5)	1,549	1,549	0	0.0%
99	Valerie Thomas(5)	1,659	1,659	0	0.0%
100	Crescendo Communications, LLC(6)	30,923	30,923	0	0.0%
101	Rosenberg Rich Baker Berman, P.A.(7)	17,500	17,500	0	0.0%
102	Capital Pro LLC(8)	8,018	8,018	0	0.0%
103	Andres Hebra(9)	2,378	2,378	0	0.0%
104	Nadia Tattrie(10)	4,732	4,732	0	0.0%
105	Patricia Jacome(11)	1,585	1,585	0	0.0%
106	Rodney Bosley and Jennifer Bosley(12)	15,841	15,841	0	0.0%
107	ROI Funding, LLC(13)	16,037	16,037	0	0.0%
108	Sonia Fuentes Blanco(14)	3,128	3,128	0	0.0%
109	Milton Ocasio LLC(15)	1,290	1,290	0	0.0%
110	Luz Colon(16)	1,290	1,290	0	0.0%
111	Reyex Consulting LLC(17)	2,579	2,579	0	0.0%
112	Michael Kerns(18)	1,418	1,418	0	0.0%
113	Seana Abdelmajid(19)	1,288	1,288	0	0.0%
114	Anderson Correa(20)	1,289	1,289	0	0.0%
115	Katie Lemieux(21)	1,288	1,288	0	0.0%
116	Gihan Awad(22)	3,223	3,223	0	0.0%
117	Randy Vasquez(23)	3,215	3,215	0	0.0%
118	Shakyra Cortes Mendez(24)	1,284	1,284	0	0.0%
119	Norkis Fernandez-Valdez(25)	2,578	2,578	0	0.0%
120	Victor Cruz(26)	1,281	1,281	0	0.0%
121	Peter Lopez(27)	1,277	1,277	0	0.0%
122	Gemma and Whitfield Pressinger(28)	9,440	9,440	0	0.0%
123	Misael Ortega(29)	3,146	3,146	0	0.0%
124	Maxim Group, LLC(30)	0	42,000	0	0.0%
	Total	1,018,593	1,060,593	0	0%

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*Represents ownership of less than 1.0% of the total shares outstanding after the Offering.

(1) The trustee of CGB-TRUST-1001-01-13-22 is Carlos G. Bonilla who has sole voting and dispositive power over the trust. Carlos G. Bonilla has provided legal services to the Company from time to time in the past and may continue to provide legal services to us in the future. The address for the CGB-TRUST is 9529 Ingeborg Court, Windermere, Florida 34786.

(2) The trustee of ELG-TRUST-1004-09-01-13 is Carlos J. Bonilla who has sole voting and dispositive power over the trust. The address for the ELT-TRUST is 7901 Kingspointe Parkway, Suite 8, Orlando, Florida 32819.

(3) Represents all 226,474 shares of Common Stock issuable on or prior to the closing date of this offering to Exchange Listing, LLC, a consultant to the Company for services rendered and to be rendered. Exchange Listing, LLC is controlled by Peter Goldstein, its Chief Executive Officer, who will have sole voting and dispositive power over such shares. Exchange Listing, LLC has provided Nasdaq listing services to us in the past and will continue to provide consulting services to us after the closing of this Offering. The address for Exchange Listing, LLC is 515 E Las Olas Boulevard, Suite 120, Fort Lauderdale, FL 33301.

(4) Represents the issuance of 200,000 shares of Common Stock issuable on or prior to the closing date of this offering to counsel for the Company for services rendered in this Offering. Mr. Ross Carmel, Esq. will have shared voting and dispositive power over the Common Stock with his other partners in the law firm. The law firm of Carmel, Milazzo & Feil, LLP has provided legal services to us in this Offering and will continue to provide legal services related to our being a public company after the closing of this Offering. The address for Carmel, Milazzo & Feil, LLP is 55 West 39th Street, 18th Floor, New York, NY 10018.

(5) Number of shares are based on the dollar value of the Restricted Stock Units granted to such individuals calculated at an offering price of $10.00 per Unit. Based on information provided to the Company by each Selling Stockholder, each named individual has sole voting and dispositive power over such shares. The business address for each such person is 1420 Celebration Boulevard, Suite 200, Celebration, Florida 34747.

(6) Represents shares issuable on or prior to the closing date of this offering for services rendered by Crescendo Communications, LLC. Mr. David Waldman is the manager of Crescendo Communications, LLC and will have sole voting and dispositive power over the Common Stock. The address for Crescendo Communications, LLC is 405 Lexington Ave, 9th Floor, Suite 9034, New York, New York 10174.

(7) Represents shares issuable on or prior to the closing date of this offering for services rendered by Rosenberg Rich Baker Berman, P.A. Rosenberg Rich Baker Berman, P.A. Mr. Howard Condo will have shared voting and dispositive power over the Common Stock with his other partners in the accounting firm. The address for Rosenberg Rich Baker Berman, P.A. is 265 Davidson Avenue, Suite 210, Somerset, NJ 08873-4120.

(8) Capital Pro LLC will acquire these shares upon conversion of its convertible note on or prior to the closing date of this offering. Capital Pro LLC is controlled by Mr. Jose Hernandez who will have sole voting and dispositive power over the Common Stock. The address for Capital Pro, LLC is P.O. Box 454, Apopka, Florida.

(9) Mr. Hebra will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Hebra is 10337 Wittenberg Way, Orlando, Florida 32832.

(10) Ms. Tattrie will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Tattrie is 104 Birdfield Court, St. Augustine, Florida 32092.

(11) Ms. Jacome will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Jacome is 6475 Greylynne Street, Orlando, Florida 32807.

(12) Mr. Bosley and Ms. Bosley will acquire these shares upon conversion of their convertible note on or prior to the closing date of this offering. They will have sole voting and dispositive power over such shares. The address for Mr. Bosley and Ms. Bosley is 10336 Wittenberg Way, Orlando, Florida 32832.

(13) ROI Funding LLC will acquire these shares upon conversion of its convertible note on or prior to the closing date of this offering. Mr. Jack Speaks, its Manager, controls the company and will have sole voting and dispositive power over such shares. The address for ROI Funding LLC is 1862 Arlington Court, Longwood, Florida 32779.

(14) Ms. Fuentes Blanco will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Fuentes Blanco is P.O. Box 79478, Carolina, Puerto Rico 00984.

(15) Milton Ocasio LLC will acquire these shares upon conversion of its convertible note on or prior to the closing date of this offering. Mr. Milton Ocasio, its Manager, will have sole voting and dispositive power over such shares. The address for Milton Ocasio LLC is 957 Tramells Trail, Kissimmee, Florida 34744.

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(16) Ms. Colon will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She has sole voting and dispositive power over such shares. The address for Ms. Colon is 4380 Springblossom Drive, Kissimmee, Florida 34746.

(17)Reyex Consulting LLC will acquire these shares upon conversion of its convertible note on or prior to the closing date of this offering. Ivan Reyes is the manager of that company and he will have sole voting and dispositive power over such shares. The address for Reyex Consulting LLC is 2212 S. Chickasaw Trail, Orlando, Florida 32825.

(18) Mr. Kerns will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Kerns is 5710 Riva Ridge Drive, Wesley Chapel, Florida 33544.

(19) Ms. Abdelmajid will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Abelmajid is 7540 NW 47th Avenue, Coconut Creek, Florida 33073.

(20) Mr. Correa will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Correa is 2500 Oak Hammock, Kissimmee, Florida 34741.

(21) Ms. Lemieux will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Lemieux is 7540 NW 47th Avenue, Coconut Creek, Florida 33073.

(22) Mr. Awad will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Awad is 518 Thousand Oaks Boulevard, Davenport, Florida 33896.

(23) Mr. Vasquez is deceased. His estate will acquire these shares upon conversion of their convertible note on or prior to the closing date of this offering. His estate will have sole voting and dispositive power over such shares. The address for Mr. Vasquez is 2829 Indigo Bay Drive, Kissimmee, Florida 34744.

(24) Ms. Mendez will acquire these shares upon conversion of her convertible note on or prior to the closing date of this offering. She will have sole voting and dispositive power over such shares. The address for Ms. Mendez is 851 Delfino Place, Lake Mary, Florida 32746.

(25) Mr. Fernandez-Valdez will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He has sole voting and dispositive power over such shares. The address for Mr. Fernandez-Valdez is 6878 Lake Carlisle Boulevard, Orlando, Florida 32829.

(26) Mr. Cruz will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Cruz is 2677 Sedgefield Avenue, Deltona, Florida 34725.

(27) Mr. Lopez will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Lopez is 1048 Grisley Court, Apopka, Florida 32712.

(28) Mr. Pressinger and Ms. Pressinger will acquire these shares upon conversion of their convertible note on or prior to the closing date of this offering. They will have sole voting and dispositive power over such shares. The address for Mr. Pressinger and Ms. Pressinger is 1363 Legendary Blvd., Clermont, Florida 34711.

(29) Mr. Ortega will acquire these shares upon conversion of his convertible note on or prior to the closing date of this offering. He will have sole voting and dispositive power over such shares. The address for Mr. Ortega is 13193 La Mirada Cir, Wellington, Florida 33414.

(30) The Representative will not own any shares of Common Stock immediately following the closing of this Offering. The Representative’s Warrants and the underlying shares of Common Stock shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six months immediately following the commencement of sales of the Units in the public offering in accordance with FINRA Rule 5110(e)(1).

(31) Assumes that all shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.

105

Plan of Distribution

We are registering the Selling Stockholder Shares: (i) issued (except to the Representative); and (ii) exercisable upon exercise of the Representative’s Warrant, to permit the resale of the Selling Stockholder Shares by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Selling Stockholder Shares (except we will receive the proceeds of the exercise price if the Representative exercises the Representative’s Warrant). We will bear all fees and expenses incident to the registration of the Selling Stockholder Shares in the registration statement of which this prospectus forms a part. The Selling Stockholder Shares will not be sold through Maxim Group, LLC in this initial public offering, except Maxim Group, LLC may sell the shares issuable upon its exercise of the Representative’s Warrant.

The Selling Stockholders may sell all or a portion of the Selling Stockholder Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Selling Stockholder Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Stockholder Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. However, the Selling Stockholders will not sell any Selling Stockholder Shares until after the closing of this offering.

106

If the Selling Stockholders effect such transactions by Selling Stockholder Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Selling Stockholder Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Selling Stockholder Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Selling Stockholder Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Selling Stockholder Shares short and deliver Selling Stockholder Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge Selling Stockholder Shares to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or Selling Stockholder Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Selling Stockholder Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the Selling Stockholder Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the Selling Stockholder Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Selling Stockholder Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Selling Stockholder Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Selling Stockholder Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholder Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Selling Stockholder Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Selling Stockholder Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Selling Stockholder Shares to engage in market-making activities with respect to the Selling Stockholder Shares. All of the foregoing may affect the marketability of the Selling Stockholder Shares and the ability of any person or entity to engage in market-making activities with respect to the Selling Stockholder Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Selling Stockholder Shares will be freely tradeable in the hands of persons other than our affiliates.

107

DESCRIPTION OF THE SECURITIES

The following description of our Securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

Pursuant to our Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State of July 29, 2021, the Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 300,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. Our issued and outstanding shares of Common Stock underwent a reverse stock split effective on March 21, 2022, pursuant to which each 10 shares of Common Stock were converted into one share of Common Stock.

Common Stock

The holders of our Common Stock are entitled to the following rights:

•	Voting Rights. Each share of our Common Stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

•	Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board out of funds legally available therefor.

•	Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our Common Stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

•	Other Matters. The holders of our Common Stock have no subscription, redemption or conversion privileges. Our Common Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Common Stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Common Stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

On July 29, 2021, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada authorizing 50,000,000 shares of “blank check” preferred stock and designating 2,000 shares of the authorized preferred stock as “Series X Super Voting Preferred Stock” and issued 100% of the Super X Super Voting Preferred Stock to Mr. Joseph La Rosa, our Chief Executive Officer, President and Chairman. The holder of our Series X Super Voting Preferred Stock is entitled to the following rights:

•	Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our Common Stock as a single class on all matters to be voted or consented upon by the stockholders.

•	Conversion The Series X Super Voting Preferred Stock is not convertible into Common Stock or any other securities of the Company.

•	Dividend Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights.

•	Liquidation Rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference.

108

•	Other Matters. The holders of our Series X Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series X Super Voting Preferred Stock does not provide for preemptive rights. All of the outstanding shares of our Series X Super Voting Preferred Stock are fully paid and non-assessable.

•	Additional Preferred Stock. Our board of directors has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of our Common Stock and, therefore, reduce the value of the Common Stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the Common Stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing the liquidation rights of the Common Stock; or

•	delaying or preventing a change in control of the Company without further action by the stockholders.

Units

Each of the 700,000 Units we are offering (subject to adjustment) consist of one share of our Common Stock and one five-year Warrant to purchase one share of our Common Stock. Each Unit will be sold at an assumed purchase price of $10.00 per Unit. Units will not be issued or certificated. The shares of Common Stock and the Warrants are immediately separable and will be issued separately and uncertificated.

Warrants Issued in this Offering

Form. The Warrants will be issued under a warrant agency agreement between us and Vstock Transfer, LLC, as warrant agent. The material terms and provisions of the Warrants offered hereby are summarized below. The following description is subject to, and qualified in its entirety by, the form of warrant agency agreement and accompanying form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. You should review a copy of the form of warrant agency agreement and accompanying form of Warrant for a complete description of the terms and conditions applicable to the Warrants.

Exercisability. The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. Each Warrant entitles the holder thereof to purchase one share of Common Stock. Warrants are not exercisable for a fraction of a share and may only be exercised into whole numbers of shares. In lieu of fractional shares, we will round up to the nearest whole share. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) (the “Beneficial Ownership Limitation”) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

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Exercise Price. Each Warrant represents the right to purchase one share of Common Stock at an exercise price of $11.00 per share (equal to 110% of the public offering price of the Unit), assuming an initial public offering price of $10.00 per unit (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of Common Stock, and other applicable charges and taxes are due and payable upon exercise.

Cashless Exercise. If, at any time during the term of the Warrants, the issuance of shares of Common Stock upon exercise of the Warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the Warrants (in whole or in part) by having the holder deliver to us a duly executed exercise notice, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant.

Failure to Timely Deliver Shares. If we fail for any reason to deliver to the holder the shares subject to an exercise by the date that is the earlier of (i) two (2) trading days and (ii) the number of trading days that is the standard settlement period on our primary trading market as in effect on the date of delivery of the exercise notice, we must pay to the holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (based on the daily volume weighted average price of our shares of Common Stock on the date of the applicable exercise notice), $10.00 per trading day (increasing to $20.00 per trading day on the fifth trading day after such liquidated damages begin to accrue) for each trading day after such date until such shares are delivered or the holder rescinds such exercise. In addition, if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the holder of the shares which the holder anticipated receiving upon such exercise, then we shall (a) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares that we were required to deliver to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the Warrant and equivalent number of shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of Common Stock that would have been issued had we timely complied with our exercise and delivery obligations.

Exercise Limitation. A holder will not have the right to exercise any portion of a Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us (the “Beneficial Ownership Limitation”).

Adjustments. The exercise price and the number of shares underlying the Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our shares of Common Stock, stock combinations or similar events affecting our shares of Common Stock. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our shares of Common Stock are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding shares of Common Stock (each, a “Fundamental Transaction”), then following such Fundamental Transaction the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction and the exercise price of the Warrants will be adjusted based on the consideration to be received in the Fundamental Transaction. If the Fundamental Transaction is not within the Company's control, including not approved by our Board of Directors, the holder will only be entitled to receive from the Company or any successor entity the same type or form of consideration (and in the same proportion), at the “Black Scholes Value” (as defined in the Warrant) of the unexercised portion of this Warrant, that is being offered and paid to the holders. Any successor to us or surviving entity will assume the obligations under the Warrants.

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Subsequent Equity Sales. If we or any or our subsidiaries, at any time while the Warrant is outstanding, sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or common stock equivalents, at an effective price per share less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the exercise price of the Warrant shall be reduced and only reduced to equal the Base Share Price provided that the Base Share Price shall not be less than $5.00 (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions).

Subsequent Rights Offerings. In addition to any adjustments described above, if at any time the we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the “Purchase Rights”), then the Warrant holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Warrant holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder will not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent will be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the Warrant holder exceeding the Beneficial Ownership Limitation).

Global Certificate; Warrant Agent. The Warrants will be issued in registered form under a warrant agency agreement between the warrant agent and us. The Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The name, address and telephone number of the warrant agent is Vstock Transfer, LLC, 18 Lafayette Pl, Woodmere, New York 11598, (212) 828-8436.

Nasdaq Listing. We have filed an application for the listing of the Warrants offered in this Offering on the Nasdaq Capital Market under the symbol “LRHCW.” However, without an active trading market, the liquidity of the Warrants will be limited. We intend to have the Warrants issued in registered form under the warrant agency agreement between us and the warrant agent. Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the warrant agent, together with the appropriate instruments of transfer.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our shares of Common Stock, including any voting rights, until the holder exercises the Warrant.

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Governing Law and Jurisdiction. The warrant agency agreement and Warrant provide that the validity, interpretation, and performance of the warrant agency agreement and the Warrants will be governed by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. In addition, the warrant agency agreement and Warrant provide that any action, proceeding or claim against any party arising out of or relating to the warrant agency agreement or the Warrants must be brought and enforced in the state and federal courts sitting in the City of New York, Borough of Manhattan. Investors in this Offering will be bound by these provisions. With respect to any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder, we note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Furthermore, notwithstanding the foregoing, these provisions of the warrant agency agreement and Warrant will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Representative’s Warrants

Upon the closing of this Offering, there will be up to 42,000 shares of Common Stock issuable upon exercise of the Representative’s Warrants, assuming an initial public offering price of $10.00 per Unit (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus). See “Underwriting—Representative’s Warrants” below for a description of the Representative’s Warrants.

Other Warrants

On May 12, 2021, we entered into a Capital Market Advisory Agreement with Exchange Listing, LLC pursuant to which we issued to that consultant five-year warrants for 20,000 shares of our Common Stock at an exercise price of $40.00 per share.

On November 14, 2022, the Company and Emmis Capital, an affiliate of Exchange Listing, LLC, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Emmis Capital, among other things, upon the repayment of the loan, a grant of 15,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company.

On December 2, 2022, the Company and Joseph La Rosa, the Company’s CEO, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $491,530 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Mr. La Rosa, among other things, upon the repayment of the loan, a grant of 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company.

Private Placements

The Company has engaged in a number of private debt financings as described herein in the “Prospectus Summary- Recent Developments – Issuance of Convertible Notes” and “- Issuance of Promissory Notes.”

On January 10, 2022, the Company issued to CGB-TRUST-1001-01-13-22 and ELG-TRUST-1004-09-01-13 equally as assignees of a consultant, Bonilla Opportunity Fund I Ltd., as compensation for its services and for the purchase price of $120.00, a total of 120,000 shares of Common Stock, with anti-dilution and reverse stock split protection to permit that consultant to maintain its percentage ownership prior to and immediately after the closing of the Company’s initial public offering. On July 28, 2022, the Company and Bonilla Opportunity Fund I Ltd. amended the services agreement pursuant to which the Company issued to each of two assignees of Bonilla Opportunity Fund I Ltd., CGB-TRUST-1001-01-13-22 and ELG-TRUST-1004-09-01-13, equally an additional total of 133,040 shares of Common Stock. Those shares were subsequently determined by the Company to have been issued erroneously and were canceled.

On May 12, 2021, the Company issued to a consultant, Exchange Listing, LLC, warrants to purchase 20,000 shares of Common Stock exercisable for five years with an exercise price of $40.00 per share, as partial compensation for services pursuant to a Capital Market Advisory Agreement. The Company and Exchange Listing, LLC amended their agreement on July 1, 2022 pursuant to which, on the closing date of this offering, the Company will issue to Exchange Listing, LLC 150,000 shares. The Company and Exchange Listing, LLC entered into an agreement dated July 1, 2022 pursuant to which, on the closing date of this offering, the Company will issue 50,000 shares to Exchange Listing, LLC for post-offering services.

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On July 22, 2021, the Company issued 3,000,000 shares of Common Stock and 2,000 shares of the Series X Super Voting Preferred Stock to Mr. La Rosa as compensation for services and the founding of the Company.

On November 14, 2022, the Company and Emmis Capital, an affiliate of Exchange Listing, LLC, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Emmis Capital, among other things, upon the repayment of the loan, a grant of 15,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company.

On December 2, 2022, the Company and Joseph La Rosa, the Company’s CEO, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $491,530 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Mr. La Rosa, among other things, upon the repayment of the loan, a grant of 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company.

The Company will issue, on the closing date of this offering, to Carmel, Milazzo & Feil LLP, counsel to the Company, Exchange Listing, LLC and Crescendo Communications, LLC, consultants to the Company, and Rosenberg Rich Baker Berman, P.A., accountants, a total of 274,897 shares of Common Stock in exchange for amounts payable for services rendered to the Company.

The foregoing issuances were made in a transaction not involving a public offering pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, in reliance upon Section 4(a)(2) thereof.

From June to November 2022, the Company issued restricted stock units representing 198,425 shares of Common Stock to 95 real estate agents who provide services to the Company under the Company’s 2022 Equity Incentive Plan. All such issuances were exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder.

2022 Equity Incentive Plan

We have adopted the 2022 Equity Incentive Plan, which will be effective the day prior to the listing of our Common Stock on Nasdaq. The 2022 Plan allows the compensation committee to make equity-based and cash-based incentive awards to our officers, employees, directors and other key persons (including consultants). The types of awards permitted under the Plan include nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other awards.

We have reserved 2,500,000 shares of Common Stock issuable under the 2022 Plan (as adjusted for the 10 for 1 Reverse Stock Split on March 21, 2022). This number is subject to adjustment in the event of a sub-division, consolidation, share dividend or other change in our capitalization.

If eligible at the time, we may file one or more registration statements on Form S-8 under the Securities Act to register the shares of Common Stock issued or issuable under our Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

Rule 144

The shares of our Common Stock sold in this Offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our Common Stock held by an “affiliate” of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144 permits our Common Stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

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•	one percent of the total number of shares of our Common Stock outstanding; or

•	the average weekly reported trading volume of our Common Stock for the four calendar weeks prior to the sale.

Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our Common Stock that are restricted securities, will be entitled to freely sell such shares of our Common Stock under Rule 144 without regard to the current public information requirements of Rule 144.

Rule 701

Rule 701 generally allows a shareholder who purchased shares of our Common Stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of the Company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of the Company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701.

From June to November 2022, the Company issued a restricted stock units that may be redeemed for 204,951 shares of Common Stock under the Company’s 2022 Equity Incentive Plan to 99 real estate agents who have provided services to the Company. All such issuances were exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder. Those shares are being registered for public resale in the registration of which this prospectus is a part. See “Selling Stockholders.”

Anti-Takeover Effects of Nevada Law and our Amended and Restated Articles of Incorporation and Bylaws.

Nevada law, our amended and restated articles of incorporation, and our bylaws contain certain provisions that have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Series X Super Voting Preferred Stock. Mr. La Rosa is the owner of 2,000 shares of our Series X Super Voting Preferred Stock that has 10,000 votes per share when voting with the Common Stock on all matters. These 20,000,000 votes will have a significant, if not a controlling, effect on the vote of the Common Stock in any matter that deals with the potential change of control of the Company and will likely provide Mr. La Rosa the ability to control any extraordinary corporate transaction by the Company.

Undesignated Preferred Stock. The ability of our board of directors, without action by the stockholders, to issue up to 49,998,000 shares of preferred stock, which was previously authorized but remain undesignated, with voting or other rights or preferences as designated by our board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Stockholder Meetings. Our bylaws provide that a special meeting of stockholders may be called only by our board Chairman, Chief Executive Officer, the board of directors pursuant to a resolution adopted by directors representing a quorum of or by the holders of shares entitled to cast not less than 33 1/3% of the votes at the meeting.

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Stockholder Action by Written Consent. Our bylaws allow for any action that may be taken at any annual or special meeting of the stockholders to be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Nevada Business Combination Statutes. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board prior to the date the interested stockholder obtained such status or the combination is approved by the board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless the combination was approved by the board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher. A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Nevada Control Share Acquisition Statutes. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business in Nevada directly or through an affiliated corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes. The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of us.

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Amendment of Charter and Bylaw Provisions. The amendment of any of the above provisions would require approval by the board or by the holders of at least a majority of the total voting power of all of our outstanding voting stock.

The provisions of Nevada law, our amended and restated articles of incorporation, and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar and Warrant

The transfer agent and registrar for our Common Stock and warrant agent for our Warrants will be Vstock Transfer, LLC. Vstock Transfer LLC’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

Nasdaq Listing Application

Currently, no public market exists for our Common Stock or our Warrants. In connection with this Offering, we have applied to list our Common Stock on the Nasdaq Capital Market under the symbol “LRHC” and have applied to list our Warrants under the symbol “LRHCW.” If Nasdaq approves our listing application, we expect to list our Common Stock upon consummation of the Offering, Nasdaq’s listing requirements for the Nasdaq Capital Market include, among other things, a stock price threshold. As a result, prior to effectiveness of our registration statement of which this prospectus is a part, we will need to take the necessary steps to meet Nasdaq’s listing requirements. If Nasdaq does not approve the listing of our Common Stock, we will not proceed with this Offering. There can be no assurance that our Common Stock will be listed on Nasdaq.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the sale of shares of Common Stock pursuant to this Offering, we will have 6,441,640 shares of Common Stock issued and outstanding based on an assumed offering of 700,000 Units. In the event the underwriters exercise the Over-Allotment Option in full for shares of Common Stock only, we will have 6,546,640 shares of Common Stock issued and outstanding and in the event that the holders of the Warrants exercise their Warrants in full, we will have 7,246,640 shares of Common Stock issued and outstanding.

The Common Stock and the Warrants sold as parts of the Units in this Offering, including any shares of Common Stock issued pursuant to the exercise of the Warrants, will be freely tradable without restriction or further registration or qualification under the Securities Act. However, certain previously issued shares will be subject to a trading restriction. See “- Lockup Agreements,” below.

All 3,000,000 shares of our Common Stock and 2,000 shares of our Series X Super Voting Preferred Stock previously issued that were not offered and sold or registered in this Offering, as well as shares subject to employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 under the Securities Act, which are summarized below.

In general, a person who has beneficially owned restricted shares of our Common Stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	1% of the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

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provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

Each of the Company and our officers and directors, affiliates and certain existing stockholders have agreed, for a period of six months after the effective date of the registration statement for this Offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock without the prior written consent of the Representative.

Upon the expiration of the lock-up period, substantially all of the shares subject to such lock-up and market stand-off restrictions will become eligible for sale, subject to the limitations discussed above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of Common Stock and Warrants, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who purchased stock in this Offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

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This discussion is based on the Internal Revenue Code of 1986, as amended, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company(“PHC”), for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

No assurance can be given that we will not be a PHC following this Offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Common Stock or Warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below.

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Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants. Upon a sale or other taxable disposition of our Common Stock or Warrants which, in general, would include a redemption of Common Stock or Warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock or Warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock or Warrants so disposed of exceeds one year. If the running of the holding period for the Common Stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or Warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock or Warrants so disposed of. A U.S. holder’s adjusted tax basis in its Common Stock or Warrants generally will equal the U.S. holder’s acquisition cost less, in the case of a share of Common Stock, any prior distributions treated as a return of capital.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of Common Stock upon exercise of a Warrant for cash. The U.S. holder’s tax basis in the share of our Common Stock received upon exercise of the Warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the Warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Common Stock received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Common Stock received would equal the holder’s basis in the Warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, it is unclear whether a U.S. holder’s holding period in the Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Common Stock would include the holding period of the Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Common Stock received in respect of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. Such gain or loss would be long-term or short-term, depending on the U.S. holder’s holding period in the Warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Common Stock received would equal the sum of the U.S. holder’s initial investment in the exercised Warrants and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Common Stock would commence on the date following the date of exercise or on the date of exercise of the Warrant; in either case, the holding period would not include the period during which the U.S. holder held the Warrant. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. Holder’s gain or loss would be short-term.

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Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Common Stock and Warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock or Warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

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Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. holder, as described under “U.S. holders — Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock and Warrants.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, which would include a dissolution and liquidation, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock or Warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine at this time whether we will be a U.S. real property holding corporation in the future. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of Common Stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

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FATCA Withholding Taxes. Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Previously, withholding with respect to the gross proceeds of a disposition of any stock, debt instrument, or other property that can produce U.S.-source dividends or interest was scheduled to begin on January 1, 2019; however, such withholding has been eliminated under proposed U.S. Treasury Regulations, which can be relied upon until final regulations become effective. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

UNDERWRITING

We are offering the Units described in this prospectus. Each Unit consists of one share of our Common Stock, par value $0.0001 per share, and a Warrant to purchase one share of Common Stock. Under the terms and subject to the conditions in an underwriting agreement dated [*], 2023, the underwriters named below, for whom Maxim Group LLC (“Maxim Group”) is acting as the lead managing underwriter and book runner and the representative of the several underwriters, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of Units indicated below:

Underwriter	Assumed Number of Units (1)
Maxim Group LLC	700,000

Total:	700,000

(1) At an assumed offering price of $10.00 per Unit which is the midpoint of the range of the initial public offering price of a Unit set forth on the cover page of this prospectus

The underwriters are collectively referred to as the “underwriters” and the “representative” is Maxim Group. The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares of Common Stock or Warrants covered by the underwriters’ Over-Allotment Option described below. The underwriters are not involved in the sale of the Selling Stockholders Shares.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the Representative.

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Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 105,000 additional shares of Common Stock and/or 105,000 additional Warrants, equal to 15% of the Units assumed to be offered hereby at the public offering price per share of Common Stock equal to the public offering price per Unit minus $0.01 per share and $0.01 per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover overallotments, if any. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering of the Units offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of Common Stock and/or Warrants as the number listed next to the underwriter’s name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table.

Discounts and Commissions and Expenses

We have agreed to pay the underwriters a cash fee equal to seven percent (7.0%) of the aggregate gross proceeds unless any proceeds received by the Company in the Offering come from investors identified and introduced by the Company and unknown to Maxim, in which case the underwriting discount or spread shall be reduced to five percent (5.0%) for those investors.

The Representative has advised us that the underwriters propose to offer the Units directly to the public at the public offering price set forth on the cover of this prospectus. In addition, the Representative may offer some of the Units to other securities dealers at such price less a concession of up to $[*] per share. After the Offering to the public, the offering price and other selling terms may be changed by the Representative without changing the Company’s proceeds from the underwriters’ purchase of the shares.

The following table shows the assumed public offering price, underwriting discounts and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their Over-Allotment Option. The underwriting discounts are equal to the public offering price per Unit less the amount per Unit the underwriters pay us for the shares.

	Per Unit	Total without Over- allotment Option	Total with Over- allotment Option
Public offering price	$10.00	$7,000,000	$8,048,740
Underwriting discounts	$0.70	$490,000	$563,412
Proceeds, before expenses, to us	$9.30	$6,510,000	$7,485,328

We have agreed to pay the Representative a non-accountable expense allowance of one percent (1.0%) of the gross proceeds of the Offering. We estimate that the total expenses including underwriting discounts and commissions, the one percent (1.0%) non-accountable expense allowance, the accountable expenses as well as other miscellaneous expense will be approximately $1,966,000, all of which are payable by us. This figure includes expense reimbursements we have agreed to pay the Representative for reimbursement of its expenses related to the Offering up to a maximum aggregate expense allowance of $125,000, for which we have paid a $25,000 advance, which will be returned to us to the extent not offset by actual expenses in accordance with FINRA Rule 5110(g)(4)(A).

Representative’s Warrants

As additional compensation to the Representatives, upon consummation of this Offering, we will issue to the Representative or its designees non-redeemable warrants to purchase an aggregate number of shares of our Common Stock equal to six percent (6.0%) of the number of Units issued in this Offering, at an exercise price per share equal to 110% of the initial public offering price which may be via a “cashless exercise.” The Representative’s Warrants and the underlying shares of Common Stock shall not be sold during the Offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of six months immediately following the commencement of sales of the Units in the public offering in accordance with FINRA Rule 5110(e)(1). The Representative’s Warrants will be exercisable, in whole or in part, commencing on the six-month anniversary of the date of the commencement of the sale of the public securities in this Offering and will expire on the fifth anniversary of the effective date of the registration statement related to the Offering. In addition, we have granted the underwriters a one-time demand registration right at our expense, an additional demand registration at the holder’s expense and unlimited “piggyback” registration rights with respect to the underlying shares. The demand registration rights will not be greater than five years from the effective date of the registration statement related to the Offering in compliance with FINRA Rule 5110(G)(8)(C). The piggyback registration rights will not be greater than three years from the effective date of the registration statement related to the Offering in compliance with FINRA Rule 5110(G)(8)(D).

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Lock-Up Agreements

Each of the Company and our officers and directors, affiliates and certain existing stockholders have agreed, for a period of six months after the effective date of the registration statement for this Offering, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock without the prior written consent of the Representative.

The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

According to the terms of the underwriting agreement, the Representative shall have the right of first refusal for a period of twelve months after the closing of this Offering to act as underwriter and bookrunning manager and/or placement agent for any and all future public and private equity and debt (excluding commercial bank debt) offerings during such twelve month period of the Company, or any successor to or any subsidiary of the Company.

The Company has also agreed that it will use its commercially reasonable best efforts to use the Representative’s Corporate Services Department with respect to our stock option incentive program.

Indemnification

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

 Pricing of the Offering

Prior to this Offering, there has been no public market for our Common Stock. In determining the initial public offering price, we and the underwriters have considered a number of factors including:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	our prospects and the history and prospects for the industry in which we compete;

•	an assessment of our management;

•	our prospects for future earnings;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by the underwriters and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our Common Stock or the Warrants, or that the shares or Warrants will trade in the public market at or above the initial public offering price.

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Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on a website maintained by the Representative and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of Units to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters that may make internet distributions on the same basis as other allocations. In connection with the Offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this Offering.

The underwriters have informed us that they do not expect to confirm sales of Units offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

The underwriters have advised us that, following the completion of this Offering, they currently intend to make a market in our Common Stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for our Common Stock, that you will be able to sell any of the Common Stock held by you at a particular time, or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, certain persons participating in the Offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions, or the imposition of penalty bids in connection with this Offering. These activities may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our Common Stock in this Offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our Common Stock or purchasing shares of our Common Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our Common Stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this Offering.

A stabilizing bid is a bid for the purchase of shares of Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the Offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the Offering if the Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

125

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our Common Stock on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our Common Stock in this Offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Certain Relationships

Certain of the underwriters and their affiliates have provided and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have or may in the future receive customary fees, however, except for the right of first refusal and use of the Representative’s Corporate Services Department disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Selling Restrictions

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this Offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives for any such offer; or

•in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

126

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom. Each underwriter has represented and agreed that:

•it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the Offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the Offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

127

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Notice to Prospective Investors in Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel. This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In the State of Israel, this document is being distributed only to, and is directed only at, and any offer of the shares is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals”, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

128

EXPERTS

Marcum LLP, an independent certified public accounting firm, audited our financial statements for the years ended December 31, 2021 and 2020. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Marcum LLP, given on their authority as experts in accounting and auditing.

Rosenberg Rich Baker Berman, P.A., an independent certified public accounting firm, audited financial statements for La Rosa Realty CW Properties, LLC, Horeb Kissimmee, LLC d/b/a La Rosa Realty Kissimmee, La Rosa Realty Lake Nona, Inc., La Rosa Realty North Florida LLC, La Rosa Realty the Elite LLC, La Rosa Realty Lakeland LLC, for the years ended December 31, 2021 and 2020. We have included those financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Rosenberg Rich Baker Berman, P.A., given on their authority as experts in accounting and auditing. Rosenberg Rich Baker Berman, P.A will receive 17,500 shares of our Common Stock on or prior to the closing date of this Offering.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil LLP, counsel to the Company, will receive 200,000 shares of our Common Stock on or prior to the closing date of this Offering. Pryor Cashman LLP, New York, New York, is acting as counsel for the representative of the underwriters with respect to the Offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Units offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Units, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.larosarealty.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

129

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholder and Manager of

La Rosa Holdings Corp. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of La Rosa Holdings Corp. and Subsidiaries (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of income, equity and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
April 19, 2022

F-2

La Rosa Holdings Corp. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$534,716	$175,425
Restricted cash	1,105,082	1,023,245
Accounts receivable, net	620,296	222,322
Other current assets	800	2,294
Due from related party	32,508	32,508
Total Current Assets	2,293,402	1,455,794

Deferred offering costs	546,911	-
Security deposits	15,470	11,276

Total Assets	$2,855,783	$1,467,070

Liabilities and Stockholder’s Equity (Deficit)
Liabilities
Current Liabilities
Line of credit	$129,552	$145,064
Accounts payable	937,672	296,083
Accrued Expenses	80,078	56,680
Income taxes payable	150,000	-
Due to related party	694,258	698,652
Derivative liability	141,672	-
Convertible notes payable, net	391,824	-
Notes payable, current	191,718	174,712
Total Current Liabilities	2,716,774	1,371,191

Notes payable, net of current	348,446	399,588
Security deposits payable	1,104,082	923,245
Total Liabilities	4,169,302	2,694,024

Commitments and contingencies

Stockholder’s Equity (Deficit)
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; issued and outstanding 2,000 shares designated Series X, at December 31, 2021 and none issued or outstanding at December 31 2020	-	-
Common stock - $0.0001 par value; 250,000,000 shares authorized; 3,000,000 issued and outstanding at December 31, 2021 and 2020, respectively	300	300
Additional paid-in capital	425,316	(300)
Accumulated deficit	(1,739,135)	(1,226,954)
Stockholder’s Equity (Deficit)	(1,313,519)	(1,226,954)
Total Liabilities and Stockholder’s Equity (Deficit)	$2,855,783	$1,467,070

See notes to the consolidated financial statements.

F-3

La Rosa Holdings Corp. and Subsidiaries

Consolidated Statements of Income

	Year Ended December 31,
	2021	2020

Revenue	$28,797,531	$24,127,871

Cost of revenue	25,283,775	21,051,729

Gross Profit	3,513,756	3,076,142

Operating Expenses
General and administrative expenses	3,196,379	2,689,535
Sales and marketing expenses	254,453	258,953
Total Operating Expenses	3,450,832	2,948,488

Income From Operations	62,924	127,654

Other Income (Expense)
Forgiveness of debt	271,700	-
Amortization of financing fees	(94,481)	-
Other Income	4,268	12,000
Change in fair value of derivative liability	31,985	-
Interest expense	(28,198)	(5,293)
Other Income (Expense)	185,274	6,707

Income Before Income Taxes	248,198	134,361

Income Tax Expense	150,000	-

Net Income	$98,198	$134,361
Earnings Per Share, basic and diluted	$0.03	$0.04
Weighted Average Shares Outstanding, basic and diluted	3,000,000	3,000,000

See notes to the consolidated financial statements.

F-4

La Rosa Holdings Corp. and Subsidiaries

Consolidated Statements of Equity (Deficit)

	Preferred Stock Series X		Common Stock		Additional	Accumulated
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Deficit	Total

Balance, January 1, 2019	2,000	-	3,000,000	$300	$(300)	(801,387)	(801,387)

Member distributions	-	-	-	-	-	(559,928)	(559,928)

Net income	-	-	-	-	-	134,361	134,361

Balance, December 31, 2020	2,000	-	3,000,000	$300	$(300)	$(1,226,954)	$(1,226,954)

Member distributions	-	-	-	-	-	(610,379)	(610,379)

Warrants issued for deferred offering costs	-	-	-	-	425,616	-	425,616

Net income	-	-	-	-	-	98,198	98,198

Balance, December 31, 2021	2,000	-	3,000,000	$300	$425,316	$(1,739,135)	$(1,313,519)

See notes to the consolidated financial statements.

F-5

La Rosa Holdings Corp. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020

Cash Flows from Operating Activities
Net Income	$98,198	$134,361
Adjustments to Reconcile Net Income to Net Cash Provided by (Used in) Operating Activities:
Forgiveness of debt	(271,700)	-
Change in fair market value of derivative	(31,985)	-
Amortization of debt discount and financing fees	94,481	-
(Increase) Decrease in Operating Assets:
Accounts receivable	(397,974)	(51,085)
Prepaid expenses	(119,801)	1,306
Security deposits	(4,194)	15,551
Increase (Decrease) in Operating Liabilities:
Accounts payable	641,589	(418,710)
Accrued expenses	23,398	(83,631)
Income taxes payable	150,000
Security deposits payable	180,837	70,928
Net Cash Provided by (Used in) Operating Activities	362,849	(331,280)

Cash Flows from Financing Activities
(Repayments of) Borrowings on bank line of credit	(15,512)	145,064
Proceeds from notes payable	251,812	574,300
Payments on notes payable	(14,248)	(13,358)
Cash paid for financing fees	(25,000)	-
Due from related party	-	48,619
Proceeds from convertible debt	496,000	-
(Payments to) Borrowings from related party	(4,394)	30,656
Distributions paid	(610,379)	(559,928)
Net Cash Provided by Financing Activities	78,279	225,353

Net Increase (Decrease) in Cash and Restricted Cash	441,128	(105,927)
Cash and Restricted Cash at Beginning of Year	1,198,670	1,304,597
Cash and Restricted Cash at End of Year	$1,639,798	$1,198,670

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$2,607	$5,293
Income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Derivative liability	$173,657	$-
Warrants issued for deferred offering costs	$425,616	$-

Reconciliation of Cash and Restricted Cash
Cash	$534,716	$175,425
Restricted Cash	1,105,082	1,023,245
Cash and Restricted Cash	$1,639,798	$1,198,670

See notes to the consolidated financial statements.

F-6

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty Holdings Corp. (the “Company”) is the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross sells ancillary technology-based products and services primarily to sales agents and the sales agents associated with the Company’s franchisees. The business is organized based on the services provided internally to agents and to the public, which are residential and commercial real estate brokerages, franchising, real estate brokerage education and coaching, and property management services.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID19

Our management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID 19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID 19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2021, and beyond. If COVID 19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of La Rosa Holdings Corp. and its subsidiaries, La Rosa Realty, LLC, La Rosa Coaching, LLC, La Rosa CRE, LLC, La Rosa Franchising, LLC, and La Rosa Property Management LLC. All intercompany transactions and accounts have been eliminated.

La Rosa Holdings Corp. was incorporated in the State of Nevada on June 14, 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies of which Mr. La Rosa held a one hundred percent (100%) ownership interest: (i) La Rosa Coaching, LLC, or Coaching; (ii) La Rosa CRE, LLC, or CRE; (iii) La Rosa Franchising, LLC, or Franchising; (iv) La Rosa Property Management, LLC, or Property Management; and (v) La Rosa Realty, LLC, or Realty.

As part of a reorganization, we amended and restated our Articles of Incorporation on July 29, 2021 such that (i) we increased our total authorized capital stock to 137,500,000 shares, of which 50,000,000 shares were designated preferred stock and 87,500,000 shares were designated common stock; and (ii) authorized 2,000 shares of Series X Super Voting Preferred Stock that has 10,000 votes per share and votes together as a class with our common stock. All 3,000,000 issued and outstanding shares of our common stock and all 2,000 shares of the Series X Super Voting Preferred Stock were issued to Mr. La Rosa. We refer to these steps as the Exchange Transactions. The Exchange Transactions did not affect our operations, which we continue to conduct through our operating subsidiaries.

F-7

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation (continued)

On August 4, 2021, we effected a corporate reorganization pursuant to a Reorganization Agreement and Plan of Share Exchange dated July 22, 2021 (the Reorganization Agreement) between La Rosa Holdings Corp. and each of the LLCs. Under the Reorganization Agreement, each LLC exchanged 100% of their limited liability company membership interests for one share of Company’s common stock, which share was automatically redeemed for nominal consideration upon the closing of the transaction, resulting in each LLC becoming the direct, wholly owned subsidiary of the Company.

Prior to and through the date of the Exchange Transactions, Mr. La Rosa was the sole member in each of the LLCs. Therefore, the Exchange Transactions have been accounted for as a recapitalization under common control and due to the similar nature of the entities business, the financial statements for the years ended December 31, 2021 and 2020 have been presented on a consolidated basis and retroactively restated to reflect the Exchange Transaction.

On March 21, 2022, the Company effected a 10-for-1 reverse stock split. As a result, all share information in the accompanying consolidated financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include allowance for doubtful accounts and assumptions used to determine fair value of warrants and embedded conversion features of convertible notes.

Restricted Cash

Restricted cash consists of cash held by the Company for rent collected by the Company due to owners as well as rent security deposits. The Company recognizes a corresponding deposit liability until the funds are released. Once the cash is transferred from escrow, the Company reduces the respective customers’ deposit liability.

Accounts Receivable

Accounts receivable consist of balances due from agents, tenants, Franchisees and commissions for closings. The Company records no allowances due to the Company’s ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances. As of December 31, 2021 and 2020, allowance for doubtful accounts were not material.

Property and Equipment

Property and equipment are stated at cost less any accumulated depreciation. Depreciation is provided for financial reporting purposes based on a straight-line method over the following estimated useful lives:

Equipment	3 to 5 years
Furniture and fixtures	7 years

The Company’s property and equipment consisted of furnishings and equipment having a cost of $28,013 and was fully depreciated as of January 1, 2020.

F-8

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments. In the event of an other-than-temporary impairment of a non-public equity method investment, the Company uses the net asset value of its investment in the investee, adjusted using discounted cash flows, for the company’s estimate of the price that it would consider all factors that would impact the investment’s fair value. The Company’s financial instruments consist primarily of receivables, accounts payable, accrued expenses and short- and long-term debt. The carrying amounts of receivables, accounts payable and accrued expenses approximate our fair value because of the short-term maturity of such instruments.

In accordance with accounting standards, we determined that at December 31, 2021, certain instruments qualified as derivative liabilities and should be recorded at their fair value on the date of issuance and re-measured at fair value each reporting period with the change reported in earnings). The fair value of these instruments was computed using the Black Scholes model, incorporating transaction details such as the price of our common stock, contractual terms, maturity and risk-free rates, as well as assumptions about future financings, volatility, and holder behavior.

F-9

The following table provides a summary of changes in fair value associated with the Level 3 liabilities for the years ended December 31, 2021 and 2020:

	2021	2020
Balance, beginning of period	$-	$-
Issuance of derivative liability	173,657	-
Change in fair market value	(31,985)	-
Balance, beginning of period	$141,672	$-

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss, measured as the amount by which the carrying value exceeds the fair value, is triggered if the carrying amount exceeds estimated undiscounted future cash flows. Actual results could differ significantly from these estimates, which would result in additional impairment losses or losses on disposal of the assets.

Deferred Offering Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in stockholders’ deficit as a reduction of additional paid-in capital. Should the planned equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of income. Deferred offering costs were $546,911 and $0 as of December 31, 2021 and 2020 and are included in Other Assets in the balance sheet.

Financing Fees and Debt Issuance Costs

Financing fees and debt issuance costs represent costs incurred for the issuance of debt. Once the associated debt instrument is issued, these costs are recorded as a debt discount and amortized over the term of the related debt instrument using the effective interest rate method. Upon abandonment of a pending financing transaction, the related deferred financing costs are charged to expense.

Derivative Financial Instruments

Derivatives are recorded on the balance sheet at fair value and changes in fair value are recorded in earnings at each reporting date in accordance with U.S. GAAP.

F-10

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. Revenue from real estate brokerage services (residential) mainly consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools and compliance services. The annual and monthly dues is recognized each month as services are provided.

F-11

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Franchising Services

The Company’s franchise agreements offer the following benefits to the franchisee: common use and promotion of La Rosa Realty trademark; distinctive sales and promotional materials; access to technology and training; and recommended procedures for operation of La Rosa Realty franchises. The Company concluded that these benefits are highly related and part of one performance obligation for each franchise agreement, a license of symbolic intellectual property that is billed through a variety of fees including (i) initial franchise fees, (ii) annual dues and (iii) royalty fees. Initial franchise fees consist of a fixed fee payable upon signing the franchise agreement. Annual dues are calculated at a fixed fee per agent (prorated for any partial year) payable annually before the 10th day of January or within 10 days after each agent commences their association with the franchise. Royalty fees are calculated as the greater of a (a) fixed percentage of gross commission income for the period which is made up of all commissions, transaction fees, property management fees, and monthly fees collected or receivable by the Franchisee and the Franchisee’s independent sales associates, agents, representatives, contractors, employees, partners, directors, officers, Owners, or affiliates, regardless of whether or not such individuals or affiliates are entitled to retain all or part of such Gross Commission Income, or (b) a fixed monthly fee. Royalty fees are payable monthly on or before the 10th of each month.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is payable upon closing each real estate of the transaction. Coaches also provide optional special education services throughout the year to agents.

Property Management

We provide property management services on a contractual basis for owners of and investors in office, industrial and retail properties. These services include managing daily operations of the property, tenant background screening, overseeing the tenant application process, and accounting services. We are compensated for our services through a flat monthly management fee. We are also sometimes reimbursed for our repair costs directly attributable to the properties under management. These costs are not included in the transaction price as the customer is the party receiving these services. Property management services represent a series of distinct daily services rendered over time. Consistent with the transfer of control for distinct, daily services to the customer, revenue is recognized at the end of each period for the fees associated with the services performed. The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. We generally do not control third-party services delivered to property management clients. As such, we generally report revenues net of third-party reimbursements.

The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. This is evidenced by our obligation for their performance and our ability to direct and redirect their work, as well as negotiate the value of such services. The amount of revenue recognized related to certain project management arrangements is presented gross (with offsetting expense recorded in cost of revenue) for reimbursements of costs of third-party services because we control those services that are delivered to the client. In the instances where we do not control third-party services delivered to the client, we report revenues net of the third-party reimbursements.

F-12

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$19,426,032	$15,699,121
Franchising Services	1,048,238	853,968
Coaching Services	811,059	475,668
Property Management	7,364,837	6,991,444
Real Estate Brokerage Services (Commercial)	147,365	107,670
Revenue	$28,797,531	$24,127,871

The following table disaggregates the Company’s revenue based on the type of sale or service and the timing of satisfaction of performance obligations for the years ended December 31:

	2021	2020
Performance obligations satisfied at a point in time	$19,217,321	$15,344,941
Performance obligations satisfied over time	9,580,210	8,782,930
Revenue	$28,797,531	$24,127,871

Cost of Revenue

Cost of revenue consists primarily of agent commissions less fees paid to us by our agents.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $62,018 and $137,442, respectively and included in sales and marketing expenses in the consolidated statements of income.

F-13

 La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Earnings Per Share

In accordance with FASB ASC 260-10-5 Earnings Per Share, basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company determined the impact of the convertible debt on earnings per share using the if-converted method and determined it is antidilutive. Potentially dilutive securities at December 31, 2021 include 64,897 shares of common stock from convertible debt and 20,000 warrants.

Stock Based Compensation

The Company follows the requirements of FASB ASC 718-10, Share Based Payments with regards to stock-based compensation issued to employees and non-employees. The Company has agreements and arrangements that call for stock to be awarded to consultants as compensation. The valuation methodology used to determine the fair value of the warrants issued during the period is the Black-Scholes option-pricing model. The Black-Scholes model requires the use of a number of assumptions including volatility of the stock price, the average risk-free interest rate, and the weighted average expected life of the warrants. Risk–free interest rates are calculated based on continuously compounded risk–free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on its Common Stock and does not intend to pay dividends on its Common Stock in the foreseeable future. The Company recognizes forfeitures as they occur.

F-14

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

In January 2021 the FASB issued ASU 2021-02, Franchisors — Revenue from Contracts with Customers (Subtopic 952-606). This ASU modifies the guidance applicable to franchisors under the revenue recognition standards by adding a practical expedient that allows non-public business entity franchisors to account for pre-opening services provided to a franchisee as a distinct performance obligation that is separate from the franchise license. To qualify for the new practical expedient, the pre-opening services need to be consistent with the predefined list within the standards. The ASU also allows franchisors the ability to recognize the pre-opening services as a single performance obligation. ASU 2021-02 is effective for the Company for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted under certain conditions. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard for the annual period ending December 31, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard on January 1, 2023.

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company is currently assessing the impact of ASU 2019-12, but it is not expected to have a material impact on the Company’s consolidated financial statements.

Reclassification

Certain amounts in the prior period relating to the presentation of accounts receivable and accounts payable have been reclassified to conform to the current period presentation.

F-15

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company leases its corporate office from an entity owned by the chief executive officer. The rent expense was $109,410 and $143,800 for the years ended December 31, 2021 and 2020, respectively. There is no written agreement, and the rent is determined on month-to-month basis. There are no future minimum rental payments, and the lease may be cancelled at any time by either party.

The chief executive officer provided an interest free, due on demand, advance to the Company for the general operations of the Company. The outstanding balance was $49,336 and $52,729, as of December 31, 2021 and 2020, respectively.

On March 18, 2016, the Company’s chief executive officer loaned funds to La Rosa Realty LLC to be used as working capital. The loan is interest free and has no fixed payment terms. The outstanding balance was $556,268 as of December 31, 2021 and 2020.

A relative to the chief executive officer owner of the Company, provided an interest free, due on demand, advance to the Company for the general operations of the Company. The outstanding balance was $48,000 as of December 31, 2021 and 2020.

An entity owned by the Company’s chief executive officer, provided an interest free, due on demand, advance to the Company for the general operations of the Company. The outstanding balance was $40,654 and $41,655 as of December 31, 2021 and 2020.

La Rosa Realty, LLC has provided an interest free, due on demand advance to La Rosa Insurance LLC, a company owned by the Company’s chief executive officer. The outstanding balance was $32,508 as of December 31, 2021 and 2020.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under multiple noncancellable operating lease terms for office spaces, which will expire on June 2024 with escalating monthly payments ranging from $800 to $2,347, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021, and 2020 was $194,103 and $244,093, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$53,709
2023	48,442
2024	14,085
$116,236

F-16

Legal Proceedings

From time to time the Company is involved in litigation, claims, and other proceedings arising in the ordinary course of business. Such litigation and other proceedings may include, but are not limited to, actions relating to employment law and misclassification, intellectual property, commercial or contractual claims, brokerage or real estate disputes, or other consumer protection statutes, ordinary-course brokerage disputes like the failure to disclose property defects, commission disputes, and vicarious liability based upon conduct of individuals or entities outside of the Company’s control, including agents and third-party contractor agents. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties and unfavorable resolutions could occur. As of December 31, 2021, there was no material litigation against the Company.

Employment Agreement

On November 18, 2021, the Company entered into an employment agreement with Mark Gracy, to serve as Chief Operating Officer of the Company. The agreement is effective as of the date that the Company closes its initial public offering. The agreement is for a term of three years and automatically extends for an additional consecutive 12-month period unless the company or Gracy provides written notice to the other party not less than 90 days before such second anniversary date. In consideration of his services, the Company is to pay Gracy an annual salary of $249,000. The salary may increase further (i) by written notice of the Chief Executive Officer, from time to time without the need for approval of the Board of Directors or the Compensation Committee of the Board, in order to adjust the Salary so that Mr. Gracy’s Salary is always the third highest base salary after the base salary of the Chief Executive Officer and of the Chief Financial Officer of the Company; and (ii) as approved by the Board of Directors or its Compensation Committee (if such Committee has the power to set salaries without the need for Board approval) on the second anniversary of the effective date of the agreement and on each subsequent anniversary, without the need for action by either party hereto. Gracy is eligible to receive an annual performance bonus targeted of up to 50% of his salary, based on periodic assessments of his performance as well as the achievement of specific individual and corporate objectives determined by the Board. The target bonus must be approved by the audit and compensation committee. Effective as of the date of the successful initial public offering, Gracy is entitled to a number of restricted shares of the company’s common stock equal to 2% of the total outstanding shares of the Company’s common stock calculated at the time of the initial public offering and an option to purchase shares of common stock of the company equal to 2% of the total outstanding shares of the company calculated at the time of the initial public offering at a per share exercise price equal to the initial public offering. The restricted shares and the options will be issued concurrent with the initial public offering and be subject to a monthly vesting schedule and vest evenly over a 24-month period, commencing on the date of the initial public offering.

F-17

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 6 - DEBT

Line of Credit

On April 9, 2020, the Company entered into a line of credit with Regions Bank. The line of credit allows for advances up to $150,000 with interest at the Prime Rate plus 4.75% with a floor of 4.75% and no maturity date. On December 31, 2021, the rate was 8.00%. On December 31, 2021 and 2020, the outstanding advances on the line of credit were $129,552 and $145,064. The line of credit is collateralized by Company assets.

Notes Payable

The Company’s notes payable balance consists of the following on December 31:

	2021	2020
Note payable	$40,000	$-
Paycheck Protection Program Loans	149,312	209,200
Economic Injury Disaster Loans	350,852	365,100
Total Notes Payable	540,164	574,300
Less: Current Portion	(191,718)	(174,712)
	$348,446	$399,588

Future maturities of loans payable are as follows:

Year ending December 31,
2022	$191,718
2023	660
2024	686
2025	712
2026	739
Thereafter	345,649
$540,164

Note Payable

On July 15, 2021, the Company received loan proceeds of $40,000 by issuing a note payable. The note carries interest at 18% with all principal and accrued interest due April 30, 2022.

Paycheck Protection Program Loans

On May 1, 2020, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $209,200 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four-week period beginning on the date of first disbursement of the PPP Loan. As part of the PPP Loan, the Company received a $12,000 advance from the EIDL. On December 27, 2020, the Bipartisan-Bicameral Omnibus COVID Relief Deal eliminated the requirement that PPP borrowers deduct the amount of EIDL advance from their PPP forgiveness amount. As of December 31, 2021, and 2020, the $209,200 and $12,000 advances were recognized as income, respectively.

On February 9, 2021, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $211,812 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four-week period beginning on the date of first disbursement of the PPP Loan. During 2021 $62,500 of the $211,812 were forgiven. As of December 31, 2021, $149,312 remains outstanding.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. Although the Company currently believes that its use of the PPP Loan will meet the conditions for forgiveness of the PPP Loan, the Company cannot assure that the PPP Loan will be forgiven, in whole or in part. As previously disclosed, the Company qualified for forgiveness and the loans were forgiven in 2021.

F-18

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 6 – DEBT (continued)

Economic Injury Disaster Loan

On June 1, 2020, the Company received the net proceeds from an Economic Injury Disaster Loan (“EIDL” or “the “Loan”) from the Small Business Administration (“SBA”), in the amount of $365,300. After a processing fee, net proceeds were $365,100 under the terms. The Loan, which is in the form of a promissory note dated May 27, 2020, matures on May 27, 2050, and bears interest at a rate of 3.75% per annum. Payments are to be made monthly beginning as of May 27, 2021. Each payment is to be applied first to the interest accrued to the date of receipt of each payment, and the remaining balance, if any, will be applied to the principal. The loan terms provide for a collateral interest for the SBA and limits the use of proceeds to working capital to alleviate the effects of COVID-19 on the Company’s economic condition. Unlike the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted March 27, 2020, the EIDL program does not currently provide a mechanism for loan forgiveness.

Convertible Notes

In a private placement conducted from July through December 2021, the Company entered into Convertible Note Purchase Agreements pursuant to which we issued unsecured convertible promissory notes. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $496,000 that we used to pay the expenses of our organization and reorganization and for other general corporate purposes. Interest accrues on the principal amount of twelve of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum, interest accrues on the principal amount of seven of the convertible promissory notes at 18.0%, with a default interest rate of 20.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s common stock becomes listed for trading on a national securities exchange or one year from the date of issue of each such note. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of an initial public offering by the Company at a price per share equal to the product of the public offering price multiplied by 0.80. The conversion feature was deemed to be a derivative liability, as such the Company recorded debt discounts of $173,657, which represented the fair value of the derivative liabilities at the commitment dates. In addition, the Company incurred $25,000 of professional fees directly related to the issuances of convertible notes which was recorded as a debt discount. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. The notes mature at various times during 2022. The Company accrued interest totaling $23,173 interest during the year ended December 31, 2021, in connection with these agreements. As of December 31, 2021, the outstanding principal balance of the convertible notes was $496,000 and there was an unamortized discount of $104,176.

F-19

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 7 – EQUITY

General

Pursuant to our Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State of July 29, 2021, the Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 137,500,000 shares of capital stock, consisting of 87,500,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. On March 18, 2022, the Company effected a 1-for-10 reverse stock split. As a result, all share information in the accompanying condensed financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Common Stock

The holders of our common stock are entitled to the following rights:

☐	Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders.

☐	Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board out of funds legally available therefor.

☐	Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

☐	Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

On May 12, 2021, the company entered into a capital market advisory agreement with a consultant. In addition to other compensation the agreement requires the issuance of common stock of the Company equal to 2.5% of the Company. Such shares are to be held in book entry at the transfer agent and shall not be eligible to be sold until the Company trades on a Senior Exchange. The consultant is granted anti-dilution protection so that they retain 2.5% of the Company’s fully diluted shares outstanding after the Senior Exchange listing, including all shares issued or issuable associated with the Senior Exchange listing. The Company evaluated the agreement and determined that the shares will not be recorded until the performance condition is satisfied.

On January 10, 2022, the company entered into an investment banking agreement with a consultant. In addition to other compensation the agreement requires the issuance of common stock of the Company equal to 4.0% of the Company. Such shares are to be held in book entry at the transfer agent and shall not be eligible to be sold until the Company trades on a Senior Exchange. The consultant is granted anti-dilution protection so that they retain 4.0% of the Company’s fully diluted shares outstanding after the Senior Exchange listing, including all shares issued or issuable associated with the Senior Exchange listing. The Company evaluated the agreement and determined that the shares will not be recorded until the performance condition is satisfied.

F-20

The Company entered into employment agreements during 2021 that specify the issuance of shares based certain conditions. As with the previous agreements the Company evaluated the agreement and determined that the shares will not be recorded until the performance condition is satisfied. See Note 5 - Commitments for more details.

The Company entered into employment agreements during 2022 that specify the issuance of shares based on certain conditions. See Note 11 – Subsequent Events for more details.

Preferred Stock

On July 29, 2021, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada authorizing 50,000,000 shares of “blank check” preferred stock and designating 2,000 shares of the authorized preferred stock as “Series X Super Voting Preferred Stock” and issued 100% of the Super X Super Voting Preferred Stock to Mr. Joseph La Rosa, our Chief Executive Officer, President and Chairman. The holder of our Series X Super Voting Preferred Stock is entitled to the following rights:

☐	Voting Rights. Each share of our Series X Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

☐	Conversion The Series X Super Voting Preferred Stock is not convertible into common stock or any other securities of the Company.

☐	Dividend Rights. The holders of our Series X Super Voting Preferred Stock are not entitled to any dividend rights.

☐	Liquidation Rights. The holders of the Series X Super Voting Preferred Stock are not entitled to any liquidation preference.

F-21

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 7 – EQUITY (continued)

☐	Other Matters. The holders of our Series X Super Voting Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series X Super Voting Preferred Stock does not provide for preemptive rights. All of the outstanding shares of our Series X Super Voting Preferred Stock are fully paid and non-assessable.

☐	Additional Preferred Stock. Our board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

☐	restricting dividends on the common stock;

☐	diluting the voting power of the common stock;

☐	impairing the liquidation rights of the common stock; or

☐	delaying or preventing a change in control of the Company without further action by the stockholders.

On July 22, 2021, the Company issued of 3,000,000 shares of common stock and 2,000 shares of the Series X Super Voting Preferred Stock to Mr. La Rosa as compensation for services and the founding of the Company.

Warrants

On May 12, 2021, the Company issued to a consultant, Exchange Listing, LLC, warrants to purchase 20,000 shares of common stock exercisable for five years with an exercise price of $40.00 per share as partial compensation for services rendered in connection with the Company’s planned initial public offering. The warrants were valued at $425,616 and recorded as a deferred offering cost.

A summary of the Company’s warrant activity and related information follows:

	Number of Shares Under Warrants	Range of Warrants Price Per Share	Weighted Average Exercise Price
Warrants Outstanding at January 1, 2020	—	—	—
Warrants Granted	20,000	$40.00	$40.00
Warrants Outstanding at December 31, 2021	20,000	$40.00	$40.00
Warrants Exercisable at December 31, 2021	20,000	$40.00	$40.00

F-22

The valuation methodology used to determine the fair value of the warrants issued during the year was the Black-Scholes option-pricing model. The Black-Scholes model requires the use of a number of assumptions including volatility of the stock price, the average risk-free interest rate, and the weighted average expected life of the warrant.

The risk-free interest rate assumption is based upon observed interest rates on zero coupon U.S. Treasury bonds whose maturity period is appropriate for the term of the warrant and is calculated by using the average daily historical stock prices through the day preceding the grant date.

Estimated volatility is a measure of the amount by which the Company’s stock price is expected to fluctuate each year during the expected life of the award. The Company’s estimated volatility is an average of the historical volatility of peer entities whose stock prices were publicly available. The Company’s calculation of estimated volatility is based on historical stock prices of these peer entities over a period equal to the expected life of the awards. The Company uses the historical volatility of peer entities due to the lack of sufficient historical data of its stock price.

As of December 31, 2021, there was no unrecognized compensation expense related to warrants granted.

The weighted average fair value of warrants granted, and the assumptions used in the Black-Scholes model during the year ended December 31, 2021, are set forth in the table below.

Fair value of warrant granted	$40.00
Risk-free interest rate	0.87%
Volatility	63%
Expected life (years)	5
Dividend yield	0.00%

NOTE 8 - SEGMENTS

The Company’s business is organized into five material reportable segments which aggregate 100% of revenue:

1) Real Estate Brokerage Services (Residential)

2) Franchising Services

3) Coaching Services

4) Property Management

5) Real Estate Brokerage Services (Commercial)

F-23

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 8 – SEGMENTS (continued)

The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements. The following represents the information for the Company’s reportable segments for the years ended December 31, 2021 and 2020, respectively.

	2021	2020
Revenue by segment
Real Estate Brokerage Services (Residential)	$19,426,032	$15,699,121
Franchising Services	1,048,238	853,968
Coaching Services	811,059	475,668
Property Management	7,364,837	6,991,444
Real Estate Brokerage Services (Commercial)	147,365	107,670
	$28,797,531	$24,127,871
Cost of goods sold by segment
Real Estate Brokerage Services (Residential)	$17,854,137	$14,142,452
Franchising Services	4,474	9,126
Coaching Services	399,813	231,525
Property Management	7,022,346	6,668,626
Real Estate Brokerage Services (Commercial)	3,005	-
	$25,283,775	$21,051,729
Gross profit (loss) by segment
Real Estate Brokerage Services (Residential)	$1,571,895	$1,556,669
Franchising Services	1,043,764	844,842
Coaching Services	411,246	244,143
Property Management	342,491	322,818
Real Estate Brokerage Services (Commercial)	144,360	107,670
	$3,513,756	$3,076,142

The following table disaggregates the Company’s revenue based on the type of sale or service and the timing of satisfaction of performance obligations for the years ended December 31:

	2021	2020
Performance obligations satisfied at a point in time	$19,217,321	$15,344,941
Performance obligations satisfied over time	9,580,210	8,782,930
Revenue	$28,797,531	$24,127,871

F-24

La Rosa Holdings Corp. and Subsidiaries

Notes to the Consolidated Financial Statements

NOTE 9 – INCOME TAXES

The provision from income taxes was as follows:

	December 31,
	2021	2020
Current
U.S. Federal	$128,000	$—
State and local	22,000	—
	$150,000	$—
Deferred
U.S. Federal	$0	$—
State and local	0	—
	$0	$—
Total
U.S. Federal	$128,000	$—
State and local	22,000	—
	$150,000	$—

A reconciliation of the provision for income taxes with the amounts computed by applying the Federal income tax rate to income from operations before the provision for income taxes is as follows for the year ended December 31, 2021:

U.S. federal statutory rate	21.0%

State taxes, net of federal benefit	8.14
Permanent Items	15.83
Loss from Passthrough entities	24.40

Effective income tax rate	69.37%

As of December 31, 2021, the Company does not have any temporary differences that would give rise to a deferred tax asset or liability. The Company had five LLCs, which got converted into C corporation during year. Income from these LLCs is not subject to entity level taxes, and it will be included in the members’ income tax returns. Upon conversion to into a C corporation there was no impact to the Company’s income taxes.

The Company applies the FASB’s provisions for uncertain tax positions. The Company utilizes the two-step process to determine the amount of recognized tax benefit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense.

F-25

As of December 31, 2021, management does not believe the Company has any material uncertain tax positions that would require it to measure and reflect the potential lack of sustainability of a position on audit in its financial statements. The Company will continue to evaluate its uncertain tax positions in future periods to determine if measurement and recognition in its financial statements is necessary. The Company does not believe there will be any material changes in its unrecognized tax positions over the next year.

On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act, “the CARES ACT” was signed into legislation which includes tax provisions relevant to businesses that will impact taxes related to 2018, 2019, and 2020. Some of the significant tax law changes are to increase the limitation on deductible business interest expense for 2019 and 2020, allow for the five year carryback of net operating losses for 2018-2020, suspend the 80% limitation of taxable income for net operating loss carryforwards for 2018-2020, provide for the acceleration of depreciation expense from 2018 and forward on qualified improvement property, and accelerate the ability to claim refunds of AMT credit carryforwards. The Company is required to recognize the effect on the consolidated financial statements in the period the law was enacted.

NOTE 10 - SUBSEQUENT EVENTS

On November 1, 2021, the Company entered into an employment agreement with Joe La Rosa, to serve as chief executive officer and chairman of the company. The agreement is effective January 1, 2022, and automatically renews annually unless either party provides written notice with 90 days. In consideration of his services, the Company is to pay La Rosa an annual salary of $500,000. For each complete calendar year of the employment term, La Rosa is eligible to receive an annual bonus equal to 100% of the base salary and stock options of 1% of the outstanding shares of the company, based on the achievement of company performance goas established by the compensation committee of the board. Additionally, with respect to each calendar year of the company ending during the employment term, La Rosa shall be eligible to receive an annual long-term incentive award of at least 1% of the outstanding shares each year vested over 12 months. All terms and conditions applicable to each such award shall be determined by the compensation committee.

On January 10, 2022, the Company entered into an employment agreement with Alex Santos, to serve as Chief Technology Officer of the company. The agreement is effective February 1, 2022. The term of the agreement shall continue unit it is terminated by either the Company or Santos upon 60 days prior written notice. In consideration of his services, the Company is to pay Santos an annual salary of $160,000. On the one-year anniversary of the agreement the company agrees to increase the annual salary to $180,000. Following the end each calendar year beginning with the 2022 calendar year, Santos will be eligible to receive annual bonus. As of the effective date of the agreement, Santos’ minimum guaranteed annual bonus shall be $15,000 payable in quarterly installments. The Company shall grant Santo 2,000 shares of restricted common stock, which shall vest on the one-year anniversary of the effective date of the agreement. On each year thereafter, on the annual anniversary of the date of the effective date of the agreement, the company shall grant Santos an additional 2,000 shares of restricted common stock which shall vest on the one-year anniversary of issuance.

On January 10, 2022, the Company entered into an employment agreement with Brad Wolfe, to serve as executive vice president, Chief Financial Officer and Treasurer of the Company. The term of the agreement shall continue until terminated by either the Company or Wolfe upon providing written notice as required under the agreement. In consideration of his services, the Company is to pay Wolfe an annual salary of $249,000 which shall increase to $300,000 on the earlier of (i) the two-year anniversary of the agreement or (ii) the date of the Company’s IPO. In addition, Wolfe is eligible to receive an annual bonus. As of the effective date of the agreement, the minimum guaranteed annual bonus is $120,000 and paid quarterly in minimum installments of $30,000. Wolfe was also granted 165,000 shares of restricted common stock issuable upon a successful initial public offering of the Company. Upon issuance such shares shall vest over a 24-month period. On January 10, 2022, the Company adopted the La Rosa Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to which a maximum of 2,500,000 shares of Common Stock of the Company were authorized to be issued pursuant to the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares. Persons eligible to receive awards under the 2022 Plan include employees, consultants and directors of the Company. The plan is to be administered by the Compensation Committee of the Board of Directors.

Subsequent to December 31, 2021, the Company received proceeds totaling $20,000 from its private placement that was conducted from July through December 2021. The Company entered into Convertible Note Purchase Agreements pursuant to which unsecured convertible promissory notes were issued. Interest accrues on the principal amount at 2.5% with a default rate of 3.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s common stock becomes listed for trading on a national securities exchange or one year from the date of issue of each such note. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of an initial public offering by the Company at a price per share equal to the product of the public offering price multiplied by 0.80. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. The notes mature at various times during 2022.

On February 22, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.4% per annum with a default interest rate is 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

F-26

Subsequent to year end the Company signed purchase agreements with six of our franchisees to acquire a majority or a one hundred percent interest in their real estate brokerage businesses immediately after the closing of this offering on terms as follows:

Name of Franchisee	Location	Percentage Interest To Be Purchased	Total Consideration	Cash Consideration	Stock Consideration(1)
Horeb Kissimmee Realty LLC	Kissimmee, Florida	51%	$6,136,267	$1,200,000	$4,936,267
La Rosa Realty Lake Nona, Inc.	Orlando, Florida	51%	$3,349,987	$0	$3,349,987
La Rosa Realty North Florida, LLC	Jacksonville, Florida	100%	$1,828,107	$300,000	$1,528,107
La Rosa Realty The Elite LLC	Wesley Chapel, Florida	51%	$1,237,969	$0	$1,237,969
La Rosa Realty Lakeland LLC	Lakeland, Florida	51%	$1,158,645	$0	$1,158,645
La Rosa CW Properties LLC	Longwood, Florida	100%	$2,400,000	$100,000	$2,300,000

(1) The stock consideration will be paid in unregistered, “restricted” shares of Company common stock valued at the initial public offering price.

Each of the sellers of the above franchisees have signed: (i) a Leak Out Agreement pursuant to which the sellers have agreed not to sell the shares of common stock received in the buyout transaction until the 181st day after the closing date of this offering, and for the period ending one year from that date, to sell only one-twelfth of the shares received per calendar month, subject to applicable securities laws as such shares are “restricted securities” under the Securities Act; (ii) a Proxy Agreement which grants to Mr. Joseph La Rosa or his successor, in his capacity as the CEO, the seller’s irrevocable proxy to vote all of the shares of common stock received by the sellers in the acquisition transaction; and (iii) an employment agreement to serve as the president of such company commencing immediately after the closing of the acquisition, reporting to Mr. Joseph La Rosa, with a salary that can be adjusted if that company’s net profitability changes by more than 5% in any one month. The sellers have agreed to certain confidentiality, work product, non-competition, non-solicitation and non-disparagement terms.

F-27

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)	Audited

Assets
Current Assets
Cash	$66,961	$534,716
Restricted cash	1,295,500	1,105,082
Accounts receivable, net	319,708	620,296
Other current assets	–	800
Due from related party	41,308	32,508
Total Current Assets	1,723,477	2,293,402

Other assets	1,551,476	546,911
Security deposits	21,270	15,470
Total Assets	3,296,223	$2,855,783

Liabilities and Stockholders’ Deficit
Liabilities
Current Liabilities
Line of Credit	$151,070	$129,552
Accounts payable	1,514,062	937,672
Accrued expenses	350,282	80,078
Income taxes payable	150,000	150,000
Due to related party, current	818,811	694,258
Derivative liability	166,035	141,672
Convertible notes payable, net	510,755	391,824
Notes payable, current	290,000	191,718
Total Current Liabilities	3,951,015	2,716,774

Due to related party, net of current	521,111	–
Note payable, net of current	365,300	348,446
Security deposits payable	1,287,635	1,104,082
Total Liabilities	6,125,061	4,169,302

Commitments and contingencies

Stockholders’ Deficit
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; issued and outstanding 2,000 shares designated Series X; 2,000 shares issued and outstanding at September 30, 2022 and December 31, 2021 respectively	–	–
Common stock - $0.0001 par value; 250,000,000 shares authorized; 3,000,000 issued and outstanding at September 30, 2022 and December 31, 2021 respectively	300	300
Additional paid-in capital	425,316	425,316
Accumulated deficit	(3,254,454)	(1,739,135)
Total Stockholders’ Deficit	(2,828,838)	(1,313,519)

Total Liabilities and Stockholders’ Deficit	$3,296,223	$2,855,783

See notes to unaudited condensed consolidated financial statements

F-28

La Rosa Holdings Corp.

Consolidated Statements of Operations

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)

Revenue	$20,206,673	$21,904,285

Cost of revenue	17,998,181	18,841,579

Gross Profit	2,208,492	3,062,706

Operating Expenses
General and administrative expenses	3,195,947	2,233,255
Sales and marketing expenses	296,429	162,639
Total Operating Expenses	3,492,376	2,395,894

(Loss) Income From Operations	(1,283,884)	666,812

Other Income (Expense)
Forgiveness of debt	149,312	59,700
Amortization of financing fees	(100,123)	–
Other income	27,786	4,268
Change in fair value of derivative liability	(24,363)	–
Interest expense	(84,020)	(2,607)
Total Other (Expense) Income	(31,408)	61,361

(Loss) Income Before Income Taxes	(1,315,292)	728,173

Provision for Income Taxes	–	–
Net (Loss) Income	$(1,315,292)	$728,173

Earnings per share, basic and diluted	$(0.42)	$0.24
Weighted average shares outstanding, basic and diluted	3,110,769	3,000,000

See notes to unaudited condensed consolidated financial statements

F-29

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Changes in Stockholders’ Deficit

Nine Months Ended September 30, 2022 and 2021

	Preferred Stock Series X		Common Stock		Additional	Accumulated
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Deficit	Total

Balance as of January 1, 2022	2,000	$-	3,000,000	$300	$425,316	$(1,739,135)	$(1,313,519)

Net Loss						(1,315,292)	(1,315,292)

Members Distributions						(200,027)	(200,027)

Balance as of September 30, 2022 (Unaudited)	2,000	$-	3,000,000	$300	$425,316	$(3,254,454)	$(2,828,838)

	Preferred Stock Series X		Common Stock		Additional	Accumulated
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Deficit	Total

Balance as of January 1, 2021	2,000	$-	3,000,000	$300	$(300)	$(1,226,954)	$(1,226,954)

Net Income						728,173	728,173

Members Distributions						(522,595)	(522,595)

Balance as of September 30, 2021 (Unaudited)	2,000	$-	3,000,000	$300	$(300)	$(1,021,376)	$(1,021,376)

See notes to unaudited condensed consolidated financial statements.

F-30

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net (Loss) Income	(1,315,292)	728,173
Adjustments to Reconcile Net (Loss) Income to Net Cash
Forgiveness of debt	(149,312)	(59,700)
Change in fair value derivative	24,363	–
Amortization of debt discount and financing fees	100,123	–
Bad debt expense	74,817
Changes in Operating Assets and Liabilities:
Accounts receivable	225,771	(101,346)
Other Assets	(5,000)	(2,700)
Accounts payable	(3,049)	456,672
Accrued Expenses	270,204	(193)
Security deposits payable	183,553	90,259
Other	(51,136)	–
Net Cash (Used in) Provided by Operating Activities	(644,958)	1,111,165
Cash Flows from Financing Activities:
Borrowings on (repayments of) bank line of credit	21,518	(6,603)
Proceeds from notes payable	264,448	40,200
Deferred offering costs	(375,182)	–
Proceeds from convertible debt	20,000	–
Proceeds from notes payable - related party	670,000	–
Net payments to related party	(33,136)	(2,894)
Distributions paid	(200,027)	(522,595)
Net Cash Provided by (Used in) Financing Activities	367,621	(491,892)

Net (Decrease) Increase in Cash and Restricted Cash	(277,337)	619,273
Cash and Restricted Cash at Beginning of Year	1,639,798	1,198,670
Cash and Restricted Cash at End of Year	1,362,461	1,817,943

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	14,873	2,607
Taxes	–	–

Non-Cash Investing and Financing Activities:
Deferred offering costs included in Accounts Payable and Accrued Expenses	700,734	–
Shares to be issued for deferred offering costs	425,616	–

Reconciliation of Cash and Restricted Cash
Cash	66,961	750,771
Restricted cash	1,295,500	1,067,172
Cash and Restricted Cash	$1,362,461	$1,817,943

F-31

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty Holdings Corp. (the “Company”) is the holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate companies. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross sells ancillary technology-based products and services primarily to sales agents and the sales agents associated with the Company’s franchisees. The business is organized based on the services provided internally to agents and to the public, which are residential and commercial real estate brokerages, franchising, real estate brokerage education and coaching, and property management services.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, including funding of $0.9 million received after the balance sheet date, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Regulation S-X and do not include all the information and disclosures required by generally accepted accounting principles in the United States of America (“GAAP”). The Company has made estimates and judgements affecting the amounts reported in the Company’s condensed consolidated financial statements and the accompanying notes. The actual results experienced by the Company may differ materially from the Company’s estimates. The condensed consolidated financial information is unaudited and reflects all normal adjustments that are, in the opinion of management, necessary to provide a fair statement of results for the interim periods presented. Results of the nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the full year ending December 31, 2022. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the Company as of and for the year ended December 31, 2021, included elsewhere in this document. The condensed consolidated balance sheet as of December 31, 2021 was derived from the Company’s audited financial statements referred to above.

La Rosa Holdings Corp. was incorporated in the State of Nevada on June 14, 2021 by its founder, Mr. Joseph La Rosa, to become the holding company for five Florida limited liability companies of which Mr. La Rosa held a one hundred percent (100%) ownership interest: (i) La Rosa Coaching, LLC, or Coaching; (ii) La Rosa CRE, LLC, or CRE; (iii) La Rosa Franchising, LLC, or Franchising; (iv) La Rosa Property Management, LLC, or Property Management; and (v) La Rosa Realty, LLC, or Realty.

As part of a reorganization, we amended and restated our Articles of Incorporation on July 29, 2021 such that (i) we increased our total authorized capital stock to 300,000,000 shares, of which 50,000,000 shares were designated preferred stock and 250,000,000 shares were designated common stock; and (ii) authorized 2,000 shares of Series X Super Voting Preferred Stock that has 10,000 votes per share and votes together as a class with our common stock. All 3,000,000 issued and outstanding shares of our common stock and all 2,000 shares of the Series X Super Voting Preferred Stock were issued to Mr. La Rosa. We refer to these steps as the Exchange Transactions. The Exchange Transactions did not affect our operations, which we continue to conduct through our operating subsidiaries.

F-32

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

On August 4, 2021, we effected a corporate reorganization pursuant to a Reorganization Agreement and Plan of Share Exchange dated July 22, 2021 (the Reorganization Agreement) between La Rosa Holdings Corp. and each of the LLCs. Under the Reorganization Agreement, each LLC exchanged 100% of their limited liability company membership interests for one share of Company’s common stock, which share was automatically redeemed for nominal consideration upon the closing of the transaction, resulting in each LLC becoming the direct, wholly owned subsidiary of the Company.

Prior to and through the date of the Exchange Transactions, Mr. La Rosa was the sole member in each of the LLCs. Therefore, the Exchange Transactions have been accounted for as a recapitalization under common control and due to the similar nature of the entities business, the financial statements have been presented on a consolidated basis and retroactively restated to reflect the Exchange Transaction.

On March 21, 2022, the Company effected a 10-for-1 reverse stock split. As a result, all share information in the accompanying condensed consolidated financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Use of Estimates

The preparation of the Company’s condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates include allowance for doubtful accounts and assumptions used to determine fair value of warrants and embedded conversion features of convertible notes.

Restricted Cash

Restricted cash consists of cash held by the Company for rent collected by the Company due to property owners as well as rent security deposits. The Company recognizes a corresponding deposit liability until the funds are released. Once the cash is transferred from escrow, the Company reduces the respective customers’ deposit liability.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-33

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments. In the event of an other-than-temporary impairment of a non-public equity method investment, the Company uses the net asset value of its investment in the investee, adjusted using discounted cash flows, for the company’s estimate of the price that it would consider all factors that would impact the investment’s fair value. The Company’s financial instruments consist primarily of receivables, accounts payable, accrued expenses and short- and long-term debt. The carrying amounts of receivables, accounts payable and accrued expenses approximate our fair value because of the short-term maturity of such instruments.

In accordance with accounting standards, we determined that on September 30, 2022, certain instruments qualified as derivative liabilities and should be recorded at their fair value on the date of issuance and re-measured at fair value each reporting period with the change reported in earnings. The fair value of these instruments was computed using the Black Scholes model, incorporating transaction details such as the price of our common stock, contractual terms, maturity and risk-free rates, as well as assumptions about future financings, volatility, and holder behavior.

A summary of the Company’s liabilities measured at fair value on a recurring basis is as follows:

	As of September 30, 2022 (Unaudited)				As of December 31, 2021
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liability	$-	$-	$166,035	$166,035	$-	$-	$141,672	$141,672

The following table provides a summary of changes in fair value associated with the Level 3 liabilities for the nine-month periods ended September 30, 2022 and September 30, 2021:

	2022 (Unaudited)	2021 (Unaudited)
Balance, January 1	$141,672	$-
Issuance of derivative liability	-	-
Change in fair market value	24,363	-
Balance, September 30,	$166,035	$-

Deferred Offering Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly associated with in-process equity financings as deferred offering costs until such financings are consummated. After consummation of the equity financing, these costs are recorded in stockholders’ deficit as a reduction of additional paid-in capital. Should the planned equity financing be abandoned, the deferred offering costs will be expensed immediately as a charge to operating expenses in the consolidated statement of income. Deferred offering costs were $1,501,532 and $546,911 as of September 30, 2022 and December 31, 2021, respectively and are included in Other Assets in the balance sheet.

F-34

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. Revenue from real estate brokerage services (residential) mainly consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools and compliance services. The annual and monthly dues is recognized each month as services are provided.

Franchising Services

The Company’s franchise agreements offer the following benefits to the franchisee: common use and promotion of La Rosa Realty trademark; distinctive sales and promotional materials; access to technology and training; and recommended procedures for operation of La Rosa Realty franchises. The Company concluded that these benefits are highly related and part of one performance obligation for each franchise agreement, a license of symbolic intellectual property that is billed through a variety of fees including (i) initial franchise fees, (ii) annual dues and (iii) royalty fees. Initial franchise fees consist of a fixed fee payable upon signing the franchise agreement. Annual dues are calculated at a fixed fee per agent (prorated for any partial year) payable annually before the 10th day of January or within 10 days after each agent commences their association with the franchise. Royalty fees are calculated as the greater of a (a) fixed percentage of gross commission income for the period which is made up of all commissions, transaction fees, property management fees, and monthly fees collected or receivable by the Franchisee and the Franchisee’s independent sales associates, agents, representatives, contractors, employees, partners, directors, officers, Owners, or affiliates, regardless of whether or not such individuals or affiliates are entitled to retain all or part of such Gross Commission Income, or (b) a fixed monthly fee. Royalty fees are payable monthly on or before the 10th of each month.

F-35

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is payable upon closing each real estate of the transaction. Coaches also provide optional special education services throughout the year to agents.

Property Management

We provide property management services on a contractual basis for owners of and investors in office, industrial and retail properties. These services include managing daily operations of the property, tenant background screening, overseeing the tenant application process, and accounting services. We are compensated for our services through a flat monthly management fee. We are also sometimes reimbursed for our repair costs directly attributable to the properties under management. These costs are not included in the transaction price as the customer is the party receiving these services. Property management services represent a series of distinct daily services rendered over time. Consistent with the transfer of control for distinct, daily services to the customer, revenue is recognized at the end of each period for the fees associated with the services performed. The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. We generally do not control third-party services delivered to property management clients. As such, we generally report revenues net of third-party reimbursements.

The amount of revenue recognized is presented gross for any services provided by our employees, as we control them. This is evidenced by our obligation for their performance and our ability to direct and redirect their work, as well as negotiate the value of such services. The amount of revenue recognized related to certain project management arrangements is presented gross (with offsetting expense recorded in cost of revenue) for reimbursements of costs of third-party services because we control those services that are delivered to the client. In the instances where we do not control third-party services delivered to the client, we report revenues net of the third-party reimbursements.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

F-36

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Revenues from contracts with customers are summarized by category as follows for the nine months ended September 30:

	2022 (Unaudited)	2021 (Unaudited)
Real Estate Brokerage Services (Residential)	$12,896,795	$14,927,306
Franchising Services	822,410	813,581
Coaching Services	512,553	612,798
Property Management	5,897,105	5,460,130
Real Estate Brokerage Services (Commercial)	77,810	90,470
Revenue	$20,206,673	$21,904,285

The following table disaggregates the Company’s revenue based on the type of sale or service and the timing of satisfaction of performance obligations for the nine months ended September 30:

	2022 (Unaudited)	2021 (Unaudited)
Performance obligations satisfied at a point in time	$13,484,424	$14,617,284
Performance obligations satisfied over time	6,722,249	7,287,001
Revenue	$20,206,673	$21,904,285

Earnings Per Share

In accordance with FASB ASC 260-10-5 Earnings Per Share, basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income (loss) adjusted for income or loss that would result from the assumed conversion of potential common shares from contracts that may be settled in stock or cash by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The Company determined the impact of the convertible debt on earnings per share using the if-converted method and determined it is antidilutive. Potentially dilutive securities on September 30, 2022 include 73,409 weighted average shares of common stock from convertible debt and 20,000 warrants.

Recently Adopted Accounting Standards

In January 2021 the FASB issued ASU 2021-02, Franchisors — Revenue from Contracts with Customers (Subtopic 952-606). This ASU modifies the guidance applicable to franchisors under the revenue recognition standards by adding a practical expedient that allows non-public business entity franchisors to account for pre-opening services provided to a franchisee as a distinct performance obligation that is separate from the franchise license. To qualify for the new practical expedient, the pre-opening services need to be consistent with the predefined list within the standards. The ASU also allows franchisors the ability to recognize the pre-opening services as a single performance obligation. ASU 2021-02 is effective for the Company for interim and annual reporting periods beginning after December 15, 2020, with early adoption permitted under certain conditions. The adoption did not have a material impact on the Company’s consolidated financial statements.

F-37

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company has assessed the impact of ASU 2019-12 and has determined it does not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard for the annual period ending December 31, 2022.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its consolidated financial statements and intends to adopt the standard on January 1, 2023.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. The FASB reduced the number of accounting models for convertible debt and convertible preferred stock instruments and made certain disclosure amendments to improve the information provided to users. In addition, the FASB amended the derivative guidance for the “own stock” scope exception and certain aspects of the EPS guidance. As the Company expects to qualify for the smaller reporting company determination, the effective date for this ASU is January 1, 2024. The Company is currently assessing the impact of adopting this standard on the consolidated financial statements.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company leases its corporate office from an entity owned by the chief executive officer. There is no written agreement, and the rent is determined on a month-to-month basis. There are no future minimum rental payments, and the lease may be cancelled at any time by either party.

On March 18, 2016, the Company’s chief executive officer loaned funds to La Rosa Realty LLC to be used as working capital. The loan is interest free and has no fixed payment terms. The outstanding balance was $556,268 as of September 30, 2022 and December 31, 2021, respectively.

On February 22, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.4% per annum with a default interest rate is 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

On April 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 1.87% per annum with a default interest rate is 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

F-38

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

On May 17, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $50,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.51% per annum with a default interest rate is 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

On June 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $350,000 that we used for our general corporate purposes, of which $150,000 was funded on July 1, 2022. Interest accrues on the principal amount at 2.93% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

On July 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $70,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 2.99% per annum with a default interest rate of 3% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

On August 22, 2022, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note in the principal amount of $250,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 15% per annum with a default interest rate of 18% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. This note matures on the earlier of the consummation of a firm commitment underwritten public offering or on January 31, 2023.

A relative to the chief executive officer owner of the Company provided an interest free, due on demand, advance to the Company for the general operations of the Company. The outstanding balance was $48,000 as of September 30, 2022 and December 31, 2021, respectively.

An entity owned by the Company’s chief executive officer provided an interest free, due on demand, advance to the Company for the general operations of the Company. The outstanding balance was $40,654 as of September 30, 2022 and December 31, 2021, respectively.

La Rosa Realty, LLC has provided an interest free, due on demand advance to La Rosa Insurance LLC, a company owned by the Company’s chief executive officer. The outstanding balance was $41,308 as of September 30, 2022 and $32,508 as of December 31, 2021, respectively.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Leases

The Company is obligated under multiple noncancellable operating lease terms for office spaces, which will expire in June 2024 with escalating monthly payments ranging from $800 to $2,347, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs.

Legal Proceedings

From time to time the Company is involved in litigation, claims, and other proceedings arising in the ordinary course of business. Such litigation and other proceedings may include, but are not limited to, actions relating to employment law and misclassification, intellectual property, commercial or contractual claims, brokerage or real estate disputes, or other consumer protection statutes, ordinary-course brokerage disputes like the failure to disclose property defects, commission disputes, and vicarious liability based upon conduct of individuals or entities outside of the Company’s control, including agents and third-party contractor agents. Litigation and other disputes are inherently unpredictable and subject to substantial uncertainties and unfavorable resolutions could occur. As of September 30, 2022, there was no material litigation against the Company.

Employment Agreements

On January 10, 2022, the Company entered into an employment agreement with Alex Santos, to serve as Chief Technology Officer of the company. The agreement is effective February 1, 2022. The term of the agreement shall continue unit it is terminated by either the Company or Santos upon 60 days prior written notice. In consideration of his services, the Company is to pay Santos an annual salary of $160,000. On the one-year anniversary of the agreement the company agrees to increase the annual salary to $180,000. Following the end each calendar year beginning with the 2022 calendar year, Santos will be eligible to receive an annual bonus. As of the effective date of the agreement, Santos’ minimum guaranteed annual bonus shall be $15,000 payable in quarterly installments. The Company shall grant Santo 2,000 shares of restricted common stock, which shall vest on the one-year anniversary of the effective date of the agreement. On each year thereafter, on the annual anniversary of the date of the effective date of the agreement, the company shall grant Santos an additional 2,000 shares of restricted common stock which shall vest on the one-year anniversary of issuance.

F-39

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

On January 10, 2022, the Company entered into an employment agreement with Brad Wolfe, to serve as executive vice president, Chief Financial Officer and Treasurer of the Company. The term of the agreement shall continue until terminated by either the Company or Wolfe upon providing written notice as required under the agreement. In consideration of his services, the Company is to pay Wolfe an annual salary of $249,000 which shall increase to $300,000 on the earlier of (i) the two-year anniversary of the agreement or (ii) the date of the Company’s IPO. In addition, Wolfe is eligible to receive an annual bonus. As of the effective date of the agreement, the minimum guaranteed annual bonus is $120,000 and paid quarterly in minimum installments of $30,000. Mr. Wolfe was also granted 165,000 shares of restricted common stock issuable upon a successful initial public offering of the Company. Upon issuance such shares shall vest over a 24-month period. On June 15, 2022, Mr. Brad Wolfe resigned his position as Chief Financial Officer of the Company to pursue other interests. Mr. Douglas Hein joined the Company as a Chief Financial Officer in July 2022. Mr. Hein left the Company on October 15, 2022.

On May 17, 2022, the Company entered into an employment agreement with Mr. Josh Epstein to act as our Chief Strategy Officer as of June 1, 2022. The employment agreement will be for an initial term of three years and will renew automatically for one-year periods thereafter unless prior to 60 days before the anniversary date, either party notices the other that it will not extend the agreement for another year. Mr. Epstein will receive a base salary of $250,000 for the first year and on the second anniversary date of the agreement and each anniversary date thereafter his base salary will rise automatically to the greater of: (i) the base salary being paid to any other “C” level executive of the Company other than the Chief Executive Officer, the Chief Financial Officer, and Chief Operating Officer, or (ii) the base salary approved by the board of directors or its Compensation Committee (if such Committee has the power to set salaries without the need for board approval) (the “Salary”). In addition, Mr. Epstein will be eligible, following the end of each calendar year beginning with the 2022 calendar year, to receive an annual bonus which shall be equal to 50% of the his Salary and based upon periodic assessments of his annual performance as well as the achievement of 20% capture rate of all ancillary services on specific targeted offices within the Company identified by the Company from time to time as well as the achievement of other specific individual and corporate objectives determined by the Board or a committee thereof after consultation with Mr. Epstein and provided to Mr. Epstein in writing no later than the end of the first calendar quarter of the applicable year. On October 1, 2022, Mr. Epstein resigned his position as Chief Strategy Officer of the Company, and the Company and Mr. Epstein entered into a 12-month consulting agreement. For services rendered, Mr. Epstein will be paid $10,000 per month starting on October 31, 2022 and ending on September 30, 2023. Mr. Epstein will also be eligible for a commission of any additional profit derived from current JV businesses, New JV business, and Property Management activity. If, at the end of the consulting agreement there is no employment agreement, then the difference between the one year salary termination agreement amount, $250,000, and the amount paid over the consulting term will be paid upon termination of the consulting agreement in common stock.

On November 1, 2022, the Company entered into an employment agreement with Mr. Kent Metzroth to serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement is for an initial term of two years and will renew for another one-year period thereafter if the parties consent thereto in writing prior to the second anniversary date of the agreement unless it is sooner terminated. Mr. Metzroth will receive a base salary of $330,000 per year. In addition, Mr. Metzroth will be eligible, following the end of each calendar year beginning with the 2022 calendar year, to receive an annual targeted performance bonus of up to 50% of the his Salary based upon periodic assessments of his performance as well as the achievement of specific individual and corporate objectives determined by the board of directors or the compensation committee after consultation with Mr. Metzroth and provided to him in writing no later than the end of the first calendar quarter of the applicable bonus year (except for the year ended December 31, 2022, in which case the target bonus will be determined in the sole discretion of the board of directors). The target bonus must be approved by the audit and compensation committee. No amount of annual bonus is guaranteed, and Mr. Metzroth must be an employee on December 31 of the applicable bonus year in order to be eligible for any annual bonus for such year. Mr. Metzroth was also granted 165,000 shares of restricted common stock issuable upon a successful initial public offering of the Company. Upon issuance such shares shall vest over a 24-month period. No portion of the equity awards shall be vested on the date of the agreement. Any equity awards granted by the Company to Mr. Metzroth that have not vested will terminate on the expiration or termination of the agreement for any reason. Mr. Metzroth will also be entitled to receive other benefits generally available to other Company employees (which may include, among other things, a Company’s sponsored retirement plan) and he will be reimbursed for his documented and approved expenses related to the business of the Company.

Equity Incentive Plan

On January 10, 2022, the Company adopted the La Rosa Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”) pursuant to which a maximum of 2,500,000 shares of Common Stock of the Company were authorized to be issued pursuant to the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares. Persons eligible to receive awards under the 2022 Plan include employees, consultants and directors of the Company. The plan is to be administered by the Compensation Committee of the Board of Directors.

F-40

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Purchase Agreements

During the fiscal year 2022 the Company signed purchase agreements with six of our franchisees to acquire a majority or a one hundred percent interest in their real estate brokerage businesses immediately after the closing of this offering on terms as follows:

Name of Franchisee	Location	Percentage Interest To Be Purchased	Total Consideration	Cash Consideration	Stock Consideration(1)
Horeb Kissimmee Realty LLC	Kissimmee, Florida	51%	$3,038,134	$500,000	$2,568,134
La Rosa Realty Lake Nona, Inc.	Orlando, Florida	51%	$1,674,994	$50,000	$1,624,994
La Rosa Realty North Florida, LLC	Jacksonville, Florida	100%	$914,054	$300,000	$614,054
La Rosa Realty The Elite LLC	Wesley Chapel, Florida	51%	$618,985	$50,000	$568,985
La Rosa Realty Lakeland LLC	Lakeland, Florida	51%	$579,323	$50,000	$529,323
La Rosa CW Properties LLC	Longwood, Florida	100%	$1,200,000	$50,000	$1,150,000

(1) The stock consideration will be paid in unregistered, “restricted” shares of Company common stock valued at the initial public offering price.

Each of the sellers of the above franchisees have signed: (i) a Leak Out Agreement pursuant to which the sellers have agreed not to sell the shares of common stock received in the buyout transaction until the 181st day after the closing date of this offering, and for the period ending one year from that date, to sell only one-twelfth of the shares received per calendar month, subject to applicable securities laws as such shares are “restricted securities” under the Securities Act; (ii) a Proxy Agreement which grants to Mr. Joseph La Rosa or his successor, in his capacity as the CEO, the seller’s irrevocable proxy to vote all of the shares of common stock received by the sellers in the acquisition transaction; and (iii) an employment agreement to serve as the president of such company commencing immediately after the closing of the acquisition, reporting to Mr. Joseph La Rosa, with a salary that can be adjusted if that company’s net profitability changes by more than 5% in any one month. The sellers have agreed to certain confidentiality, work product, non-competition, non-solicitation and non-disparagement terms.

NOTE 5 - DEBT

Line of Credit

On April 9, 2020, the Company entered into a line of credit with Regions Bank. The line of credit allows for advances up to $150,000 plus interest at the Prime Rate plus 4.75% with a floor of 4.75% and no maturity date. On September 30, 2022 the rate was 10.25%. On September 30, 2022 and December 31, 2021, respectively, the outstanding advances on the line of credit were $151,071 and $129,552. The line of credit is collateralized by Company assets.

F-41

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Notes Payable

On July 15, 2021, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note (the “ELP Note”) in the principal amount of $40,000 that was used for general corporate purposes. Interest accrues on the principal amount at 18% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. This original maturity of the note was April 30, 2022, which has been extended to January 31, 2023. On December 1, 2022, Joseph La Rosa entered into an agreement with Mr. Carlos J. Bonilla, an attorney with the law firm of ELP Global PLLC that represents the Company, pursuant to which Mr. La Rosa sold to Mr. Bonilla 300,000 shares of his Common Stock in exchange for the assignment by Mr. Bonilla of the ELP Note plus accrued interest and the payment by Mr. Bonilla to Mr. La Rosa of cash in the amount of $449,500. The agreement provides to Mr. Bonilla reverse split and anti-dilution protection and an option to sell all such shares back to Mr. La Rosa at a price of $598,000 on or before August 23, 2023.

On August 22, 2022, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note in the principal amount of $250,000 that was used for general corporate purposes. Interest accrues on the principal amount at 15% per annum with a default interest rate of 18% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note. This note matures on the earlier of the consummation of the closing of an initial public offering by the Company or on January 31, 2023.

The Company’s notes payable balance consists of the following:

	September 30, 2022 (Unaudited)	December 31, 2021
Note payable	$290,000	$40,000
Paycheck Protection Program Loans	-	149,312
Economic Injury Disaster Loans	365,300	350,852
Total Notes Payable	655,300	540,164
Less: Current Portion	(290,000)	(191,718)
	$365,300	$348,446

Convertible Notes

In a private placement conducted from July through February 2022, the Company entered into Convertible Note Purchase Agreements pursuant to which we issued unsecured convertible promissory notes. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $516,000, including $20,000 during the nine month period ended September 30, 2022, that we used to pay the expenses of our organization and reorganization and for other general corporate purposes. Interest accrues on the principal amount of 14 of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum, and interest accrues on the principal amount of seven of the convertible promissory notes at 18.0%, with a default interest rate of 20.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s common stock becomes listed for trading on a national securities exchange or one year from the date of issue of each such note. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of an initial public offering by the Company at a price per share equal to the product of the public offering price multiplied by 0.80. The conversion feature was deemed to be a derivative liability, as such the Company recorded debt discounts of $163,511, which represented the fair value of the derivative liabilities at the commitment dates. In addition, the Company incurred $25,000 of professional fees directly related to the issuances of convertible notes which was recorded as a debt discount. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. The notes mature at various times during 2023. The Company accrued interest totaling $48,203 interest during the nine months ended September 30, 2022 in connection with these agreements and $23,173 at December 31, 2021. As of September 30, 2022, the outstanding principal balance of the convertible notes was $516,000 and there was an unamortized discount and deferred financing fees of $5,245. The outstanding balance of the convertible notes at December 31, 2021, was $496,000 with an unamortized discount of $104,176.

In private placements conducted in October 2022, the Company entered into Convertible Note Purchase Agreements pursuant to which we issued unsecured convertible promissory notes. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $100,000 that we used for general corporate purposes. Interest accrues on the principal amount of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s common stock becomes listed for trading on a national securities exchange or the date indicated in each such note. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of an initial public offering by the Company at a price per share equal to the product of the public offering price multiplied by 0.80. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium.

In December 2022, the Company repaid a 2.5% convertible note issued to one investor for a principal amount of $10,000 plus accrued interest. The holders of remaining convertible notes extended the maturity date of their notes to January 31, 2023.

NOTE 6 – EQUITY

General

Pursuant to our Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State of July 29, 2021, the Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 300,000,000 shares of capital stock, consisting of 250,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share. On March 18, 2022, the Company effected a 1-for-10 reverse stock split. As a result, all share information in the accompanying condensed financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

F-42

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

Common Stock

On January 10, 2022, the company entered into an investment banking agreement with a consultant. In addition to other compensation the agreement requires the issuance of common stock of the Company equal to 4.0% of the Company. Such shares are to be held in book entry at the transfer agent and shall not be eligible to be sold until the Company trades on a Senior Exchange. The consultant is granted anti-dilution protection so that they retain 4.0% of the Company’s fully diluted shares outstanding after the Senior Exchange listing, including all shares issued or issuable associated with the Senior Exchange listing. The Company evaluated the agreement and determined that the shares will not be recorded and valued until the performance condition is satisfied.

The Company entered into employment agreements during the period ending September 30, 2022 that specify the issuance of shares based on certain conditions. As with the previous agreements, the Company evaluated the agreements and determined that the shares will not be recorded until the performance conditions are satisfied. See Note 4 - Commitments and Contingencies for more details.

The Company entered into employment agreements after September 30, 2022, that specify the issuance of shares based on certain conditions. See heading Warrants within Note 7 – Equity to the Notes of the Consolidated 2021 Financial Statements.

On March 21, 2022, the Company effected a 1 for 10 reverse stock split which is reflected retrospectively in the table below.

A summary of the Company’s warrant activity and related information follows:

	Number of Shares Under Warrants	Weighted Average Exercise Price	Weighted Average Contractual Term (years)
Warrants Outstanding at January 1, 2021	—	—	—
Warrants Granted, May 12, 2021	20,000	$40.00	5.0
Warrants Outstanding at December 31, 2021	20,000	$40.00	4.4
Warrants Outstanding at September 30, 2022	20,000	$40.00	3.9
Warrants Exercisable at September 30, 2022	20,000	$40.00	3.9

The valuation methodology used to determine the fair value of the warrants issued during the year was the Black-Scholes option-pricing model. The Black-Scholes model requires the use of a number of assumptions including volatility of the stock price, the average risk-free interest rate, and the weighted average expected life of the warrant.

The risk-free interest rate assumption is based upon observed interest rates on zero coupon U.S. Treasury bonds whose maturity period is appropriate for the term of the warrant and is calculated by using the average daily historical stock prices through the day preceding the grant date.

Estimated volatility is a measure of the amount by which the Company’s stock price is expected to fluctuate each year during the expected life of the award. The Company’s estimated volatility is an average of the historical volatility of peer entities whose stock prices were publicly available. The Company’s calculation of estimated volatility is based on historical stock prices of these peer entities over a period equal to the expected life of the awards. The Company uses the historical volatility of peer entities due to the lack of sufficient historical data of its stock price.

As of September 30, 2022, there was no unrecognized compensation expense related to warrants granted.

The weighted average fair value of warrants granted and the assumptions used in the Black-Scholes model during the nine months ended September 30, 2022 are set forth in the table below.

Fair value of common stock	$10.00
Exercise price of warrant	$40.00
Risk-free interest rate	0.87%
Volatility	66%
Expected life (years)	5
Dividend yield	0.00%

During July 2022, the Company made agreements with 95 real estate agents who provide services to the Company that they would be issued restricted stock units under the Company’s 2022 Equity Incentive Plan covering 198,425 shares upon a successful public offering of the Company.

F-43

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 7 - SEGMENTS

The Company’s business is organized into five material reportable segments which aggregate 100% of revenue:

1) Real Estate Brokerage Services (Residential)

2) Franchising Services

3) Coaching Services

4) Property Management

5) Real Estate Brokerage Services (Commercial)

The reporting segments follow the same accounting policies used in the preparation of the Company’s consolidated financial statements. The following represents the information for the Company’s reportable segments for the nine months ended September 30, 2022 and 2021, respectively.

	2022 (Unaudited)	2021 (Unaudited)
Revenue by segment
Real Estate Brokerage Services (Residential)	$12,896,795	$14,927,306
Franchising Services	822,410	813,581
Coaching Services	512,553	612,798
Property Management	5,897,105	5,460,130
Real Estate Brokerage Services (Commercial)	77,810	90,470
	$20,206,673	$21,904,285
Cost of goods sold by segment
Real Estate Brokerage Services (Residential)	$12,024,450	$13,383,519
Franchising Services	3,091	3,257
Coaching Services	249,778	301,669
Property Management	5,720,862	5,150,129
Real Estate Brokerage Services (Commercial)	–	3,005
	$17,998,181	$18,841,579
Gross profit (loss) by segment
Real Estate Brokerage Services (Residential)	$872,345	$1,543,787
Franchising Services	819,319	810,324
Coaching Services	262,775	311,129
Property Management	176,243	310,001
Real Estate Brokerage Services (Commercial)	77,810	87,465
	$2,208,492	$3,062,706

F-44

La Rosa Holdings Corp. and Subsidiaries

Notes to the Interim Unaudited Condensed Consolidated Financial Statements

NOTE 8 - TAXES

As of September 30, 2022, the Company does not have any temporary differences that would give rise to a deferred tax asset or liability. The Company has evaluated its earnings forecast for the year and have made no material changes in the provision for income taxes, though this is subject to change in the future. The Company had five LLCs, which got converted into C corporation during year. Income from these LLCs is not subject to entity level taxes, and it will be included in the members’ income tax returns. Upon conversion to a C corporation there was no impact to the Company’s income taxes.

The Company applies the FASB’s provisions for uncertain tax positions. The Company utilizes the two-step process to determine the amount of recognized tax benefit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company recognizes interest and penalties associated with uncertain tax positions as a component of income tax expense.

As of September 30, 2022, management does not believe the Company has any material uncertain tax positions that would require it to measure and reflect the potential lack of sustainability of a position on audit in its financial statements. The Company will continue to evaluate its uncertain tax positions in future periods to determine if measurement and recognition in its financial statements is necessary. The Company does not believe there will be any material changes in its unrecognized tax positions over the next year.

On March 27, 2020, H.R. 748, the Coronavirus Aid, Relief, and Economic Security Act, “the CARES ACT” was signed into legislation which includes tax provisions relevant to businesses that will impact taxes related to 2018, 2019, and 2020. Some of the significant tax law changes are to increase the limitation on deductible business interest expense for 2019 and 2020, allow for the five-year carryback of net operating losses for 2018-2020, suspend the 80% limitation of taxable income for net operating loss carryforwards for 2018-2020, provide for the acceleration of depreciation expense from 2018 and forward on qualified improvement property, and accelerate the ability to claim refunds of AMT credit carryforwards. The Company is required to recognize the effect on the consolidated financial statements in the period the law was enacted.

NOTE 9 - SUBSEQUENT EVENTS

The employment of Mr. Gracy, the Company Chief Operating Officer, was terminated on November 15, 2022. All future equity awards have been forfeited.

We have become aware that two former employees have engaged counsel with respect to the termination of their employment. Counsel for Mr. Epstein has claimed that Mr. Epstein is entitled to wages in the amount of $60,000. Mr. Gracy’s counsel has notified the Company of a potential claim but has not asserted any amount. The Company believes that both claims are without merit and will vigorously defend any action that may be filed in the future.

On October 3, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $95,000 that we used for our general corporate purposes. Interest accrues on the principal amount at 3.43% per annum. The payment of all or any portion of the outstanding principal balance of the note and all interest thereon shall be pari passu in right of payment and in all other respects to the other unsecured subordinated promissory notes issued and all other trade debt and other obligations of the Company ranking similar to the note.

In private placements conducted in October 2022, the Company entered into Convertible Note Purchase Agreements pursuant to which we issued unsecured convertible promissory notes. In accordance with such purchase agreements, we issued convertible promissory notes in the aggregate principal amount of $100,000 that we used for general corporate purposes. Interest accrues on the principal amount of the convertible promissory notes at 2.5% with a default rate of 3.0% per annum. The convertible promissory notes rank on a parity with the Company’s other existing debt and mature on the earlier of the date that the Company’s common stock becomes listed for trading on a national securities exchange or the date indicated in each such note. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s common stock on the date of the closing of an initial public offering by the Company at a price per share equal to the product of the public offering price multiplied by 0.80. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium.

On November 14, 2022, the Company and Emmis Capital II, LLC, an affiliate of one of our consultants (“Emmis Capital”), entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. This note has an original issue discount of 10.0% with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. At our option, we may, upon not less than five business days’ written notice to the lead investor prior to the date on which interest is due, pay such interest (i) in kind or (ii) partly in cash and partly as interest paid in kind (“PIK Interest”). The PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the note. Amounts representing the PIK Interest will be treated as principal. The note holder has the right at any time, at the holder’s option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of our Common Stock at a price equal to the offering price of this Offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to the lenders warrants (the “Lender Warrants”) exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of the Company’s Common Stock equal to the number of shares that would be issued upon full conversion of this Note; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to the lenders: (i) upon the repayment of the loan, 15,000 shares of our Common Stock (based on an assumed offering price of $10.00 per share in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) (the “Lender Shares”) (or 30,000 shares if no subsequent offering is undertaken by the Company at the time of repayment), (ii) the right to participate in any future financings, (iii) additional “piggy back” registration rights, (iv) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (v) extensive and non-customary default provisions in the note, and (vi) certain other affirmative and negative covenants. On or before the date that is ninety days after this Offering, the Company is required to file a registration statement with the SEC to register the securities issued to the lenders and to have that registration statement declared effective by May 13, 2023. The loan will mature on the earlier of (i) six months from the date of issue or upon the completion of this Offering. The loan is senior in payment to all of our other debt and is secured by virtually all of the Company’s assets.

On December 2, 2022, the Company issued to Joseph La Rosa a Convertible Original Issue Discount Promissory Note in the original principal amount of $491,530 for which he paid $449,500 that the Company used for general corporate purposes. This note has an annual original issue discount of 107.78% with a default interest rate of 24.0% and a $5,000 per month per occurrence delinquency penalty. Mr. La Rosa has the right at any time, at his option, to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into shares of the Company’s Common Stock at a price equal to the offering price of this Offering multiplied by 0.75 with certain distribution, fundamental transaction and anti-dilution protections and cash penalties for failure to deliver the shares in a timely manner. The Company also issued to Mr. La Rosa warrants (the “Note Warrants”) exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of this note; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company also granted to Mr. La Rosa: (i) upon the repayment of the loan, 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per share in this Offering (the midpoint of the offering price range set forth on the cover of this prospectus) (or 60,000 shares if no subsequent offering is undertaken by the Company at the time of repayment), (ii) the right to participate in any future financings, (iii) the right to rollover the principal and interest due to acquire Company securities in any future public or private offering, (iv) extensive and non-customary default provisions in the note, and (v) certain other affirmative and negative covenants. The loan will mature on the earlier of (i) six months from the date of issue or upon the completion of this Offering. The loan is junior in payment to any senior debt and is unsecured.

Subsequent to September 30, 2022, the Company expects to issue the following once the Company’s Common Stock becomes listed for trading on a national securities exchange:

-	457,666 shares of Common Stock to consultants, counsel and accountants;

-	20,000 shares of Common Stock issuable upon the exercise of warrants granted to Exchange Listing, LLC;

-	274,897 shares of Common Stock to extinguish accounts payable in the amount of $200,779;

-	198,425 restricted stock units to the Company’s agents as compensation;

-	15,000 shares to Emmis Capital II, LLC, an affiliate of one of our consultants;

-	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Emmis Capital II, LLC;

-	40,000 shares of Common Stock underlying the stock options granted to directors;

-	2,000 shares of Common Stock issuable to the Company’s Chief Technology Officer that will vest on February 1, 2023;

-	705,552 shares of Common Stock to be issued to the owners of real estate brokerage businesses that the Company intends to acquire;

-	850,000 shares of Common Stock to be granted to Mr. Joseph La Rosa, the Company’s Chief Executive Officer, of which 85,000 will be immediately transferred to Mr. Bonilla pursuant to their Stock Purchase Agreement;

-	25,000 shares of Common Stock issuable upon the exercise of the warrants granted to Joseph La Rosa;

-	30,000 shares of Common Stock issuable upon the repayment of the loan to Joseph La Rosa;

-	165,000 restricted shares of Common Stock to Mr. Kent Metzroth, the Company’s Chief Financial Officer, which will vest evenly over a two-year period;

-	87,605 shares of Common Stock when the Convertible Notes convert; and

-	2,500 shares of Common Stock when a Note Payable matures.

 The director options exerciseable for 40,000 shares have a twelve-month vesting schedule and were granted as of February 15, 2022, but not issued. The Company and the directors did not reach a mutual understanding regarding the option award’s key terms and conditions, including the expiration date of the award, the number of shares under option, and the method of exercise until the option agreements were executed in December 2022. As such, the Company established the grant date as the date the mutual understanding was reached in December 2022 and will determine the grant date fair value of the option and record stock-based compensation expense from the grant date through the remaining vesting term.

F-45

INDEPENDENT AUDITOR’S REPORT

To the Member of La Rosa Realty CW Properties, LLC

Opinion

We have audited the accompanying financial statements of La Rosa Realty CW Properties, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Realty CW Properties, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of La Rosa Realty CW Properties, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty CW Properties, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-46

To the Member of La Rosa Realty CW Properties, LLC

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of La Rosa Realty CW Properties, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty CW Properties, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-47

La Rosa Realty CW Properties, LLC

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets

Cash	$127,266	$159,002
Accounts receivable	106,735	42,041
Notes receivable	11,000	10,000
Due from related party	10,841	14,492
Total Assets	$255,842	$225,535
Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$163,592	$116,238
Due to related party	4,842	-
Notes payable, current	309	438
Total Current Liabilities	168,743	116,676

Notes payable, net of current	32,691	15,062
Total Liabilities	201,434	131,738
Commitments and contingencies (Note 6)
Member’s Equity	54,408	93,797

Total Liabilities and Member’s Equity	$255,842	$225,535

See notes to the financial statements.

F-48

La Rosa Realty CW Properties, LLC

Statements of Income

	Years Ended December 31,
	2021	2020
Revenue	$4,559,702	$3,172,266

Cost of revenue	4,175,070	2,884,633

Gross Profit	384,632	287,633

Operating Expenses
General and administrative expenses	305,612	222,607
Sales and marketing expenses	7,419	5,498
Total Operating Expenses	313,031	228,105

Income From Operations	71,601	59,528

Other Income Forgiveness of debt	3,852	7,759
Other income (expense)	(942)	11,515
Other Income	2,910	19,274

Net Income	$74,511	$78,802

See notes to the financial statements.

F-49

La Rosa Realty CW Properties, LLC

Statement of Member’s Equity

Amount

Balance, January 1, 2020	$14,995

Net income	78,802

Balance, December 31, 2020	93,797

Member distributions	(113,900)

Net income	74,511

Balance, December 31, 2021	$54,408

See notes to the financial statements.

F-50

La Rosa Realty CW Properties, LLC

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$74,511	$78,802
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Forgiveness of debt	(3,852)	(7,759)
(Increase) Decrease in Operating Assets:
Accounts receivable	(64,694)	25,409
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	47,354	18,213
Net Cash Provided by Operating Activities	53,319	114,665

Cash Flows from Investing Activities
Issuance of note receivable	(11,000)	(10,000)
Proceeds of note receivable	10,000	-
Net Cash Used in Investing Activities	(1,000)	(10,000)

Cash Flows from Financing Activities
Proceeds from notes payable	21,352	23,259
Payments from related party	8,493	-
Advances to related party	-	(16,114)
Distributions paid	(113,900)	-
Net Cash Provided by (Used in) Financing Activities	(84,055)	7,145

Net Increase (Decrease) in Cash	(31,736)	111,810
Cash at Beginning of Year	159,002	47,192
Cash at End of Year	$127,266	$159,002

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$-	$-
Income taxes	$-	$-

See notes to the financial statements.

F-51

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty CW Properties, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID-19

Our management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022, and beyond. If COVID-19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. For the years ended December 31, 2021 and 2020, the Company did not record any allowances for doubtful accounts due to the Company’s historical ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-52

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

F-53

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is recognized upon closing of the transaction. Coaches also provide optional special education services throughout the year to agents.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

F-54

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial), continued

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$4,531,676	$3,145,019
Coaching Services	23,541	26,481
Real Estate Brokerage Services (Commercial)	4,485	766
Revenue	$4,559,702	$3,172,266

Cost of Revenue

Cost of revenue consists primarily of agent commissions.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $3,950 and $505, respectively.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. The Company’s income is included in the members’ income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

F-55

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2022, balance sheet date, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - NOTES RECEIVABLE

During the year ended December 31, 2020, the Company loaned $10,000 to an unrelated party. The loan carried interest at 8% and was due on January 31, 2021. The loan was repaid in 2021.

During the year ended December 31, 2021, the Company loaned $11,000 to an unrelated party. The loan carried interest at 0% and was due on January 31, 2022. The loan was repaid in 2022.

F-56

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company provided an interest-free, due on demand, advances to entities related under common ownership. The outstanding balance was $10,841 and $14,492 as of December 31, 2021 and 2020, respectively.

Entities under common ownership provided an interest-free, due on demand, advances to the Company. The outstanding balance was $4,842 as of December 31, 2021.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under a noncancellable operating lease terms for office space with a related party, which expires in February 2023 with monthly payments of $2,667, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021 and 2020 was $31,686 and $31,950, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$32,010
2023	2,668
$34,678

NOTE 7 - DEBT

Notes Payable

The Company’s notes payable balance consists of the following on December 31:

	2021	2020
Economic Injury Disaster Loans	$33,000	$15,500
Less: Current Portion	(309)	(438)
Notes Payable - Long Term	$32,691	$15,062

Paycheck Protection Program Loan

On February 17, 2021, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $3,852 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four-week period beginning on the date of first disbursement of the PPP Loan.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. The loan was forgiven in 2021.

F-57

La Rosa Realty CW Properties, LLC

Notes to the Financial Statements

NOTE 7 - DEBT (continued)

Economic Injury Disaster Loan

On May 13, 2020, the Company received proceeds from an Economic Injury Disaster Loan (“EIDL” or “the “Loan”) from the Small Business Administration (“SBA”), in the amount of $15,500. The Loan, which is in the form of a promissory note dated May 13, 2020, matures on May 27, 2050, and bears interest at a rate of 3.75% per annum. Payments are to be made monthly beginning as of May 27, 2021. On May 7, 2021, the Company and the SBA amended the loan and the Company received additional proceeds in the amount of $15,500. The Loan, as amended matures on May 7, 2052, and bears interest at a rate of 3.75% per annum. Payments are to be made monthly beginning as of June 7, 2022. Each payment is to be applied first to the interest accrued to the date of receipt of each payment, and the remaining balance, if any, will be applied to the principal. The loan terms provide for a collateral interest for the SBA and limits the use of proceeds to working capital to alleviate the effects of COVID-19 on the Company’s economic condition. Unlike the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted March 27, 2020, the EIDL program does not currently provide a mechanism for loan forgiveness.

Future maturities of the loan payable, if not forgiven, are as follows:

Year ending December 31,
2022	$309
2023	548
2024	573
2025	599
2026	627
Thereafter	30,344
$33,000

NOTE 8 - SUBSEQUENT EVENTS

On January 7, 2022, the Company and its members entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 100% of the membership interest in La Rosa CW Properties, LLC. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-58

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

LA ROSA REALTY CW PROPERTIES, LLC

https://www.larosarealty.com/agents/10589/La+Rosa+Realty+CW+Properties+LLC

F-59

LA ROSA REALTY CW PROPERTIES, LLC

F-60

La Rosa Realty CW Properties, LLC

Balance Sheets

	September 30,2022	December 31, 2021
	(Unaudited)	(Audited)

Assets
Current Assets
Cash	$112,617	$127,266
Accounts receivable, net	29,777	106,735
Note receivable	–	11,000
Due from related party	–	10,841
Total current Assets	142,394	255,842

Total Assets	$142,394	$255,842

Liabilities and Members’ Equity
Liabilities
Current Liabilities
Accounts payable	$100,206	163,592
Due to related party	–	4,843
Notes payable, current	309	309
Total Current Liabilities	100,515	168,744

Note payable, net of current	32,691	32,691
Total Liabilities	133,206	201,435

Members’ Equity
Total Members’ Equity	9,188	54,407
Total Liabilities and Members’ Equity	$142,394	$255,842

See notes to the unaudited interim financial statements.

F-61

La Rosa Realty CW Properties, LLC

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021

Revenue	$2,901,441	$3,258,671

Cost of revenue	2,639,078	2,967,492

Gross Profit	262,363	291,179

Operating Expenses
General and administrative expenses	219,313	227,752
Sales and marketing expenses	5,269	9,283
Total Operating Expenses	224,582	237,035

(Loss) Income From Operations	37,781	54,144

Other Income (Expense)
Other income	11,567
Interest expense	(309)	215
Other Income (Expense)	11,258	215

Net (Loss) Income	$49,039	$54,359

See notes to the unaudited interim financial statements.

F-62

La Rosa Realty CW Properties, LLC

Statement of Member’s Equity

Nine Months Ended September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$54,407

Net Income (Loss)	49,039

Members Contributions (Distributions), net	(94,258)

Balance as of September 30, 2022	$9,188

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$93,797

Net Income (Loss)	54,359

Members Contributions (Distributions), net	(108,900)

Balance as of September 30, 2021	$39,256

See notes to the unaudited interim financial statements.

F-63

La Rosa Realty CW Properties, LLC

Statements of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$49,039	$54,359
Adjustments to Reconcile Net (Loss) Income to Net Cash
Changes in Operating Assets and Liabilities:
Accounts receivable	76,958	40,556
Accounts payable	(63,387)	(9,163)
Net Cash (Used in) Provided by Operating Activities	62,610	85,752

Cash Flows from Investing Activities:
Proceeds of note receivable	11,000	(11,000)
Net Cash (Used in) Provided by Investing Activities	11,000	(11,000)

Cash Flows from Financing Activities:
Proceeds from notes payable	–	21,253
Payments from related party	5,999	14,606
Distributions paid	(94,258)	(108,900)
Net Cash (Used in) Provided by Financing Activities	(88,259)	(73,041)

Net Increase (Decrease) in Cash	(14,649)	1,711
Cash at Beginning of Year	127,266	159,002
Cash at End of Year	$112,617	$160,713

See notes to the unaudited interim financial statements.

F-64

La Rosa Realty CW Properties, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

La Rosa Realty CW Properties, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-65

La Rosa Realty CW Properties, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-66

La Rosa Realty CW Properties, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$2,901,441	$3,258,671

Revenue	$2,901,441	$3,258,671

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

F-67

La Rosa Realty CW Properties, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company provided an interest-free, due on demand, advances to entities related under common ownership. Furthermore, entities under common ownership provided an interest-free, due on demand, advances to the Company.

The following table provides a reconciliation on the related party transactions as the dates indicated:

	Unaudited	Audited
	30-Sept-22	31-Dec-21

Due from related party	$–	$10,841
Due to related party	–	4,842
Net from (to) related party	$–	$5,999

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under a noncancellable operating lease terms for office space with a related party, which expires in February 2023 with monthly payments of $2,500, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. The total future commitments on the lease is $12,500.

Rent expense plus certain occupancy expenses as prescribed in the lease for the nine months ended September 30, 2022 and 2021 were $22,500 and $22,181, respectively.

NOTE 5 – NOTES PAYABLE

The Company’s notes payable balance consists of the following at:

	Unaudited	Audited
As of	30-Sept-22	31-Dec-21

Economic Injury Disaster Loans	$33,000	$33,000
Less: Current Portion	(309)	(309)
Notes Payable - Long Term	$32,691	$32,691

F-68

INDEPENDENT AUDITOR’S REPORT

To the Members of Horeb Kissimmee Realty, LLC

d/b/a La Rosa Realty Kissimmee

Opinion

We have audited the accompanying financial statements of Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-69

To the Member of Horeb Kissimmee Realty, LLC

d/b/a La Rosa Realty Kissimmee

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-70

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$535,240	$580,724
Accounts receivable	309,552	279,855
Total Current Assets	844,792	860,579

Fixed Assets, net	19,068	23,871

Total Assets	$863,860	$884,450

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$396,343	$373,234
Notes payable, current	4,670	9,129
Total Current Liabilities	401,013	382,363
Notes payable, net of current	145,330	166,563
Total Liabilities	546,343	548,926
Commitments and contingencies (Note 5)
Members’ Equity	317,517	335,524
Total Liabilities and Members’ Equity	$863,860	$884,450

See notes to the financial statements.

F-71

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statements of Income

	Years Ended December 31,
	2021	2020
Revenue	$11,744,940	$9,700,492

Cost of revenue	10,693,293	8,964,873

Gross Profit	1,051,647	735,619

Operating Expenses
General and administrative expenses	524,157	467,398
Sales and marketing expenses	43,386	60,451
Total Operating Expenses	567,543	527,849

Income From Operations	484,104	207,770

Other Income
Forgiveness of debt	25,692	-
Other income	11,027	9,925
Other Income	36,719	9,925

Net Income	$520,823	$217,695

See notes to the financial statements.

F-72

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statements of Members’ Equity

Amount

Balance, January 1, 2020	$178,923

Member distributions	(61,094)

Net income	217,695

Balance, December 31, 2020	335,524

Member distributions	(538,830)

Net income	520,823

Balance, December 31, 2021	$317,517

See notes to the financial statements.

F-73

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$520,823	$217,695
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Forgiveness of debt	(25,692)	-
Depreciation	4,803	1,703
(Increase) Decrease in Operating Assets:
Accounts receivable	(29,697)	(112,958)
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	23,109	110,409
Net Cash Provided by Operating Activities	493,346	216,849

Cash Flows from Investing Activities
Cash paid for fixed assets	-	(5,000)
Net Cash Used in Investing Activities	-	(5,000)

Cash Flows from Financing Activities
Proceeds from notes payable	-	175,692
Distributions paid	(538,830)	(61,094)
Net Cash Provided by (Used in) Financing Activities	(538,830)	114,598

Net Increase (Decrease) in Cash	(45,484)	326,447
Cash at Beginning of Year	580,724	254,277
Cash at End of Year	$535,240	$580,724

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$-	$-
Income taxes	$-	$-

See notes to the financial statements.

F-74

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID-19

Management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022, and beyond. If COVID-19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. For the years ended December 31, 2021 and 2020, the Company did not record any allowance for doubtful accounts, based on the Company’s historical ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-75

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fixed Assets

The cost of property and equipment is depreciated using the straight-line method based on the estimated useful lives of the assets: five years for computers; seven years for office furniture and other equipment.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

F-76

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues is recognized each month as services are provided.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is recognized upon closing of each real estate transaction. Coaches also provide optional special education services throughout the year to agents. Revenue is recognized over time as the services are provided.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

F-77

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial), continued

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$11,647,210	$9,653,389
Coaching Services	62,633	32,124
Real Estate Brokerage Services (Commercial)	35,097	14,979
Revenue	$11,744,940	$9,700,492

Cost of Revenue

Cost of revenue consists primarily of agent commissions.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $14,547 and $18,386, respectively.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. The Company’s income is included in the members’ income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

F-78

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2021 balance sheet date, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

F-79

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following as of December 31:

	2021	2020
Equipment	$13,300	$13,300
Furniture	15,000	15,000
Less: accumulated depreciation	(9,232)	(4,429)
	$19,068	$23,871

Depreciation expense for the years ended December 31, 2021 and 2020 was approximately $4,803 and $1,703, respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under multiple noncancellable operating lease terms for office spaces, which expired in December 2021 with monthly payments of $4,667, including annual escalation at 3% plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021 and 2020 was $70,569 and $65,707, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$64,919
2023	66,867
2024	68,873
$200,659

NOTE 6 - DEBT

Notes Payable

The Company’s notes payable balance consists of the following on December 31:

	2021	2020
Paycheck Protection Program Loans	$-	$25,692
Economic Injury Disaster Loans	150,000	150,000
Less: Current Portion	(4,670)	(9,129)
Notes Payable - Long Term	$145,330	$166,563

F-80

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to the Financial Statements

NOTE 6 - DEBT (continued)

Paycheck Protection Program Loan

On May 1, 2020, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $25,692 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four-week period beginning on the date of first disbursement of the PPP Loan.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. The loan was forgiven in 2021.

Economic Injury Disaster Loan

On June 10, 2020, the Company received proceeds from an Economic Injury Disaster Loan (“EIDL” or “the “Loan”) from the Small Business Administration (“SBA”), in the amount of $150,000. The Loan, which is in the form of a promissory note dated June 10, 2020, matures on June 10, 2050, and bears interest at a rate of 3.75% per annum. Payments are to be made monthly beginning as of June 1, 2021, in the amount of $731. Each payment is to be applied first to the interest accrued to the date of receipt of each payment, and the remaining balance, if any, will be applied to the principal. The loan terms provide for a collateral interest for the SBA, and limits the use of proceeds to working capital to alleviate the effects of COVID-19 on the Company’s economic condition. Unlike the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted March 27, 2020, the EIDL program does not currently provide a mechanism for loan forgiveness.

Future maturities of the loan payable, if not forgiven, are as follows:

Year ending December 31,
2022	$4,670
2023	3,095
2024	3,213
2025	3,336
2026	3,463
Thereafter	132,223
$150,000

NOTE 7 - SUBSEQUENT EVENTS

In January 2022, the Company extended the lease for its office space through December 2024 with monthly payments of $5,410, including annual escalation at 3% plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs.

On January 31, 2022, the Company and its sole member entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 51% of the membership interest in Horeb Kissimmee Realty, LLC. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-81

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

HOREB KISSIMMEE REALTY, LLC

https:// lakeland.larosarealty.com/

F-82

HOREB KISSIMMEE REALTY, LLC

F-83

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)
Assets
Current Assets
Cash	$175,925	$535,240
Accounts receivable, net	57,734	309,552
Total current Assets	233,659	844,792

Fixed assets, net	13,125	19,068

Total Assets	$246,784	$863,860

Liabilities and Members’ Equity (Deficit)
Liabilities
Current Liabilities
Accounts payable	102,638	396,343
Accrued expenses	11,250	-
Notes payable, current	4,670	4,670
Total Current Liabilities	118,558	401,013

Note payable, net of current	144,330	145,330

Total Liabilities	$262,888	$546,343

Members’ Equity (Deficit)
Total Members’ Equity (Deficit)	(16,104)	317,517
Total Liabilities and Members’ Equity (Deficit)	$246,784	$863,860

See notes to the unaudited interim financial statements.

F-84

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Revenue	$8,645,425	$8,875,362

Cost of revenue	7,950,605	8,054,292

Gross Profit	694,820	821,070

Operating Expenses
General and administrative expenses	460,297	415,232
Sales and marketing expenses	40,899	29,234
Total Operating Expenses	501,196	444,466

Income From Operations	193,624	376,604

Other Income (Expense)
Forgiveness of debt	–	25,692
Other income	3,013	8,085
Interest expense	(2,813)	(70)
Other Income (Expense)	200	33,707

Net Income	$193,824	$410,311

See notes to the unaudited interim financial statements.

F-85

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statements of Members’ Equity

Nine Months Ending September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$317,517

Net Income (Loss)	193,824

Members Contributions (Distributions), net	(527,445)

Balance as of September 30, 2022	$(16,104)

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$335,524

Net Income (Loss)	410,311

Members Contributions (Distributions), net	(410,741)

Balance as of September 30, 2021	$335,094

See notes to the unaudited interim financial statements.

F-86

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Statement of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$193,824	$410,311
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Forgiveness of debt	–	(25,692)
Depreciation	5,943
(Increase) Decrease in Operating Assets:
Accounts receivable	251,818	157,734
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	(282,455)	(38,541)
Net Cash (Used in) Provided by Operating Activities	169,130	503,812

Cash Flows from Investing Activities:
Cash paid for fixed assets	–	(97,334)
Net Cash Used in Investing Activities	–	(97,334)

Cash Flows from Financing Activities:
Distributions paid	(527,445)	(410,741)
Principal payments on note payable	(1,000)	–
Net Cash (Used in) Provided by Financing Activities	(528,445)	(410,741)

Net Increase (Decrease) in Cash	(359,315)	(4,263)
Cash at Beginning of Year	535,240	580,724
Cash at End of Year	$175,925	$576,461

See notes to the unaudited interim financial statements.

F-87

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

Horeb Kissimmee Realty, LLC d/b/a La Rosa Realty Kissimmee (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-88

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to Interim Unaudited Condensed Financial Statements

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-89

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$8,645,425	$8,875,362

Revenue	$8,645,425	$8,875,362

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

F-90

Horeb Kissimmee Realty, LLC

d/b/a

La Rosa Realty Kissimmee

Notes to Interim Unaudited Condensed Financial Statements

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 – FIXED ASSETS

Fixed assets consist of the following as of:

	Unaudited	Audited
As of	30-Sept-22	31-Dec-21

Equipment	$13,300	$13,300
Furniture	15,000	15,000
Less: accumulated depreciation	(15,175)	(9,232)
	$13,125	$19,068

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under a 3-year operating lease which expires in December 2024 with monthly payments of $5,410, including annual escalation at 3% plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2022.

Year Ending December 31,
2022 (3 months)	$16,230
2023	66,867
2024	68,872
$151,970

Rent expense plus certain occupancy expenses as prescribed in the lease for the nine months ended September 30, 2022 and 2021 was $68,284 and $62,894, respectively.

NOTE 5 – NOTES PAYABLE

The Company’s notes payable balance consists of the following at:

	Unaudited	Audited
As of	30-Sept-22	31-Dec-21

Economic Injury Disaster Loans	$149,000	$150,000
Less: Current Portion	(4,670)	(4,670)
Notes Payable - Long Term	$144,330	$145,330

F-91

INDEPENDENT AUDITOR’S REPORT

To the Member of La Rosa Realty Lake Nona, Inc.

Opinion

We have audited the accompanying financial statements of La Rosa Realty Lake Nona, Inc. (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, member’s deficit, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Realty Lake Nona, Inc. as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of La Rosa Realty Lake Nona, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about La Rosa Realty Lake Nona, Inc.’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-92

To the Members of La Rosa Realty Lake Nona, Inc.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of La Rosa Realty Lake Nona, Inc.’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about La Rosa Realty Lake Nona, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-93

La Rosa Realty Lake Nona, Inc.

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$138,814	$171,864
Accounts receivable	340,557	129,205
Other current assets	12,399	-
Total Assets	$491,770	$301,069
Liabilities and Member’s Deficit
Current Liabilities
Accounts payable	$408,208	$207,677
Due to related party	83,762	-
Notes payable, current	11,919	2,098
Total Current Liabilities	503,889	209,775
Notes payable, net of current	121,050	122,502
Security deposits payable	2,500	2,550
Total Liabilities	627,439	334,827
Commitments and contingencies
Member’s Deficit	(135,669)	(33,758)
Total Liabilities and Member’s Deficit	$491,770	$301,069

See notes to the financial statements.

F-94

La Rosa Realty Lake Nona, Inc.

Statements of Income

	Years Ended December 31,
	2021	2020

Revenue	$10,478,475	$9,114,999

Cost of revenue	9,480,249	8,243,235

Gross Profit	998,226	871,764

Operating Expenses
General and administrative expenses	582,576	449,550
Sales and marketing expenses	47,547	20,219
Total Operating Expenses	630,123	469,769

Income From Operations	368,103	401,995

Other Income
Forgiveness of debt	11,700	7,000
Other income (expense)	(785)	7,058
Other Income	10,915	14,058

Net Income	$379,018	$416,053

See notes to the financial statements.

F-95

 La Rosa Realty Lake Nona, Inc.

Statement of Retained Deficit

Amount

Balance, January 1, 2020	$37,189

Member distributions	(487,000)

Net income	416,053

Balance, December 31, 2020	(33,758)

Member distributions	(480,929)

Net income	379,018

Balance, December 31, 2021	$(135,669)

See notes to the financial statements.

F-96

La Rosa Realty Lake Nona, Inc.

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$379,018	$416,053
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Forgiveness of debt	(11,700)	(7,000)
(Increase) Decrease in Operating Assets:
Accounts receivable	(211,352)	(68,526)
Prepaid expenses	(12,399)	9,948
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	200,531	61,583
Security deposit	(50)	1,600
Deferred revenue
Due to related party	83,762	-
Net Cash Provided by Operating Activities	427,810	413,658

Cash Flows from Financing Activities
Proceeds from notes payable	20,069	131,600
Distributions paid	(480,929)	(487,000)
Net Cash Used in Financing Activities	(460,860)	(355,400)

Net Increase (Decrease) in Cash	(33,050)	58,258
Cash at Beginning of Year	171,864	113,606
Cash at End of Year	$138,814	$171,864

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$-	$-
Income taxes	$-	$-

 See notes to the financial statements.

F-97

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty Lake Nona, Inc. (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID19

Our management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID 19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID 19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022 and beyond. If COVID 19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. The Company records no allowances due to the Company’s ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-98

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

The determination of fair value considers various factors including interest rate yield curves and time value underlying the financial instruments. In the event of an other-than-temporary impairment of a non-public equity method investment, the Company uses the net asset value of its investment in the investee, adjusted using discounted cash flows, for the company’s estimate of the price that it would consider all factors that would impact the investment’s fair value. As of December 31, 2021 and 2020 the Company did not have any assets or liabilities measured at fair value.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

F-99

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as the services are provided.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned on these transactions payable upon closing of the transaction. Coaches also provide optional special education services throughout the year to agents.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

F-100

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial), continued

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$10,401,188	$9,043,252
Coaching Services	68,217	63,512
Real Estate Brokerage Services (Commercial)	9,070	8,235
Revenue	$10,478,475	$9,114,999

Cost of Revenue

Cost of revenue consists primarily of agent commissions less fees.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $2,000 and $1,538, respectively.

Income Taxes

The Company is taxed as an “S” Corporation under the Internal Revenue Code. The Company’s income is included in the stockholder’s income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

F-101

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its combined financial statements and intends to adopt the standard on January 1, 2023. In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company is currently assessing the impact of ASU 2019-12, but it is not expected to have a material impact on the Company’s combined financial statements.

F-102

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted (continued)

In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which modifies ASC 740 to reduce complexity while maintaining or improving the usefulness of the information provided to users of financial statements. ASU 2019-12 is effective for the Company for interim and annual reporting periods beginning after December 15, 2021. The Company is currently assessing the impact of ASU 2019-12, but it is not expected to have a material impact on the Company’s combined financial statements.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2021 balance sheet date, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - RELATED PARTY TRANSACTIONS

On December 31, 2021 the Company owed the its sole stockholder $83,762 in unpaid commissions.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under multiple noncancellable operating lease terms for office spaces, which expires in March 2022 with monthly payments of $7,475, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021 and 2020 was $117,964 and $109,961, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$31,212

NOTE 6 - DEBT

Notes Payable

The Company’s notes payable balance consists of the following on December 31:

	2021	2020
Paycheck Protection Program Loans	$20,069	$11,700
Economic Injury Disaster Loans	112,900	112,900
Total Notes Payable	132,969	124,600
Less: Current Portion	(11,919)	(2,098)
Notes Payable - Long Term	$121,050	$122,502

F-103

La Rosa Realty Lake Nona, Inc.

Notes to the Financial Statements

NOTE 6 - DEBT (continued)

Paycheck Protection Program Loan

On May 4, 2020, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $11,700 (the “PPP Loan”). On March 29, 2021, the Company and the SBA amended the loan and the Company received additional proceeds in the amount of $20,069. The Loan, as amended matures on January 4, 2025, and bears interest at a rate of 1.00% per annum. The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four-week period beginning on the date of first disbursement of the PPP Loan.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. Although the Company currently believes that its use of the PPP Loan will meet the conditions for forgiveness of the PPP Loan, the Company cannot assure that the PPP Loan will be forgiven, in whole or in part. The original loan of $11,700 was forgiven in 2021.

Economic Injury Disaster Loan

On June 22, 2020, the Company received proceeds from an Economic Injury Disaster Loan (“EIDL” or “the “Loan”) from the Small Business Administration (“SBA”), in the amount of $113,000. The Loan, which is in the form of a promissory note dated June 22, 2020, matures on June 22, 2050 and bears interest at a rate of 3.75% per annum. Payments are to be made monthly beginning as of June 22, 2022. Each payment is to be applied first to the interest accrued to the date of receipt of each payment, and the remaining balance, if any, will be applied to the principal. The loan terms provide for a collateral interest for the SBA, and limits the use of proceeds to working capital to alleviate the effects of COVID-19 on the Company’s economic condition. Unlike the Paycheck Protection Program (“PPP”), established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) enacted March 27, 2020, the EIDL program does not currently provide a mechanism for loan forgiveness.

Future maturities of the loan payable, if not forgiven, are as follows:

Year ending December 31,
2022	$11,920
2023	7,755
2024	7,902
2025	2,904
2026	2,551
Thereafter	99,937
$132,969

NOTE 7 - SUBSEQUENT EVENTS

On January 6, 2022, the Company and its stockholder’s entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 51% of the equity interest in La Rosa Realty Lake Nona, Inc. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-104

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

LA ROSA REALTY LAKE NONA, INC

https://www. joinlarosalakenona.com

F-105

LA ROSA REALTY LAKE NONA, INC

F-106

La Rosa Realty Lake Nona, Inc.

Balance Sheets

	September 30, 2022	December 31, 2021
	Unaudited	Audited
Assets
Current Assets
Cash	$130,204	$138,814
Accounts receivable, net	193,351	340,557
Other current assets	–	12,399
Total current Assets	323,555	491,770

Total Assets	$323,555	$491,770
Liabilities and Stockholders’ Deficit
Liabilities
Current Liabilities
Accounts payable	$315,189	$408,207
Due to related party	–	83,762
Notes payable, current	11,919	11,919
Total Current Liabilities	327,108	503,888

Note payable, net of current	101,081	121,050
Security deposits payable	2,500	2,500

Total Liabilities	430,689	627,438

Stockholders’ Deficit
Total Stockholders’ Deficit	(107,134)	(135,668)

Total Liabilities and Stockholders’ Deficit	$323,555	$491,770

See notes to the unaudited interim financial statements.

F-107

La Rosa Realty Lake Nona, Inc.

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021

Revenue	$7,659,096	$7,592,763

Cost of revenue	6,972,116	6,849,702

Gross Profit	686,980	743,061

Operating Expenses
General and administrative expenses	520,645	429,859
Sales and marketing expenses	52,318	33,779
Total Operating Expenses	572,963	463,638

Income From Operations	114,017	279,423

Other Income (Expense)
Forgiveness of debt	20,069	11,700
Other income	(1)	200
Interest expense	(2,119)	–
Other Income (Expense)	17,949	11,900

Net Income	$131,966	$291,323

See notes to the unaudited interim financial statements.

F-108

La Rosa Realty Lake Nona, Inc.

Statement of Retained Deficit

Nine Months Ending September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$(135,668)

Net Income (Loss)	131,966

Dividend paid out	(103,432)

Balance as of September 30, 2022	$(107,134)

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$(33,758)

Net Income (Loss)	291,323

Dividend paid out	(180,893)

Balance as of September 30, 2021	$76,672

See notes to the unaudited interim financial statements.

F-109

La Rosa Realty Lake Nona, Inc.

Statement of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$131,966	$291,323
Adjustments to Reconcile Net (Loss) Income to Net Cash
Changes in Operating Assets and Liabilities:
Accounts receivable	147,206	98,345
Prepaid expenses	12,399	–
Accounts payable	(93,018)	(52,682)
Due to related party	(83,762)	–
Net Cash (Used in) Provided by Operating Activities	114,791	336,986

Cash Flows from Financing Activities:
Proceeds from notes payable	(19,969)	8,369
Dividend paid out	(103,432)	(334,238)
Net Cash (Used in) Provided by Financing Activities	(123,401)	(325,869)

Net Increase (Decrease) in Cash	(8,610)	11,067
Cash at Beginning of Year	138,814	171,864
Cash at End of Year	$130,204	$182,931

See notes to the unaudited interim financial statements.

F-110

La Rosa Realty Lake Nona, Inc.

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

La Rosa Realty Lake Nona, Inc. (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-111

La Rosa Realty Lake Nona, Inc.

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-112

La Rosa Realty Lake Nona, Inc.

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$7,659,096	$7,592,763

Revenue	$7,659,096	$7,592,763

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

F-113

La Rosa Realty Lake Nona, Inc.

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under multiple noncancellable operating lease terms for office spaces, which expires in March 2022, after which the term is month-to month with monthly payments of $7,475, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the nine months ended September 30, 2022 and 2021 was $80,135 and $65,845, respectively.

NOTE 4 – NOTES PAYABLE

The Company’s notes payable balance consists of the following at:

	Unaudited	Audited
As of	30-Sept-22	31-Dec-21

Paycheck Protection Program Loans	$–	$20,069
Economic Injury Disaster Loans	113,000	112,900
Total Notes Payable	113,000	132,969
Less: Current Portion	(11,919)	(11,919)
Notes Payable - Long Term	$101,081	$121,050

F-114

INDEPENDENT AUDITOR’S REPORT

To the Member of La Rosa Realty North Florida, LLC

Opinion

We have audited the accompanying financial statements of La Rosa Realty North Florida, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Realty North Florida, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of La Rosa Realty North Florida, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty North Florida, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-115

To the Member of La Rosa Realty North Florida, LLC

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of La Rosa Realty North Florida, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty North Florida, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-116

La Rosa Realty North Florida, LLC

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$91,540	$32,961
Accounts receivable	68,698	52,286

Total Assets	$160,238	$85,247

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$89,223	$56,851
Notes payable, current	-	622
Total Current Liabilities	89,223	57,473

Notes payable, net of current	-	5,328
Total Liabilities	89,223	62,801

Commitments and contingencies (Note 4)

Member’s Equity	71,015	22,446

Total Liabilities and Member’s Equity	$160,238	$85,247

See notes to the financial statements.

F-117

La Rosa Realty North Florida, LLC

Statements of Income

	Years Ended December 31,
	2020	2021

Revenue	$3,753,527	$2,718,152

Cost of revenue	3,500,054	2,517,877

Gross Profit	253,473	200,275

Operating Expenses
General and administrative expenses	184,511	178,414
Sales and marketing expenses	19,918	13,033
Total Operating Expenses	204,429	191,447

Income From Operations	49,044	8,828

Other Expense
Interest expense	(475)	-
Other Expense	(475)	-

Net Income	$48,569	$8,828

See notes to the financial statements.

F-118

La Rosa Realty North Florida, LLC

Statements of Member’s Equity

Amount

Balance, January 1, 2020	$13,618

Net income	8,828

Balance, December 31, 2020	22,446

Net income	48,569

Balance, December 31, 2021	$71,015

See notes to the financial statements.

F-119

La Rosa Realty North Florida, LLC

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$48,569	$8,828
Adjustments to Reconcile Net Income to Net Cash Provided by (used in) Operating Activities:
Forgiveness of debt	-	-
(Increase) Decrease in Operating Assets:
Accounts receivable	(16,412)	(37,976)
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	32,372	18,921
Net Cash Provided by (Used in) Operating Activities	64,529	(10,227)

Cash Flows from Financing Activities
Proceeds from notes payable	-	10,000
Payments on notes payable	(5,950)	(4,050)
Member contribution	-	10,846
Net Cash Provided by (Used in) Financing Activities	(5,950)	16,796

Net Increase in Cash	58,579	6,569
Cash at Beginning of Year	32,961	26,392
Cash at End of Year	$91,540	$32,961

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$476	$-
Income taxes	$-	$-

See notes to the financial statements.

F-120

La Rosa Realty North Florida, LLC

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty North Florida, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID-19

Management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022, and beyond. If COVID-19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. For the years ended December 31, 2021 and 2020, the Company did not record any allowance for doubtful accounts based on the Company’s historical ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-121

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

As of December 31, 2021 and 2020, the Company did not have any assets or liabilities measure at fair value.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

F-122

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions is recognized upon closing of each real estate transaction. Coaches also provide optional special education services throughout the year to agents.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

F-123

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial), continued

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$3,746,773	$2,710,914
Coaching Services	6,754	7,238
Revenue	$3,753,527	$2,718,152

Cost of Revenue

Cost of revenue consists primarily of agent commissions less fees.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $3,695 and $7,590, respectively.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. The Company’s income is included in the members’ income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

F-124

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2022, balance sheet date, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company was obligated under a noncancellable operating lease for office space, which expired in December 2020 requiring monthly payments of $3,100, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. The Company is obligated under a noncancellable operating lease for office space, which expires in October 2025 with monthly payments of $1,570, escalating at 1% per year plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021 and 2020 was $18,372 and $42,646, respectively.

F-125

NOTE 5 - COMMITMENTS AND CONTINGENCIES (continued)

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$18,741
2023	19,309
2024	19,887
2025	17,072
$75,009

NOTE 6 - DEBT

Notes Payable

The Company’s notes payable balance consists of the following on December 31:

	2021	2020
City of Jacksonville	$-	$5,950
Less: Current Portion	-	(622)
Notes Payable - Long Term	$-	$5,328

City of Jacksonville

On April 16, 2020, the Company received proceeds from a COVID 19 Response Business Community Relief Loan (the “Loan”) from the City of Jacksonville, administered by a bank, in the amount of $10,000. The Loan, which is in the form of a promissory note dated May 29, 2020, matures on May 29, 2025, and bears interest at a rate of 5.99% per annum. Payments are to be made monthly beginning as of July 2021. Each payment is to be applied first to the interest accrued to the date of receipt of each payment, and the remaining balance, if any, will be applied to the principal. The loan terms limits the use of proceeds to working capital to alleviate the effects of COVID-19 on the Company’s economic condition. The loan program does not currently provide a mechanism for loan forgiveness. The loan was paid in full during 2021.

NOTE 7 - SUBSEQUENT EVENTS

On January 11, 2022, the Company and its sole member entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 100% of the membership interest in La Rosa Realty North Florida, LLC. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-126

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

LA ROSA REALTY NORTH FLORIDA, LLC

https://northflorida.larosarealty.com/

F-127

LA ROSA REALTY NORTH FLORIDA, LLC

F-128

La Rosa Realty North Florida, LLC

Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)

Assets
Current Assets
Cash	$32,986	$91,540
Accounts receivable, net	63,710	68,698
Total Current Assets	96,696	160,238

Total Assets	$96,696	$160,238

Liabilities and Members’ Equity
Liabilities
Current Liabilities
Accounts payable	51,169	89,223
Total Current Liabilities	51,169	89,223

Total Liabilities	51,169	89,223

Members’ Equity
Total Members’ Equity	45,527	71,015
Total Liabilities and Members’ Equity	$96,696	$160,238

See notes to the unaudited interim financial statements.

F-129

La Rosa Realty North Florida, LLC

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021

Revenue	$2,870,028	$2,563,164

Cost of revenue	2,690,955	2,383,315

Gross Profit	179,073	179,849

Operating Expenses

General and administrative expenses	195,695	139,390
Sales and marketing expenses	8,866	10,266
Total Operating Expenses	204,561	149,656

Loss From Operations	(25,488)	30,193

Net Loss	$(25,488)	$30,193

See notes to the unaudited interim financial statements.

F-130

La Rosa Realty North Florida, LLC

Statements of Member’s Equity

Nine Months Ended September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$71,015

Net Income (Loss)	(25,488)

Balance as of September 30, 2022	$45,527

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$22,446

Net Income (Loss)	30,193

Balance as of September 30, 2021	$52,639

See notes to the unaudited interim financial statements.

F-131

La Rosa Realty North Florida, LLC

Statement of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$(25,488)	$30,193

Adjustments to Reconcile Net (Loss) Income to Net Cash

Changes in Operating Assets and Liabilities:
Accounts receivable	4,988	(30,422)
Accounts payable	(38,054)	36,039
Net Cash (Used in) Provided by Operating Activities	(58,554)	35,810

Cash Flows from Financing Activities:
Payments on notes payable	–	(5,350)
Net Cash (Used in) Provided by Financing Activities	–	(5,350)

Net Increase (Decrease) in Cash	(58,554)	30,460
Cash at Beginning of Year	91,540	32,961
Cash at End of Year	$32,986	$63,421

See notes to the unaudited interim financial statements.

F-132

La Rosa Realty North Florida, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

La Rosa Realty North Florida, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-133

La Rosa Realty North Florida, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-134

La Rosa Realty North Florida, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$2,870,028	$2,563,164

Revenue	$2,870,028	$2,563,164

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

F-135

La Rosa Realty North Florida, LLC

Notes to Interim Unaudited Condensed Financial Statements

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company was obligated under a noncancellable operating lease for office space, which expired in December 2020 requiring monthly payments of $3,100, plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs.

The Company is obligated under a noncancellable operating lease for office space, which expires in October 2025 with monthly payments of $1,570, escalating at 1% per year plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the nine months ended September 30, 2022 and 2021 was $9,415 and $9,141, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2022.

Year Ending December 31,
2022 (3 months)	$4,780
2023	19,405
2024	19,987
2025	17,072
$61,244

NOTE 4 – NOTES PAYABLE

The Company has no outstanding debt as of September 30, 2022 and December 31, 2021, respectively.

F-136

INDEPENDENT AUDITOR’S REPORT

To the Members of La Rosa Realty The Elite, LLC

Opinion

We have audited the accompanying financial statements of La Rosa Realty The Elite, LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Realty The Elite, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of La Rosa Realty The Elite, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty The Elite, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-137

To the Members of La Rosa Realty The Elite, LLC

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of La Rosa Realty The Elite, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, which raise substantial doubt about La Rosa Realty The Elite, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-138

La Rosa Realty The Elite, LLC

Balance Sheets

	December 31,
	2021	2020

Assets
Current Assets
Cash	$109,382	$78,142
Accounts receivable	114,143	38,145
Total Current Assets	223,525	116,287

Total Assets	$223,525	$116,287

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$188,006	$87,968
Total Current Liabilities	188,006	87,968

Total Liabilities	188,006	87,968

Commitments and contingencies (Note 4)

Members’ Equity	35,519	28,319

Total Liabilities and Members’ Equity	$223,525	$116,287

See notes to the financial statements.

F-139

La Rosa Realty The Elite, LLC

Statements of Income

	Years Ended December 31,
	2021	2020
Revenue	$4,465,425	$3,255,534

Cost of revenue	4,143,581	2,994,540

Gross Profit	321,844	260,994

Operating Expenses
General and administrative expenses	314,362	257,993
Sales and marketing expenses	9,758	3,612
Total Operating Expenses	324,120	261,605

Loss From Operations	(2,276)	(611)

Other Income
Forgiveness of debt	-	22,000
Other income	5,425	4,676
Other Income	5,425	26,676
Net Income	$3,149	$26,065

See notes to the financial statements.

F-140

La Rosa Realty The Elite, LLC

Statements of Members’ Equity

Amount

Balance, January 1, 2020	$2,254

Net income	26,065

Balance, December 31, 2020	28,319

Member contributions	4,051

Net income	3,149

Balance, December 31, 2021	$35,519

See notes to the financial statements.

F-141

La Rosa Realty The Elite, LLC

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$3,149	$26,065
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Forgiveness of debt	-	(22,000)
(Increase) Decrease in Operating Assets:
Accounts receivable	(75,998)	20,378
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	100,038	1,844
Net Cash Provided by Operating Activities	27,189	26,287

Cash Flows from Financing Activities
Proceeds from debt	-	22,000
Member contributions	4,051	-
Net Cash Provided by Financing Activities	4,051	22,000

Net Increase in Cash	31,240	48,287
Cash at Beginning of Year	78,142	29,855
Cash at End of Year	$109,382	$78,142

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$-	$-
Income taxes	$-	$-

See notes to the financial statements.

F-142

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty The Elite, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID-19

Management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022 and beyond. If COVID-19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. For the years ended December 31, 2021 and 2020, the Company did not record any allowance for doubtful accounts based on the Company’s historical ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-143

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

As of December 31, 2021 and 2020, the Company did not have any assets or liabilities measured at fair value.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

F-144

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

F-145

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is recognized upon closing of each real estate transaction. Coaches also provide optional special education services throughout the year to agents. Revenue is recognized at a point in time when the performance obligation is satisfied.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$4,464,483	$3,253,310
Coaching Services	942	2,224
Revenue	$4,465,425	$3,255,534

Cost of Revenue

Cost of revenue consists primarily of agent commissions.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $9,758 and $1,359, respectively.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. The Company’s income is included in the members’ income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

F-146

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2021 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under a noncancellable operating lease for its office space, which expires in March 2022 with monthly payments of $2,500, including annual escalation at 3% plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs. Rent expense plus certain occupancy expenses as prescribed in the lease for the years ended December 31, 2021 and 2020 was $33,849 and $35,524, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$8,269

F-147

La Rosa Realty The Elite, LLC

Notes to the Financial Statements

NOTE 5 - DEBT

Paycheck Protection Program Loan

In 2020, the Company received loan under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $22,000 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four week period beginning on the date of first disbursement of the PPP Loan.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. The loan was forgiven in December 2020.

NOTE 6 - SUBSEQUENT EVENTS

On January 5, 2022, the Company and its sole member entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 51% of the membership interest in La Rosa Realty The Elite, LLC. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-148

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

LA ROSA REALTY THE ELITE, LLC

https://theelite.larosarealty.com/

F-149

LA ROSA REALTY THE ELITE, LLC

F-150

La Rosa Realty The Elite, LLC

Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)	(Audited)

Assets
Current Assets
Cash	$84,066	$109,382
Accounts receivable, net	94,482	114,143
Total current Assets	178,548	223,525

Total Assets	$178,548	$223,525

Liabilities and Members’ Equity
Liabilities
Current Liabilities
Accounts payable	120,728	188,006
Total Current Liabilities	120,728	188,006

Total Liabilities	120,728	188,006

Members’ Equity
Total Members’ Equity	57,820	35,519
Total Liabilities and Members’ Equity	$178,548	$223,525

See notes to the unaudited interim financial statements.

F-151

La Rosa Realty The Elite, LLC

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021

Revenue	$3,620,097	$3,170,499

Cost of revenue	3,360,120	2,926,977

Gross Profit	259,977	243,522

Operating Expenses
General and administrative expenses	235,152	225,229
Sales and marketing expenses	8,118	7,056
Total Operating Expenses	243,270	232,285

Loss From Operations	16,707	11,237

Other Income (Expense)
Other income	4,404	3,630
Other Income (Expense)	4,404	3,630

Net Income	$21,111	$14,867

See notes to the unaudited interim financial statements.

F-152

La Rosa Realty The Elite, LLC

Statement of Members’ Equity

Nine Months Ended September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$35,519

Net Income (Loss)	21,111

Member Contributions (Distributions), net	1,190

Balance as of September 30, 2022	$57,820

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$28,318

Net Income (Loss)	14,867

Member Contributions (Distributions), net	3,448

Balance as of September 30, 2021	$46,633

See notes to the unaudited interim financial statements.

F-153

La Rosa Realty The Elite, LLC

Statement of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$21,111	$14,867
Adjustments to Reconcile Net (Loss) Income to Net Cash
Changes in Operating Assets and Liabilities:
Accounts receivable	19,661	37,045
Accounts payable	(67,278)	(72,336)
Operating lease expense	–	(8,270)
Net Cash (Used in) Provided by Operating Activities	(26,506)	(28,694)

Cash Flows from Financing Activities:
Member contribution	1,190	3,448
Net Cash (Used in) Provided by Financing Activities	1,190	3,448

Net Increase (Decrease) in Cash	(25,316)	(25,246)
Cash at Beginning of Year	109,382	78,142
Cash at End of Year	$84,066	$52,896

See notes to the unaudited interim financial statements.

F-154

La Rosa Realty The Elite, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

La Rosa Realty The Elite, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-155

La Rosa Realty The Elite, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-156

La Rosa Realty The Elite, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$3,620,097	$3,170,499

Revenue	$3,620,097	$3,170,499

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

F-157

La Rosa Realty The Elite, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

The Company is obligated under a noncancellable operating lease for its office space, which expires in March 2022 with monthly payments of $2,500, including annual escalation at 3% plus certain occupancy expenses as prescribed in the lease, including without limitation certain utility costs.

In year 2022, the Company entered into a 36-month lease agreement for the office space commenced from April 01, 2022 and expired on March 31, 2025, with monthly payments of $3,000 plus applicable sales tax for the first year of the lease, escalating at 5% per year on the anniversary of the starting date thereafter. The lease has a one-year extension option on the same terms with same rent escalation clause as the lease.

Rent expense plus certain occupancy expenses as prescribed in the lease for the nine months ended September 30, 2022 and 2021 was $18,548 and $15,750, respectively.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 2022.

Year Ending December 31,
2022 (3 months)	$9,000
2023	37,350
2024	39,218
2025	9,922
$95,490

NOTE 4 – NOTES PAYABLE

The Company has no outstanding debt as of September 30, 2022, and December 31, 2021, respectively.

F-158

INDEPENDENT AUDITOR’S REPORT

To the Member of La Rosa Realty Lakeland LLC

Opinion

We have audited the accompanying financial statements of La Rosa Realty Lakeland LLC (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of income, member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of La Rosa Realty Lakeland LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of La Rosa Realty Lakeland LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about La Rosa Realty Lakeland LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-159

To the Member of La Rosa Realty Lakeland LLC

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of La Rosa Realty Lakeland LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about La Rosa Realty Lakeland LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
April 19, 2022

F-160

La Rosa Realty Lakeland LLC

Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$54,974	$55,290
Accounts receivable	124,513	26,917
Total Current Assets
	179,487	82,207
Security deposits	2,000	2,000

Total Assets	$181,487	$84,207

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$170,094	$65,207
Notes payable, current	2,400	1,730
Total Current Liabilities	172,494	66,937

Notes payable, net of current	-	670
Total Liabilities	172,494	67,607

Commitments and contingencies (Note 4)

Member’s Equity	8,993	16,600

Total Liabilities and Member’s Equity	$181,487	$84,207

See notes to the financial statements.

F-161

La Rosa Realty Lakeland LLC

Statements of Income

	Years Ended December 31,
	2021	2020

Revenue	$3,981,931	$2,950,845

Cost of revenue	3,643,256	2,730,008

Gross Profit	338,675	220,837

Operating Expenses
General and administrative expenses	226,744	166,916
Sales and marketing expenses	15,381	7,899
Total Operating Expenses	242,125	174,815

Income From Operations	96,550	46,022

Other Income
Other income (expense)	3,281	1,943
Other Income	3,281	1,943

Net Income	$99,831	$47,965

See notes to the financial statements.

F-162

La Rosa Realty Lakeland LLC

Statements of Member’s Equity

Amount

Balance, January 1, 2020	$5,940

Member distributions	(37,305)

Net income	47,965

Balance, December 31, 2020	16,600

Member distributions	(107,438)

Net income	99,831

Balance, December 31, 2021	$8,993

See notes to the financial statements.

F-163

La Rosa Realty Lakeland LLC

Statements of Cash Flows

	Years Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net Income	$99,831	$47,965
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
(Increase) Decrease in Operating Assets:
Accounts receivable	(97,596)	(2,958)
Security deposits	-	(2,000)
Increase (Decrease) in Operating Liabilities:
Accounts payable and accrued expenses	104,887	31,603
Net Cash Provided by Operating Activities	107,122	74,610
Cash Flows from Financing Activities
Proceeds from notes payable	-	2,400
Distributions paid	(107,438)	(37,305)
Net Cash Used in Financing Activities	(107,438)	(34,905)

Net Increase (Decrease) in Cash	(316)	39,705
Cash at Beginning of Year	55,290	15,585
Cash at End of Year	$54,974	$55,290

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$-	$-
Income taxes	$-	$-

See notes to the financial statements.

F-164

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

Nature of Organization

La Rosa Realty Lakeland LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

COVID-19

Our management believes that these social and economic impacts, which to date have included but not been limited to the following, could have a significant impact on the Company’s future financial condition, liquidity, and results of operations: (i) restrictions on in person activities associated with residential real estate transactions arising from shelter in place, or similar isolation orders; (ii) decline in consumer demand for in person interactions and physical home tours; and (iii) deteriorating economic conditions, such as increased unemployment rates, recessionary conditions, lower yields on individual investment portfolios, and more stringent mortgage financing conditions.

Considering the evolution of COVID-19 and the global responses to curb its spread, the Company is not able to estimate the effects of COVID-19 on its results of operations, financial condition, or liquidity for the year ending December 31, 2022 and beyond. If COVID-19 continues, it may have a material adverse effect on the Company’s financial condition, liquidity, and future results of operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Accounts receivable consist of balances due from agents and commissions from closings. for the years ended December 31, 2021 and 2020, the Company did not record any allowances for doubtful accounts based on the Company’s ability to collect substantially all receivables. In determining collectability, historical trends are evaluated, and specific customer issues are reviewed on a periodic basis to arrive at appropriate allowances.

F-165

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the Company satisfies a performance obligation. At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

F-166

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Coaching Services

The Company provides mandatory training and guidance to newly licensed agents for their first three sales transactions. Revenue is recognized based on 10% of the commission earned by the agent on these transactions and is recognized upon closing of each real estate transaction. Coaches also provide optional special education services throughout the year to agents. Revenue is recognized as each events occur.

Real Estate Brokerage Services (Commercial)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing commercial real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Correspondingly, the Company is defined as the principal. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction. The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction.

F-167

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Real Estate Brokerage Services (Commercial), continued

When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction. Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction at a rate of 10% of the gross commission income. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided.

Revenues from contracts with customers are summarized by category as follows for the years ended December 31:

	2021	2020
Real Estate Brokerage Services (Residential)	$3,959,013	$2,939,155
Coaching Services	22,918	11,690
Revenue	$3,981,931	$2,950,845

Cost of Revenue

Cost of revenue consists primarily of agent commissions.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2021 and 2020 was $4,949 and $2,035, respectively.

Income Taxes

The Company is taxed as a partnership under the Internal Revenue Code. The Company’s income is included in the members’ income tax returns. Accordingly, the Company generally is not subject to federal or certain state income taxes.

The Company accounts for income taxes under FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

F-168

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The Company is currently assessing the impact of ASU 2016-02 on its financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its combined financial statements and intends to adopt the standard on January 1, 2023.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2021 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through April 19, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - CONCENTRATIONS OF BUSINESS AND CREDIT RISK

At times throughout the year, the Company may maintain certain bank accounts in excess of FDIC insured limits of $250,000.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

In January 2019, the Company entered into a lease for office space in Lakeland, Florida under an operating lease with a term of four years. The lease provides for increases based on stated amounts.

In August 2020, the company entered into a lease for office space in Winter Haven, Florida under an operating lease with a term of two years.

Rent expense for the years ended December 31, 2021 and 2020 was $74,452 and $52,513, respectively.

F-169

La Rosa Realty Lakeland LLC

Notes to the Financial Statements

NOTE 4 - COMMITMENTS AND CONTINGENCIES (continued)

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2021.

Year Ending December 31,
2022	$59,097
2023	7,374
$66,471

NOTE 5 - DEBT

Notes Payable

The Company’s notes payable balance consists of the following at December 31:

	2021	2020
Paycheck Protection Program Loans	$2,400	$2,400
Less: Current Portion	(2,400)	(1,730)
Notes Payable - Long Term	$-	$670

Paycheck Protection Program Loan

On May 27, 2020, the Company received loan proceeds under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”) in the principal amount of $2,400 (the “PPP Loan”). The Lender will have 90 days to review borrower’s forgiveness application and the United States Small Business Administration (“SBA”) will have an additional 60 days to review the Lender’s decision as to whether the borrower’s loan may be forgiven. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered utilities, and certain covered mortgage interest payments during the twenty-four week period beginning on the date of first disbursement of the PPP Loan.

For purposes of the CARES Act, payroll costs exclude compensation of an individual employee earning more than $100,000, prorated annually. Not more than 40% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. Although the Company currently believes that its use of the PPP Loan will meet the conditions for forgiveness of the PPP Loan, the Company cannot assure that the PPP Loan will be forgiven, in whole or in part.

Future maturities of the loan payable, if not forgiven, are as follows:

Year ending December 31,
2022	$2,400

NOTE 6 - RELATED PARTY TRANSACTIONS

At December 31, 2021 and 2020 the Member owed the Company $300 and $550, respectively. These amounts are included in accounts receivable.

NOTE 7 - SUBSEQUENT EVENTS

On January 31, 2022, the Company and its sole member entered into an agreement with La Rosa Holdings Corp. pursuant to which La Rosa Holdings Corp. will acquire 51% of the membership interest in La Rosa Realty Lakeland LLC. La Rosa Franchising LLC, with whom, the Company entered into a franchise agreement with in 2019 is a wholly owned subsidiary of La Rosa Holdings Corp. The agreement will close within five days an underwritten initial public offering of La Rosa Holdings Corp.

F-170

Unaudited Financial Statements

September 30, 2022

As issued on September 20, 2022

LA ROSA REALTY LAKELAND, LLC

https:// lakeland.larosarealty.com/

F-171

LA ROSA REALTY LAKELAND, LLC

F-172

La Rosa Realty Lakeland, LLC

Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)	Audited

Assets
Current Assets
Cash	$39,428	$54,974
Accounts receivable, net	52,643	124,513
Total Current Assets	92,071	179,487

Security deposits	6,060	2,000

Total Assets	$98,131	$181,487

Liabilities and Members’ Equity
Liabilities
Current Liabilities
Accounts payable	59,412	170,094
Accrued expenses	18,378	-
Notes payable, current	–	2,400
Total Current Liabilities	77,790	172,494

Total Liabilities	77,790	172,494

Members’ Equity
Total Members’ Equity	20,341	8,993
Total Liabilities and Members’ Equity	$98,131	$181,487

See notes to the unaudited interim financial statements.

F-173

 La Rosa Realty Lakeland, LLC

Statements of Operations

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021

Revenue	$3,812,924	$2,783,977

Cost of revenue	3,513,582	2,536,568

Gross Profit	299,342	247,409

Operating Expenses
General and administrative expenses	264,541	168,995
Sales and marketing expenses	10,257	9,339
Total Operating Expenses	274,798	178,334

Income From Operations	24,544	69,075

Other Income (Expense)
Other income	3,630	2,676
Other Income (Expense)	3,630	2,676

Net Income	$28,174	$71,751

See notes to the unaudited interim financial statements.

F-174

La Rosa Realty Lakeland, LLC

Statement of Member’s Equity

Nine Months Ended September 30, 2022 and 2021

(Unaudited)

Unaudited
Year 2022	Amount

Balance as of January 1, 2022	$8,993

Net Income (Loss)	28,174

Members Contributions (Distributions), net	(16,826)

Balance as of September 30, 2022	$20,341

Unaudited
Year 2021	Amount

Balance as of January 1, 2021	$16,599

Net Income (Loss)	71,751

Members Contributions (Distributions), net	(50,328)

Balance as of September 30, 2021	$38,022

See notes to the unaudited interim financial statements.

F-175

 La Rosa Realty Lakeland, LLC

Statement of Cash Flows

(Unaudited)

	Unaudited
	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net (Loss) Income	$28,174	$71,751
Adjustments to Reconcile Net (Loss) Income to Net Cash
Changes in Operating Assets and Liabilities:
Accounts receivable	71,870	24,681
Security deposits	(4,060)	–
Accounts payable	(110,682)	2,602
Accrued expenses	18,378	–
Net Cash (Used in) Provided by Operating Activities	3,680	99,034

Cash Flows from Financing Activities:
Payments on notes payable	(2,400)	–
Member distributions	(16,826)	(50,328)
Net Cash (Used in) Provided by Financing Activities	(19,226)	(50,328)

Net Increase (Decrease) in Cash	(15,546)	48,706
Cash at Beginning of Year	54,974	55,290
Cash at End of Year	$39,428	$103,996

See notes to the unaudited interim financial statements.

F-176

La Rosa Realty Lakeland, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND NATURE OF ORGANIZATION

Nature of Organization

La Rosa Realty Lakeland, LLC (the “Company”) provides residential and commercial real estate brokerage services to the public primarily through sales agents. The business also provides coaching and support services to agents on a fee basis.

Liquidity

The Company is subject to the risks and challenges associated with companies at a similar stage of development. These include dependence on key individuals, successful development and marketing of its offerings, and competition with larger companies with greater financial, technical, and marketing resources. Furthermore, during the period required to achieve substantially higher revenue in order to become consistently profitable, the Company may require additional funds that might not be readily available or might not be on terms that are acceptable to the Company. Based on the Company’s current cash position and resources, management believes the Company has adequate resources to fund its operations for the next twelve months from the date these financial statements are made available.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. The fair value hierarchy prioritizes the quality and reliability of the information used to determine fair values. The methodology establishes consistency and comparability by providing a fair value hierarchy that prioritizes the inputs to valuation techniques into three broad levels as follows:

-	Level 1 - Quoted prices in active markets that are unadjusted and accessible at the measurement date for identical, unrestricted assets or liabilities;

-	Level 2 - Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or financial instruments for which significant inputs are observable, either directly or indirectly; and

-	Level 3 - Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

F-177

La Rosa Realty Lakeland, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

ASC 820 requires the use of observable data if such data is available without undue cost and effort. When available, the company uses unadjusted quoted market prices to measure the fair value and classifies such items within Level 1. If quoted market prices are not available, fair value is based upon internally developed models that use current market-based or independently sourced market parameters such as interest rates and currency rates. Items valued using internally generated models are classified according to the lowest level input or value driver that is significant to the valuation.

Revenue Recognition

The Company applies the provision of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). The Company measures revenue within the scope of ASC 606 by applying the following five steps:

(i)	identify the contract(s) with a customer;
(ii)	identify the performance obligations in the contract;
(iii)	determine the transaction price;
(iv)	allocate the transaction price to the performance obligations in the contract; and
(v)	recognize revenue when (or as) the Company satisfies a performance obligation.

At contract inception, the Company assesses the goods or services promised within each contract that falls under the scope of ASC 606, determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied. The application of these five steps necessitates the development of assumptions that require judgment.

The Company records revenue based upon the consideration specified in the client arrangement, and revenue is recognized when the performance obligations in the client arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services.

Real Estate Brokerage Services (Residential)

The Company serves as a licensed broker in the areas in which it operates for the purpose of processing residential real estate transactions. This portion of revenue consists of commissions generated from real estate brokerage services. The Company is contractually obligated to provide for the fulfillment of transfers of real estate between buyers and sellers. The Company provides these services itself and controls the services of its agents necessary to legally transfer the real estate. Consequently, the Company is defined as the principal in the transaction. The Company, as principal, satisfies its obligation upon the closing of a real estate transaction.

F-178

La Rosa Realty Lakeland, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company has concluded that agents are not employees of the Company, rather deemed to be independent contractors. Upon satisfaction of its obligation, the Company recognizes revenue in the gross amount of consideration it is entitled to receive. The transaction price is calculated by applying the Company’s portion of the agreed-upon commission rate to the property’s selling price. The Company may provide services to the buyer, seller, or both parties to a transaction. When the Company provides services to the seller in a transaction, it recognizes revenue for its portion of the commission, which is calculated as the sales prices multiplied by the commission rate for the “buy” side of the transaction. In instances in which the Company represents both the buyer and the seller in a transaction, it recognizes the full commission on the transaction.

Commissions revenue contains a single performance obligation that is satisfied upon the closing of a real estate transaction, at which point the entire transaction price is earned. The Company’s customers remit payment for the Company’s services to the title company or attorney closing the sale of property at the time of closing. The Company receives payment upon close of property within days of the closing of a transaction. The Company is not entitled to any commission until the performance obligation is satisfied and is not owed any commission for unsuccessful transactions, even if services have been provided. In addition to commission, revenue from real estate brokerage services (residential) consists of annual and monthly dues charged to our agents for providing systems, accounting, marketing tools, and compliance services. The annual and monthly dues are recognized each month as services are provided.

Revenues from contracts with customers are summarized by category as follows:

	Unaudited
For the Nine Months Ended September 30,	2022	2021

Real Estate Brokerage Services (Residential)	$3,812,924	$2,783,977

Revenue	$3,812,924	$2,783,977

Recently Adopted Accounting Pronouncements

In February 2016, the FASB established Topic 842, Leases, by issuing ASU No. 2016-02 (“ASU 2016-02”), which requires lessees to recognize leases on balance sheet and disclose key information about leasing arrangements. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases are classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. The adoption did not have a material impact on the Company’s consolidated financial statements.

Recently Issued Accounting Standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans and other instruments, entities will be required to use a new forward-looking “expected loss” model that generally will result in the earlier recognition of allowance for losses. In addition, an entity will have to disclose significantly more information about allowances and credit quality indicators. The new standard is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the pending adoption of the new standard on its financial statements and intends to adopt the standard on January 1, 2023.

F-179

La Rosa Realty Lakeland, LLC

Notes to Interim Unaudited Condensed Financial Statements

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its September 30, 2022 balance sheet date in accordance with FASB ASC 855-10-50, “Subsequent Events,” determined there were no significant events to report through September 20, 2022, which is the date the financial statements were available to be issued.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

In January 2019, the Company entered into a lease for office space in Lakeland, Florida under an operating lease with a term of four years. The lease provides for increases based on stated amounts.

In August 2020, the company entered into a lease for office space in Winter Haven, Florida under an operating lease with a term of two years.

The Company entered into a one-year lease with an option of additional years commencing August 01, 2022 with a monthly payment of $1,960. The lease has sixty (60) days advance written notice in the event the Company desires to exercise the option.

The following is a schedule of future minimum rental payments (exclusive of common area charges) required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2022.

Year Ending December 31,
2022 (3 months)	$16,941
2023	17,407
$34,348

Rent expense for the nine months ended September 30, 2022 and 2021 was $47,372 and $59,266, respectively.

NOTE 4 – NOTES PAYABLE

The Company has no outstanding debt as of September 30, 2022 and December 31, 2021, respectively.

F-180

PRELIMINARY PROSPECTUS

LA ROSA HOLDINGS CORP.

700,000 Units

Each Unit Consisting of

One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

Sole Book-Running Manager

Maxim Group LLC

January 6, 2023

Until [*], 2023 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the cash costs and expenses, other than underwriting discounts and commissions, payable by La Rosa Holdings Corp. (the “Registrant”) in connection with the sale of the common stock being registered. The Registrant will bear all of the below fees and expenses, which are inclusive of the fees and expenses incidental to the registration of the Selling Stockholder Shares. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee	$4,016
FINRA filing fee	$3,517
Nasdaq listing fee	$45,000
Legal fees and expenses	$271,856
Accounting fees and expenses	$523,926
Printing expenses	$35,000
Transfer agent and registrar fees and expenses	$1,000
Miscellaneous	$397,101
Total	$1,281,416

Item 14. Indemnification of Directors and Officers

The Company’s amended and restated articles of incorporation provide that, to the fullest extent permitted by the laws of the State of Nevada, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company. Such right of indemnification is not exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under our amended and restated articles of incorporation. The indemnification provided will continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

The amended and restated articles of incorporation further provide that the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.

II-2

The bylaws provide that the Company shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding; provided, however, that, if the Nevada Revised Statutes require, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Notwithstanding the foregoing, no advance shall be made by the Company to an executive officer of the Company (except by reason of the fact that such executive officer is or was a director of the Company, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

The underwriting agreement, filed as Exhibit 1.1 to this registration statement, will provide for indemnification, under certain circumstances, by the underwriter of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 15. Recent Sales of Unregistered Securities

On May 12, 2021, the Company issued to a consultant, Exchange Listing, LLC, warrants to purchase 20,000 shares of Common Stock exercisable for five years with an exercise price of $40.00 per share, as partial compensation for services pursuant to a Capital Market Advisory Agreement. The Company and Exchange Listing, LLC amended their agreement on July 1, 2022 pursuant to which, on the closing date of this offering, the Company will issue to Exchange Listing, LLC 150,000 shares. The Company and Exchange Listing, LLC entered into an agreement dated July 1, 2022 pursuant to which, on the closing date of this offering, the Company will issue 50,000 shares to Exchange Listing, LLC for post-offering services. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the warrants did not involve a “public offering” because: (i) the offer was made only to one entity; (ii) Exchange Listing, LLC was a consultant to the Company, advising the Company with respect to its initial public offering; (iii) Exchange Listing, LLC had full access to complete due diligence related to the Company, including, but not limited to, the most recent two years of balance sheets; profit and loss, retained earnings, and similar financial statements; as well as a description of the Company’s business operations and the securities being offered for sale; (iv) the members of Exchange Listing, LLC were sophisticated investors; (v) the Company had a pre-existing business relationship with Exchange Listing, LLC; (vi) the number of securities issued were nominal compared to the total outstanding shares to be registered; (vii) the securities were requested by Exchange Listing, LLC as part of its compensation; (viii) the securities were purchased for Exchange Listings, LLC’s own account; (ix) the securities were noted as “restricted” securities and were not intended to be resold unless registered or sold pursuant to an exemption from registration.

II-3

On July 15, 2021, the Company issued to ELP Global PLLC a promissory note in the principal amount of $40,000 (the “ELP Note”) that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the promissory note did not involve a “public offering” because: (i) the offer was made only to one entity and not via a general solicitation; (ii) the offeree was the local attorney for the Company; (iii) the offeree had full access to complete due diligence related to the Company, including, but not limited to, the most recent two years of balance sheets; profit and loss, retained earnings, and similar financial statements; as well as a description of the Company’s business operations and the securities being offered for sale; (iv) the managing member of the offeree has been involved in advising the Company in the Company’s initial public offering; (v) the managing member of the offeree is a sophisticated investor; (vi) the promissory note is debt of the Company and not convertible into equity by its terms; (vii) the loan was made for the lender’s own account; (viii) the loan was not made for resale; and (ix) the amount of the debt is small in comparison to the Company’s total liabilities.

On July 22, 2021, the Company issued 3,000,000 shares of Common Stock and 2,000 shares of the Series X Super Voting Preferred Stock to Mr. La Rosa as compensation for services and the founding of the Company. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the shares did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the shares of capital stock were not intended for resale.

In a private placement conducted from July 2021 through February 2022, the Company entered into Convertible  Note Purchase Agreements and issued convertible promissory notes in the aggregate principal amount of $516,000 that we used to pay the expenses of our organization and reorganization and for other general corporate purposes. All of the convertible promissory notes are prepayable, in whole or in part, at any time prior to maturity without penalty or premium. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s Common Stock on the date of the closing of this Offering at a price per share equal to the product of the public offering price of the Units multiplied by 0.80. In December 2022, the Company repaid a 2.5% convertible note issued to one investor for a principal amount of $10,000 plus accrued interest. The holders of remaining convertible notes extended the maturity date of their notes and are Selling Stockholders in this Offering. The Company relied on Regulation D based on the Convertible Note Purchase Agreement signed by each investor who represented to the Company that: (i) that the Note to be acquired was acquired for investment for the investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the investor had no present intention of selling, granting any participation in, or otherwise distributing the same; (ii) the investor was aware of the Company’s business affairs and financial condition, performed its own due diligence and acquired sufficient information about the Company to reach an informed and knowledgeable investment decision; (iii) the investor understood that the Note was a “restricted security” and could not be resold without registration or an exemption therefrom; and (v) the investor was an “accredited investor” as defined in Rule 501(a) of Regulation D.

The Company also relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the convertible notes did not involve a “public offering” because: (i) the convertible notes were made on an individual basis and not via a general solicitation; (ii) the convertible notes were loans made for the sole accounts of the lenders; (iii) the lenders were believed by the Company to be sophisticated investors; (iv) the loans were to be held to maturity; (v) the loans were not intended to be resold; and (vi) any resale of the Common Stock subject to conversion of the loans is being registered in this registration statement.

On January 10, 2022, the Company issued to CGB-TRUST-1001-01-13-22 and ELG-TRUST-1004-09-01-13 equally as assignees of a consultant, Bonilla Opportunity Fund I Ltd., as compensation for its services and for the purchase price of $120.00, a total of 120,000 shares of Common Stock, with anti-dilution and reverse stock split protection to permit that consultant to maintain its percentage ownership prior to and immediately after the closing of the Company’s initial public offering. On July 28, 2022, the Company and Bonilla Opportunity Fund I Ltd. amended the services agreement pursuant to which the Company issued to each of two assignees of Bonilla Opportunity Fund I Ltd., CGB-TRUST-1001-01-13-22 and ELG-TRUST-1004-09-01-13, equally an additional total of 133,040 shares of Common Stock. Those shares were subsequently determined by the Company to have been issued erroneously and were canceled. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the Common Stock did not involve a “public offering” because: (i) the offer was made only to one entity who subsequently divided it up among trusts controlled by the managing partner of Bonilla Opportunity Fund I Ltd. (ii) the issuance was not via a general solicitation; (iii) the managing member of Bonilla Opportunity Fund I Ltd was the local attorney for the Company; (iv) the services performed by Bonilla Opportunity Fund I Ltd. were related to advising the Company in the Company’s initial public offering; (v) the offeree had full access to complete due diligence related to the Company, including, but not limited to, the most recent two years of balance sheets; profit and loss, retained earnings, and similar financial statements; as well as a description of the Company’s business operations and the securities being offered for sale; (vi) the general partner of Bonilla Opportunity Fund I Ltd. is a sophisticated investor; (vii) the Company had a pre-existing business relationship with the general partner of Bonilla Opportunity Fund I Ltd.; (viii) the number of securities issued were nominal compared to the total outstanding shares to be registered; (ix) the securities were requested by Bonilla Opportunity Fund, Ltd. as part of its compensation; (x) the securities were purchased for the account of the trusts to which they were transferred; (xi) the securities were noted as “restricted” securities and were not intended to be resold unless registered or sold pursuant to an exemption from registration.

II-4

Options for 10,000 shares were granted to each directors under the Company’s 2022 Equity Incentive Plan on February 15, 2022 and begin to vest on March 17, 2022 and vest monthly on the 17th day of each month for the next eleven months. All such issuances were exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder

On February 25, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale unless registered or sold pursuant to an exemption from registration.

On April 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $100,000 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale unless registered or sold pursuant to an exemption from registration.

On May 17, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $50,000 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale unless registered or sold pursuant to an exemption from registration.

On June 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $350,000 of which $150,000 was funded on July 1, 2022 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale.

From June to November 2022, the Company issued restricted stock units representing 198,425 shares of Common Stock to 95 real estate agents who provide services to the Company under the Company’s 2022 Equity Incentive Plan. All such issuances were exempt from the registration requirement of the Securities Act pursuant to Rule 701 thereunder.

On July 29, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $70,000 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale unless registered or sold pursuant to an exemption from registration.

On August 22, 2022, the Company issued to an unaffiliated private investor an unsecured subordinated promissory note in the principal amount of $250,000 that we used for our general corporate purposes. The Company relied  on Regulation D based on a investor questionnaire signed by the investor who represented to the Company that: (i) that the Note was acquired for investment for the investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the investor had no present intention of selling, granting any participation in, or otherwise distributing the same; (ii) the investor was aware of the Company’s business affairs and financial condition, performed its own due diligence and acquired sufficient information about the Company to reach an informed and knowledgeable investment decision; (iii) the investor understood that the Note was a “restricted security” and could not be resold without registration or an exemption therefrom; and (v) the investor was an “accredited investor” as defined in Rule 501(a) of Regulation D.

 On October 3, 2022, the Company issued to Joseph La Rosa an unsecured subordinated promissory note in the principal amount of $95,000 that we used for our general corporate purposes. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note was not intended for resale unless registered or sold pursuant to an exemption from registration.

II-5

In private placements conducted in October 2022, the Company entered into Convertible Note Purchase Agreements  pursuant to which we issued two unsecured convertible promissory notes in the aggregate principal amount of $100,000 that it used for general corporate purposes. Prior to the maturity date, the convertible promissory notes will convert the outstanding principal and accrued interest automatically into shares of the Company’s Common Stock on the date of the closing of this Offering at a price per share equal to the product of the public offering price of the Units multiplied by 0.80. The Company relied on Regulation D based on the Convertible Note Purchase Agreement signed by each investor who represented to the Company that: (i) that the Note to be acquired was acquired for investment for the investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the investor had no present intention of selling, granting any participation in, or otherwise distributing the same; (ii) the investor was aware of the Company’s business affairs and financial condition, performed its own due diligence and acquired sufficient information about the Company to reach an informed and knowledgeable investment decision; (iii) the investor understood that the Note was a “restricted security” and could not be resold without registration or an exemption therefrom; and (v) the investor was an “accredited investor” as defined in Rule 501(a) of Regulation D.

The Company also relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the convertible notes did not involve a “public offering” because: (i) the convertible notes were made on an individual basis and not via a general solicitation; (ii) the convertible notes were loans made for the sole accounts of the lenders; (iii) the lenders were believed by the Company to be sophisticated investors; (iv) the loans were to be held to maturity; (v) the loans were not intended to be resold; and (vi) any resale of the Common Stock subject to conversion of the loans is being registered in this registration statement.

On November 14, 2022, the Company and Emmis Capital, an affiliate of Exchange Listing, LLC, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $277,778 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Emmis Capital, among other things, upon the repayment of the loan, a grant of 15,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the sale of the warrants did not involve a “public offering” because: (i) the offer was made only to one entity; (ii) the investor is an affiliate of Exchange Listing, LLC which is a consultant to the Company, advising the Company with respect to its initial public offering; (iii) the members of the investor were sophisticated investors; (iv) the investor had full access to complete due diligence related to the Company, including, but not limited to, the most recent two years of balance sheets; profit and loss, retained earnings, and similar financial statements; as well as a description of the Company’s business operations and the securities being offered for sale; (v) the Company had a pre-existing business relationship with Exchange Listing, LLC, the affiliate of the investor; (vi) the investor represented to the Company, among other things, that: (A) the Note was purchased for its own account not with a view towards, or for resale in connection with, the public sale or distribution thereof; (B) the investor has received all the information it has requested from the Company and it considered necessary or appropriate for deciding whether to acquire the Note, that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information received, and it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the Note; (C) it is an “accredited investor” as such term is defined in Rule 501 under the Act; (vii) the Note was marked as a “restricted” security and was not intended to be resold unless registered or sold pursuant to an exemption from registration.

On December 2, 2022, the Company and Joseph La Rosa, the Company’s CEO, entered into the Securities Purchase Agreement and Senior Secured Promissory Note in the principal amount of $491,530 that we used for our general corporate purposes. In connection with the Securities Purchase Agreement, the Company also granted to Mr. La Rosa, among other things, upon the repayment of the loan, a grant of 30,000 shares of our Common Stock (based on an assumed offering price of $10.00 per Unit in this offering (the midpoint of the offering price range set forth on the cover of this prospectus)) and warrants exercisable for 25,000 shares of our Common Stock that: (i) have a term of 60 months; (ii) have full ratchet anti-dilution protection provisions; (iii) are exercisable for a number of shares of our Common Stock equal to the number of shares that would be issued upon full conversion of the Senior Secured Promissory Note issued to Emmis; and (iv) have an exercise price equal to the lower of: (A) $10.00 per share, or (B) the price per share of any subsequent offering undertaken by the Company. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the promissory note and the Common Stock did not involve a “public offering” because: (i) the offer was made only to one person; (ii) the offeree was the founder and chief executive officer of the Company; and (iii) the promissory note and the Common Stock were not intended for resale unless registered or sold pursuant to an exemption from registration.

The Company will issue, on the closing date of this offering, to Carmel, Milazzo & Feil LLP, Exchange Listing, LLC, Crescendo Communications, LLC and Rosenberg Rich Baker Berman, P.A a total of 274,897 shares of Common Stock in exchange for amounts payable for services rendered to the Company. The Company relied upon Section 4(a)(2) of the Securities Act of 1933 that exempts from registration “transactions by an issuer not involving any public offering.” The Company believes that the issuance of the Common Stock will not involve a “public offering” because: (i) the offer will be made only to distinct professional entities that agreed to accept shares rather than cash for their services; (ii) each entity to receive shares has been involved in advising the Company with respect to its initial public offering; (iii) each entity to received the Common Stock had full access to complete due diligence related to the Company, including, but not limited to, the most recent two years of balance sheets; profit and loss, retained earnings, and similar financial statements; as well as a description of the Company’s business operations and the securities being offered for sale; (iv) the members of each professional entity are sophisticated investors; (v) the Company had a pre-existing business relationship with each entity; (vi) the number of securities issued were nominal compared to the total outstanding shares to be registered; (vii) the securities were requested by each professional entity as part of its compensation for prior services rendered; (viii) the securities will be issued to each professional entity for its own account; (ix) the securities will be noted as “restricted” securities and are not intended to be resold unless registered or sold pursuant to an exemption from registration.

II-6

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are included herein or incorporated by reference.

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1†	Articles of Incorporation of La Rosa Holdings Corp.
3.2†	Amended and Restated Articles of Incorporation of La Rosa Holdings Corp.
3.3†	Bylaws of La Rosa Holdings Corp.
3.4†	Certificate of Amendment to Articles of Incorporation for 3.5 for 1 reverse stock split
3.5†	Certificate of Correction of Certificate of Amendment to Articles of Incorporation for 10 for 1 reverse stock split
4.1†	Form of Common Stock certificate
4.2†	Form of Representative’s Warrant
4.3†	Warrant issued to Exchange Listing, LLC
4.4	Form of Warrant
5.1	Opinion of Carmel, Milazzo & Feil LLP
10.1#†	2022 Equity Incentive Plan
10.2#†	Form of Stock Option Agreement
10.3†	Reorganization Agreement And Plan of Share Exchange dated July 22, 2021 by and among La Rosa Holdings Corp., La Rosa Coaching, LLC, La Rosa CRE, LLC, La Rosa Franchising, LLC, La Rosa Property Management, LLC, and La Rosa Realty, LLC.
10.4#†	Form of Employment Agreement by and between La Rosa Holdings Corp. and Joseph La Rosa dated November 1, 2021
10.5#†	Form of Employment Agreement by and between La Rosa Holdings Corp. and Mark Gracy dated November 18, 2021
10.6#†	Director Agreement by and between La Rosa Holdings Corp. and Thomas Stringer
10.7#†	Director Agreement by and between La Rosa Holdings Corp. and Jodi R. White
10.8#†	Director Agreement by and between La Rosa Holdings Corp. and Michael La Rosa
10.9#†	Director Agreement by and between La Rosa Holdings Corp. and Ned L. Siegel
10.10†	Form of Convertible Note Purchase Agreement
10.11†	Convertible Promissory Note by La Rosa Holdings Corp. to Rodney and Jennifer Bosley dated August 18, 2021
10.12†	Convertible Promissory Note by La Rosa Holdings Corp. to Capital Pro LLC dated July 22, 2021
10.13†	Convertible Promissory Note by La Rosa Holdings Corp. to Andres L. Hebra dated July 22, 2021
10.14†	Convertible Promissory Note by La Rosa Holdings Corp. to ROI Funding LLC dated July 22, 2021
10.15†	Convertible Promissory Note by La Rosa Holdings Corp. to Nadia Tattrie dated August 27, 2021
10.16†	Convertible Promissory Note by La Rosa Holdings Corp. to Sonia Fuentes-Blanco dated September 14, 2021
10.17†	Convertible Promissory Note by La Rosa Holdings Corp. to Patricia Jacome dated August 16, 2021
10.18†	Convertible Promissory Note by La Rosa Holdings Corp. to Reyex Consulting, LLC dated October 12, 2021
10.19†	Convertible Promissory Note by La Rosa Holdings Corp. to Anderson Correa dated October 11, 2021
10.20†	Convertible Promissory Note by La Rosa Holdings Corp. to Katherine Lemieux dated October 15, 2021
10.21†	Convertible Promissory Note by La Rosa Holdings Corp. to Luz Josanny Colon dated September 28, 2021
10.22†	Convertible Promissory Note by La Rosa Holdings Corp. to Junior A. Morales Barreto dated October 15, 2021
10.23†	Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021

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10.24†	Convertible Promissory Note by La Rosa Holdings Corp. to Michael Kerns dated October 15, 2021
10.25†	Convertible Promissory Note by La Rosa Holdings Corp. to Seana Abdelmajid dated October 20, 2021
10.26†	Convertible Promissory Note by La Rosa Holdings Corp. to Milton Ocasio LLC dated September 28, 2021
10.27†	Convertible Promissory Note by La Rosa Holdings Corp. to Gihan Awad dated October 12, 2021
10.28†	Franchise disclosure document of La Rosa Franchising, LLC dated March 2, 2020, and template Franchise Agreement
10.29†	Capital Market Advisory Agreement by and between La Rosa Realty Corp. and Exchange Listing, LLC dated May 12, 2021
10.30†	Lease Agreement by and between Crosscreek Village Station LLC and La Rosa Realty, LLC dated August 2, 2018, for office space located at Crosscreek Village shopping center, St. Cloud Florida
10.31†	Lease Agreement by and between LJR Partners LLC and La Rosa Realty, LLC dated May 28, 2021, for office space located at 377-381 N. Krome Avenue, Homestead, Florida
10.32†	Lease Agreement by and between Baez-Pavon Ins Group LLC and La Rosa Realty, LLC dated November 16, 2021, for office space located at 3388 Magic Oak LN, Sarasota, Florida
10.33†	Amendment to Capital Market Advisory Agreement dated December 16, 2021
10.34†	Convertible Promissory Note by La Rosa Holdings Corp. to Norkis Fernandez dated October 15, 2021
10.35†	Convertible Promissory Note by La Rosa Holdings Corp. to Shakira Cortez dated December 13, 2021
10.36†	Convertible Promissory Note by La Rosa Holdings Corp. to Randy Vasquez dated December 18, 2021
10.37†	Convertible Promissory Note by La Rosa Holdings Corp. to Victor Cruz dated January 7, 2022
10.38#†	Form of Employment Agreement by and between La Rosa Holdings Corp. and Brad Wolfe dated January 10, 2022
10.39†	Membership Interest Purchase Agreement dated as of January 11, 2022 by and among La Rosa Holdings Corp. and Thomas Stewart and La Rosa Realty North Florida, LLC
10.40†	Stock Purchase Agreement dated as of January 6, 2022 by and among La Rosa Holdings Corp. and Norkis Fernandez and La Rosa Realty Lake Nona, Inc.
10.41†	Membership Interest Purchase Agreement dated as of January 5, 2022 by and among La Rosa Holdings Corp. and Kevin Guzman and Carmen Aileen Guzman and La Rosa Realty The Elite LLC
10.42†	Membership Interest Purchase Agreement dated as of January 6, 2022 by and among La Rosa Holdings Corp. and Ricky Miller and La Rosa Realty Lakeland LLC
10.43†	Membership Interest Purchase Agreement dated as of December 21, 2021 by and among La Rosa Holdings Corp. and Maria Flores-Garcia and Horeb Kissimmee Realty LLC
10.44†	Membership Interest Purchase Agreement dated as of January 7, 2022 by and among La Rosa Holdings Corp. and Carlos G. Bonilla and La Rosa CW Properties LLC
10.45†	(Consulting) Agreement dated January 10, 2022 between La Rosa Holdings Corp. and Bonilla Opportunity Fund I Ltd.
10.46†	Stock Purchase Agreement dated as of January 10, 2022 between Bonilla Opportunity Fund I Ltd. and La Rosa Holdings Corp.
10.47†	Renewal Note due April 30, 2022 by La Rosa Realty Corp. to ELP Global PLLC dated March 10, 2022
10.48†	Agent Incentive Plan
10.49#†	Amendment No. 1 dated March 18, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Brad Wolfe
10.50†	Note due December 31, 2021 by La Rosa Realty Corp. and ELP Global PLLC dated July 15, 2021
10.51†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated February 25, 2022
10.52†	Form of Warrant Agency Agreement by and between La Rosa Holdings Corp. and Vstock Transfer, LLC
10.53#†	Amendment No. 2 dated April 7, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Brad Wolfe
10.54†	Amendment dated April 14, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021
10.55†	Convertible Promissory Note by La Rosa Holdings Corp. to Peter Lopez dated February 22, 2022
10.56†	Amendment No. 1 to La Rosa Holdings Corp. 2022 Agent Incentive Plan dated April 26, 2022
10.57#†	Form of Amended Employment Agreement by and between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022
10.58†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated April 29, 2022
10.59†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated May 17, 2022
10.60#†	Form of Employment Agreement by and between La Rosa Holdings Corp. and Josh Epstein dated May 17, 2022
10.61#†	Amendment No. 1 dated June 9, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Mark Gracy
10.62#†	Amendment No. 1 dated June 13, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Josh Epstein
10.63†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated June 29, 2022
10.64#†	Letter Agreement between La Rosa Holdings Corp. and Heritage Corporate Advisors dated July 8, 2022
10.65†	Amendment to Capital Market Advisory Agreement by and between La Rosa Holdings Corp. and Exchange Listing, LLC dated July 1, 2022
10.66†	Amendment to (Consulting) Agreement by and between La Rosa Holdings Corp. and Bonilla Opportunity Fund I Ltd. dated July 20, 2022
10.67#†	Form of Restricted Stock Unit Agreement
10.68#†	Form of Amendment to Restricted Stock Unit Agreement
10.69†	Form of Extension Agreement to Note Purchase Agreement
10.70†	Form of Debt Exchange Agreement
10.71†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated July 29, 2022
10.72†	Amendment dated August 22, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021
10.73†	Capital Market Advisory Agreement by and between La Rosa Realty Corp. and Exchange Listing, LLC dated July 1, 2022
10.74†	Unsecured Subordinated Promissory Note No. A-1 between La Rosa Holdings Corp. and Gina Salerno dated August 22, 2022
10.75†	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated January 5, 2022 by and among La Rosa Holdings Corp. and La Rosa Realty the Elite, LLC
10.76†	Amendment dated September 15, 2022 to Stock Purchase Agreement dated January 6, 2022 by and among La Rosa Holdings Corp. and La Rosa Realty Lake Nona, Inc.
10.77†	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated January 11, 2022 by and among La Rosa Holdings Corp. and La Rosa Realty North Florida, LLC
10.78†	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated December 21, 2021 by and among La Rosa Holdings Corp. and Horeb Kissimmee Realty, LLC
10.79†	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated January 6, 2022 by and among La Rosa Holdings Corp. and La Rosa Realty Lakeland, LLC
10.80†	Amendment dated September 15, 2022 to Membership Interest Purchase Agreement dated January 7, 2022 by and among La Rosa Holdings Corp. and La Rosa CW Properties LLC
10.81†	Unsecured Subordinated Promissory Note between La Rosa Holdings Corp. and Joseph La Rosa dated October 3, 2022
10.82†#	Amendment No. 2 dated October 18, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Mark Gracy
10.83†	Convertible Promissory Note by La Rosa Holdings Corp. to Gemma and Whitfield Pressinger dated October 5, 2022
10.84†	Convertible Promissory Note by La Rosa Holdings Corp. to Misael Ortega dated October 7, 2022
10.85†#	Form of Employment Agreement by and between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022
10.86†	Amendment No. 1 dated October 28, 2022 to the Unsecured Subordinated Promissory Notes by La Rosa Holdings Corp. to Joseph La Rosa dated February 25, 2022, dated April 29, 2022, dated May 17, 2022, dated June 29, 2022, dated July 28, 2022, dated October 3, 2022.
10.87†	Amendment dated October 30, 2022 to the Promissory Note by La Rosa Holdings Corp. to ELP Global, PLLC dated July 15, 2021
10.88†	Form of Extension Agreement dated October 25, 2022 to a Note Purchase Agreement
10.89†	Form of Second Extension Agreement October 25, 2022 to a Note Purchase Agreement
10.90†	Securities Purchase Agreement by and between La Rosa Holdings Corp. and Named Investors dated November 14, 2022
10.91†	Senior Secured Convertible Promissory Note by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022
10.92†	Pledge and Security Agreement by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022
10.93†	Common Share Purchase Warrant by and between La Rosa Holdings Corp. and Emmis Capital II, LLC dated November 14, 2022
10.94†#	Amendment No. 1 dated November 14, 2022 to the Employment Agreement between La Rosa Holdings Corp. and Kent Metzroth dated November 1, 2022
10.95	Convertible Original Issue Discount Promissory Note by and Between La Rosa Holdings Corp. and Joseph La Rosa dated December 2, 2022
10.96	Common Stock Purchase Warrant by and between La Rosa Holdings Corp. and Joseph La Rosa dated December 2, 2022.
14.1†	Code of Business Conduct and Ethics
21.1†	List of subsidiaries
23.1	Consent of Marcum LLP
23.2	Consent of Carmel, Milazzo & Feil LLP (to be included in Exhibit 5.1)
23.3	Consent of Rosenberg Rich Baker Berman, P.A.
99.1†	Director Consent of Thomas Stringer
99.2†	Director Consent of Jodi R. White
99.3†	Director Consent of Michael La Rosa
99.4†	Director Consent of Ned L. Siegel
99.5†	La Rosa Holdings Corp. Audit Committee Charter

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99.6†	La Rosa Holdings Corp. Compensation Committee Charter
99.7†	La Rosa Holdings Corp. Nominating and Corporate Governance Committee Charter
107	Calculation of Filing Fee Tables

# Management contracts or compensatory plans, contracts or arrangements.

† Previously filed.

(b) Financial Statement Schedules.

The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the combined financial statements or notes thereto.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Celebration, State of Florida, on January 6, 2023.

LA ROSA HOLDINGS CORP.

By:	/s/ Joseph La Rosa
Name:	Joseph La Rosa
Title:	President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Joseph La Rosa	Founder, President, Chief Executive Officer, and Director (Principal Executive Officer)	January 6, 2023
Joseph La Rosa

/s/ Kent Metzroth*	Chief Financial Officer (Chief Accounting Officer)	January 6, 2023
Kent Metzroth

/s/ Michael A. La Rosa*	Director	January 6, 2023
Michael A. La Rosa

/s/ Ned L. Siegel*	Director	January 6, 2023
Ned L. Siegel

/s/ Thomas Stringer*	Director	January 6, 2023
Thomas Stringer

/s/ Jodi R. White*	Director	January 6, 2023
Jodi R. White

*By Joseph La Rosa, Attorney-In-Fact

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